Exhibit 4.58
[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.
[**]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PREVIOUSLY GRANTED BY THE COMMISSION AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.
DATED 21 DECEMBER 2007
PRIDE OF AMERICA SHIP HOLDING, INC.
(as borrower)
NCL CORPORATION LTD.
(as guarantor)
THE SEVERAL BANKS
(particulars of which are set out in Schedule 1)
(as lenders)
HSBC BANK PLC
(as agent)
COMMERZBANK AKTIENGESELLSCHAFT
(as Hermes agent)
HSBC BANK PLC
(as trustee)

EIGHTH SUPPLEMENTAL DEED TO (AMONG OTHER THINGS)
SECURED LOAN AGREEMENT
dated 4 April 2003 for the equivalent amount in
United States Dollars and/or Euro of up to €258,000,000
pre- and post redelivery finance for one 1,075 cabin luxury cruise vessel identified with no 7671 and working title “Project America”
at the yard of Lloyd Werft Bremerhaven GmbH
(now named “PRIDE OF AMERICA”)

[**]

	CONTENTS	Page
1	Definitions and Construction	2
2	Amendment of Original Loan Agreement, Original Guarantee and Other Security Documents	3
3	Conditions Precedent	4
4	Representations and Warranties	6
5	Fee and Expenses	7
6	Further Assurance	8
7	Counterparts	8
8	Notices	8
9	Governing Law	9
10	Jurisdiction	9
Schedule 1	The Agent, the Hermes Agent, the Trustee and the Lenders	12
Schedule 2	Amended and Restated Loan Agreement	13
Schedule 3	Amended and Restated Guarantee	129
Schedule 4	Amended and Restated Loss Payable Clause	158

EIGHTH SUPPLEMENTAL DEED
DATED 21 December 2007
BETWEEN:
(1)	PRIDE OF AMERICA SHIP HOLDING, INC. of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America as borrower (the “Borrower”);

(2)	NCL CORPORATION LTD. of Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda as guarantor (the “Guarantor”);

(3)	THE SEVERAL BANKS particulars of which are set out in Schedule 1 as lenders (collectively the “Lenders” and each individually a “Lender”);

(4)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as agent (the “Agent”);

(5)	COMMERZBANK AKTIENGESELLSCHAFT of Kaiserplatz, 60311 Frankfurt am Main, Federal Republic of Germany as agent (the “Hermes Agent”); and

(6)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as trustee for itself and the Lenders (as hereinafter defined) (the “Trustee”).
WHEREAS:
(A)	By a loan agreement dated 4 April 2003 as amended and/or restated by a first supplemental agreement thereto dated 20 April 2004, a second supplemental agreement thereto dated 1 July 2004, a third supplemental agreement thereto dated 1 June 2005 (the “Third Supplement”), a fourth supplemental agreement thereto dated 3 August 2005, a fifth supplemental agreement thereto dated as of 30 September 2005, a sixth supplemental agreement thereto dated 22 December 2005 and a seventh supplemental agreement dated 13 November 2006 entered into between the Borrower or its predecessor Ship Holding LLC (“SHLLC”) as borrower, the Lenders as lenders, the Agent as agent for (among others) the Lenders, the Hermes Agent as agent for (among others) the Lenders and the Trustee as trustee for (among others) the Lenders (the “Original Loan Agreement”), the Lenders granted to the Borrower a secured loan in the maximum amount of the equivalent in Dollars and/or Euro of two hundred and fifty eight million Euro (€258,000,000) (the “Loan”) to part-finance the completion by the Builder of the Vessel for the Contract Price (as such terms are defined in the Original Loan Agreement) on the terms and conditions therein contained. The repayment of the Loan by the Borrower has been secured by (among other things) a guarantee and indemnity dated 23 April 2004 granted by the Guarantor as amended and/or supplemented from time to time (the “Original Guarantee”) and a first preferred mortgagee over the Vessel dated 7 June 2005 as amended and/or supplemented from time to time (the “Mortgage”).

(B)	The Guarantor has requested the consent of the Lenders, the Agent, the Hermes Agent and the Trustee to the amendment of certain provisions of (among other things) the Original Loan Agreement and the Original Guarantee, (among other things) to enable NCL Investment Ltd. (“Investor I”) and NCL Investment II Ltd. (“Investor II” and together with Investor I the “Investors”), each a subsidiary of the private equity group Apollo Management, LP, to make a one billion Dollar (USD1,000,000,000) cash equity investment in the Guarantor.

As at the date of this eighth supplement to the Original Loan Agreement (this “Deed”), the Guarantor is a wholly-owned subsidiary of Star Cruises Limited (“Star"). Upon completion of the transactions contemplated by the Subscription Agreement, the Guarantor will be held directly or indirectly in equal shares by Star and the Investors and the Investors, under the Shareholders’ Agreement, will have majority control of the board of directors of the Guarantor and voting control of shares in the Guarantor, with certain reserved matters subject to the consent of Star. Accordingly, the Guarantor will cease to be a subsidiary of Star and will become a jointly controlled entity of Star and the Investors upon completion. The Investors’ right to control the board of directors of the Guarantor and vote Star’s shares in the Guarantor on behalf of Star, and Star’s consent rights, in each case can only be maintained if the ratio of the equity owned by one party over that of the other party is not less than 0.6.
(C)	The consent of the Lenders, the Agent, the Hermes Agent and the Trustee is given in respect of the above matters on the terms of this Deed which shall be executed as a deed.
NOW THIS DEED WITNESSES as follows:
1	Definitions and Construction
1.1	In this Deed including the preamble and recitals hereto (unless the context otherwise requires) any term or expression defined in the preamble or the recitals shall have the meaning ascribed to it therein and terms and expressions not defined herein but whose meanings are defined in the Loan Agreement shall have the meanings set out therein. In addition, the following terms and expressions shall have the meanings set out below:

“Apollo Transaction Documents” means the documents referred to in Clause 3.1.1(c) and any documents entered into pursuant to or contemplated by the Apollo Transaction Documents;

“Guarantee” means the Original Guarantee as amended and restated by this Deed and as set out in Schedule 3;

“Loan Agreement” means the Original Loan Agreement as amended and restated by this Deed and as set out in Schedule 2;

“Loss Payable Clause” means the Original Loss Payable Clause as amended and restated by this Deed and as set out in Schedule 4;

“New Shares” means the new ordinary shares in the Guarantor to be issued to the Investors upon completion under the Subscription Agreement which will represent fifty per cent (50%) of the Guarantor’s enlarged share capital;

“Original Loss Payable Clause” means the loss payable clause in the form of appendix B to the form of the letter of undertaking set out in schedule 2 to the Insurance Assignment;

“Restatement Date” means the date on which the conditions precedent set out in Clause 3.1 are fulfilled to the satisfaction of the Agent;

“Shareholders’ Agreement” means the shareholders’ agreement dated 17 August 2007 made or to be made between Star, the Investors (directly in the case of Investor I and by way of joinder in the case of Investor II) and the Guarantor pursuant to which the affairs of the management of the Guarantor and the rights and obligations of Star and the Investors as shareholders will be regulated;

“Subscription Agreement” means the subscription agreement dated 17 August 2007 made or to be made between Star, the Investors (directly in the case of Investor I and by way of assignment in the case of Investor II) and the Guarantor pursuant to which the parties have agreed that the Investors shall subscribe for and the Guarantor shall allot and issue the New Shares to the Investors for the Subscription Price; and

“Subscription Price” means the aggregate subscription price of one billion Dollars (USD1,000,000,000) payable in cash by the Investors for the New Shares pursuant to the Subscription Agreement.

1.2	The provisions of clauses 1.2, 1.3 and 17.11 of the Loan Agreement shall apply hereto (mutatis mutandis).
2	Amendment of Original Loan Agreement, Original Guarantee and Other Security Documents
2.1	Subject to Clause 3.1, the parties hereto agree that immediately upon and with effect from the Restatement Date the Original Loan Agreement, the Original Guarantee and the Original Loss Payable Clause shall each be amended and restated to read in accordance with the amended and restated loan agreement, guarantee and loss payable clause as set out in Schedule 2, Schedule 3 and Schedule 4 respectively and (as so amended and restated) will continue to be binding upon each of the parties thereto in accordance with its terms as so amended and restated.

2.2	Each of the Borrower and the Guarantor hereby confirms to the Lenders, the Agent, the Hermes Agent and the Trustee that with effect from the Restatement Date:
2.2.1	all references to the Original Loan Agreement in the Security Documents to which it is a party shall be construed as references to the Loan Agreement and all terms used in such Security Documents whose meanings are defined by reference to the Original Loan Agreement shall be defined by reference to the Loan Agreement;

2.2.2	the Security Documents to which it is a party (in some cases, in the case of the Borrower, by virtue of the Merger (as defined in the Third Supplement)) shall apply to, and extend to secure, the whole of the Outstanding Indebtedness as defined in clause 1.1 of the Loan Agreement;

2.2.3	its obligations under the Security Documents to which it is a party (in some cases, in the case of the Borrower, by virtue of the Merger) shall not be discharged, impaired or otherwise affected by reason of the execution of this Deed or of any of the documents or transactions contemplated hereby; and

2.2.4	its obligations under the Security Documents to which it is a party (in some cases, in the case of the Borrower, by virtue of the Merger) shall remain in full force and effect as security for the obligations of the Borrower under the Loan Agreement and the other Security Documents as amended by this Deed.
2.3	With effect from the Restatement Date the Lenders, the Agent, the Hermes Agent and the Trustee acknowledge and agree that, to the extent a provision of a Security Document which has not been amended and restated by this Deed conflicts with a provision of the Loan Agreement and/or any other Security Document which has been amended and restated by this Deed, the provision of the Loan Agreement and/or the amended and restated Security Document shall prevail. Further, the Lenders, the Agent, the Hermes Agent and the Trustee will do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent as the Agent may reasonably consider necessary for giving full effect to this Clause 2.3.

2.4	Except as expressly amended hereby or pursuant hereto the Original Loan Agreement, the Original Guarantee and the other Security Documents and the Original Loss Payable Clause shall remain in full force and effect and nothing herein contained shall relieve the Borrower, the Guarantor or any other Obligor from any of its respective obligations under any such documents.
3	Conditions Precedent
3.1	The amendment and restatement of the Original Loan Agreement, the Original Guarantee and the Original Loss Payable Clause provided for in Clause 2 is conditional upon and shall not be effective unless and until the Agent has received the following in form and substance satisfactory to it:
3.1.1	on the date of this Deed:
(a)	one (1) counterpart of this Deed duly executed by the Borrower and the Guarantor;

(b)	a written confirmation from the Process Agent that it will act for each of the Borrower and the Guarantor as agent for service of process in England in respect of this Deed;

(c)	a Certified Copy of each of the following:
(i)	the Subscription Agreement;

(ii)	the Shareholders’ Agreement; and

(iii)	the reimbursement and distribution agreement dated 17 August 2007 under which, among other things, Star has agreed to bear certain costs and expenses of the NCL America business;
(d)	the following corporate documents in respect of each of the Borrower and the Guarantor (together the “Relevant Parties”):

(i)	Certified Copies of any consents required from any ministry, governmental, financial or other authority for the execution of and performance by the respective Relevant Party of its obligations under this Deed or any document to be executed pursuant hereto or if no such consents are required a certificate from a duly appointed officer of the Relevant Party to this effect confirming that no such consents are required;

(ii)	notarially attested secretary’s certificate of each of the Relevant Parties:
(1)	attaching a copy of its Certificate of Incorporation and Memorandum of Association and Bye-Laws (or equivalent constitutional documents) evidencing power to enter into the transactions contemplated in this Deed;

(2)	giving the names of its present officers and directors;

(3)	setting out specimen signatures of such persons as are authorised by the Relevant Party to sign documents or otherwise undertake the performance of that Relevant Party’s obligations under this Deed;

(4)	giving the legal owner of its shares and the number of such shares held;

(5)	attaching copies of resolutions passed at duly convened meetings of the directors and, if required by the Agent, the shareholders or members of each of the Relevant Parties authorising (as applicable) the execution of this Deed and the amendment to the Mortgage and the issue of any power of attorney to execute the same; and

(6)	containing a declaration of solvency as at the date of the certificate of the duly appointed officer of the Relevant Party;
or (if applicable) certifying that there has been no change to the statements made in his or her secretary’s certificate last provided to the Agent with respect to paragraphs (1), (2), (3), (4) and (6) of this Clause 3.1.1(d)(ii) and attaching copies of resolutions passed at duly convened meetings of the directors and, if required by the Agent, the shareholders or members of each of the Relevant Parties authorising (as applicable) the execution of this Deed and the amendment to the Mortgage and the issue of any power of attorney to execute the same; and

3.1.2	the original powers of attorney, if any, issued pursuant to the resolutions referred to above and notarially attested;

3.1.3	a seventh amendment to the Mortgage duly executed and lodged for recordation at the United States Coast Guard National Vessel Documentation Center;

3.1.4	evidence of completion having taken place under the Subscription Agreement and in particular but without limitation of the issue of the New Shares to the Investors and of the payment of the Subscription Price by the Investors to the Guarantor;

3.1.5	evidence that each of the Lenders has received payment of the restructuring fee to which it is entitled as more particularly described in Clause 5.1; and

3.1.6	the issue of such favourable written legal opinions including in respect of the United States of America, Delaware and Bermuda in such form as the Agent may require relating to all aspects of the transactions contemplated hereby and by the Apollo Transaction Documents governed by any applicable law,
PROVIDED THAT no Event of Default has occurred and is continuing on the Restatement Date (subject to Clause 3.2) other than that Event of Default waived by the Agent pursuant to the letters dated 9 March 2004 and 20 April 2004 from the Agent to SHLLC.
3.2	If the Lenders, the Agent, the Hermes Agent and the Trustee, acting unanimously, decide (or the Agent in accordance with the Agency and Trust Deed decides) to permit the amendment and restatement of the Original Loan Agreement, the Original Guarantee and/or the Original Loss Payable Clause hereby without the Agent having received all of the documents or evidence referred to in Clause 3.1, the Borrower will nevertheless deliver the remaining documents or evidence to the Agent within fourteen (14) days of the Restatement Date (or such other period as the Agent may stipulate) and the amendment and restatement of the Original Loan Agreement, the Original Guarantee and/or the Original Loss Payable Clause as aforesaid shall not be construed as a waiver of the Agent’s right to receive the documents or evidence as aforesaid nor shall this provision impose on the Agent, the Hermes Agent, the Trustee or the Lenders any obligation to permit the amendment and restatement in the absence of such documents or evidence.
4	Representations and Warranties
4.1	Each of the Borrower and the Guarantor represents and warrants to the Lenders, the Agent, the Hermes Agent and the Trustee that:
4.1.1	it has the power to enter into and perform this Deed and the transactions and documents contemplated hereby and has taken all necessary action to authorise the entry into and performance of this Deed and such transactions;

4.1.2	this Deed constitutes its legal, valid and binding obligations enforceable in accordance with its terms;

4.1.3	its entry into and performance of this Deed and the transactions and documents contemplated hereby do not and will not conflict with:
(a)	any law or regulation or any official or judicial order; or

(b)	its constitutional documents; or

(c)	any agreement or document to which it is a party or which is binding upon it or any of its assets, nor result in the creation or imposition of any Encumbrance on it or its assets pursuant to the provisions of any such agreement or document and in particular but without prejudice to the foregoing the entry into and performance of this Deed and the transactions and documents contemplated hereby and thereby will not render invalid, void or voidable any security granted by it to the Trustee;
4.1.4	except for the recording of the seventh amendment to the Mortgage with the United States Coast Guard National Vessel Documentation Center, all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed and each of the other documents contemplated hereby and thereby and the transactions contemplated hereby and thereby have been obtained or effected and are in full force and effect;

4.1.5	all information furnished by it to the Agent or its agents relating to the business and affairs of an Obligor in connection with this Deed and the other documents contemplated hereby and thereby was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading; and

4.1.6	it has fully disclosed in writing to the Agent all facts relating to its business which it knows or should reasonably know and which might reasonably be expected to influence the Lenders, the Agent, the Hermes Agent and/or the Trustee in deciding whether or not to enter into this Deed.
5	Fee and Expenses
5.1	The Borrower shall pay to each of the Lenders not later than five (5) Business Days from the date of this Deed a non-refundable restructuring fee of [*] provided that a Lender which is the provider of any other loan or other facility to the Borrower or any other member of the NCLC Group shall only be entitled to receive one (1) such fee of [*]. Notwithstanding any provision of this Deed, the Loan Agreement or the Agency and Trust Deed to the contrary, no Lender shall be required to share with the other Lenders, the Agent, the Hermes Agent and/or the Trustee any such restructuring fee received.

5.2	The Borrower and the Guarantor jointly and severally undertake to reimburse the Lenders, the Agent, the Hermes Agent and the Trustee on demand of the Agent on a full indemnity basis for the reasonable charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal and other advisers) incurred by the Lenders, the Agent, the Hermes Agent and/or the Trustee in respect of the negotiation, preparation, printing, execution, registration and enforcement of this Deed and any other documents required in connection with the implementation of this Deed.
6	Further Assurance
Each of the Borrower and the Guarantor will, from time to time on being required to do so by the Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent and the Hermes Agent as the Agent and the Hermes Agent may reasonably consider necessary for giving full effect to this Deed or any of the documents contemplated hereby or securing to the Lenders, the Agent, the Hermes Agent or the Trustee the full benefit of the rights, powers and remedies conferred upon the Lenders, the Agent, the Hermes Agent and/or the Trustee in any such document.
7	Counterparts
This Deed may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.
8	Notices
8.1	Any notice, demand or other communication (unless made by telefax) to be made or delivered to the Borrower or the Guarantor pursuant to this Deed shall (unless the Borrower or the Guarantor has by fifteen (15) days’ written notice to the Agent specified another address) be made or delivered to the Borrower and/or the Guarantor c/o 7665 Corporate Center Drive, Miami, Florida 33126, United States of America (marked for the attention of the Chief Financial Officer and the Legal Department) (but one (1) copy shall suffice) with a copy to the Investors c/o Apollo Management, LP, 9 West 57th Street, 43rd Floor, New York, NY 10019, United States of America (marked for the attention of Mr Steven Martinez). Any notice, demand or other communication to be made or delivered by the Borrower or the Guarantor pursuant to this Deed shall (unless the Agent, the Hermes Agent or the Trustee has by fifteen (15) days’ written notice to the Borrower and the Guarantor specified another address) be made or delivered to the Agent, the Hermes Agent or the Trustee at its Office, the details of which are set out in Schedule 1.

8.2	Any notice, demand or other communication to be made or delivered pursuant to this Deed may be sent by telefax to the relevant telephone numbers (which at the date hereof in respect of the Borrower and the Guarantor is +1 305 436 4140 (marked for the attention of the Chief Financial Officer) and +1 305 436 4117 (marked for the attention of the Legal Department) with a copy to the Investors c/o Apollo Management, LP, fax number +1 212 515 3288 (marked for the attention of Mr Steven Martinez) and in the case of the Agent, the Hermes Agent or the Trustee is as recorded in Schedule 1) specified by it from time to time for the purpose and shall be deemed to have been received when transmission of such telefax communication has been completed. Each such telefax communication, if made to the Agent, the Hermes Agent or the Trustee by the Borrower or the Guarantor, shall be signed by the person or persons authorised in writing by the

Borrower or the Guarantor (as the case may be) and whose signature appears on the list of specimen signatures contained in the secretary’s certificate required to be delivered by Clause 3 and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Agent, the Hermes Agent or the Trustee to the Borrower and the Guarantor.

8.3	The provisions of clauses 18.1, 18.4 and 18.5 of the Original Loan Agreement shall apply to this Deed.
9	Governing Law

This Deed shall be governed by English law.

10	Jurisdiction
10.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). Each party to this Deed agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

This Clause 10.1 is for the benefit of the Lenders, the Agent, the Hermes Agent and the Trustee only. As a result, no such party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any such party may take concurrent proceedings in any number of jurisdictions.

10.2	Neither the Borrower nor the Guarantor may, without the Agent’s prior written consent, terminate the appointment of the Process Agent; if the Process Agent resigns or its appointment ceases to be effective, the Borrower and/or the Guarantor (as the case may be) shall within fourteen (14) days appoint a company which has premises in London and has been approved by the Agent to act as the Borrower’s and/or the Guarantor’s (as the case may be) process agent with unconditional authority to receive and acknowledge service on behalf of the Borrower and/or the Guarantor of all process or other documents connected with proceedings in the English courts which relate to this Deed.

10.3	For the purpose of securing its obligations under Clause 10.2, each of the Borrower and the Guarantor irrevocably agrees that, if it for any reason fails to appoint a process agent within the period specified in Clause 10.2, the Agent may appoint any person (including a company controlled by or associated with the Agent or any Lender) to act as the Borrower’s or the Guarantor’s (as the case may be) process agent in England with the unconditional authority described in Clause 10.2.

10.4	No neglect or default by a process agent appointed or designated under this Clause (including a failure by it to notify the Borrower or the Guarantor (as the case may be) of the service of any process or to forward any process to the Borrower or the Guarantor (as the case may be)) shall invalidate any proceedings or judgment.

10.5	Each of the Borrower and the Guarantor appoints in the case of the courts of England the Process Agent to receive, for and on its behalf service of process in England of any legal proceedings with respect to this Deed.

10.6	A judgment relating to this Deed which is given or would be enforced by an English court shall be conclusive and binding on the Borrower and/or the Guarantor (as the case may be) and may be enforced without review in any other jurisdiction.

10.7	Nothing in this Clause shall exclude or limit any right which the Agent, the Lenders, the Hermes Agent or the Trustee may have (whether under the laws of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

10.8	In this Clause “judgment” includes order, injunction, declaration and any other decision or relief made or granted by a court.
IN WITNESS whereof the parties hereto have caused this Deed to be duly executed as a deed on the day and year first before written.

SIGNED SEALED and DELIVERED as a DEED	)
by Paul Turner	)
for and on behalf of	)	/s/ Paul Turner
PRIDE OF AMERICA SHIP HOLDING, INC.	)
in the presence of: Shareen Akhtor Trainee Solicitor One St. Paul’s Churchyard London EC4M 85M	)

SIGNED SEALED and DELIVERED as a DEED	)
by Paul Turner	)
for and on behalf of	)	/s/ Paul Turner
NCL CORPORATION LTD.	)
in the presence of:	)

SIGNED SEALED and DELIVERED as a DEED	)
by Julie Clegg	)
for and on behalf of	)	/s/ Julie Clegg
COMMERZBANK AKTIENGESELLSCHAFT	)
Bremen Branch	)
as a Lender	)
in the presence of: As above	)

SIGNED SEALED and DELIVERED as a DEED	)
by Mike Monk	)
for and on behalf of	)	/s/ Mike Monk
HSBC BANK PLC	)
as a Lender, the Agent and the Trustee	)
in the presence of: Nigel Groom	)

SIGNED SEALED and DELIVERED as a DEED	)
by Julie Clegg	)
for and on behalf of	)	/s/ Julie Clegg
KfW	)
in the presence of: As above	)

SIGNED SEALED and DELIVERED as a DEED	)
by Julie Clegg	)
for and on behalf of	)	/s/ Julie Clegg
COMMERZBANK AKTIENGESELLSCHAFT	)
as the Hermes Agent	)
in the presence of: As above	)

Schedule 1

The Agent, the Hermes Agent, the Trustee and the Lenders

Schedule 2

Amended and Restated Loan Agreement

DATED 4 APRIL 2003
PRIDE OF AMERICA SHIP HOLDING, INC.
(as borrower)
COMMERZBANK AKTIENGESELLSCHAFT
Hamburg Branch
HSBC BANK PLC
(as arrangers)
COMMERZBANK AKTIENGESELLSCHAFT
Bremen Branch
HSBC BANK PLC
KfW
(as lenders)
HSBC BANK PLC
(as agent)
COMMERZBANK AKTIENGESELLSCHAFT
(as Hermes agent)
HSBC BANK PLC
(as trustee)

SECURED LOAN AGREEMENT
for the equivalent amount in United States Dollars
of up to €258,000,000
pre- and post redelivery finance
for one 1,075 cabin luxury cruise vessel
identified with no 7671 and working title “Project America”
at the yard of Lloyd Werft Bremerhaven GmbH
(tbn “PRIDE OF AMERICA”)
AS AMENDED AND RESTATED ON
21 DECEMBER 2007

[**]

THIS LOAN AGREEMENT is made the 4 day of April 2003 (as amended and restated on 21 December 2007)
BETWEEN:
(1)	PRIDE OF AMERICA SHIP HOLDING, INC. of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America as borrower (the “Borrower”);

(2)	THE SEVERAL BANKS particulars of which are set out in Schedule 1 as arrangers (collectively the “Arrangers” and each individually an “Arranger”);

(3)	THE SEVERAL BANKS particulars of which are set out in Schedule 2 as lenders (collectively the “Lenders” and each individually a “Lender”);

(4)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as agent (the “Agent”); and

(5)	COMMERZBANK AKTIENGESELLSCHAFT of Kaiserplatz, 60311 Frankfurt am Main, Federal Republic of Germany as agent (the “Hermes Agent”); and

(6)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as trustee (the “Trustee”).
WHEREAS:
The Arrangers have agreed on the terms and subject to the conditions set out in this Agreement to arrange a loan in the Equivalent Amount of up to two hundred and fifty eight million Euro (€258,000,000), subject to Clause 2.5, to be made by the Lenders to the Borrower to part-finance (among other things) the completion by the Builder of the Vessel for the Contract Price.
NOW IT IS HEREBY AGREED as follows:
1	Definitions and Construction
1.1	Definitions

In this Agreement:

“Agency and Trust Deed”	means the deed dated 4 April 2003 entered into by the Lenders, the Agent, the Hermes Agent, the Trustee, the Commercial Loan Lenders, the Commercial Loan Agent and the Commercial Loan Trustee whereby the Agent and the Hermes Agent will be appointed as agents of the Lenders, the Commercial Loan Agent will be appointed as agent of the Commercial Loan Lenders and the Trustee and the Commercial Loan Trustee will be appointed as trustees for the Agent, the Hermes Agent, the Lenders, the Commercial Loan Agent and the Commercial Loan Lenders;

“Agreement”	means this agreement;

“Applicable Interest Rate”	means, until (but excluding) the Conversion Date, the applicable Floating Interest Rate and, thereafter, the Fixed Rate subject to Clause 5.12 and Clause 6;

“Apollo”	means the Fund and any Fund Affiliate;

“Apollo-Related Transactions”	means the transactions described in Schedule 9;

“Apollo Transaction Documents”	means the Subscription Agreement, the Shareholders’ Agreement and the Reimbursement Agreement;

“Arrasas”	means Arrasas Limited of International House, Castle Hill, Victoria Road, Douglas, Isle of Man IM2 4RB, British Isles;

“Associated Company”	in relation to any company, means any company which is a Subsidiary or Holding Company of that company or the majority of whose shares are beneficially owned by the same person or persons as own the majority of the shares of that company;

“Builder”	means Lloyd Werft Bremerhaven GmbH (in receivership) of Brückenstrasse 25, P O Box 120542, 27519 Bremerhaven, Federal Republic of Germany, the shipbuilder completing the Vessel pursuant to the Building Contract;

“Building Contract”	means the amended and restated shipbuilding contract dated as of 5 February 2003 between the Borrower and the Builder (being an amendment and restatement of the shipbuilding contract dated 28 December 2000 between NCLL and the Builder as novated by a contract dated 5 February 2003 between NCLL, the Borrower and the Builder) as amended by a first addendum thereto dated 7 March 2003, a second addendum thereto dated 14 March 2003, a third addendum thereto dated 1 July 2004, a fourth addendum thereto dated 13 May 2005 and a fifth addendum thereto dated 7 June 2005 for the completion and redelivery of the Vessel and Specification No 4-00910 dated 5 February 2003;

“Building Contract, Refund Guarantee and Performance Guarantees Assignment”	means the valid and effective first legal assignment of the benefit of the Building Contract, the Refund Guarantee and the Performance Guarantees executed by the

Borrower in favour of the Trustee (together with the notices and acknowledgements thereof) on 22 April 2003, such assignment, notices and acknowledgements being in the form and on the terms and conditions required by the Agent and agreed on the signing of the Original Loan Agreement and as specified in paragraph 32 of Schedule 4;

“Business Day”	means any day on which, in a country where any act or thing is required to be done hereunder or under the Building Contract, in the case of any payment to be made to the Builder thereunder, banks and financial markets and, if applicable, TARGET are open for the transaction of business of the nature contemplated by this Agreement;

“Certified Copy”	means, in relation to any document delivered or issued by or on behalf of any company, a copy of such document certified as a true, complete and up-to-date copy of the original by any of the directors or the secretary or assistant secretary for the time being of that company;

“Charge”	means the charge over the Shares to be given by the Shareholder as holder (legally and beneficially) of the Shares to the Trustee pursuant to the Charge Option;

“Charge Option”	means the option to take the Charge to be given by the Shareholder to the Trustee on or before the Effective Date (as such term is defined in the third supplemental deed to this Agreement), such option and the Charge being in the form and on the terms and conditions required by the Agent and the Hermes Agent;

“Commercial Loan”	means the loan in the Equivalent Amount (as defined in the Commercial Loan Agreement) of up to forty million Euro (€40,000,000) to be made by the Commercial Loan Lenders to the Borrower pursuant to the Commercial Loan Agreement;

“Commercial Loan Agent”	means HSBC Bank plc of 8 Canada Square, London E14 5HQ as agent for the Commercial Loan Lenders;

“Commercial Loan Agreement”	means the loan agreement dated 4 April 2003 and to be amended and restated by a first supplemental agreed thereto dated 20 April

2004 between, among others, the Borrower, the Commercial Loan Lenders, the Commercial Loan Agent and the Commercial Loan Trustee in respect of the Commercial Loan;

“Commercial Loan Lenders”	means Commerzbank Aktiengesellschaft, Bremen Branch, HSBC Bank plc and KfW (formerly known as Kreditanstalt für Wiederaufbau);

“Commercial Loan Security Documents”	means the Security Documents (as defined in the Commercial Loan Agreement);

“Commercial Loan Trustee”	means HSBC Bank plc of 8 Canada Square, London E14 5HQ as trustee for the Commercial Loan Lenders;

“Commitment Period”	means the period beginning on 4 April 2003 and ending on the date on which the Facility is drawn down in full or cancelled hereunder;

“Commitment”	means, as to each Lender, the sum set out opposite its name in Schedule 2 as the amount which, subject to the terms of this Agreement, it is obliged to advance to the Borrower under Clause 2 (or, where the context so admits, such amount which any successor in title, assignee or transferee (including any Transferee) of any Lender shall be obliged to advance to the Borrower under Clause 2, following the assumption of all or any portion of such liability from any Lender hereunder) in each case as such amount may be reduced, cancelled or terminated under this Agreement;

“Completion Period”	means the period beginning on 4 April 2003 and ending on the Redelivery Date;

“Compulsory Acquisition”	means requisition for title or other compulsory acquisition of the Vessel including its capture, seizure, detention or confiscation or expropriation but excluding any requisition for hire by or on behalf of any government or governmental authority or agency or by any persons acting or purporting to act on behalf of any such government or governmental authority or agency;

“Confidentiality Undertaking”	means the undertaking to be entered into relating to the release of financial information pertaining to the Group by the Agent, the Trustee or any Lender to a potential Transferee or assignee such undertaking to be in the form of Schedule 5;

“Construction Risks Insurance Assignment”	means the valid and effective first priority assignment of the Insurances (together with the notice thereof), executed by the Builder in respect of the Vessel in favour of the Trustee on 22 April 2003, such assignment and notice being in the form and on the terms and conditions required by the Agent and the Hermes Agent and agreed on the signing of the Original Loan Agreement and as specified in paragraph 33 of Schedule 4;

“Contract Price”	means three hundred and six million five hundred and fifty thousand Euro (€306,550,000) being the price agreed between the Builder and the Borrower for the completion of the Vessel under clause 11.1 of the Building Contract;

“Contribution”	means as to each Lender the sum set out opposite its name in Schedule 2 as the amount which it is obliged to advance to the Borrower under Clause 2 or, as the case may be, the portion of such sum so advanced and for the time being outstanding;

“Conversion”	means the conversion of the method of calculating interest from the Floating Interest Rate to the Fixed Rate;

“Conversion Date”	has the meaning ascribed to that term in Clause 5.3.2;

“Co-ordination Deed”	means the deed dated 4 April 2003 made between the Trustee, the Agent, the Commercial Loan Trustee, the Commercial Loan Agent and the Borrower in relation to certain of the Security Documents and the Commercial Loan Security Documents;

“Currency Conversion Date”	means a date on which the Euro Loan at that date is converted to Dollars being a Pre-Redelivery Interest Payment Date or an Interest Payment Date;

“Disclosure Letter”	means the letter so designated given by the Borrower and acknowledged by the Agent (acting on the instructions of the Lenders) on the date of the First Supplemental Agreement;

“Document of Compliance”	means a document issued to the Vessel operator as evidence of its compliance with the requirements of the ISM Code;

“Dollars” and “USD”	means the lawful currency of the United States of America;

“Dollar Loan”	means the aggregate amount of the Portions or any part thereof denominated in Dollars or (as the context may require) the amount thereof for the time being drawn down and/or denominated in Dollars and outstanding hereunder;

“Drawdown Date”	means a date being a Business Day on which a part of a Portion is drawn down pursuant to Clause 2.3;

“Drawdown Notice”	means any of the notices to be given by the Borrower to the Agent pursuant to Clause 2.3.1;

“Earnings”	means, in respect of the Vessel, (whether earned or to be earned) any and all freights, hire and passage monies, proceeds of requisition (other than proceeds of Compulsory Acquisition), rebates and commissions, all earnings deriving from contracts of affreightment, pooling agreements, joint ventures, compensation, remuneration for salvage and towage services, damages howsoever arising and detention monies, damages for breach of any charterparty or other contract for the employment of the Vessel, any amounts payable in consideration of the termination or variation of any charterparty or other such contract, any sums payable or repayable by the Builder under the Building Contract, any reduction in the Hermes Premium repaid by Hermes to the Borrower and any other earnings whatsoever due or to become due to the Borrower;

“Earnings Assignment”	means the valid and effective first legal assignment of the Earnings (together with the notice thereof and the acknowledgement), executed by the Borrower in respect of the Vessel in favour of the Trustee and the Commercial Loan Trustee on 22 April 2003, such assignment, notice and acknowledgement being in the form and on the terms and conditions required by the Agent, the Hermes

Agent and the Commercial Loan Agent and agreed on the signing of the Original Loan Agreement and as specified in paragraph 31 of Schedule 4;

“Eighth Supplemental Deed”	means the eighth supplemental deed dated 21 December 2007 to this Agreement;

“Election Date”	has the meaning ascribed to that term in Clause 5.3.2;

“Encumbrance”	means any mortgage, charge, pledge, lien, assignment, hypothecation, title retention, preferential right or trust arrangement or any other security agreement or arrangement;

“Equivalent Amount”	means the Dollar equivalent of (i) each amount payable in Euro by the Borrower to the Builder under the Building Contract or payable to the Borrower in reimbursement of the Hermes Premium and to be drawn down hereunder in Dollars or (ii) the Euro Loan on a Currency Conversion Date, in each case determined at HSBC Bank plc’s spot rate for conversion of Dollars to Euro at 10.00 a.m. London time two (2) Business Days prior to the relevant Drawdown Date or the relevant Currency Conversion Date (as the case may be);

“EURIBOR”	means with respect to any Pre-Delivery Interest Period or Interest Period and with respect to the Euro Loan the rate of interest (expressed as an annual rate) determined by the Agent to be:

(i)  the offered rate for deposits in Euro for a period equivalent to such Pre-Delivery Interest Period or Interest Period which appears on the page of the Reuters screen which displays the average EURIBOR rate as agreed with EURIBOR FBE for deposits in Euro of the relevant amount at or about 11.00 a.m. London time on the Quotation Date; or

(ii)  if no rate is provided for the respective Pre-Delivery Interest Period or Interest Period on the said Reuters screen, the interpolated rate per annum for deposits in Euro in an amount approximately equal to the Euro Loan as calculated by the Agent, such interpolated rate to be based on the said Reuters screen PROVIDED THAT EURIBOR for periods of less than one (1) week will be ascertained under sub-section (iii) below;

or (if the said Reuters screen is discontinued or if the Agent is unable to make the said determination due to technical breakdown in the relevant system or the Pre-Delivery Interest Period or Interest Period is less than one (1) week)

(iii)  the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent (1/16%)) of the rates per annum notified to the Agent by each of the Reference Banks as the rate at which deposits in Euro in an amount approximately equal to the Euro Loan are offered to such Reference Bank by leading banks in the London Interbank market at such Reference Bank’s request at or about 11.00 a.m. London time on the Quotation Date for a period equal to the Pre-Delivery Interest Period or Interest Period and for delivery on the first Business Day thereof;

“EURIBOR FBE”	means the Banking Federation of the European Union;

“Euro” and “€”	means the lawful currency of the Federal Republic of Germany;

“Euro Loan”	means the aggregate amount of the Portions or any part thereof denominated in Euro or (as the context may require) the amount thereof for the time being drawn down and outstanding hereunder;

“Event of Default”	means any of the events specified in Clause 11;

“Facility”	means the loan facility granted hereunder being in the Equivalent Amount (in aggregate) of up to two hundred and fifty eight million Euro (€258,000,000), subject to Clause 2.5;

“Financial Indebtedness”	means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“First Drawdown Date”	means the date on which Tranche 1 and Portion 2 or part thereof is drawn down and applied in accordance with Clause 2.2.1 and Clause 2.2.2;

“First Pre-Redelivery Mortgage”	means the first priority abstract acknowledgement of debt and mortgage (“Abstraktes Schuldversprechen und Schiffshypothekenbestellungsurkunde”) and part submission (“Unterwerfung unter die sofortige Zwangsvollstreckung”) dated 17 April 2003, granted by the Borrower over the Vessel in favour of the Trustee as security pursuant hereto during the Completion Period, such abstract, mortgage and submission being in the form and on the terms and conditions required by the Agent and the Hermes Agent and agreed on the signing of the Original Loan Agreement and as specified in paragraph 30 of Schedule 4;

“First Supplemental Agreement”	means the first supplemental agreement dated 20 April 2004 to the Original Loan Agreement;

“Fixed Rate”	means the fixed rate of interest agreed jointly by the Borrower and each of the Lenders at or about 11.00 a.m. London time on the Quotation Date prior to the Conversion Date payable, subject to Clause 5.8, on each Interest Payment Date during the Fixed Rate Period;

“Fixed Rate Period”	means the period starting on (and including) the Conversion Date and ending on the final Repayment Date;

“Floating Interest Rate”	means for each Pre-Redelivery Period and Interest Period selected pursuant to Clause 5.3.1 the aggregate of LIBOR or EURIBOR (as the case may be) and the Margin;

“Force Majeure”	means, in relation to the Agent, the Hermes Agent, the Trustee or any Lender, any event or circumstance which is beyond the reasonable control of such party, which cannot be foreseen or if foreseeable which is unavoidable, which occurs after the date of this Agreement and which prevents that party from performing any of its obligations under this Agreement;

“Fund”	means Apollo Management VI, LP a Delaware limited partnership with its principal place of business at 9 West 57th Street, 43rd Floor, New York, NY 10019, United States of America and other affiliated co-investment partnerships;

“Fund Affiliate”	means the Investors and (i) each other Affiliate (as defined in Schedule 9) of the Fund that is neither a “portfolio company” (which means a company actively engaged in providing goods to unaffiliated customers), whether or not controlled, nor a company controlled by a portfolio company and (ii) any individual who is a partner or employee of Apollo Management, LP, Apollo Management IV, LP or Apollo Management V, LP;

“GAAP”	means generally accepted accounting principles in the United States of America consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies) including, without limitation, those set forth in the opinion and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board;

“Group”	means Star and its Subsidiaries;

“Guarantee”	means the guarantee executed by the Guarantor in favour of the Trustee and the Commercial Loan Trustee on the Restatement Date, such guarantee to be in the form and on the terms and conditions required by the Agent, the Hermes Agent and the Commercial Loan Agent and agreed on the date of the First Supplemental Agreement;

“Guarantor”	means NCL Corporation Ltd. of Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda and with its principal place of business at 7665 Corporate Center Drive, Miami, Florida 33126, United States of America;

“Hermes”	means Euler Hermes Kreditversicherungs-AG of Friedensallee 254, 22763 Hamburg, Federal Republic of Germany;

“Hermes Cover”	means the guarantee from the Federal Republic of Germany acting through Hermes for the period of the transaction in the amount and on the terms and conditions required by the Lenders;

“Hermes Premium”	means the amount payable by the Borrower to Hermes through the Hermes Agent in respect of the Hermes Cover;

“Holding Company”	has the meaning defined in the Companies Act 1985, Section 736 as substituted by the Companies Act 1989, Section 144;

“IOL”	means Inter-Ocean Limited of International House, Castle Hill, Victoria Road, Douglas, Isle of Man IM2 4RB, British Isles;

“ISM Code”	means the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation;

“ISPS Code”	means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation;

“Incident”	means the incident which occurred during the night of 13/14 January 2004 when the Vessel went aground at the Builder’s pier;

“Indebtedness for Borrowed Money”	means Financial Indebtedness (whether present or future, actual or contingent, long-term or short-term, secured or unsecured) in respect of:

(i) moneys borrowed or raised;

(ii) the advance or extension of credit (including interest and other charges on or in respect of any of the foregoing);

(iii) the amount of any liability in respect of leases which, in accordance with GAAP, are capital leases;

(iv) the amount of any liability in respect of the purchase price for assets or services payment of which is deferred for a period in excess of one hundred and eighty (180) days;

(v) all reimbursement obligations whether

contingent or not in respect of amounts paid under a letter of credit or similar instrument; and

(vi) (without double counting) any guarantee of Financial Indebtedness falling within paragraphs (i) to (v) above;

PROVIDED THAT the following shall not constitute Indebtedness for Borrowed Money:

(a) loans and advances made by other members of the NCLC Group which are subordinated to the rights of the Lenders; and

(b) loans and advances made by any shareholder of the Guarantor which are subordinated to the rights of the Lenders;

“Instalment”	means the amount of principal of the Loan repayable on a Repayment Date in accordance with Clause 3;

“Insurance Assignment”	means the valid and effective first legal assignment of the Insurances (together with the notice thereof), to be executed by the Borrower in respect of the Vessel in favour of the Trustee and the Commercial Loan Trustee, such assignment and notice to be in the form and on the terms and conditions required by the Agent, the Hermes Agent and the Commercial Loan Agent and agreed on the signing of the Original Loan Agreement and as specified in paragraph 47 of Schedule 4;

“Insurance Proceeds Account Charge”	means the charge dated 25 June 2004 over the account of Mr Wolfgang van Betteray Dipl.-Kfm., the custodian (Sachwalter) of the Builder (in insolvency) with Commerzbank Aktiengesellschaft, Bremen Branch into which the proceeds of the Insurances in respect of the Incident will be paid, given by the said Mr Wolfgang van Betteray Dipl.-Kfm. in favour of the Trustee, such charge being in the form and on the terms and conditions required by the Agent and the Hermes Agent;

“Insurance Settlement Agreement”	means the agreement dated 25 June 2004 between Basler Securitas Versicherungs-Aktiengesellschaft (for itself and as leading underwriter in the name of and on the account of the co-insurers of the Vessel), the Builder and the Borrower in relation to the proceeds of the Insurances in respect of the Incident;

“Insurances”	means all policies and contracts of insurance (including construction risks insurance under the Building Contract) and entries of the Vessel in a protection and indemnity or war risks association which are effected in respect of the Vessel, its freights, disbursements, profits or otherwise and all benefits, including all claims and returns of premiums thereunder and shall also include all compensation payable by virtue of Compulsory Acquisition;

“Interest Exchange Arrangement”	means such interest rate arrangements as a Lender shall deem necessary to make in respect of its Contribution in order to offer the Fixed Rate to the Borrower;

“Interest Payment Date”	means the last day of each Interest Period and each Repayment Date occurring during an Interest Period or the Fixed Rate Period;

“Interest Period”	means each period ascertained in accordance with Clause 5.3 or Clause 5.12 other than a Pre-Redelivery Interest Period;

“Interest Rate”	means the rate(s) of interest applicable to the Loan calculated in accordance with Clause 5.10, Clause 5.12 or Clause 6.3;

“Investor I”	means NCL Investment Ltd. a company organised and existing under the laws of Bermuda with its registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda;

“Investor II”	means NCL Investment II Ltd. a company organised and existing under the laws of the Cayman Islands with its registered office at c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands, British West Indies;

“Investors”	means Investor I and Investor II;

“LIBOR”	means with respect to any Pre-Redelivery Interest Period or Interest Period and with respect to the Dollar Loan the rate of interest (expressed as an annual rate) determined by the Agent to be:

(i)    the offered rate for deposits in Dollars for a period equivalent to such Pre-Redelivery Interest Period or Interest Period which appears on the Reuters BBA Page LIBOR 01 at or about 11.00 a.m. London time on the Quotation Date; or

(ii)   if no rate is provided for the respective Interest Period on the Reuters BBA Page LIBOR 01, the interpolated rate per annum for deposits in Dollars in an amount approximately equal to the Dollar Loan as calculated by the Agent, such interpolated rate to be based on the Reuters BBA Page LIBOR 01 PROVIDED THAT LIBOR for periods of less than one (1) week will be ascertained under sub-section (iii) below;

or (if Reuters BBA Page LIBOR 01 is discontinued or if the Agent is unable to make the said determination due to technical breakdown in the relevant system or the Pre-Redelivery Interest Period or Interest Period is less than one (1) week)

(iii)  the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent (1/16%)) of the rates per annum notified to the Agent by each of the Reference Banks as the rate at which deposits in Dollars in an amount approximately equal to the Dollar Loan are offered to such Reference Bank by leading banks in the London Interbank market at such Reference Bank’s request at or about 11.00 a.m. London time on the Quotation Date for a period equal to the Pre-Redelivery Interest Period or Interest Period and for delivery on the first Business Day thereof;

“Loan”	means the aggregate principal amount of the Dollar Loan and the Euro Loan or (as the context may require) the amount thereof for the time being drawn down and outstanding hereunder;

“Management Agreement”	means the agreement to be entered into between the Borrower and the Manager providing for the ship management and crewing services of the Vessel, such agreement to be in the form and on the terms and conditions required by the Agent;

“Management Agreement Assignment”	means the valid and effective first legal assignment of the Management Agreement (together with the notice thereof and the acknowledgement), to be executed by the Borrower in favour of the Trustee and the Commercial Loan Trustee, such assignment, notice and acknowledgement to be in the form and on the terms and conditions required by the Agent, the Hermes Agent and the Commercial Loan Agent;

“Manager”	means NCL America Inc. of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America, the company providing technical ship management and crewing services for the Vessel pursuant to the Management Agreement;

“Margin”	means the rate of nought point seven five per cent (0.75%) per annum;

“Month”	means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day PROVIDED THAT, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month;

“Mortgage”	means any of the First Pre-Redelivery Mortgage, the Second Pre-Redelivery Mortgage or the Post Redelivery Mortgage;

“NCLC Fleet”	means the vessels owned by the companies in the NCLC Group;

“NCLC Group”	means the Guarantor and its Subsidiaries;

“NCL International”	means NCL International, Ltd. of Milner House, 18 Parliament street, Hamilton HM 12, Bermuda;

“NCLL”	means Norwegian Cruise Line Limited of Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda;

“Notice of Fixed Rate”	means a notice in the form of Schedule 7;

“Obligors”	means the Borrower, the Guarantor, the Manager, the Sub-Agent, the Supervisor, the Shareholder and any other party from time to time to any of the Security Documents excluding the Builder, Mr Wolfgang van Betteray Dipl.-Kfm., Hermes, the Arrangers, the Trustee, the Agent, the Hermes Agent, the Lenders, the Commercial Loan Trustee, the Commercial Loan Agent and the Commercial Loan Lenders;

“Office”	means in respect of the Agent, the Hermes Agent, the Trustee and each Lender its office at the address set out beneath its name in Schedule 2 or such other office as it shall from time to time select and notify through the Agent to the Borrower;

“Original Loan Agreement”	means this Agreement as executed on 4 April 2003 (prior to, inter alia, its amendment and restatement pursuant to the First Supplemental Agreement);

“Outstanding Indebtedness”	means all sums of any kind payable actually or contingently to the Trustee, the Agent, the Hermes Agent or the Lenders under or pursuant to this Agreement or any Transaction Document (whether by way of repayment of principal payment of interest or default interest payment of any indemnity or counter indemnity reimbursement for fees, costs or expenses or otherwise howsoever);

“Performance Guarantees”	means the Pre-Redelivery Guarantee and the Post Redelivery Guarantee;

“Permitted Indebtedness”	means monies borrowed or raised other than from any direct or indirect shareholder of the Guarantor for the purpose of acquiring a vessel, or refinancing a vessel, for a member of the NCLC Group:

(i) prior to the date of this Agreement and

notified by the Borrower to the Agent prior to the date of this Agreement;

(ii) hereunder;

(iii)   after the date of this Agreement, subject to the provisions of this Agreement, at arm’s length on usual terms and subject to the Borrower first notifying the Agent with full details of the amount(s) to be borrowed or raised and the Encumbrances to be created to secure the repayment of such monies; and

(iv) Permitted Refinancing Indebtedness;

“Permitted Liens”	means (i) any Encumbrance created by or pursuant to the Security Documents (ii) liens on the Vessel up to an aggregate amount at any time not exceeding [*] for current crew’s wages and salvage and liens incurred in the ordinary course of trading the Vessel (iii) the Commercial Loan Security Documents (iv) any deposits or pledges to secure the performance of bids, tenders, bonds or contracts (v) any other Encumbrance notified by any of the Obligors to the Agent prior to 4 April 2003 (vi) subject to Clause 10.8, any Encumbrances in respect of existing Financial Indebtedness of a person which becomes a Subsidiary of the Guarantor or is merged with or into the Guarantor or any of its Subsidiaries (vii) liens on assets leased, acquired or upgraded after the Restatement Date or assets newly constructed or converted after the Restatement Date provided that (a) such liens secure Financial Indebtedness otherwise permitted under this Agreement (b) such liens are incurred within one (1) year following such lease, acquisition, upgrade, construction or conversion and (c) the Financial Indebtedness secured by such liens does not exceed the cost of such upgrade or the cost of such assets acquired or leased (viii) statutory and other similar liens arising in the ordinary course of business unrelated to Financial Indebtedness and securing obligations not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established (ix) subject to Clause 11.1.9, liens arising out of the existence of judgments or awards in respect of the Guarantor or any of its Subsidiaries (x) any other lien that may be created by the Guarantor from time to time in the ordinary course of business and (xi) any deposits, liens or other Encumbrances placed or incurred in connection with any bond or other surety from time to time provided to the US Federal Maritime Commission in order to comply with laws, regulations and rules applicable to the operators of passenger vessels operating to or from ports in the United States of America PROVIDED THAT the aggregate amount of all cash and the fair market value of all other property subject to such liens as are described in paragraphs (viii) to (x) above does not exceed [*] and PROVIDED FURTHER THAT any such lien as is described in paragraphs (vii) to (x) above does not imperil the security created by any of the Security Documents and/or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it is or may be a party at any time, in each case in the opinion of the Agent;

“Permitted Refinancing Indebtedness”	means any monies borrowed or raised at arm’s length on usual terms and other than from any direct or indirect shareholder of the Guarantor which are used to refinance any Permitted Indebtedness including any Permitted Refinancing Indebtedness;

“Portion”	means any of Portion 1, Portion 2 or Portion 3;

“Portion 1”	means the aggregate principal amount of the Tranches or (as the context may require) the amount thereof for the time being drawn down and outstanding hereunder in whatever currency or currencies it is for the time being denominated;

“Portion 2”	means the Equivalent Amount of up to eighty per cent (80%) of the Hermes Premium, subject to Clause 2.5, or (as the context may require) the amount thereof for the time being drawn down and outstanding hereunder in whatever currency or currencies it is for the time being denominated;

“Portion 3”	means up to eighty per cent (80%) of the Pre-Redelivery Interest or (as the context may require) the amount thereof for the time being drawn down and outstanding hereunder in whatever currency or currencies it is for the time being denominated;

“Possible Event of Default”	means any event which, with the giving of notice, passage of time or occurrence of any other event, would constitute an Event of Default;

“Post Redelivery Mortgage”	means the first preferred ship mortgage to be granted by the Borrower over the Vessel and registered at the United States Coast Guard National Vessel Documentation Center in favour of the Trustee and the Commercial Loan Trustee as security pursuant hereto and to the Commercial Loan Agreement, such mortgage to be in the form and on the terms and conditions required by the Agent, the Hermes Agent and the Commercial Loan Agent and agreed on the signing of the First Supplemental Agreement and as specified in paragraph 46 of Schedule 4;

“Post Redelivery Performance Guarantee”	means the irrevocable guarantee of the obligations of the Builder pursuant to clause 10 of the Building Contract to be issued by the Post Redelivery Performance Guarantor in favour of the Borrower in the maximum amount of eight million Euro (€8,000,000);

“Post Redelivery Performance Guarantor”	means JWA Marine GmbH of Bremen, Federal Republic of Germany;

“Pre-Redelivery Interest Payment Date”	means the last day of each Pre-Redelivery Interest Period;

“Pre-Redelivery Interest Period”	means each period ascertained in accordance with Clause 5.3 or Clause 5.12 other than an Interest Period;

“Pre-Redelivery Interest”	means the aggregate of the interest payable on the Loan on each Pre-Redelivery Interest Payment Date;

“Pre-Redelivery Performance Guarantee”	means the irrevocable guarantee of the obligations of the Builder pursuant to the Building Contract prior to the Redelivery Date issued by the Pre-Redelivery Performance Guarantor in favour of the Borrower in the maximum amount of twenty five million Euro (€25,000,000) on 16 December 2002 as amended by a first addendum thereto dated 7 April 2003;

“Pre-Redelivery Performance Guarantor”	means Securitas Bremer Allgemeine Versicherungs-AG of Bremen, Federal Republic of Germany;

“Process Agent”	means Clifford Chance Secretaries Limited whose registered office is presently at 10 Upper Bank Street, London E14 5JJ or any other person in England nominated by the Borrower, any other Obligor or the Builder and approved by the Agent as agent to accept service of legal proceedings on their behalf under any of this Agreement and the other Security Documents;

“Quotation Date”	means, in relation to any Pre-Redelivery Interest Period or Interest Period, unless otherwise agreed with the Lenders and the Hermes Agent, the day on which quotations would ordinarily be given in the relevant interbank eurocurrency market for Dollar or Euro (as the case may be) deposits for delivery on the first day of that Pre-Redelivery Interest Period or Interest Period PROVIDED THAT if such quotation date is not a Business Day the quotation date shall be the preceding Business Day;

“Redelivery Date”	means the date on which the Vessel is redelivered to and accepted by the Borrower pursuant to the Building Contract;

“Reference Banks”	means Commerzbank Aktiengesellschaft and HSBC Bank plc;

“Refund Guarantee”	means the irrevocable guarantee of the obligations of the Builder pursuant to the Building Contract issued by the Refund Guarantors in favour of the Borrower in the maximum amount of [**] on 31 March 2003;

“Refund Guarantors”	means KfW (formerly known as Kreditanstalt für Wiederaufbau) of Frankfurt am Main, Federal Republic of Germany and Commerzbank Aktiengesellschaft, Bremen Branch of the Federal Republic of Germany;

“Reimbursement Agreement”	means the reimbursement and distribution agreement dated 17 August 2007, by and among Investor I, Star and the Guarantor;

“Repayment Dates”	means the last day of each of the twenty four (24) consecutive periods of six (6) months the first such period commencing on the Termination Date and the twenty fourth such period terminating twelve (12) years thereafter;

“Restatement Date”	has the same meaning as set out in the First Supplemental Agreement;

“Reuters BBA Page LIBOR 01”	means the display currently designated as Reuters BBA Page LIBOR 01, which includes London Interbank Offered Rates of four (4) major banks, which are members of the International Swaps and Derivatives Association, Inc. or such other service as may be nominated by the British Bankers’ Association as the information vendor for displaying the London Interbank Offered Rates of major banks in the London Interbank market;

“Safety Management Certificate”	means a document issued to the Vessel as evidence that the Vessel’s operator and its shipboard management operate in accordance with an approved Safety Management System;

“Safety Management System”	means a structured and documented system enabling the personnel of the Vessel’s operator to implement effectively the safety and environmental protection policy of that Vessel operator;

“Same Day Funds”	means Dollar funds settled through the New York Clearing House Interbank Payments System or Euro funds settled through TARGET or such other funds for payment in Dollars or Euro (as the case may be) as the Agent shall specify by notice to the Borrower as being customary at the time for the settlement of international transactions in New York or Frankfurt am Main (as the case may be) of the type contemplated by this Agreement;

“Second Pre-Redelivery Mortgage”	means the second priority abstract acknowledgement of debt and mortgage (“Abstraktes Schuldversprechen und Schiffshypothekenbestellungsurkunde”) and part submission (“Unterwerfung unter die sofortige Zwangsvollstreckung”) to be granted by the Borrower over the Vessel in favour of the Trustee as security pursuant hereto during the Completion Period, such abstract, mortgage and submission being in the form and on the terms and conditions required by the Agent and the Hermes Agent and agreed on the date of the First Supplemental Agreement;

“Security Documents”	means this Agreement, the Guarantee, the Hermes Cover, the Building Contract, Refund Guarantee and Performance Guarantees Assignment, the Construction Risks Insurance Assignment, the Supervision Agreement Assignment, the Management Agreement Assignment, the Sub-Agency Agreement Assignment, the Mortgages, the Charge Option, the Charge, the Earnings Assignment, the Insurance Assignment and all such other documents as may be executed at any time in favour of (among others) the Trustee, the Hermes Agent and/or any of the Lenders as security for the obligations of the Borrower, the other Obligors and the Builder whether executed pursuant to the express provisions of this Agreement or otherwise howsoever;

“Security Period”	means the period beginning on the First Drawdown Date and ending on the date on which the amounts outstanding under this Agreement and under each of the other Security Documents are finally paid or repaid in full;

“Shareholder”	means NCL America Holdings, Inc. of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America;

“Shareholders’ Agreement”	means the shareholders’ agreement dated 17 August 2007 made or to be made between Star, the Investors (directly in the case of Investor I and by way of joinder in the case of Investor II) and the Guarantor;

“Shares”	means the one thousand (1,000) authorised and issued shares of common stock in the Borrower legally and beneficially owned by the Shareholder;

“Star”	means Star Cruises Limited of Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda;

“Sub-Agency Agreement”	means the agreement to be entered into between the Manager and the Sub-Agent providing for the commercial, marketing, sales and financial services in respect of the Vessel, such agreement to be in the form and on the terms and conditions required by the Agent and agreed on the date of the First Supplemental Agreement and as specified in paragraph 51 of Schedule 4;

“Sub-Agency Agreement Assignment”	means the valid and effective first legal assignment of the Sub-Agency Agreement (together with the notice thereof and the acknowledgement), to be executed by the Manager in favour of the Trustee and the Commercial Loan Trustee, such assignment, notice and acknowledgement to be in the form and on the terms and conditions required by the Agent, the Hermes Agent and the Commercial Loan Agent and agreed on the date of the First Supplemental Agreement and as specified in paragraph 53 of Schedule 4;

“Sub-Agent”	means NCL (Bahamas) Ltd. of Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda, the company providing commercial, marketing, sales and financial services in respect of the Vessel pursuant to the Sub-Agency Agreement;

“Subsidiary”	has the meaning defined in the Companies Act 1985, Section 736 as substituted by the Companies Act 1989, Section 144;

“Subscription Agreement”	means the subscription agreement dated 17 August 2007 made or to be made between Star, the Investors (directly in the case of Investor I and by way of assignment in the case of Investor II) and the Guarantor;

“Substitute Basis”	means an alternative basis for maintaining the Loan certified by the Agent pursuant to Clause 6.3.1;

“Supervision Agreement”	means the agreement dated as of 5 February 2003 entered into between the Borrower and the Supervisor providing for the completion supervision of the Vessel, such agreement being in the form and on the terms and conditions required by the Agent and agreed on the signing of the Original Loan Agreement and as specified in paragraph 11 of Schedule 4;

“Supervision Agreement	means the valid and effective first legal assignment of the Supervision Agreement

Assignment”	(together with the notice thereof and the acknowledgement), executed by the Borrower in favour of the Trustee on 22 April 2003, such assignment, notice and acknowledgement being in the form and on the terms and conditions required by the Agent and the Hermes Agent and agreed on the signing of the Original Loan Agreement and as specified in paragraph 34 of Schedule 4;

“Supervisor”	means Star Cruise Management Limited of International House, Castle Hill, Victoria Road, Douglas, Isle of Man IM2 4RB, British Isles, the company providing construction supervision for the Vessel pursuant to the Supervision Agreement;

“Suspension Notice”	means a notice given by the Agent to the Borrower pursuant to Clause 6.1;

“TARGET”	means trans-European automated real-time gross settlement express transfer system;

“Taxes”	means all present and future income and other taxes, levies, imposts, deductions, compulsory liens and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof and “Taxation” shall be construed accordingly;

“Termination Date”	means 6 June 2005;

“Total Loss”	means any actual or constructive or arranged or agreed or compromised total loss or Compulsory Acquisition of the Vessel;

“Tranche”	means Tranche 1, Tranche 2, Tranche 3, Tranche 4, Tranche 5, Tranche 6, Tranche 7, Tranche 8 and/or Tranche 9 of Portion 1;

“Tranche 1”	means the Equivalent Amount of twenty two million three hundred and [**] being the amount of [**] of the Contract Price to be applied in payment of [**] of the third pre-redelivery instalment due by the Borrower to the Builder under the Building Contract to be advanced by the Lenders on a Drawdown Date by way of their Contributions thereto;

“Tranche 2”	means the Equivalent Amount of [**] being the amount of [**] of the Contract Price to be applied in payment of the fourth pre-redelivery instalment due by the Borrower to the Builder under the Building Contract to be advanced by the Lenders on a Drawdown Date by way of their Contributions thereto;

“Tranche 3”	means the amount of [**] or the Equivalent Amount thereof being the amount of [**] of the Contract Price to be applied in payment of the fifth pre-redelivery instalment due by the Borrower to the Builder under the Building Contract to be advanced by the Lenders on a Drawdown Date by way of their Contributions thereto;

“Tranche 4”	means the amount of [**] or the Equivalent Amount thereof to be applied in payment of the sixth pre-redelivery instalment due by the Borrower to the Builder under the Building Contract to be advanced by the Lenders on a Drawdown Date by way of their Contributions thereto;

“Tranche 5”	means the amount of [**] or the Equivalent Amount thereof to be applied in payment of the seventh pre-redelivery instalment due by the Borrower to the Builder under the Building Contract to be advanced by the Lenders on a Drawdown Date by way of their Contributions thereto;

“Tranche 6”	means the amount of [**] or the Equivalent Amount thereof to be applied in payment of the eighth pre-redelivery instalment due by the Borrower to the Builder under the Building Contract to be advanced by the Lenders on a Drawdown Date by way of their Contributions thereto;

“Tranche 7”	means the amount of up to [**] or the Equivalent Amount thereof to be applied in payment of the ninth pre-redelivery instalment due by the Borrower to the Builder under the Building Contract to be advanced by the Lenders on a Drawdown Date by way of their Contributions thereto;

“Tranche 8”	means the amount of up to [**] or the Equivalent Amount thereof to be applied in payment of the tenth pre-redelivery instalment due by the Borrower to the Builder under the Building Contract to be advanced by the Lenders on a Drawdown Date by way of their Contributions thereto;

“Tranche 9”	means the amount of [**] or the Equivalent Amount thereof to be applied in payment of the redelivery instalment due by the Borrower to the Builder under the Building Contract to be advanced by the Lenders on the Redelivery Date by way of their Contributions thereto;

“Transaction Documents”	means the Security Documents, the Commercial Loan Security Documents, the Commercial Loan Agreement, the Building Contract, the Drawdown Notices, the Supervision Agreement, the Management Agreement, the Sub-Agency Agreement, the Refund Guarantee, the Performance Guarantees, the Insurance Settlement Agreement, the Co-ordination Deed, the Agency and Trust Deed and any other material document now or hereafter issued in connection with the documents or the transaction herein referred to and also including any Interest Exchange Arrangement;

“Transfer Certificate”	means the certificate attached hereto as Schedule 6;

“Transfer Date”	means, in relation to any Transfer Certificate, the date specified in such Transfer Certificate as the date for the making of the transfer or, where such transfer is specified as being subject to the fulfilment of certain conditions, the date on which the Agent receives a certificate from the Lender making the transfer confirming that all such conditions have been fulfilled;

“Transferee”	means any reputable bank acceptable to the Agent and the Borrower which becomes a party to this Agreement as a Lender pursuant to Clause 17; and

“Vessel”	means the vessel identified with no 7671 and working title “Project America” at the yard of the Builder registered in the name of the Borrower in the Shipbuilding Register in

Bremerhaven, Federal Republic of Germany and upon completion as a one thousand and seventy five (1,075) cabin luxury cruise vessel to be redelivered to the Borrower pursuant to the Building Contract and re-registered in the name of the Borrower under the laws and flag of the United States of America.
1.2	Construction

In this Agreement unless the context otherwise requires:
1.2.1	clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Agreement;

1.2.2	references to Clauses and to Schedules are to be construed as references to clauses of and schedules to this Agreement unless otherwise stated and references to this Agreement are to be construed as references to this Agreement including its Schedules;

1.2.3	subject to Clause 9.2.21 and Clause 9.1, references to (or to any specified provision of) this Agreement or any other document other than the Commercial Loan Agreement or the Commercial Loan Security Documents shall be construed as references to this Agreement, that provision or that document as from time to time amended, supplemented, restated and/or novated;

1.2.4	references to any Act or any statutory instrument shall be construed as references to that Act or that statutory instrument as from time to time re-enacted, amended or supplemented;

1.2.5	references to any party to this Agreement or any other document shall include reference to such party’s successors and permitted assigns;

1.2.6	references to the Builder shall be disregarded when it has performed in full all its obligations under the Building Contract and the Security Documents to which it is a party;

1.2.7	words importing the plural shall include the singular and vice versa;

1.2.8	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof;

1.2.9	where any matter requires the approval or consent of the Agent or the Trustee such approval or consent shall not be deemed to have been given unless given in writing; where any matter is required to be acceptable to the Agent or the Trustee, the Agent or the Trustee (as the case may be) shall not be deemed to have accepted such matter unless its acceptance is communicated in writing; the Agent or the Trustee may give or withhold its consent, approval or acceptance at its unfettered discretion;

1.2.10	a certificate by the Agent as to any amount due or calculation made hereunder shall be conclusive except for manifest error.
1.3	Agent, Hermes Agent and Trustee

The Agent and the Hermes Agent will be appointed by the Lenders as agents and the Trustee will be appointed by the Lenders as trustee under the Agency and Trust Deed and references herein to the Agent, the Hermes Agent or the Trustee shall be construed as references to itself, the Agent or the Hermes Agent (if applicable) and the Lenders. The Borrower shall only communicate with the Lenders under this Agreement and the other Security Documents through the Agent, the Hermes Agent or the Trustee (as the case may be) and as hereinafter referred to.
2	The Facility
2.1	Availability
2.1.1	The Lenders grant to the Borrower the Facility by way of the Portions. Any part of the Facility which remains undrawn at close of business in London on the Termination Date shall be capable of cancellation by the Lenders with the consent of Hermes.

2.1.2	Each Lender shall advance its Contribution to the Portions in the proportion which its Contribution for the time being bears to the other Contributions of the Lenders.

2.1.3	Neither the Agent nor any other Lender shall be liable for any failure or delay on the part of any Lender in making any advance hereunder nor shall the Agent or the Arrangers have any obligation to seek to procure additional Lenders in the event of such a failure PROVIDED THAT if any Lender should fail to advance its Contribution hereunder, that Lender and the Agent will take all reasonable steps to mitigate the effect of that failure. Notwithstanding the aforesaid proviso, neither the Agent nor any Lender shall be obliged to increase its Contribution hereunder in respect of the failure by any other Lender(s) to fund its Contribution.
2.2	Purpose and Application

The purpose of the Facility is set out below.
2.2.1	Portion 1 shall finance part of the Contract Price. The Borrower shall apply Tranche 1 in part payment of the third pre-redelivery instalment due to the Builder under the Building Contract, Tranche 2 in payment of the fourth pre-redelivery instalment due to the Builder under the Building Contract, Tranche 3 in payment of the fifth pre-redelivery instalment due to the Builder under the Building Contract, Tranche 4 in payment of the sixth pre-redelivery instalment due to the Builder under the Building Contract, Tranche 5 in payment of the seventh pre-redelivery instalment due to the Builder under the Building Contract, Tranche 6 in payment of the eighth pre-redelivery instalment due to the Builder under the Building Contract, Tranche 7 in payment of the ninth pre-redelivery instalment due to the Builder under the Building Contract, Tranche 8 in payment of the tenth pre-redelivery instalment due to the Builder under the Building Contract and Tranche 9 in payment of the redelivery instalment due to the Builder under the Building Contract;
2.2.2	Portion 2 shall reimburse the Borrower for up to eighty per cent (80%) of the Hermes Premium; and

2.2.3	Portion 3 shall finance up to eighty per cent (80%) of the total amount of the Pre-Redelivery Interest payable hereunder and shall be drawn down in the currency or currencies in which the Loan is for the time being denominated and the proportion of the interest payable in any currency shall correspond to the proportion of the Loan denominated in that currency.
2.3	Drawdown

The Borrower shall only make drawings under any Portion of the Facility if:
2.3.1	in the case of Portion 1 and Portion 2, the Agent receives at least five (5) Business Days’ notice of the Borrower’s request for such drawing in the form of Schedule 3;

2.3.2	no Event of Default has occurred before the date of such drawing;

2.3.3	no written notice has been received indicating that the Hermes Cover does not validly exist without restriction;

2.3.4	the representations and warranties set out in Clause 9 and each of the other Security Documents are correct on the date of such drawing;

2.3.5	it is then lawful for each of the Lenders to make available its Contribution to the Facility; and

2.3.6	the Agent has been notified by the Commercial Loan Agent that all conditions precedent to drawdown of the Commercial Loan have been satisfied save for those which are to be satisfied pursuant to this Clause 2.3 and Clause 2.7,
PROVIDED THAT Tranche 1 and Portion 2 shall not be capable of drawing until twenty per cent (20%) of the Contract Price has been paid by the Borrower to the Builder and Portion 2 shall not be capable of drawing until the Hermes Premium or the relevant part thereof has been paid by the Borrower to Hermes through the Hermes Agent and PROVIDED FURTHER THAT the aggregate of (a) the Euro amount of each amount of Portion 2 drawn down hereunder in Euro (b) the equivalent amount in Euro determined at the rate of exchange for Euro against Dollars as determined at HSBC Bank plc’s spot rate at about 10.00 a.m. two (2) Business Days prior to the Termination Date of each amount of Portion 2 drawn down hereunder in Dollars (c) the Euro amount of the aggregate of each amount of Portion 3 drawn down hereunder in Euro and (d) the equivalent amount in Euro determined at the rate of exchange for Euro against Dollars as determined at HSBC Bank plc’s spot rate at about 10.00 a.m. two (2) Business Days prior to the Termination Date of the aggregate of each amount of Portion 3 drawn down hereunder in Dollars, shall not exceed in total nineteen million six hundred thousand Euro (€19,600,000).
2.4	Payment of Portions

All amounts of Portion 1 drawn down hereunder shall be paid to the Builder.

All amounts of Portion 2 drawn down hereunder shall be paid to the Borrower in reimbursement of eighty per cent (80%) of the similar amount paid by the Borrower to the Hermes Agent for on-payment to Hermes, subject to the further proviso to Clause 2.3.

Subject to the further proviso to Clause 2.3, the Borrower hereby consents to the drawdown on each Pre-Redelivery Interest Payment Date of such amount of Portion 3 as is required to pay eighty per cent (80%) of the Pre-Redelivery Interest payable on that Pre-Redelivery Interest Payment Date and to the application of such amount in payment of such interest.

2.5	Currency Option
2.5.1	The Borrower may by notice in writing served on the Agent not less than five (5) Business Days prior to a Drawdown Date that occurs after the Restatement Date request that a Portion or any part thereof be advanced in Euro or in Dollars.

2.5.2	If the Borrower fails to make a request in accordance with Clause 2.5.1 or if deposits in Euro in the relevant amount and for the relevant duration are not available to any of the Lenders in the relevant interbank eurocurrency market in the ordinary course of business to fund its Contribution then with effect from the relevant Drawdown Date the Portion or any part thereof shall be advanced in Dollars.

2.5.3	The Borrower may by notice in writing served on the Agent not less than five (5) Business Days prior to a Currency Conversion Date request that the Euro Loan shall be converted to Dollars on the next Currency Conversion Date for the duration of the Security Period.

2.5.4	On a Currency Conversion Date the Euro Loan at that date shall be repaid by the Borrower in Euro. However, the Lenders shall on that day readvance that part of the Euro Loan (due allowance being made for any amounts repaid or prepaid since the first day of the preceding Pre-Redelivery Interest Period or Interest Period) on terms that:
(a)	the proceeds of that readvance shall forthwith be applied by the Lenders in or towards effecting the said repayment on behalf of the Borrower so that:
(i)	the obligation of the Borrower to make that repayment shall be a notional obligation only except to the extent that the proceeds of that readvance are insufficient to make that repayment in full; and

(ii)	the obligation of the Lenders to make that readvance shall be a notional obligation only except to the extent that the proceeds of that readvance exceed the amount of that repayment; and
(b)	the Lenders shall forthwith readvance the Equivalent Amount of the Euro Loan at that date.
2.5.5	All losses, damages, expenses, profits or currency risks arising from the exercise of the currency option contained in this Clause 2.5 shall be for the account of the Borrower.

2.5.6	The conversion of the Euro Loan into Dollars or the operation of this Clause 2.5 shall not constitute or be construed as a prepayment pursuant to the provisions of Clause 4.

2.5.7	Notwithstanding the drawdown of any part of the Loan in Euro or its subsequent conversion into Dollars it is expressly acknowledged and agreed by the parties hereto that the Security Documents shall remain in full force and effect and that they shall stand as security for the Loan in whatever currency or currencies it is for the time being denominated.
2.6	Break costs on failure to draw

If for any reason any part of a Portion is not drawn down by the Borrower hereunder after notice of drawdown has been given to the Agent pursuant to Clause 2.3 in the case of Portion 1 and Portion 2 or after the relevant Quotation Date in the case of Portion 3, the Borrower will pay to the Agent for the account of the Lenders such amount as the Agent may certify as necessary to compensate the Lenders (other than any Lender whose default has caused the part of the Portion not to be drawn down) for any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction or expense (including warehousing and other related costs) on account of funds borrowed, contracted for (whether in Euro or in Dollars) or utilised in order to fund its Contribution to the part of the Portion. Each Lender shall supply to the Agent a certificate of break costs which in the absence of manifest error shall be conclusive as to the amounts due.
2.7	Conditions of drawdown

The Agent shall not be under any obligation to advance a part of a Portion hereunder until all the documents and evidence referred to in the relevant part of Schedule 4 are in the possession of the Agent in form and substance satisfactory to it, the Arrangers, the Lenders and the Hermes Agent.

2.8	Several obligations of the Lenders

The obligations and rights of each Lender hereunder are several and if for any reason the Borrower receives in respect of a part of a Portion an amount greater than the aggregate of the Contributions to that part of a Portion, the Borrower forthwith upon the demand of the Agent shall pay to the Agent (for the account of those Lenders whose Contributions were exceeded) the amount certified by the Agent as representing the excess of the amount paid to the Borrower over the due and proper amount of the Contributions of the Lenders actually received by the Agent.

2.9	Lender’s failure to perform

Subject to Clause 2.1.3, the failure by a Lender to perform its obligations hereunder shall not affect the obligations of the Borrower towards any other party hereto nor shall any such other party be liable for the failure by such Lender to perform its obligations hereunder.

2.10	Fulfilment of conditions after drawdown

If the Lenders, acting unanimously, decide (or the Agent in accordance with the Agency and Trust Deed decides) to advance a part of a Portion to the Borrower hereunder without having received all of the documents or evidence referred to in the relevant part of Schedule 4, the Borrower will nevertheless deliver the remaining documents or evidence to the Agent within fourteen (14) days of such drawing (or such other period as the Agent may stipulate) and the advance of the Facility shall not be construed as a waiver of the Agent’s right to receive the documents or evidence as aforesaid nor shall this provision impose on the Agent or the Lenders any obligation to permit the drawing in the absence of such documents or evidence.
3	Repayment
3.1	Unless otherwise repaid in accordance with the provisions of this Agreement, the Borrower hereby agrees to repay the Loan by twenty four (24) equal half yearly Instalments of principal in the currency or currencies in which the Loan is for the time being denominated and the proportion of each Instalment payable in any currency shall correspond to the proportion of the Loan denominated in that currency. The first such Instalment shall be paid six (6) months from the Termination Date and the remainder at six (6) monthly intervals.
4	Prepayment
4.1	Voluntary prepayment

On giving at least thirty (30) days’ prior notice to the Agent, the Borrower may on the last day of a Pre-Redelivery Interest Period or an Interest Period prepay (without premium or penalty, subject to Clause 4.8) the whole or any relevant part of the Loan (but if in part in an amount of five million Dollars (USD5,000,000) or the equivalent amount in Euro (as the case may be) or an integral multiple thereof). In the case of a prepayment of part of the Loan, the proportion of that part payable in Dollars or Euro (as the case may be) shall correspond to the proportion of the Loan denominated in that currency at the prepayment date.

4.2	Voluntary prepayment in case of increased cost

At any time after any sum payable by the Borrower has been increased under Clause 8 or a Lender has made any claim for indemnification under Clause 8, the Borrower may, after giving to the Agent five (5) Business Days’ notice of its intention to do so, prepay the whole (but not part only) of the Contribution of that Lender, subject to Clause 4.8, in whatever currency or currencies it is for the time being denominated.

4.3	Mandatory prepayment in case of illegality
4.3.1	If any change in, or in the interpretation or application of, any law, regulation or treaty shall make it unlawful in any jurisdiction applicable to any of the Lenders for that Lender to make available or maintain its Contribution or to give effect to its obligations as contemplated hereby, the Agent may, by notice thereof to the Borrower, declare that the relevant Lender’s obligations shall be terminated forthwith whereupon (if any of the Facility has then been advanced) the Borrower shall prepay forthwith to the relevant Lender its Contribution in whatever currency or currencies it is for the time being denominated together with interest thereon to the date of such prepayment and all other amounts due to such Lender under Clause 4.8 and under the Security Documents (or, if permitted by the relevant law, regulation or treaty, at the end of the then current Pre-Redelivery Interest Period or Interest Period).

4.3.2	A Lender affected by any provision of Clause 4.3.1 shall promptly inform the Agent after becoming aware of the relevant change and the Agent shall, as soon as reasonably practicable thereafter, notify the Borrower of the change and its possible results. Without affecting the Borrower’s obligations under Clause 4.3.1 and in consultation with the Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the change (for example (and if then possible) by changing its Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower and the Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.
4.4	Voluntary prepayment following imposition of Substitute Basis

The Borrower may notify the Agent within ten (10) days of the receipt of a certificate from the Agent of a Substitute Basis under Clause 6.3 whether or not it wishes to prepay the Loan, in which event the Borrower shall forthwith prepay the Loan in whatever currency or currencies it is for the time being denominated together with interest accrued thereon at the rate specified in the relevant certificate of Substitute Basis and any break costs in accordance with Clause 4.8.

4.5	Prepayment in case of Total Loss of the Vessel

If the Vessel is or becomes a Total Loss, then the Borrower will, within thirty (30) days thereof or, if the Agent is satisfied in its sole discretion that the Total Loss is adequately covered by the Insurances and that the relevant insurance proceeds will be payable to the Agent within one hundred and fifty (150) days thereof, by no later than the date which is one hundred and fifty (150) days after the date of the event giving rise to such Total Loss prepay the Loan in accordance with Clause 4.7, Clause 4.8 and Clause 12.1.

For the purposes of this Clause a Total Loss shall be deemed to have occurred:
4.5.1	if it consists of an actual loss, at noon Greenwich Mean Time on the actual date of loss or, if that is not known, on the date on which the Vessel was last heard of;

4.5.2	if it consists of a Compulsory Acquisition, at noon Greenwich Mean Time on the date on which the requisition is expressed to take effect by the person requisitioning the Vessel; and

4.5.3	if it consists of a constructive or compromised or arranged or agreed total loss or damage to the Vessel rendering repair impracticable or uneconomical or rendering the Vessel permanently unfit for normal use, at noon Greenwich Mean Time on the date on which notice claiming the loss of the Vessel is given to its insurers.
4.6	Prepayment in case of sale of the Vessel

If the Vessel is sold by the Borrower with the prior consent of the Agent (which consent is not to be unreasonably withheld or delayed PROVIDED THAT if an Event of Default has occurred and the Borrower desires to sell the Vessel by private treaty at arm’s length the approval of the Agent may be delayed by up to twenty one (21) days from the date on which the Borrower’s request for approval is received by the Agent), then, subject to the following provision of this Clause 4.6, the Borrower will concurrent with completion of the sale prepay the Loan in accordance with Clause 4.7 and Clause 12.1.

If, however, the sale (or transfer) of the Vessel is in connection with an Apollo-Related Transaction, the Borrower shall give to the Agent not less than fifteen (15) Business Days’ notice of the estimated date of sale (or transfer), the purchaser (or transferee) shall assume all of the obligations and liabilities of the Borrower under the Transaction Documents (save for the Building Contract and the Supervision Agreement), in such manner and on the terms and conditions required by the Agent, the Hermes Agent and their legal advisers (as confirmed by relevant legal opinions), and the Obligors (other than the Borrower and the Supervisor) shall re-execute or re-confirm the Security Documents to which they are a party as security for the obligations of the purchaser (or transferee), in such form and on the terms and conditions required by the Agent, the Hermes Agent and their legal advisers (as confirmed by relevant legal opinions).

Subject to Clause 4.8, prepayment of the Loan consequent upon the permitted sale of the Vessel shall absolve the Borrower from any liability to pay prepayment fees or costs.

4.7	Effect of prepayment

Any notice given by the Borrower under Clause 4.1, Clause 4.2 or Clause 4.4 shall be irrevocable and shall oblige the Borrower to pay to the Agent on account of the Lenders the amount or amounts therein stated on the date therein stated. No amount prepaid under this Agreement may be redrawn. Each prepayment under this Agreement shall be applied in satisfaction of the Borrower’s remaining obligations under Clause 3 in inverse chronological order. Prepayments under this Agreement shall be made together with accrued interest thereon and the payment of all other sums then owing under any of the Security Documents.

4.8	Break costs on prepayment

If any repayment or prepayment of the Loan or part thereof is made otherwise than on the last day of a Pre-Redelivery Interest Period or an Interest Period or, following Conversion, any repayment or prepayment of the Loan or part thereof is made otherwise than on the last day of the Fixed Rate Period, the Borrower shall pay to the Agent on behalf of the Lenders on demand such additional amount as the Agent may certify (such certificate to contain a calculation thereof in reasonable detail) as necessary to compensate each of the Lenders for any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction or expense (including warehousing and other related costs) on account of funds borrowed, contracted for or utilised to fund the amount so repaid or prepaid provided that each Lender shall pay to the Borrower any swap breakage gain actually received by the Lender under any Interest Exchange Arrangement to which it is a party and/or any swap agreements or other interest rate management products entered into by the Lender for the purpose of this transaction.
5	Interest
5.1	Payment of interest prior to the Termination Date

From the first Drawdown Date in respect of a Portion until the Termination Date, the Borrower shall pay interest on that Portion in Dollars and/or Euro (as the case may be) at the Floating Interest Rate applicable for each Pre-Redelivery Interest Period in respect thereof which interest shall be payable in arrears on each Pre-Redelivery Interest Payment Date from the application of the amount of Portion 3 drawn down on that Pre-Redelivery Interest Payment Date (if any) and by the Borrower.

For the avoidance of doubt, Portion 3 or any part thereof may only be drawn down hereunder and applied in payment of interest accrued up to the Termination Date.

5.2	Payment of interest from the Termination Date

From the Termination Date, the Borrower shall pay interest on the Loan at the Applicable Interest Rate for each Interest Period in respect thereof which interest shall be payable in arrears on each Interest Payment Date PROVIDED THAT if the current Interest Period does not end on the relevant Interest Payment Date the Borrower shall only pay the interest accrued during that Interest Period up to but not including the Interest Payment Date.

5.3	Selection and duration of Pre-Redelivery Interest Periods and Interest Periods
5.3.1	Subject to the other provisions of this Clause 5, the Borrower may give notice to the Agent to be received by the Agent not later than 9.00 a.m. London time five (5) Business Days prior to the commencement of each Pre-Redelivery Interest Period in respect of a Portion or part thereof or Interest Period in respect of the Loan, specifying whether that interest period is to be of three (3) or six (6) months’ duration. Pre-Redelivery Interest Periods shall commence, in the case of the first in respect of the first part of Portion 1 and Portion 2 to be drawn down, on the First Drawdown Date, in the case of the first in respect of the first part of Portion 3 to be drawn down on the first Pre-Redelivery Interest Payment Date and, in the case of Pre-Redelivery Interest Periods other than the first in respect of any Portion or part thereof, on the expiry of the preceding Pre-Redelivery Interest Period. Interest Periods in respect of the Loan shall commence, in the case of the first, on the Termination Date and, in the case of Interest Periods other than the first, on the expiry of the preceding Interest Period.

However, the Agent shall have the right to adjust the length of any Pre-Redelivery Interest Period for a part of a Portion (other than the first part to be drawn down) such that it ends on the same date as any existing Pre-Redelivery Interest Period in respect of that Portion and the first Pre-Redelivery Interest Period in respect of a Portion such that it ends on the same date as the current Pre-Redelivery Interest Period of the other Portions.

The final Pre-Redelivery Interest Period in respect of a Portion, the Portions or any part thereof (as the case may be) shall end on the Termination Date and the final Interest Period shall end on the final Repayment Date.

5.3.2	Subject to the consent of Hermes and of each of the Lenders remaining in full force and effect on the date of the Election Notice (as hereinafter defined), the Borrower may, if no Event of Default has occurred and is continuing and no Total Loss has occurred, at any time prior to 30 June 2006, elect to convert the basis upon which interest is calculated hereunder by giving notice (an “Election Notice”) to the Agent not less than fifteen (15) Business Days (or such shorter time as the parties may agree) before the date on which the Interest Exchange Arrangements are to be entered into (the “Election Date”) to request that with effect from an Interest Payment Date on or prior to 30 June 2006 (the “Conversion

Date”) the rate of interest applicable to the Loan then outstanding shall be the Fixed Rate.
5.3.3	The Borrower shall forthwith provide a copy of the Election Notice to the Guarantor, who shall upon receipt provide a written confirmation to both the Borrower and the Agent that the Guarantee remains in full force and effect, PROVIDED ALWAYS that no Interest Exchange Arrangement will be entered into by a Lender unless a confirmation satisfactory to the Agent, the Lenders and Hermes is received from the Guarantor.

5.3.4	Any such request under Clause 5.3.2 shall be irrevocable, provided that any informal request made by the Borrower to the Agent for an indication of the rates which might be available should the Borrower deliver an Election Notice shall not be construed as the giving of an Election Notice by the Borrower pursuant to Clause 5.3.2. The parties hereto agree that not more than two (2) informal requests may be made.

5.3.5	On receipt of an Election Notice from the Borrower pursuant to Clause 5.3.2, the Agent shall promptly notify the Lenders of such election and of the applicable Election Date and Conversion Date.
5.4	Conversion

Conversion shall only occur if:
5.4.1	the Euro Loan has been repaid and readvanced in accordance with Clause 2.5.4;

5.4.2	the Agent has received an Election Notice;

5.4.3	the Agent has received the confirmation from the Guarantor referred to in Clause 5.3.3;

5.4.4	the Agent has received evidence of the Interest Exchange Arrangements executed by the parties thereto; and

5.4.5	the Fixed Rate for the Loan has been determined.
In the absence of satisfaction of any of the above or any other relevant provision of Clause 5.3, interest on the Loan shall continue to be calculated at the Floating Interest Rate.
5.5	Fixed Rate

The Lenders, the Agent and the Borrower agree that as soon as the Fixed Rate shall have been determined, the Agent shall inform the Borrower by issuing to the Borrower a Notice of Fixed Rate. Upon such issuance the Borrower’s obligation will be to pay interest on the Loan at the Fixed Rate from the Conversion Date and, until such date, at the Floating Interest Rate.

5.6	Break costs in relation to Conversion

If an Election Notice has been given to the Facility Agent pursuant to Clause 5.3.2 and Conversion does not occur on the Conversion Date as a result of the relevant provisions of Clause 5.3, Clause 5.4 and/or Clause 5.5 not being satisfied or waived, other than as a result of gross negligence or wilful misconduct of the Agent or any of the Lenders, the Borrower shall pay to the Agent for the account of the Lenders interest accrued to but excluding the Conversion Date together with such amount as the Agent may certify (such certificate to contain a calculation thereof in reasonable detail) as necessary to compensate each of the Lenders for any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction as a consequence of Conversion not being made on the Conversion Date.

If it is necessary for the Lenders to break deposits or re-employ funds taken or borrowed to make or maintain such Lender’s Contribution to the Portions in whatever currency or currencies they are for the time being denominated in order for Conversion to take place on the Conversion Date, the Borrower shall pay to the Agent for the account of the Lenders interest accrued to but excluding the Conversion Date together with such amount as the Agent may certify to be necessary to compensate a Lender for any losses incurred as a consequence of the Pre-Redelivery Interest Period(s) in respect of the Portions or the Interest Period in respect of the Loan (as the case may be) being prematurely terminated in order to allow Conversion to occur on the Conversion Date including, without limitation, any loss (including the cost of breaking deposits (including warehousing and other related costs)) or expense (including warehousing and other related costs) on account of funds borrowed, contracted for or utilised to fund such Lender’s Contribution to the Loan in whatever currency or currencies it is for the time being denominated.

5.7	No notice and unavailability

If the Borrower fails to select a Pre-Redelivery Interest Period or an Interest Period in accordance with Clause 5.3 or the Agent certifies that deposits for the period selected by the Borrower are not available to each of the Lenders in the ordinary course of business in the relevant interbank eurocurrency market to fund the relevant Portion or the Loan (as the case may be), the Borrower shall be deemed to have selected a Pre-Redelivery Interest Period or an Interest Period of six (6) months (or such other period as the Agent may in its discretion decide).

5.8	Separate Interest Periods for Instalments

If an Interest Period would otherwise extend beyond any Repayment Date, the Loan shall be divided into two (2) or more portions. One (1) or more portions will be of an amount equal to the amount of the Loan required to be repaid on each relevant Repayment Date and will have an Interest Period of such length as will expire on that date and the Interest Period relating to the remainder of the Loan will be determined in accordance with Clauses 5.3 and 5.7.

5.9	Extension and shortening of Pre-Redelivery Interest Periods or Interest Periods

If a Pre-Redelivery Interest Period or an Interest Period would otherwise end on a day which is not a Business Day, the Pre-Redelivery Interest Period or Interest Period shall be extended until the next following Business Day unless the next following Business Day falls in the next calendar month or the Interest Period has been selected pursuant to Clause 5.3.2 in which case the Interest Period will be shortened to expire on the preceding Business Day.

If a Pre-Redelivery Interest Period or an Interest Period commences on the last Business Day in a month or if there is no day in the month in which the Pre-Redelivery Interest Period or Interest Period will end which corresponds numerically to the day on which it begins, the Pre-Redelivery Interest Period or Interest Period shall end on the last Business Day in that month.

5.10	Applicable Interest Rate
5.10.1	In respect of Pre-Redelivery Interest Periods or Interest Periods pursuant to Clause 5.3.1 and subject to Clause 5.12 and Clause 6, the rate of interest applicable to the Loan (or relevant part in the case of the division of the Loan under Clause 5.8) during a Pre-Redelivery Interest Period or an Interest Period shall be the Floating Interest Rate.

5.10.2	In respect of Interest Periods pursuant to Clause 5.3.2 and subject to Clause 5.12 and Clause 6, the rate of interest applicable to the Loan (or relevant part in the case of the division of the Loan under Clause 5.8) during an Interest Period shall be the Fixed Rate.
5.11	Bank basis

Pre-Redelivery Interest, interest, fees payable pursuant to Clause 13 and any other payments hereunder of an annual nature shall accrue from day to day and be computed on the basis of a year of three hundred and sixty (360) days and for the actual number of days elapsed.

5.12	Default interest

If the Borrower fails to pay on the due date any sum due under this Agreement or any of the other Security Documents to which it may at any time be a party, the Borrower shall, without affecting any other remedy of the Agent or the Lenders, pay interest on such sum from the due date to the actual date of payment (as well after as before judgment). Such interest shall accrue on a daily basis at the higher of the Applicable Interest Rate fixed for the latest interest period and the rate computed by the Agent and certified by the Agent to the Borrower as being the aggregate of:
5.12.1	the Margin plus one per cent (1%); and

5.12.2	the greater of (a) in the case of the Lenders, the average (rounded upwards if necessary to the next integral multiple of one-sixteenth of one per cent (1/16%)) of the respective rates per annum at which each of the Lenders is able to acquire in accordance with its normal practice deposits in Dollars or Euro (as the case may be) in successive periods of one (1) month (or for such shorter period as the Agent may in its absolute discretion select) in the relevant interbank eurocurrency market in an amount equivalent to or comparable with its Contribution to such sum, and, in the case of the Agent, the rate per annum at which it is able to acquire in accordance with its normal practice deposits in Dollars or Euro (as the case may be) in successive periods of one (1) month (or for such shorter period as the Agent may in its absolute discretion select) in the relevant interbank eurocurrency market in an amount equivalent to such sum, as at approximately 10.00 a.m. London time in the case of Euro and approximately 11.00 a.m. London time in the case of Dollars on any relevant day and (b) in the case of the Lenders, the average (rounded upwards if necessary to the next integral multiple of one-sixteenth of one per cent (1/16%)) of the cost to each of the Lenders of funding its Contribution to such sum, and, in the case of the Agent, the cost of funding such sum, such interest to be compounded at the end of the period selected by the Agent and to be payable on demand. In the event of LIBOR or EURIBOR (as the case may be) not being available then the Agent shall in its discretion use the Substitute Basis for its calculation as set out in Clause 6.3.
6	Substitute Basis of Funding
6.1	Market disturbance

Notwithstanding anything to the contrary in this Agreement, if prior to the commencement of any Pre-Redelivery Interest Period or any Interest Period pursuant to Clause 5.3.1 the Agent shall determine in good faith (which determination shall be conclusive and binding on the parties hereto) that:
6.1.1	by reason of circumstances affecting the relevant interbank eurocurrency market adequate and fair means do not exist for ascertaining the Floating Interest Rate during such Pre-Redelivery Interest Period or Interest Period pursuant to Clause 5; or

6.1.2	deposits in Dollars or Euro (as the case may be) of equal duration to such Pre-Redelivery Interest Period or Interest Period will not be available to any of the Lenders in the relevant interbank eurocurrency market in sufficient amounts in the ordinary course of business to fund its Contribution during such Pre-Redelivery Interest Period or Interest Period; or

6.1.3	by reason of any material change in applicable law or regulation or of any change in national or international financial or economic conditions any of the Lenders is unable to fund or to continue to fund its Contribution during such Pre-Redelivery Interest Period or Interest Period by deposits obtained in the relevant interbank eurocurrency market, then the Agent shall promptly give a notice (being a Suspension Notice), containing full particulars thereof in reasonable detail to the Borrower.
6.2	Suspension of drawdown

If a Suspension Notice is given by the Agent before the advance of any of the Facility in accordance with Clause 2 then the Agent shall not be obliged to advance the Facility until notice to the contrary is given by the Agent. During the period of thirty (30) days from the giving of such Suspension Notice, the Agent and any Lender affected by the relevant market disturbance shall consult in good faith with the Borrower with a view to agreeing to an alternative basis for advancing of the Facility or any relevant part thereof. If such alternative basis is agreed between the Borrower, the Agent, the relevant Lender or Lenders and Hermes, it shall apply in accordance with its terms and, if not, the Facility or any relevant part thereof shall be made available to the Borrower in the other of the currencies of Dollars or Euro.

6.3	Certificates of Substitute Basis
6.3.1	If the Facility or part thereof has been advanced before a Suspension Notice is given, the Lender or Lenders affected by the relevant market disturbance shall within thirty (30) days following the date of the Suspension Notice, certify (through the Agent) in good faith to the Borrower an alternative basis approved by the Hermes Agent (being the Substitute Basis) for maintaining its Contribution affected by the relevant market disturbance. Such Substitute Basis may be retroactive to the beginning of the then current Pre-Redelivery Interest Period or Interest Period (or Pre-Redelivery Interest Periods or Interest Periods), and may include an alternative currency or an alternative method of fixing the Interest Rate (which shall reflect the cost to the relevant Lender or Lenders of funding its Contribution from other sources plus the Margin) or alternative Pre-Redelivery Interest Periods or Interest Periods for the Loan or any relevant part thereof, PROVIDED ALWAYS THAT so far as practicable any such Substitute Basis shall be computed in a manner and for periods as similar as possible to those provided in Clause 5.

6.3.2	Each Substitute Basis so certified shall be binding upon the Borrower, the Agent and the Lenders and shall be treated as part of this Agreement.
6.4	Review

So long as any Substitute Basis is in force, the Agent, in consultation with the Borrower and the Lenders, shall from time to time, but not less often than monthly, review whether or not the circumstances referred to in Clause 6.1 still prevail with a view to returning to the normal provisions of this Agreement.
7	Payments
7.1	Place for payment

All payments by the Borrower under this Agreement or any of the other Security Documents to which it may at any time be a party shall be made in Same Day Funds and:

7.1.1	if in Dollars to HSBC Bank USA, New York (SWIFT Code MRMDUS33) for the account of HSBC Bank plc, London (SWIFT Code MIDLGB22), account no 000-023868 in favour of Project and Export Finance, account no 36677449, quoting reference 53M/FC 997 by 10.00 a.m. New York time; and

7.1.2	if in Euro to HSBC Bank plc, London (SWIFT Code MIDLGB22), in favour of Project and Export Finance, account no 36677422, quoting reference 53M/FC 997 by 10.00 a.m. Frankfurt am Main time.
7.2	Deductions and grossing-up
7.2.1	Each payment to be made by the Borrower to a Lender or the Agent hereunder in Dollars or in Euro shall be made free and clear of and without deduction for or on account of Taxes unless the Borrower is required by law to make such a payment subject to the deduction or withholding of Taxes, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender or the Agent receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

7.2.2	Without prejudice to the provisions of Clause 7.2.1, if any Lender or the Agent on its behalf is required to make any payment on account of Tax (not being a tax imposed on the net income of its Office by the jurisdiction in which it is incorporated or in which its Office is located or any other tax existing and applicable on the date of this Agreement under the laws of any jurisdiction) on or in relation to any sum received or receivable hereunder by such Lender or the Agent on its behalf (including, without limitation, any sum received or receivable under this Clause 7) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such Lender or the Agent on its behalf, the Borrower shall, upon demand of the Agent, indemnify such Lender or the Agent against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith, other than interest, penalties, and expenses (a) that accrue during any periods of time beginning on the thirty first (31st) day (or such longer period as any Lender may reasonably require) following the day on which the Lender or the Agent, as applicable, has actual knowledge of the imposition or assertion of such Taxes or other Taxes, or (b) that are otherwise imposed or asserted on account of the bad faith or wilful neglect of such Lender or the Agent. If any Lender proposes to make a claim under the provisions of this Clause 7.2.2 it shall certify to the Borrower in reasonable detail within thirty (30) days (or such longer period as any Lender may reasonably require) after becoming aware of the event by reason of which it is entitled to make its claim or claims the basis of its claim or claims, such certificate to be conclusive, save for manifest error.

7.2.3	Without affecting the Borrower’s obligations under Clause 7.2.1 and in consultation with the Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the event (for example (if then possible) by changing its Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower, Hermes and the Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

7.2.4	Each Lender, on or prior to the date on which such Lender becomes a Lender hereunder, through the Agent (and from time to time thereafter as required by applicable law, but only for so long as such Lender is legally entitled to do so or the Agent is instructed to do so), shall deliver to the Borrower two (2) duly completed copies of either (a) Internal Revenue Service Form W-8BEN claiming eligibility of the Lender for benefits of an income tax treaty to which the United States is a party that reduces the rate of withholding on interest to zero or (b) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form.

7.2.5	No person to which a Lender assigns part or all of its interest under this Agreement pursuant to Clause 17 shall be entitled to receive any greater increase in payment under Clause 7.2.1 than the assigning Lender would have been entitled to receive with respect to the rights assigned unless such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist. Each assignee shall, on or prior to the date on which the assignor assigns all or part of its interest to such assignee, comply with the certification requirements of Clause 7.2.3.
7.3	Production of receipts for Taxes

If the Borrower makes any payment hereunder in Dollars or in Euro in respect of which it is required by law to make any deduction or withholding for Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent within thirty (30) days after they have made such payment to the applicable authority any original receipt issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

If an additional payment is made under Clause 7.2.1 and any Lender or the Agent on its behalf determines that it has received or been granted a credit against or relief of or calculated with reference to the deduction or withholding giving rise to such additional payment, such Lender or the Agent (as the case may be) shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment and provided that it has received the cash benefit of such credit, relief or remission, pay to the Borrower such amount as such Lender or the Agent shall in its reasonable opinion have concluded to be attributable to the relevant deduction or withholding. Any such payment shall be conclusive evidence of the amount due to the Borrower hereunder and shall be accepted by the Borrower in full and final settlement of its rights of reimbursement hereunder in respect of such deduction or withholding. Nothing herein contained shall interfere with the right of any Lender and the Agent to arrange their respective tax affairs in whatever manner they think fit.

7.4	Money of account

If any sum due from the Borrower under this Agreement or any other Security Document to which it may at any time be a party, or any order or judgment given or made in relation thereto, has to be converted from the currency (the “first currency”) in which the same is payable under such Security Document, order or judgment into another currency (the “second currency”) for the purpose of:
7.4.1	making or filing a claim or proof against the Borrower;

7.4.2	obtaining an order or judgment in any court or other tribunal; or

7.4.3	enforcing any order or judgment given or made in relation thereto;
the Borrower shall indemnify and hold harmless the Agent and each of the Lenders from and against any damages or losses suffered as a result of any discrepancy between (a) the rate of exchange used to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which each Lender and the Agent (as the case may be) may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The above indemnity shall constitute an obligation of the Borrower separate and independent from its other obligations and shall apply irrespective of any indulgence granted by the Agent or any of the Lenders.

7.5	Accounts

The Agent shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to each of the Lenders hereunder or under any of the other Security Documents. In any legal action or proceeding arising out of or in connection with this Agreement or any other Security Document, the entries made in the accounts so maintained shall be prima facie evidence, save in the case of manifest error, of the existence and amounts of the obligations of the Borrower recorded therein.

7.6	Earnings

Provided no Event of Default has occurred (following which the Agent shall (inter alia) be entitled to request the Borrower to give notice pursuant to clause 3 of the Earnings Assignment and apply such Earnings in accordance with Clause 12.1) such Earnings shall throughout the Security Period be at the free disposal of the Borrower.

7.7	Continuing security

The security created by this Agreement and each of the other Security Documents shall be held by the Trustee and/or the Agent and/or the Lenders and/or the Hermes Agent as a continuing security for the repayment of the Outstanding Indebtedness and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby or thereby secured or by any amendment of this Agreement or any of the other Security Documents. Such security shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Trustee, the Agent, the Lenders, the Hermes Agent or any of them for all or any part of the amount hereby or thereby secured or any other right or remedy of the Trustee, the Agent, the Lenders or the Hermes Agent or any of them under this Agreement or any of the other Security Documents, by operation of law or otherwise howsoever arising. All the powers arising from such security may be exercised from time to time as the Trustee and/or the Agent and/or the Hermes Agent may deem expedient.
8	Yield Protection and Force Majeure
8.1	Increased costs
               If by reason of:
8.1.1	any change in law or in its interpretation or administration; and/or

8.1.2	compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority including but without limitation the Basle Committee on Banking Regulations and Supervisory Practices whether or not having the force of law:
(a)	any of the Lenders incurs a cost as a result of its performing its obligations under this Agreement and/or its advancing its Contribution hereunder; or

(b)	there is any increase in the cost to any of the Lenders of funding or maintaining all or any of the advances comprised in a class of advances formed by or including its Contribution advanced or to be advanced by it hereunder; or

(c)	any of the Lenders incurs a cost as a result of its having entered into and/or its assuming or maintaining its commitment under this Agreement; or

(d)	any of the Lenders becomes liable to make any payment on account of Tax or otherwise (other than Tax on its overall net income) on or calculated by reference to the amount of its Contribution advanced or to be advanced hereunder and/or any sum received or receivable by it hereunder; or

(e)	any of the Lenders suffers any decrease in its rate of return as a result of any changes in the requirements relating to capital ratios, monetary control ratios, the payment of special deposits, liquidity costs or other similar requirements affecting that Lender, then the Borrower shall from time to time on demand pay to the Agent for the account of the relevant Lender or Lenders amounts sufficient to indemnify the relevant Lender or Lenders against, as the case may be, such cost, such increased cost (or such proportion of such increased cost as is in the reasonable opinion of the relevant Lender or Lenders attributable to the funding or maintaining of its or their Contribution(s) hereunder) or such liability.

A Lender affected by any provision of Clause 8.1 shall promptly inform the Agent after becoming aware of the relevant change and its possible results (which notice shall be conclusive evidence of the relevant change and its possible results) and the Agent shall, as soon as reasonably practicable thereafter, notify the Borrower of the change and its possible results. Without affecting the Borrower’s obligations under Clause 8.1 and in consultation with the Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the change (for example (if then possible) by changing its Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower and the Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

8.2	Force majeure

Where the Agent, the Hermes Agent, the Trustee or any Lender (the “Non-Performing Party”) is prevented from performing any of its obligations under this Agreement by reason of Force Majeure this Agreement shall remain in effect but the Non-Performing Party’s relevant obligations shall be suspended for so long as the Force Majeure continues and to the extent that the Non-Performing Party is so prevented, PROVIDED THAT:
8.2.1	the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;

8.2.2	the obligations of the Non-Performing Party shall not be excused as a result of the Force Majeure; and

8.2.3	in respect of the suspension of the Non-Performing Party’s obligations:
(a)	the Non-Performing Party gives the Agent prompt written notice which the Agent shall forthwith upon receipt send to the Borrower describing the circumstances of Force Majeure (including the nature of the occurrence, its expected duration and the effects of the Force Majeure on the ability of the Non-Performing Party to perform its relevant obligations), and continues to furnish weekly reports with respect thereto during the period of Force Majeure;

(b)	the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the Force Majeure; and

(c)	as soon as reasonably possible after the cessation of the Force Majeure the Non-Performing Party shall notify the Agent (who shall notify the Borrower) in writing of such cessation and shall resume performance of its obligations under this Agreement if such resumption is then possible.
9	Representations and Warranties
9.1	Duration

The representations and warranties in Clause 9.2, Clause 9.3 and Clause 9.4 shall survive the execution of this Agreement and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Security Documents.

9.2	Representations and warranties

The Borrower represents and warrants to the Agent and each of the Lenders that:
9.2.1	Status

Each Obligor is a corporation duly organised, constituted and validly existing under the laws of the country of its incorporation, possessing perpetual corporate existence, the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted.

9.2.2	Powers and authority

Each of the Obligors has the power to enter into and perform this Agreement and those of the other Security Documents to which it is a party and the transactions contemplated hereby and thereby and has taken all necessary action to authorise the entry into and performance of this Agreement and such other Security Documents and such transactions.

9.2.3	Legal validity

This Agreement, each other Transaction Document (other than the Hermes Cover) and each of the Apollo Transaction Documents constitutes (or will constitute when executed) legal, valid and binding obligations of each Obligor and the Builder expressed to be a party thereto enforceable in accordance with their respective terms and in entering into this Agreement and borrowing the Loan, the Borrower is acting on its own account.

9.2.4	Non-conflict with laws

The entry into and performance of this Agreement, the other Transaction Documents (other than the Hermes Cover), the Apollo Transaction Documents and the transactions contemplated hereby and thereby do not and will not conflict with:
(a)	any law or regulation or any official or judicial order; or

(b)	the constitutional documents of any Obligor; or

(c)	any agreement or document to which any Obligor is a party or which is binding upon such Obligor or any of its assets, nor result in the creation or imposition of any Encumbrance on an Obligor or its assets pursuant to the provisions of any such agreement or document.

9.2.5	No default

Save as disclosed in the Disclosure Letter no event has occurred which constitutes a default under or in respect of any Transaction Document to which any Obligor, the Builder or Hermes is a party or by which any Obligor, the Builder or Hermes may be bound (including (inter alia) this Agreement) and no event has occurred which constitutes a default under or in respect of any agreement or document to which any Obligor is a party or by which any Obligor may be bound to an extent or in a manner which might have a material adverse effect on its business, assets or financial condition.

9.2.6	Consents

Except for:
(a)	the filing of those Security Documents to be filed with the Secretary of State of Delaware, the Companies Registries in the Isle of Man, England and Wales or the Federal Republic of Germany, which filings must be completed within twenty one (21) days of the execution of the relevant Security Document(s) in the case of England and Wales; and

(b)	the registration of the First Pre-Redelivery Mortgage and the Second Pre-Redelivery Mortgage in the Shipbuilding Register in Bremerhaven and the recording of the Post Redelivery Mortgage at the United States Coast Guard National Vessel Documentation Center,
all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and each of the other Transaction Documents to which any Obligor or the Builder is a party and the transactions contemplated thereby have been obtained or effected and are in full force and effect except authorisations, approvals, consents, licences, exemptions, filings and registrations required in the normal day to day course of the operation of the Vessel and not already obtained by the Borrower.

9.2.7	Accuracy of information

All information furnished by any Obligor relating to the business and affairs of any Obligor in connection with this Agreement and the other Transaction Documents was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

9.2.8	Full disclosure

Each Obligor has fully disclosed in writing to the Agent all facts relating to each Obligor and the Builder which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Agreement.

9.2.9	No Encumbrances

None of the assets or rights of any Obligor is subject to any Encumbrance except Permitted Liens or Encumbrances created in respect of Permitted Indebtedness.

9.2.10	Pari passu or priority status

The claims of the Agent and the Lenders against the Borrower under this Agreement will rank at least pari passu with the claims of all unsecured creditors of the Borrower (other than claims of such creditors to the extent that they are statutorily preferred) and in priority to the claims of any creditor of the Borrower who is also an Obligor and the Builder.

9.2.11	Solvency

The Borrower is and shall remain, after the advance to it of the Loan, solvent in accordance with the laws of the State of Delaware and the United Kingdom and in particular with the provisions of the Insolvency Act 1986 (as from time to time amended) and the requirements thereof.

9.2.12	Winding-up, etc.

Subject to Clause 10.8, neither the Borrower nor any other Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any of them for the reorganisation, winding-up, dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of any of them or any or all of their assets or revenues nor has it sought any other relief under any applicable insolvency or bankruptcy law.

9.2.13	Accounts

The consolidated audited accounts of the Group for the periods ending on 31 December 2002 and 31 December 2003 and the consolidated audited accounts of the NCLC Group for the period ending on 31 December 2004 and for all subsequent periods (which accounts will be prepared in accordance with GAAP) fairly represent the financial condition of the Group or the NCLC Group (as the case may be) as shown in such audited accounts (in this Clause 9.2.13 “NCLC Group” shall have the meaning ascribed to it in clause 11.4 of the Guarantee).

9.2.14	Litigation

Save as disclosed in writing to the Agent prior to 4 April 2003 and by way of the Disclosure Letter no litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, which might, if adversely determined, have a material adverse effect on the business, assets or financial condition of any Obligor. For the avoidance of doubt, any such disclosure after 4 April 2003 shall not be deemed to be a reference to the facts and circumstances then subsisting at any time that this representation is deemed to be repeated pursuant to Clause 9.1.

9.2.15	Tax liabilities

The NCLC Group has complied with all taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it including but without limitation any disputed Taxes unless a reserve has been made pending resolution of the dispute; no material claims are being asserted against it with respect to Taxes, which might, if such claims were successful, have a material adverse effect on its business, assets or financial condition.

9.2.16	Ownership of assets

Each member of the Group or the NCLC Group (as the case may be) has good and marketable title to all its assets which are reflected in the audited accounts referred to in Clause 9.2.13.

9.2.17	No immunity

None of the Obligors nor any of their respective assets enjoys any right of immunity (sovereign or otherwise) from set-off, suit or execution in respect of their obligations under this Agreement or any of the other Transaction Documents or by any relevant or applicable law.

9.2.18	Taxes on payments

As at the date of this Agreement all amounts payable by them hereunder in Dollars or in Euro may be made free and clear of and without deduction for or on account of any Taxation.

9.2.19	Place of business

None of the Obligors has a place of business in any jurisdiction (except as already disclosed) which requires any of the Security Documents to be filed or registered in that jurisdiction to ensure the validity of the Security Documents to which it is a party.

9.2.20	Ownership of shares

All the Shares in the Borrower and all the shares in the Manager shall be legally and beneficially owned by the Shareholder, all the shares in the Sub-Agent shall be legally and beneficially owned by NCL International, all the shares in the Shareholder shall be legally and beneficially owned by Arrasas and all the shares in Arrasas shall be legally and beneficially owned by the Guarantor and such structure shall remain so throughout the remainder of the Security Period. Further, no Event of Default has occurred under clause 11.2 of the Guarantee in respect of the ownership and/or control of the shares in the Guarantor.

9.2.21	Completeness of documents

The copies of the Building Contract, the Refund Guarantee, the Performance Guarantees, the Supervision Agreement, the Management Agreement, the Sub-Agency Agreement, the Interest Exchange Arrangements, the Commercial Loan Agreement, the Apollo Transaction Documents and any other relevant third party agreements delivered to the Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and no amendments thereto or variations thereof have been agreed other than (if applicable), in the case of the Management Agreement or the Sub-Agency Agreement, in accordance with Clause 10.14 nor has any action been taken by the parties thereto which would in any way render such document inoperative or unenforceable.

9.2.22	No undisclosed commissions

Other than the Hermes Premium, there are and will be no commissions, rebates, premiums or other payments by or to or on account of any Obligor or the Builder, their shareholders or members or directors or members of the management committee in connection with the transaction as a whole other than as disclosed to the Agent in writing.

9.2.23	Money laundering

Any borrowing by the Borrower under this Agreement, and the performance of its obligations under this Agreement and the other Transaction Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities.

9.2.24	Environment

Each of the Obligors:
(a)	is in compliance with all applicable federal, state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, water of the contiguous zone, ocean waters and international waters), including without limitation, laws, regulations, conventions and agreements relating to:
(i)	emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazard substances, petroleum and petroleum products and by-products (“Materials of Environmental Concern”); or

(ii)	the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (such laws, regulations, conventions and agreements the “Environmental Laws”);
(b)	has all permits, licences, approvals, rulings, variances, exemptions, clearances, consents or other authorisations required under applicable Environmental Laws (“Environmental Approvals”) and are in compliance with all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted;

(c)	has not received any notice, claim, action, cause of action, investigation or demand by any other person, alleging potential liability for, or a requirement to incur, investigatory costs, clean-up costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorney’s fees and expenses or fines or penalties, in each case arising out of, based on or resulting from:
(i)	the presence or release or threat of release into the environment of any Material of Environmental Concern at any location, whether or not owned by such person; or

(ii)	circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval (“Environmental Claim”); and
there are no circumstances that may prevent or interfere with such full compliance in the future.

There is no Environmental Claim pending or threatened against any of the Obligors.

There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against any of the Obligors.
9.3	Representations on the First Drawdown Date

The Borrower further represents and warrants to the Agent and each of the Lenders that on the First Drawdown Date the Vessel will be:
9.3.1	in its absolute and unencumbered ownership save as contemplated by the Security Documents;

9.3.2	registered in its name in the Shipbuilding Register in Bremerhaven;

9.3.3	insured in accordance with the provisions of the Building Contract, this Agreement and the First Pre-Redelivery Mortgage and in compliance with the requirements therein in respect of such insurances; and

9.3.4	under completion supervision by the Supervisor on and subject to the terms set out in the Supervision Agreement.
9.4	Representations on the Redelivery Date

The Borrower further represents and warrants to the Agent and each of the Lenders that on the Redelivery Date the Vessel will be:
9.4.1	in its absolute and unencumbered ownership save as contemplated by the Security Documents and the Commercial Loan Security Documents;

9.4.2	registered in its name under the laws and flag of the United States of America;

9.4.3	classed with the highest classification available for a vessel of its type free of all recommendations and qualifications with Det Norske Veritas;

9.4.4	operationally seaworthy and in compliance with all relevant provisions, regulations and requirements (statutory or otherwise) applicable to ships registered under the laws and flag of the United States of America;

9.4.5	insured in accordance with the provisions of Clause 10.21 and in compliance with the requirements therein in respect of such insurances; and

9.4.6	managed by the Manager and the Sub-Agent on and subject to the terms set out in the Management Agreement and the Sub-Agency Agreement.

10	Undertakings
10.1	Duration

The undertakings in this Clause 10 shall survive the execution of this Agreement and shall be deemed to be repeated with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Security Documents.

10.2	Information

The Borrower will provide to the Agent for the benefit of the Lenders (or will procure the provision of):
10.2.1	as soon as practicable (and in any event within one hundred and twenty (120) days after the close of each of its financial years) a Certified Copy of its unaudited accounts for that year and of the audited consolidated Group accounts for that year (commencing with audited accounts made up to 31 December 2002) such Group accounts being substituted with NCLC Group accounts commencing with the audited accounts made up to 31 December 2004;

10.2.2	as soon as practicable (and in any event within sixty (60) days of the end of each quarter of each financial year) a Certified Copy of the unaudited consolidated accounts of the NCLC Group and the unaudited accounts of the Borrower for that quarter (commencing with unaudited accounts made up to 31 March 2004);

10.2.3	promptly, such further information in its possession or control regarding its financial condition and operations and those of any company in the NCLC Group as the Agent may request;

10.2.4	details of any material litigation, arbitration or administrative proceedings which affect any Obligor as soon as the same are instituted and served, or, to the knowledge of the Borrower, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding twenty five million Dollars (USD25,000,000) or the equivalent in another currency).
All accounts required under this Clause 10.2 shall be prepared in accordance with GAAP and shall fairly represent the financial condition of the relevant company. In this Clause 10.2 “NCLC Group” shall have the meaning ascribed to it in clause 11.4 of the Guarantee.

10.3	Notification of default

The Borrower will notify the Agent of any Event of Default forthwith upon any Obligor becoming aware of the occurrence thereof. Upon the Agent’s request from time to time the Borrower will issue a certificate stating whether any Obligor is aware of the occurrence of any Event of Default.

10.4	Consents and registrations

The Borrower will procure that (and will promptly furnish Certified Copies to the Agent of) all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation to enable it or any Obligor to perform its obligations under, and ensure the validity or enforceability of, each of the Transaction Documents are obtained and promptly renewed from time to time and will procure that the terms of the same are complied with at all times. Insofar as such filings or registrations have not been completed on or before the relevant Drawdown Date the Borrower will procure the filing or registration within applicable time limits of each Security Document which requires filing or registration together with all ancillary documents required to preserve the priority and enforceability of the Security Documents.

10.5	Negative pledge

The Borrower will not create or permit to subsist any Encumbrance on the whole or any part of its present or future assets, except for the following:

10.5.1	Encumbrances created with the prior consent of the Lenders; or

10.5.2	Permitted Liens,

PROVIDED THAT an Encumbrance constituting a Permitted Lien under any of paragraphs (iv), (vii), (x) or (xi) of the definition of “Permitted Liens” in Clause 1.1 may not be created over any asset which is subject to an Encumbrance constituted by a Security Document relating to this Agreement save with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed) and (if appropriate having regard to the nature of the Encumbrance) following the entry by the beneficiary of the Encumbrance into intercreditor arrangements acceptable to the Agent and the Hermes Agent.

10.6	Disposals

Except with the prior consent of all the Lenders and all the Commercial Loan Lenders pursuant to the Co-ordination Deed, the Borrower shall not (and will procure that no other company in the NCLC Group shall), either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or a substantial part of its assets except that the following disposals shall not be taken into account:
10.6.1	disposals made in the ordinary course of trading of the disposing entity (excluding disposal of ships) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

10.6.2	disposals of cash raised or borrowed for the purposes for which such cash was raised or borrowed;

10.6.3	disposals of assets in exchange for other assets comparable or superior as to type and value;

10.6.4	a vessel owned by any member of the NCLC Group (other than the Borrower) may be sold provided such sale is on a willing seller willing buyer basis at or about market rate and at arm’s length subject always to the provisions of any loan documentation for the financing of such vessel and NCLL may, following the sale of its shares by Arrasas to IOL, a wholly owned Subsidiary of Star, transfer to other wholly owned Subsidiaries of Star its vessels “NORWEGIAN WIND”, “NORWEGIAN DREAM”, “NORWEGIAN SEA”, “NORWEGIAN MAJESTY”, “NORWEGIAN CROWN” and “MARCO POLO” (the “Six Vessels”) for their transfer values as set out in Schedule 8 and sell m.v. “NORWAY” to a third party and, prior to the sale of its shares as aforesaid, transfer its vessel “NORWEGIAN SKY” to Pride of Aloha Inc., a wholly owned Subsidiary of the Shareholder;

10.6.5	the Subsidiaries of Star to whom the Six Vessels (as defined in Clause 10.6.4) have been transferred may let each of the Six Vessels on demise or bareboat charter to the Sub-Agent for the period and at the charterhire rate set out in Schedule 8;

10.6.6	Arrasas may transfer its shares in NCLL to IOL and Star may transfer its shares in Arrasas to the Guarantor; and

10.6.7	disposals of assets, including any vessel, constituting Apollo-Related Transactions.
10.7	Change of business

Except with the prior consent of the Agent, the Borrower shall not make or threaten to make any substantial change in its business as presently conducted, namely that of a single ship owning company for the Vessel, or carry on any other business which is substantial in relation to its business as presently conducted so as to affect, in the opinion of the Agent, the Borrower’s ability to perform its obligations hereunder and shall not form any Subsidiaries PROVIDED THAT any change or discontinuation in the business activities of the Borrower in accordance with the Apollo-Related Transactions shall be permitted.

10.8	Mergers

Except with the prior consent of the Agent and Hermes and other than pursuant to the Apollo-Related Transactions, the Borrower will not enter into any amalgamation, restructure, substantial reorganisation, merger, de merger or consolidation or anything analogous to the foregoing nor will it acquire any equity, share capital or obligations of any corporation or other entity.

10.9	Maintenance of status and franchises

The Borrower will do all such things as are necessary to maintain its corporate existence in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

10.10	Financial records

The Borrower will keep proper books of record and account, in which proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Borrower in accordance with GAAP.

10.11	Financial indebtedness and subordination of indebtedness
10.11.1	Otherwise than in the ordinary course of business as owner of the Vessel, except as contemplated by this Agreement and the Commercial Loan Agreement and except any loan, advance or credit extended by the Guarantor or any member of the NCLC Group which is a wholly owned Subsidiary of the Guarantor, the Borrower will not create, incur, assume or allow to exist any financial indebtedness, enter into any finance lease or undertake any material capital commitment (including but not limited to the purchase of any capital asset).

10.11.2	The Borrower shall procure that any and all indebtedness (and in particular with any other Obligor and/or any shareholder of the Guarantor) is at all times fully subordinated to the Security Documents and the obligations of the Borrower hereunder subject to the Co-ordination Deed. Upon the occurrence of an Event of Default, the Borrower shall not make any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing such indebtedness except as provided in the Co-ordination Deed. In this Clause “fully subordinated” shall mean that any claim of the lender against the Borrower in relation to such indebtedness shall rank after and be in all respects subordinate to all of the rights and claims of the Agent, the Hermes Agent and the Lenders under this Agreement and the other Security Documents and that the lender shall not take any steps to enforce its rights to recover any monies owing to it by the Borrower and in particular but without limitation the lender will not institute any legal or quasi-legal proceedings under any jurisdiction at any time against the Vessel, its Earnings or Insurances or the Borrower and it will not compete with the Agent, the Hermes Agent or the Lenders in a liquidation or other winding-up or bankruptcy of the Borrower or in any proceedings in connection with the Vessel, its Earnings or Insurances.

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10.12	Pooling of earnings and charters

The Borrower will not enter into in respect of the Vessel (A) any pooling agreement or other arrangement for the sharing of any of the Earnings or the expenses of the Vessel or (B) any demise or bareboat charter or (C) any charter whereunder two (2) months’ charterhire (or the equivalent thereof) is payable in advance in respect of the Vessel or (D) any charter of the Vessel or contract of affreightment which, with the exercise of options for extension, could be for a period longer than thirteen (13) months but if, with the prior written consent of the Agent, the Borrower enters into in respect of the Vessel a charter with a company outside the Group, the Borrower hereby undertakes to execute in favour of the Trustee an assignment of such charter and the Earnings therefrom such assignment to be in substantially the form of the Earnings Assignment and as required by the Agent PROVIDED HOWEVER THAT the Borrower may in respect of the Vessel enter into a bareboat charter in form approved by the Agent with any company which is a member of the Group PROVIDED THAT if so requested by the Agent and without limitation:
10.12.1	any such bareboat charterer shall enter into such deeds (including but not limited to a subordination and assignment deed), agreements and indemnities as the Agent shall in its sole discretion require prior to entering into the bareboat charter with the Borrower; and

10.12.2	the Borrower shall assign the benefit of any such bareboat charter and its interest in the Insurances to the Trustee by way of further security for the Borrower’s obligations under the Security Documents.
10.13	Loans and guarantees by the Borrower

Otherwise than in the ordinary course of business as owner of the Vessel or except as contemplated hereby, the Borrower will not make any loan or advance or extend credit to any person, firm or corporation (except any loans, advances or credits made available to (a) passengers on board the Vessel for gambling purposes (b) ship’s agents and/or (c) the Guarantor and/or members of the NCLC Group which are wholly owned Subsidiaries of the Guarantor and, in the case of such loans, advances or credits as are referred to in this paragraph (c), do not prevent the Borrower from performing its obligations hereunder) or issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation.

10.14	Supervision and management

Except with the prior consent of the Agent, the Borrower will not:
(a)	permit any person other than the Supervisor, the Manager and the Sub-Agent to be the supervisor of completion and the manager and sub-agent of, including providing crewing services to, the Vessel;

(b)	permit any amendment to be made to the terms of the Supervision Agreement, the Management Agreement or the Sub-Agency Agreement unless an amendment to the Management Agreement or the Sub-Agency Agreement is advised by the Borrower’s tax counsel or is deemed necessary by the parties thereto but provided that the amendment does not imperil the security to be provided pursuant to the Security Documents or adversely affect the ability of any Obligor to perform its obligations under the Transaction Documents; or

(c)	permit the Vessel to be employed other than within the NCL or NCL America brand (as applicable).
10.15	Acquisition of shares

The Borrower will not acquire any equity, share capital, assets or obligations of any corporation or other entity or permit its Shares to be held by any party other than the Shareholder.

10.16	Trading with the United States of America

Where the Vessel trades in the territorial waters of the United States of America, the Borrower shall in respect of the Vessel take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) or any similar legislation applicable to the Vessel in any other jurisdiction in which the Vessel shall trade (a “Relevant Jurisdiction”) and, for this purpose the Borrower shall (inter alia) enter into a “Carrier Initiative Agreement” with the United States’ Bureau of Customs and Border Protection (if such is possible) or into voluntary arrangements made under the Customs-Trade Partnership Against Terrorism of the United States of America (if such is possible and appropriate to cruise vessels) and procure that the same (or a similar agreement or arrangement in a Relevant Jurisdiction) is maintained in full force and effect and its obligations thereunder performed by it in respect of the Vessel throughout any period of United States of America (including coastal waters over which it claims jurisdiction) or Relevant Jurisdiction related trading.

10.17	Further assurance

The Borrower will, from time to time on being required to do so by the Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent as the Agent may reasonably consider necessary for giving full effect to any of the Transaction Documents or securing to the Trustee, the Agent, the Hermes Agent and the Lenders the full benefit of the rights, powers and remedies conferred upon the Trustee, the Agent, the Hermes Agent or the Lenders in any such Transaction Document.

10.18	Valuation of the Vessel
10.18.1	The Borrower will from time to time (but at intervals no more frequently than annually at the Borrower’s expense unless an Event of Default has occurred and is continuing) within fifteen (15) days of receiving any request to that effect from the Agent, procure that the Vessel is valued by an independent reputable shipbroker or shipvaluer experienced in valuing cruise ships appointed by the Borrower and approved by the Agent (which approval shall not be unreasonably withheld or delayed and such valuation to be made with or without taking into account the benefit or otherwise of any fixed employment relating to the Vessel as the Agent may require).

10.18.2	If the Borrower does not accept the valuation obtained pursuant to Clause 10.18.1 (the “First Valuation”) it may (at its own expense) within five (5) Business Days of receipt of the First Valuation obtain a second valuation (the “Second Valuation”) from another independent reputable shipbroker or shipvaluer experienced in valuing cruise ships appointed by the Borrower and approved by the Agent which approval shall not be unreasonably withheld or delayed.

10.18.3	If the Second Valuation exceeds the First Valuation by a margin of no less than ten per cent (10%) of the First Valuation the Borrower may at its expense forthwith upon receipt of the Second Valuation request the shipbrokers and/or shipvaluers appointed pursuant to Clauses 10.18.1 and 10.18.2 to obtain a third valuation (the “Third Valuation”) from a further independent reputable shipbroker or shipvaluer experienced in valuing cruise ships approved by the Agent such approval not to be unreasonably withheld or delayed. Subject to the Third Valuation being made available within five (5) Business Days of the date of the Second Valuation the valuation of the Vessel will be determined on the basis of the average of the three valuations so obtained. If the Third Valuation is not made available within the aforementioned time limit the Vessel shall be valued on the basis of the average of the First Valuation and the Second Valuation.

10.18.4	The Borrower shall procure that forthwith upon the issuance of any valuation obtained pursuant to this Clause 10.18 a copy thereof is sent directly to the Agent for review.
10.19	Marginal security

If at any time after the Redelivery Date, the value of the Vessel as assessed in accordance with the provisions of Clause 10.18 and the value of any additional cash collateral deposits or the value of other security (not including any other security provided by the existing Security Documents) acceptable to the Agent provided by the Borrower or any third party to secure the due performance by the Borrower of its obligations hereunder at valuations reasonably estimated by the Agent from time to time is less than one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Commercial Loan, then the Agent may give the Borrower notice requiring the Borrower to provide additional security and in such event within thirty (30) days of such notice, the Borrower will either:
10.19.1	provide the Agent with additional security acceptable to the Agent such that the security value of the Vessel or the aggregate of the security value of the Vessel and any additional security provided to the Agent hereunder (at valuations reasonably estimated by the Agent from time to time) is at least one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Commercial Loan; or

10.19.2	prepay the Loan together with accrued interest on the amount prepaid such that the value of the security is one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Commercial Loan.

10.20	Performance of employment contracts

The Borrower will:
10.20.1	perform its obligations under each charterparty or employment contract made in respect of the Vessel and take all necessary steps to procure the due performance of the obligations of any party under any charterparty or contract. It will not without the prior written consent of the Agent rescind, cancel or otherwise terminate any charterparty or contract in respect of the Vessel PROVIDED ALWAYS THAT any determination by it of any such charterparty or contract after such consent is given shall be without responsibility on the part of the Agent who shall be under no liability whatsoever in the event that such termination thereafter be adjudged to constitute a repudiation of such charterparty or contract by the Borrower;

10.20.2	promptly notify the Agent (a) of any default under any such charterparty or contract of which it has knowledge by it and/or by any other party under any other such charterparty or contract (b) of any such charterparty or contract being frustrated or the performance thereof becoming impossible or substantially different from that contemplated originally by the parties thereto;

10.20.3	institute and maintain all such proceedings as may be necessary or expedient to preserve or protect the interest of the Trustee as assignee and itself under any of its charterparties or contracts made in respect of the Vessel;

10.20.4	not take or omit to take any action the taking or omission of which might result in any material alteration or impairment of any charterparty or contract made in respect of the Vessel;

10.20.5	not substitute any other ship or ships for the Vessel under any charterparty or contract made in respect of the Vessel;

10.20.6	not without the Agent’s prior consent agree to any material variation, modification or amendment in the terms of any charterparty or contract in respect of the Vessel or release any other party from any of their respective obligations thereunder or waive any breach of the obligations of any person or consent to any such act or omission of any person as would otherwise constitute such breach;

10.20.7	not without the Agent’s prior consent let or employ the Vessel below approximately the market rate prevailing when the Vessel is fixed;

10.20.8	procure that the Earnings (if any) are paid in full without set off and free and clear of and without deduction for any taxes levies duties imposts charges fees restrictions or conditions of any nature whatsoever; and

10.20.9	if, immediately following the termination (for whatever reason) of any charterparty or contract in respect of the Vessel, the Vessel is not employed in a manner acceptable to the Agent in its sole discretion the Borrower shall provide additional security for its obligations hereunder in such manner, of such type and within such period as the Agent may determine in its absolute discretion.
10.21	Insurances

The Borrower covenants with the Agent and the Lenders and undertakes:
10.21.1	during the Completion Period to procure that the Vessel is insured in accordance with the Building Contract, to give notice forthwith of the assignment of the Borrower’s interest in the Insurances pursuant to the Building Contract, Refund Guarantee and Performance Guarantees Assignment to the relevant brokers, insurances companies and/or underwriters in the form approved by the Agent and to procure that each of the relevant brokers furnishes the Agent with a letter of undertaking in such form as may be required by the Agent and waives any lien for premiums except in relation to premiums attributable to the Vessel;

10.21.2	from the Redelivery Date until the end of the Security Period to insure the Vessel in its name and keep the Vessel insured on an agreed value basis for an amount in Dollars approved by the Agent but not being less than the greater of:
(a)	one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Dollar Loan, the Dollar equivalent of the Euro Loan (determined at HSBC Bank plc’s spot rate for conversion of Dollars to Euro at 10.00 a.m. London time ten (10) days prior to the Redelivery Date or any renewal date) and the Commercial Loan; or

(b)	the full market and commercial value of the Vessel determined in accordance with Clause 10.18 from time to time through internationally recognised independent first class insurance companies, underwriters, war risks and protection and indemnity associations acceptable to the Agent in each instance on terms and conditions approved by the Agent including as to deductibles but at least in respect of:
(i)	marine risks including all risks customarily and usually covered by first-class and prudent shipowners in the London insurance markets under English marine policies or Agent-approved policies containing the ordinary conditions applicable to similar vessels;

(ii)	war risks and war risks (protection and indemnity) up to the insured amount;

(iii)	excess risks that is to say the proportion of claims for general average and salvage charges and under the running down clause not recoverable in consequence of the value at which the Vessel is assessed for the purpose of such claims exceeding the insured value;

(iv)	protection and indemnity risks with full standard coverage and up to the highest limit of liability available (for oil pollution risk the highest limit currently available is one billion Dollars (USD1,000,000,000) and this to be increased if requested by the Agent and the increase is possible in accordance with the standard protection and indemnity cover for vessels of its type and is compatible with prudent insurance practice for first class cruise shipowners or operators in waters where the Vessel trades from time to time from the Redelivery Date until the end of the Security Period);

(v)	when and while the Vessel is laid-up, in lieu of hull insurance, normal port risks;

(vi)	such other risks as the Agent may from time to time reasonably require;
and in any event in respect of those risks and at those levels covered by first class and prudent owners and/or financiers in the international market in respect of similar tonnage PROVIDED THAT if any of such insurances are also effected in the name of any other person (other than the Borrower, the Agent, the Hermes Agent, the Trustee and/or the Lenders) such person shall if so required by the Agent execute a first priority assignment of its interest in such insurances in favour of the Trustee and the Commercial Loan Trustee in similar terms mutatis mutandis to the Insurance Assignment;

10.21.3	to agree that the Hermes Agent shall take out mortgagee interest insurance on such conditions as the Hermes Agent may reasonably require and mortgagee interest insurance for pollution risks as from time to time agreed each for an amount in Dollars of one hundred and ten per cent (110%) of the aggregate of the amounts of the Loan and the Hermes Loan, the Borrower having no interest or entitlement in respect of such policies; the Borrower shall upon demand of the Hermes Agent reimburse the Hermes Agent for the costs of effecting and/or maintaining any such insurance(s) and the Hermes Agent hereby undertakes to use its reasonable endeavours to match the premium level that the Borrower would have paid if the Borrower itself had arranged such cover on such conditions (as demonstrated to the reasonable satisfaction of the Hermes Agent);

10.21.4	if the Vessel shall trade in the United States of America and/or the Exclusive Economic Zone of the United States of America (the “EEZ”) as such term is defined in the US Oil Pollution Act 1990 (“OPA”), to comply strictly with the requirements of OPA and any similar legislation which may from time to time be enacted in any jurisdiction in which the Vessel presently trades or may or will trade at any time during the existence of this Agreement and in particular before such trade is commenced and during the entire period during which such trade is carried on:

(a)	to pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to it for the Vessel in the market;

(b)	to make all such quarterly or other voyage declarations as may from time to time be required by the Vessel’s protection and indemnity association and to comply with all obligations in order to maintain such cover, and promptly to deliver to the Agent copies of such declarations;

(c)	to submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel’s protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Agent copies of reports made in respect of such surveys;

(d)	to implement any recommendations contained in the reports issued following the surveys referred to in Clause 10.21.4(c) within the time limit specified therein and to provide evidence satisfactory to the Agent that the protection and indemnity insurers are satisfied that this has been done;

(e)	in particular strictly to comply with the requirements of any applicable law, convention, regulation, proclamation or order with regard to financial responsibility for liabilities imposed on the Borrower or the Vessel with respect to pollution by any state or nation or political subdivision thereof, including but not limited to OPA, and to provide the Agent on demand with such information or evidence as it may reasonably require of such compliance;

(f)	to procure that the protection and indemnity insurances do not contain a clause excluding the Vessel from trading in waters of the United States of America and the EEZ or any other provision analogous thereto and to provide the Agent with evidence that this is so; and

(g)	strictly to comply with any operational or structural regulations issued from time to time by any relevant authorities under OPA so that at all times the Vessel falls within the provisions which limit strict liability under OPA for oil pollution;
10.21.5	to give notice forthwith of any assignment of its interest in the Insurances to the relevant brokers, insurance companies, underwriters and/or associations in the form approved by the Agent;

10.21.6	to execute and deliver all such documents and do all such things as may be necessary to confer upon the Trustee legal title to the Insurances in respect of the Vessel and to procure that the interest of the Trustee is at all times filed with all slips, cover notes, policies and certificates of entry and to procure (a) that a loss payable clause in the form approved by the Agent shall be filed with all the hull, machinery and equipment and war risks policies in respect of the Vessel and (b) that a loss payable clause in the form approved by the Agent shall be endorsed upon the protection and indemnity certificates of entry in respect of the Vessel;

10.21.7	to procure that each of the relevant brokers and associations furnishes the Agent with a letter of undertaking in such form as may be required by the Agent and waives any lien for premiums or calls except in relation to premiums or calls attributable to the Vessel;

10.21.8	punctually to pay all premiums, calls, contributions or other sums payable in respect of the Insurances on the Vessel and to produce all relevant receipts when so required by the Agent;

10.21.9	to renew each of the Insurances on the Vessel at least ten (10) days before the expiry thereof and to give immediate notice to the Agent of such renewal and to procure that the relevant brokers or associations shall promptly confirm in writing to the Agent that such renewal is effected it being understood by the Borrower that any failure to renew the Insurances on the Vessel at least ten (10) days before the expiry thereof or to give or procure the relevant notices of such renewal shall constitute an Event of Default;

10.21.10	to arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity and/or war risks association;

10.21.11	to furnish the Agent from time to time on request with full information about all Insurances maintained on the Vessel and the names of the offices, companies, underwriters, associations or clubs with which such Insurances are placed;

10.21.12	not to agree to any variation in the terms of any of the Insurances on the Vessel without the prior approval of the Agent nor to do any act or voluntarily suffer or permit any act to be done whereby any Insurances shall or may be rendered invalid, void, voidable, suspended, defeated or unenforceable and not to suffer or permit the Vessel to engage in any voyage nor to carry any cargo not permitted under any of the Insurances without first obtaining the consent of the insurers or reinsurers concerned and complying with such requirements as to payment of extra premiums or otherwise as the insurers or reinsurers may impose;

10.21.13	not without the prior written consent of the Agent to settle, compromise or abandon any claim in respect of any of the Insurances on the Vessel other than a claim of less than ten million Dollars (USD10,000,000) or the equivalent in any other currency and not being a claim arising out of a Total Loss;

10.21.14	promptly to furnish the Agent with full information regarding any casualties or other accidents or damage to the Vessel involving an amount in excess of twenty five million Dollars (USD25,000,000);

10.21.15	to apply or ensure the appliance of all such sums receivable in respect of the Insurances on the Vessel for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance monies shall have been received;

10.21.16	that in the event of it making default in insuring and keeping insured the Vessel as hereinbefore provided then the Agent may (but shall not be bound to) insure the Vessel or enter the Vessel in such manner and to such extent as the Agent in its discretion thinks fit and in such case all the cost of effecting and maintaining such insurance together with interest thereon at the Interest Rate shall be paid on demand by the Borrower to the Agent; and

10.21.17	to agree that the Agent shall be entitled from time to time (but at intervals no more frequently than annually at the Borrower’s expense except in the case that the First Drawdown Date and any renewal date of the Insurances to be assigned to the Trustee pursuant to (among other things) the Construction Risks Insurance Assignment or the Redelivery Date and any renewal of the Insurances to be assigned to the Trustee and the Commercial Loan Trustee pursuant to the Insurance Assignment fall within one (1) year of each other) to instruct independent reputable insurance advisers for the purpose of obtaining any advice or information regarding any matter concerning the Insurances which the Agent shall at its sole discretion deem necessary, it being hereby specifically agreed that it shall reimburse the Agent on demand for all reasonable costs and expenses incurred by the Agent in connection with the instruction of such advisers as aforesaid.
10.22	Operation and maintenance of the Vessel

From the Redelivery Date until the end of the Security Period at its own expense the Borrower will:
10.22.1	keep the Vessel in a good and efficient state of repair so as to maintain it to the highest classification available for the Vessel of its age and type free of all recommendations and qualifications with Det Norske Veritas. On the Redelivery Date and annually thereafter, it will furnish to the Agent a statement by such classification society that such classification is maintained. It will comply with all recommendations, regulations and requirements (statutory or otherwise) from time to time applicable to the Vessel and shall have on board as and when required thereby valid certificates showing compliance therewith and shall procure that all repairs to or replacements of any damaged, worn or lost parts or equipment are carried out (both as regards workmanship and quality of materials) so as not to diminish the value or class of the Vessel. It will not make any substantial modifications or alterations to the Vessel or any part thereof without the prior consent of the Agent;

10.22.2	submit the Vessel to continuous survey in respect of its machinery and hull and such other surveys as may be required for classification purposes and, if so required by the Agent, supply to the Agent copies in English of the survey reports;

10.22.3	permit surveyors or agents appointed by the Agent to board the Vessel at all reasonable times to inspect its condition or satisfy themselves as to repairs proposed or already carried out and afford all proper facilities for such inspections;

10.22.4	comply, or procure that the Manager will comply, with the ISM Code or any replacement of the ISM Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter:
(a)	hold, or procure that the Manager holds, a valid Document of Compliance duly issued to the Borrower or the Manager (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate duly issued to the Vessel pursuant to the ISM Code;

(b)	provide the Agent with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued; and

(c)	keep, or procure that there is kept, on board the Vessel a copy of any such Document of Compliance and the original of any such Safety Management Certificate;
10.22.5	comply, or procure that the Manager will comply, with the ISPS Code or any replacement of the ISPS Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISPS Code and at all times thereafter:
(a)	keep, or procure that there is kept, on board the Vessel the original of the International Ship Security Certificate; and

(b)	keep, or procure that there is kept, on board the Vessel a copy of the ship security plan prepared pursuant to the ISPS Code;
10.22.6	not employ the Vessel or permit its employment in any trade or business which is forbidden by any applicable law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render it liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose the Vessel to penalties. In the event of hostilities in any part of the world (whether war be declared or not) it will not employ the Vessel or permit its employment in carrying any contraband goods;

10.22.7	promptly provide the Agent with (a) all information which the Agent may reasonably require regarding the Vessel, its employment, earnings, position and engagements (b) particulars of all towages and salvages and (c) copies of all charters and other contracts for its employment and otherwise concerning it;

10.22.8	give notice to the Agent promptly and in reasonable detail upon the Borrower or any other Obligor becoming aware of:
(a)	accidents to the Vessel involving repairs the cost of which will or is likely to exceed twenty five million Dollars (USD25,000,000);

(b)	the Vessel becoming or being likely to become a Total Loss or a Compulsory Acquisition;

(c)	any recommendation or requirement made by any insurer or classification society or by any competent authority which is not complied with within any time limit relating thereto;

(d)	any writ or claim served against or any arrest of the Vessel or the exercise of any lien or purported lien on the Vessel, its Earnings or Insurances;

(e)	the occurrence of any Event of Default;

(f)	the Vessel ceasing to be registered under the flag of the United States of America or anything which is done or not done whereby such registration may be imperilled;

(g)	it becoming impossible or unlawful for it to fulfil any of its obligations under the Security Documents; and

(h)	anything done or permitted or not done in respect of the Vessel by any person which is likely to imperil the security created by the Security Documents;
10.22.9	promptly pay and discharge all debts, damages and liabilities, taxes, assessments, charges, fines, penalties, tolls, dues and other outgoings in respect of the Vessel and keep proper books of account in respect thereof PROVIDED ALWAYS THAT the Borrower shall not be obliged to compromise any debts, damages and liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested debt, damage or liability which, either individually or in aggregate exceeds twenty five million Dollars (USD25,000,000) shall forthwith be provided to the Agent. As and when the Agent may so require the Borrower will make such books available for inspection on behalf of the Agent and provide evidence satisfactory to the Agent that the wages and allotments and the insurance and pension contributions of the master and crew are being regularly paid, that all deductions of crew’s wages in respect of any tax liability are being properly accounted for and that the master has no claim for disbursements other than those incurred in the ordinary course of trading on the voyage then in progress or completed prior to such inspection;

10.22.10	maintain the type of the Vessel as at the Redelivery Date and not put the Vessel into the possession of any person without the prior consent of the Agent for the purpose of work being done on it in an amount exceeding or likely to exceed twenty five million Dollars (USD25,000,000) unless such person shall first have given to the Agent a written undertaking addressed to the Agent in terms satisfactory to the Agent agreeing not to exercise a lien on the Vessel or its Earnings for the cost of such work or for any other reason;

10.22.11	promptly pay and discharge all liabilities which have given rise, or may give rise, to liens or claims enforceable against the Vessel under the laws of all countries to whose jurisdiction the Vessel may from time to time be subject and in particular the Borrower hereby agrees to indemnify and hold the Lenders, the Agent, the Hermes Agent and the Trustee, their successors, assigns, directors, officers, shareholders, employees and agents harmless from and against any and all claims, losses, liabilities, damages, expenses (including attorneys, fees and expenses and consultant fees) and injuries of any kind whatsoever asserted against the Lenders, the Agent, the Hermes Agent or the Trustee, with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from the Vessel or other properties owned or operated by the Borrower of any hazardous substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies, regardless of whether or not caused by or within the control of the Borrower subject to the following:
(a)	it is the parties’ understanding that the Lenders, the Agent, the Hermes Agent and the Trustee do not now, have never and do not intend in the future to exercise any operational control or maintenance over the Vessel or any other properties and operations owned or operated by the Borrower, nor in the past, presently, or intend in the future to, maintain an ownership interest in the Vessel or any other properties owned or operated by the Borrower except as may arise upon enforcement of the Lenders’ rights under the Post Redelivery Mortgage;

(b)	the indemnity and hold harmless contained in this Clause 10.22.11 shall not extend to the Lenders, the Agent, the Hermes Agent and the Trustee in their capacity as an equity investor in the Borrower or as an owner of any property or interest as to which the Borrower is also owner but only to their capacity as lenders, holders of security interests or beneficiaries of security interests; and

(c)	unless and until an Event of Default shall have occurred and without prejudice to the right of each Lender to be indemnified pursuant to this Clause 10.22.11:
(i)	each Lender will, if it is reasonably practicable to do so, notify the Borrower upon receiving a claim in respect of which the relevant Lender is or may become entitled to an indemnity under this Clause 10.22.11;

(ii)	subject to the prior written approval of the relevant Lender which the Lender shall have the right to withhold, the Borrower will be entitled to take, in the name of the relevant Lender, such action as the Borrower may see fit to avoid, dispute, resist, appeal, compromise or defend any such claims, losses, liabilities, damages, expenses and injuries as are referred to above in this Clause 10.22.11 or to recover the same from any third party, subject to the Borrower first ensuring that the relevant Lender is secured to its reasonable satisfaction against all expenses thereby incurred or to be incurred; and

(iii)	the relevant Lender will, to the extent that it is reasonably practicable to do so, seek the approval of the Borrower (such approval not to be unreasonably withheld or delayed) before making any admission of liability, agreement or compromise with a third party, or any payment to a third party, in respect of such claims, losses, liabilities, damages, expenses and injuries as are referred to above in this Clause 10.22.11 and, to the extent that the Borrower is entitled to take action in accordance with sub-clause (ii) above and subject to the Borrower first ensuring that the relevant Lender is secured to its reasonable satisfaction against all expenses thereby incurred or to be incurred, the relevant Lender will provide such information, assistance and other co-operation as the Borrower may reasonably request in connection with such action,
PROVIDED ALWAYS THAT the Borrower shall not be obliged to compromise any liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested liabilities which, either individually or in aggregate, exceed twenty five million Dollars (USD25,000,000) shall be forthwith provided to the Agent. If the Vessel is arrested or detained for any reason it will procure its immediate release by providing bail or taking such other steps as the circumstances may require;

10.22.12	comply, or procure that the Manager will comply, with Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997) (as the same may be amended from time to time) (“Annex VI”) or any replacement of Annex VI and in particular, without limitation, to:
(a)	procure that the Vessel’s master and crew are familiar with, and that the Vessel complies with, Annex VI;

(b)	maintain for the Vessel a valid and current international air pollution prevention certificate issued under Annex VI and provide a copy to the Agent; and

(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the IAPCC;
10.22.13	give to the Agent at such times as it may from time to time require a certificate, duly signed on its behalf as to the amount of any debts, damages and liabilities relating to the Vessel and, if so required by the Agent, forthwith discharge such debts, damages and liabilities to the Agent’s satisfaction; and

10.22.14	maintain the registration of the Vessel under and fly the flag of the United States of America and not do or permit anything to be done whereby such registration may be forfeited or imperilled.
10.23	Hermes Cover

The Lenders have claims arising from this Agreement guaranteed by the Federal Republic of Germany (represented by Hermes) by way of the Hermes Cover. The unrestricted existence of the Hermes Cover is a pre-requisite to drawdown of any Portion or part thereof as referred to in Clause 2.3.3 and to the maintenance of the Loan in accordance with the terms of this Agreement after drawdown.

The terms and conditions of the Hermes Cover are incorporated herein and in so far as they impose terms, conditions and/or obligations on the Trustee and/or the Agent and/or the Hermes Agent and/or the Lenders in relation to the Borrower or any other Obligor then such terms, conditions and obligations are binding on the parties hereto and further in the event of any conflict between the terms of the Hermes Cover and the terms hereof the terms of the Hermes Cover shall be paramount and prevail and any breach of those terms as applied to the Borrower or any other Obligor shall be deemed to be an Event of Default. For the avoidance of doubt, the Borrower has no interest or entitlement in the proceeds of the Hermes Cover.

10.24	Dividends

The Borrower will procure that any dividends or other distributions and interest paid or payable in connection therewith received by the Shareholder will be paid to the Guarantor directly or indirectly by way of dividend in each case promptly on receipt.
11	Default
11.1	Events of default

Each of the events set out below is an Event of Default:
11.1.1	Non-payment

The Borrower or any other Obligor does not pay on the due date any amount of principal or interest of the Loan (provided however that if any such amount is not paid when due solely by reason of some error or omission on the part of the bank or banks through whom the relevant funds are being transmitted no Event of Default shall occur for the purposes of this Clause 11.1.1 until the expiry of three (3) Business Days following the date on which such payment is due), or within three (3) Business Days of the due date any other amount, payable by it under any Security Document to which it may at any time be a party, at the place and in the currency in which it is expressed to be payable.

11.1.2	Breach of other obligations
(a)	Any Obligor or the Builder fails to comply with any other material provision of any Security Document or there is any other material breach in the sole opinion of the Agent of any of the Transaction Documents and such failure (if in the opinion of the Agent in its sole discretion it is capable of remedy) continues unremedied for a period of thirty (30) days from the date of its occurrence and in any such case as aforesaid the Agent in its sole discretion considers that such failure is or could reasonably be expected to become materially prejudicial to the interests, rights or position of the Lenders; or

(b)	If there is a repudiation or termination of any Transaction Document or if any of the parties thereto becomes entitled to terminate or repudiate any of them and evidences an intention so to do.
11.1.3	Misrepresentation

Any representation, warranty or statement made or repeated in, or in connection with, any Transaction Document or in any accounts, certificate, statement or opinion delivered by or on behalf of any Obligor thereunder or in connection therewith is materially incorrect when made or would, if repeated at any time hereafter by reference to the facts subsisting at such time, no longer be materially correct.

11.1.4	Cross default
(a)	Any event of default occurs under any financial contract or financial document relating to any Financial Indebtedness of any member of the NCLC Group;

(b)	Any such Financial Indebtedness or any sum payable in respect thereof is not paid when due (after the expiry of any applicable grace period(s)) whether by acceleration or otherwise;

(c)	Any Encumbrance over any assets of any member of the NCLC Group becomes enforceable;

(d)	Any other Financial Indebtedness of any member of the NCLC Group is not paid when due or is or becomes capable of being declared due prematurely by reason of default or any security for the same becomes enforceable by reason of default;
PROVIDED THAT:
(i)	No Event of Default will arise if the relevant Financial Indebtedness is not accelerated or, if it is accelerated but, in aggregate, the Financial Indebtedness is less than fifteen million Dollars (USD15,000,000); and

(ii)	Financial Indebtedness being contested by the Borrower in good faith will be disregarded provided first that full details of the dispute shall be submitted to the Agent forthwith upon its occurrence and second if the dispute remains unresolved for a period of one hundred and fifty (150) days this Clause 11.1.4(ii) shall not apply to that Financial Indebtedness.
11.1.5	Winding-up

Subject to Clause 10.8, any order is made or an effective resolution passed or other action taken for the suspension of payments or reorganisation, dissolution, termination of existence, liquidation, winding-up or bankruptcy of any member of the NCLC Group.

11.1.6	Moratorium or arrangement with creditors

A moratorium in respect of all or any debts of any member of the NCLC Group or a composition or an arrangement with creditors of any member of the NCLC Group or any similar proceeding or arrangement by which the assets of any member of the NCLC Group are submitted to the control of its creditors is applied for, ordered or declared or any member of the NCLC Group commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of all or a significant part of its Financial Indebtedness.

11.1.7	Appointment of liquidators etc.

A liquidator, trustee, administrator, receiver, administrative receiver, manager or similar officer is appointed in respect of any member of the NCLC Group or in respect of all or any substantial part of the assets of any member of the NCLC Group and in any such case such appointment is not withdrawn within thirty (30) days (the “Grace Period”) unless the Agent considers in its sole discretion that the interest of the Lenders might reasonably be expected to be adversely affected in which event the Grace Period shall not apply.

11.1.8	Insolvency

Any member of the NCLC Group becomes or is declared insolvent or is unable, or admits in writing its inability, to pay its debts as they fall due or becomes insolvent within the terms of any applicable law.

11.1.9	Legal process

Any distress, execution, attachment or other process affects the whole or any substantial part of the assets of any member of the NCLC Group and remains undischarged for a period of twenty one (21) days or any uninsured judgment in excess of twenty five million Dollars (USD25,000,000) following final appeal remains unsatisfied for a period of thirty (30) days in the case of a judgment made in the United States of America and otherwise for a period of sixty (60) days PROVIDED THAT no Event of Default shall be deemed to have occurred unless the distress, execution, attachment or other process adversely affects any Obligor’s ability to meet any of its material obligations under any Security Document to which it is or may be a party or cause to occur any of the events specified in Clauses 11.1.5 to 11.1.8 (the determination of which shall be in the Agent’s sole discretion).

11.1.10	Analogous events

Anything analogous to or having a substantially similar effect to any of the events specified in Clauses 11.1.5 to 11.1.9 shall occur under the laws of any applicable jurisdiction.

11.1.11	Cessation of business

Any member of the NCLC Group ceases to carry on all or a substantial part of its business PROVIDED THAT no Event of Default will arise under this clause on a cessation of business in accordance with the Apollo-Related Transactions or any other cessation of business that does not imperil the security created by any of the Security Documents or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it may be a party at any time.

11.1.12	Revocation of consents

Any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable any Obligor to comply with any of its obligations under any of the Transaction Documents is materially adversely modified, revoked or withheld or does not remain in full force and effect and within ninety (90) days of the date of its occurrence such event is not remedied to the satisfaction of the Agent and the Agent considers in its sole discretion that such failure is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders PROVIDED THAT the Borrower shall not be entitled to the aforesaid ninety (90) day period if the modification, revocation or withholding of the authorisation, approval or consent is due to an act or omission of any Obligor and the Agent is satisfied in its sole discretion that the Lenders’ interests might reasonably be expected to be materially adversely affected.

11.1.13	Unlawfulness

At any time it is unlawful or impossible for any Obligor, the Builder or Hermes to perform any of its material (to the Lenders or any of them and/or the Agent and/or the Hermes Agent) obligations under any Security Document to which it is a party or it is unlawful or impossible for the Agent, the Trustee or any Lender to exercise any of its rights under any of the Security Documents PROVIDED THAT no Event of Default shall be deemed to have occurred (except where the unlawfulness or impossibility adversely affects any Obligor’s or the Builder’s payment obligations under this Agreement and the other Security Documents or Hermes’ payment obligations under the Hermes Cover (the determination of which shall be in the Agent’s sole discretion) in which case the following provisions of this Clause 11.1.13 shall not apply) where the unlawfulness or impossibility preventing any Obligor, the Builder or Hermes from performing its obligations (other than its payment obligations under this Agreement and the other Security Documents) is cured within a period of twenty one (21) days of the occurrence of the event giving rise to the unlawfulness or impossibility and the relevant Obligor, the Builder or Hermes within the aforesaid period, performs its obligation(s) and PROVIDED FURTHER THAT no Event of Default shall be deemed to have occurred where the Agent, the Trustee and/or any relevant Lender was aware of the default and could, in its sole discretion, mitigate the consequences of the unlawfulness or impossibility in the manner described in Clause 4.3.2. The costs of mitigation shall be determined in accordance with Clause 4.3.2.

11.1.14	Insurances

The Borrower fails to insure the Vessel in the manner specified in Clause 10.21 or fails to renew the Insurances at least ten (10) days prior to the date of expiry thereof and produce prompt confirmation of such renewal to the Agent.

11.1.15	Total Loss

If the Vessel shall become a Total Loss and the proceeds of the Insurances in respect thereof shall not have been received by the Agent within one hundred and fifty (150) days after the date of the event giving rise to such Total Loss.

11.1.16	Disposals

If the Borrower or any other member of the NCLC Group or the Builder (in respect of the property assigned to the Trustee pursuant to the Construction Risks Insurance Assignment only) shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property (in the case of the Builder, limited to the aforesaid property) which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property (in the case of the Builder, limited to the aforesaid property) to or for the benefit of a creditor with the intention of preferring such creditor over any other creditor.

11.1.17	Prejudice to security

Anything is done or suffered or omitted to be done by any Obligor or the Builder which in the reasonable opinion of the Agent would or might be expected to imperil the security created by any of the Security Documents.

11.1.18	Material adverse change

Any material adverse change in the business, assets or financial condition of any Obligor occurs which in the reasonable opinion of the Agent would or might reasonably be expected to affect the ability of that Obligor duly to perform any of its material obligations under any Security Document to which it is or may at any time be a party. For the purposes of this Clause 11.1.18 and without prejudice to the generality of the expression “material obligations” any payment obligations of any Obligor shall be deemed material.

11.1.19	Governmental intervention

The authority of any member of the NCLC Group or the Builder in the conduct of its business is wholly or substantially curtailed by any seizure or intervention by or on behalf of any authority and within ninety (90) days of the date of its occurrence any such seizure or intervention is not relinquished or withdrawn and the Agent reasonably considers that the relevant occurrence is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders PROVIDED THAT the Borrower shall not be entitled to the aforesaid ninety (90) day period if the seizure or intervention executed by any authority is due to an act or omission of any member of the NCLC Group or the Builder and the Agent is satisfied, in its sole discretion, that the Lenders’ interest might reasonably be expected to be materially adversely affected.

11.1.20	The Builder

Any of the events specified in Clauses 11.1.5 to 11.1.12 of this Clause shall occur in respect of the Builder at any time prior to the Redelivery Date.

11.1.21	The Vessel

The Vessel has not been redelivered to the Borrower by the Builder pursuant to the Building Contract by 3 December 2005 (or such later date as is agreed between the Borrower, the Lenders and Hermes).
11.2	Acceleration
11.2.1	On the occurrence of an Event of Default and at any time thereafter whilst such event shall be continuing the Agent may if the Facility has not yet been drawn down, by notice to the Borrower cancel the obligations of the Lenders under this Agreement.

11.2.2	Subject to the provisions of the Co-ordination Deed, on the occurrence of an Event of Default and at any time thereafter whilst such event shall be continuing, if any of the Facility has been drawn down:
(a)	the Agent may by notice to the Borrower declare the whole or any part of the Loan due and repayable in accordance with the terms of such notice whereupon the same shall become due and repayable accordingly together with all interest accrued thereon and all other amounts payable hereunder and under any of the other Security Documents and any undrawn Portion or any part thereof shall be cancelled; and/or

(b)	the Trustee, the Agent, the Hermes Agent and the Lenders may from time to time exercise all or any of its or their rights under any of the Security Documents in such order and in such manner as it or they shall deem appropriate; and/or

(c)	the Trustee may at the discretion of the Agent terminate or continue with the Supervision Agreement, the Management Agreement and/or the Sub-Agency Agreement.
11.3	Default indemnity

The Borrower shall on demand indemnify the Agent and the Lenders, without prejudice to any of their other rights under this Agreement and the other Security Documents, against any loss or expense which the Agent shall certify as sustained or incurred by any of them as a consequence of:
11.3.1	any default in payment by the Borrower of any sum under this Agreement or any of the other Security Documents when due, including, without limitation, any liability incurred by the Trustee, the Agent, the Lenders and the Hermes Agent by reason of any delay or failure of the Borrower to pay any such sums;

11.3.2	any break in funding (including without limitation warehousing and other related costs) due to the occurrence of any Event of Default;

11.3.3	any prepayment of the Loan or part thereof being made at any time for any reason; and/or

11.3.4	a Portion or any part thereof not being drawn for any reason (excluding any default by the Agent or any Lender) after a Drawdown Notice has been given, including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Loan or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan, any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction.

11.4	Set-off

Following the occurrence of any Event of Default and for so long as the same is continuing, the Borrower irrevocably authorises the Agent and the Lenders to apply any credit balance to which the Borrower is entitled upon any account of the Borrower with any branch of any of the Agent and the Lenders in or towards satisfaction of any sum due to the Agent or any Lender hereunder but unpaid, and to combine any accounts of the Borrower for this purpose. If such set-off requires a credit balance in a currency other than Dollars and/or Euro to be transferred to an account maintained in connection herewith the transfer shall be effected by crediting to the account in question the amount of Dollars and/or Euro (as the case may be) which the Agent or the Lender (as the case may be) could obtain by exchanging such currency for Dollars or Euro (as the case may be) at the rate of exchange at which its Office would, at the opening of business on the date on which the combination is effected, have sold the currency of that credit balance for Dollars or Euro (as the case may be) for immediate redelivery.

12	Application of Funds
12.1	Total Loss proceeds/proceeds of sale/Event of Default monies

In the event of the Vessel becoming a Total Loss or if the Vessel is sold or if an Event of Default has occurred then all Total Loss proceeds or proceeds of sale of the Vessel or any monies received by the Trustee, the Agent, the Hermes Agent, any Lender or any of their respective Affiliates (as defined in clause 11.4.1 of the Guarantee) under or pursuant to the Security Documents (other than the Hermes Cover) shall, subject to the provisions of the Co-ordination Deed, be held by the Agent and applied in the following manner and order:
FIRSTLY	to the payment of all fees, expenses and charges (including brokers’ commissions and any costs incurred in breaking any funding, the expenses of any sale, the expenses of retaining any attorney, solicitors’ fees, court costs and any other expenses or advances made or incurred by the Trustee, the Agent, the Hermes Agent or any Lender in the protection of the Trustee’s, the Agent’s, the Hermes Agent’s and that Lender’s rights or the pursuance of its or their remedies hereunder and under the other Security Documents or to any payments whether voluntary or not which the Agent considers advisable to protect its, the Trustee’s, the Hermes Agent’s or the Lenders’ security and to provide adequate indemnity against liens claiming priority over or equality with the lien of the Security Documents or any other Encumbrances but excluding any costs incurred in breaking an Interest Exchange Arrangement or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction including but without limitation warehousing and other related costs);

SECONDLY	in or towards payment in such order as the Lenders may require of any accrued (but unpaid) fees and interest thereon to which the Lenders and/or the Agent are entitled hereunder and/or under the other Security Documents in connection with the Loan;

THIRDLY	in or towards satisfaction of all interest accrued on the Loan;

FOURTHLY	in retention by the Agent in its discretion in a suspense or impersonal interest bearing security realised account of such sum as it considers appropriate by way of security for the Outstanding Indebtedness or for any actual or contingent liability of the Agent or the Lenders or any of them in connection with the transactions herein contemplated;

FIFTHLY	in or towards payment of the Instalments (whether or not then due and payable) in reverse order of maturity date;

SIXTHLY	in or towards satisfaction of any other amounts due from the Borrower to the Agent or the Lenders under the Security Documents using in the discretion of the Agent the same order of application as Firstly to Fifthly;

SEVENTHLY	in retention of such other sum or sums as the Agent may require as security for any further monies which may reasonably be expected to become due and payable to the Trustee and/or the Agent and/or the Lenders and/or the Hermes Agent under this Agreement or any of the other Security Documents and which the assigned Earnings may be insufficient to satisfy;

EIGHTHLY	any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction; and

NINTHLY	the balance, if any, in payment to the Borrower or whomsoever shall then be entitled thereto.
In the event of the proceeds being insufficient to pay the amounts referred to above the Agent shall be entitled to collect the balance from the Borrower.
12.2	General funds

Subject to the provisions of the Co-ordination Deed, any other monies received by or in the possession of the Trustee, the Agent, any Lender or the Hermes Agent under or pursuant to the Security Documents (other than the Hermes Cover) which are expressed hereunder and/or under the Security Documents to be distributed in accordance with the provisions of this Clause or where no express provisions are made for disposal shall be applied in the discretion of the Agent as follows:
FIRSTLY	in or towards payment of all fees, costs and expenses (excluding any costs (including without limitation any warehousing and other related costs) incurred in breaking any Interest Exchange Arrangement or any interest rate swap agreements or other interest rate management products entered into by the Lenders for the purposes of this transaction) incurred by the Agent or any Lender in connection with the Loan and which are for the time being unpaid;

SECONDLY	in or towards payment in such order as the Lenders may require of any accrued (but unpaid) fees and interest thereon to which the Lenders and/or the Agent and/or the Hermes Agent are entitled hereunder and/or under the other Security Documents in connection with the Loan;

THIRDLY	in or towards satisfaction of all interest accrued on the Loan;

FOURTHLY	in retention by the Agent in its discretion in a suspense or impersonal interest bearing security realised account of such sum as it considers appropriate by way of security for the Outstanding Indebtedness or for any actual or contingent liability of the Agent or the Lenders or any of them in connection with the transactions herein contemplated;

FIFTHLY	in or towards payment of the Instalments in reverse order of maturity date;

SIXTHLY	in retention of such other sum or sums as the Agent may require as security for any further monies which may reasonably be expected to become due and payable to the Agent and/or the Lenders and/or the Hermes Agent under this Agreement or any of the other Security Documents and which the assigned Earnings may be insufficient to satisfy;

SEVENTHLY	any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction; and

EIGHTHLY	the balance (if any) shall be released to the Borrower or to its order or whomsoever else may be entitled thereto.
12.3	Application of proceeds of Insurances

Subject to the provisions of the Co-ordination Deed, proceeds of the Insurances for partial losses shall be applied in accordance with the Construction Risks Insurance Assignment or the Insurance Assignment (as the case may be) and/or the loss payable clause(s) endorsed on the Insurances in the form approved by the Agent and in the case of a Total Loss of the Vessel in accordance with Clause 4.5 and Clause 12.1.

12.4	Application of any reduction in the Hermes Premium

Any amount received by the Agent or the Hermes Agent following a reduction in the amount of the Hermes Premium shall be applied as to eighty per cent (80%) in accordance with Clause 4.7 and the balance shall be paid to the Borrower PROVIDED THAT no Event of Default has occurred and is continuing when such amount shall be applied in accordance with Clause 12.1.

12.5	Suspense account

Any monies received or recovered by the Trustee, the Agent, any Lender or the Hermes Agent under or in connection with the Security Documents and credited to any suspense or impersonal interest bearing security realised account may be held in such account for so long as the Agent thinks fit pending application at the Agent’s discretion in accordance with Clause 12.1 or Clause 12.2 (as the case may be).
13	Fees
13.1	The Borrower shall enter into fees side letters with the Agent on the date of the Original Loan Agreement and a new fees side letter on the date of the First Supplemental Agreement and pay to the Agent such fees and on such date(s) as shall be referred to therein.

14	Expenses
14.1	Initial expenses

The Borrower shall reimburse the Agent on first demand on a full indemnity basis for the reasonable charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal, insurance and other advisers and travel expenses) incurred by the Agent in respect of the syndication, negotiation, preparation, printing, execution and registration of this Agreement and the other Transaction Documents and any other documents required in connection with the implementation of this Agreement and the Apollo-Related Transactions.

14.2	Enforcement expenses

The Borrower shall reimburse the Agent, the Lenders and the Hermes Agent on demand on a full indemnity basis for all charges and expenses (including value added tax or any similar tax thereon and including the fees and expenses of legal advisers) incurred by the Agent, each of the Lenders and the Hermes Agent in connection with the enforcement of, or the preservation of any rights under, this Agreement and the other Security Documents.

14.3	Stamp duties

The Borrower shall pay or indemnify the Agent or the Hermes Agent (as the case may be) on demand against any and all stamp, registration and similar Taxes which may be payable in any jurisdiction in connection with the entry into, performance and enforcement of this Agreement or any of the other Security Documents.
15	Waivers, Remedies Cumulative
15.1	No waiver

No failure to exercise and no delay in exercising on the part of the Trustee, the Agent, any of the Lenders or the Hermes Agent any right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof, or the exercise of any other right or remedy. No waiver by the Trustee, the Agent, the Hermes Agent or any of the Lenders shall be effective unless it is in writing.

15.2	Remedies cumulative

The rights and remedies of the Agent and the Lenders provided herein are cumulative and not exclusive of any rights or remedies provided by law.

15.3	Severability

If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

15.4	Time of essence

Time is of the essence in respect of all of the obligations of the Borrower under the Security Documents PROVIDED HOWEVER THAT neither the Agent nor any of the Lenders shall be entitled to terminate or treat this Agreement or any of the other Security Documents as having been repudiated otherwise than in circumstances which constitute an Event of Default.
16	Counterparts
16.1	This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.
17	Assignment
17.1	Benefit of agreement

This Agreement shall be binding upon the Borrower and its successors and shall inure to the benefit of the Agent and each of the Lenders and their successors and assigns.

17.2	No transfer by the Borrower

The Borrower may not assign or transfer all or any of its rights, benefits or obligations hereunder or under any of the other Security Documents.

17.3	Assignments, participations and transfers by a Lender

Each Lender may, subject to obtaining the prior written approval of the Agent and the Hermes Agent, in the case of the Agent such approval not to be unreasonably withheld or delayed, at any time transfer or assign all of its rights and benefits hereunder and under the Security Documents to any other lending institution but shall, prior to such transfer or assignment, on request by the Agent, pay a fee to the Agent of one thousand Dollars (USD1,000) PROVIDED THAT (save in the case of a transfer or assignment of rights and benefits to any subsidiary or holding company of such Lender or to another Lender) no such transfer or assignment may be made without the prior written consent of the Borrower (which consent is not to be unreasonably withheld or delayed). If a Lender transfers or assigns its rights and benefits hereunder as provided above, all references in this Agreement and the other Security Documents to that Lender shall be construed as a reference to that Lender and/or its Transferee or assignee to the extent of their respective interests.

Each Lender may, however, without the prior approval of the Agent, the Hermes Agent or the Borrower and without payment of a fee to the Agent, at any time transfer or assign all of its rights and benefits hereunder and under the Security Documents to Hermes or to any nominee of the Federal Republic of Germany or for pure refinancing purposes by way of Hermes’ “Verbriefungsgarantie” PROVIDED THAT in the latter case the assigning Lender shall not be released from its obligations hereunder or under the other Security Documents by any such transfer or assignment.

17.4	Effectiveness of transfer

If a Lender transfers or assigns all or any of its rights and benefits hereunder in accordance with Clause 17.3, then, unless and until the Transferee or assignee has agreed that it shall be under the same obligations towards the parties to this Agreement as it would have been under if it had been a party hereto as a lender, the parties to this Agreement shall not be obliged to recognise such Transferee or assignee as having the rights against each of them which it would have had if it had been such a party hereto.

17.5	Transfer of rights and obligations

If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder or under the other Security Documents as contemplated in Clause 17.3, then such transfer may be effected by the due completion and execution by the Lender and the relevant Transferee of a Transfer Certificate in the form of Schedule 6. The Agent shall then forthwith execute the Transfer Certificate on behalf of itself and the other parties to this Agreement in accordance with the provisions of Clause 17.8. On the later of the Transfer Date and the fifth (5th) Business Day following the date of redelivery of the Transfer Certificate to the Agent for execution:
17.5.1	to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and/or its obligations hereunder or under the other Security Documents, the Borrower and the relevant Lender shall each be released from further obligations to the other hereunder and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 17.5 as “discharged rights, benefits and obligations”);

17.5.2	the Borrower and the Transferee party thereto shall each assume obligations towards each other and/or acquire rights against each other which differ from such discharged rights, benefits and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and the relevant Lender; and

17.5.3	such Transferee shall acquire the same rights and benefits and assume the same obligations as it would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.
17.6	Consent and increased obligations of the Borrower

In the event that a Lender transfers its Office or transfers or assigns its rights and/or benefits hereunder to its affiliate or another Lender and, at the time of such transfer or assignment, there arises an obligation on the part of the Borrower hereunder to pay to the relevant Lender or any other person any amount in excess of the amount they would have been obliged to pay but for such transfer or assignment and the consent of the Borrower has not been obtained to such transfer or assignment and the increased cost then, without prejudice to any obligation of the Borrower which arises after the time of such transfer or assignment, the Borrower shall not be obliged to pay the amount of such excess.

17.7	Disclosure of information

Any Lender may disclose to a potential Transferee or assignee who may otherwise propose to enter into contractual relations with it in relation to this Agreement such information about each of the Obligors or the Builder (or otherwise) as that Lender shall consider appropriate SUBJECT ALWAYS to the relevant Lender procuring the execution by the potential Transferee or assignee of a Confidentiality Undertaking PROVIDED ALWAYS THAT a Lender, the Agent, the Hermes Agent and the Trustee may provide any such information and copies of this Agreement, any of the Security Documents and all records in connection therewith to its professional advisers and auditors, to any banking or regulatory authority or to Hermes and/or the Federal Republic of Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves and/or to the Builder or as required by law, regulation or legal process without first procuring the execution of a Confidentiality Undertaking. The Borrower acknowledges and agrees that any such information may be used by Hermes and/or the Federal Republic of Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves for statistical purposes and/or for reports of a general nature.

17.8	Transfer Certificate to be executed by the Agent

In order to give effect to a Transfer Certificate each of the Arrangers, the Lenders, the Hermes Agent, the Trustee and the Borrower hereby irrevocably and unconditionally appoints the Agent as its true and lawful attorney with full power to execute on its behalf each Transfer Certificate delivered to the Agent pursuant to Clause 17.5 without the Agent being under any obligation to take any further instructions from, or give any prior notice to, the Arrangers, the Lenders, the Hermes Agent, the Trustee, the Borrower or the Guarantor before doing so and the Agent shall so execute each such Transfer Certificate on behalf of the Arrangers, the Lenders, the Hermes Agent, the Trustee, the Borrower and the Guarantor forthwith upon its receipt thereof pursuant to Clause 17.5.

17.9	Notice of Transfer Certificates

The Agent shall promptly notify the Arrangers, the Lenders, the Hermes Agent, the Trustee, the Transferee, the Borrower and the Guarantor upon the execution by it of any Transfer Certificate together with details of the amount transferred, the Transfer Date and the parties to such transfer.

17.10	Documentation of transfer or assignment

The Borrower shall at the request of the Agent promptly execute or promptly procure the execution of such documents and do (or procure the doing of) all such acts and things as may be necessary or desirable to give effect to any transfer or assignment pursuant to this Clause 17.

17.11	Contracts (Rights of Third Parties) Act 1999 (the “Act”)

A person who is not a party to this Agreement has no right under the Act to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Act.

18	Notices
18.1	Mode of communication

Except as otherwise provided herein, each notice, request, demand or other communication or document to be given or made hereunder shall be given in writing but unless otherwise stated, may be made by telefax.

18.2	Address

Any notice, demand or other communication (unless made by telefax) to be made or delivered by the Agent to the Borrower pursuant to this Agreement shall (unless the Borrower has by fifteen (15) days’ written notice to the Agent specified another address) be made or delivered to the Borrower c/o 7665 Corporate Center Drive, Miami, Florida 33126, United States of America (marked for the attention of the Chief Financial Officer and the Legal Department) (but one (1) copy shall suffice) with a copy to the Investors c/o Apollo Management, LP, 9 West 57th Street, 43rd Floor, New York, NY 10019, United States of America (marked for the attention of Mr Steven Martinez). Any notice, demand or other communication to be made or delivered by the Borrower to the Agent pursuant to this Agreement shall (unless the Agent has by fifteen (15) days’ written notice to the Borrower specified another address) be made or delivered to the Agent at its Office, the details of which are set out in Schedule 2. A copy of any notice to the Agent shall be delivered to the Hermes Agent at its Office as aforesaid.

18.3	Telefax communication

Any notice, demand or other communication to be made or delivered pursuant to this Agreement may be sent by telefax to the relevant telephone numbers (which at the date hereof in respect of the Borrower is c/o +1 305 436 4140 (marked for the attention of the Chief Financial Officer) and +1 305 436 4117 (marked for the attention of the Legal Department) with a copy to the Investors c/o Apollo Management, LP at +1 212 515 3288 (marked for the attention of Mr Steven Martinez), and in the case of the Trustee, the Agent, the Hermes Agent or any Lender is as recorded in Schedule 2) specified by it from time to time for the purpose and shall be deemed to have been received when transmission of such telefax communication has been completed provided that if in the place of receipt the transmission is received outside normal business hours on a Business Day or not on a Business Day the transmission shall be deemed to have been received at the commencement of the next Business Day. Each such telefax communication, if made to the Agent or any Lender by the Borrower, shall be signed by the person or persons authorised in writing by the Borrower and whose signature appears on the list of specimen signatures contained in the secretary’s certificate required to be delivered by paragraph 2 of Schedule 4 and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Agent or any Lender to the Borrower.

18.4	Receipt

Each such notice, demand or other communication shall be deemed to have been made or delivered (in the case of any letter) when delivered to its office for the time being or, if sent by post, five (5) days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address PROVIDED THAT if the copy of any notice, demand or other communication is not received by the Investors it shall not affect the deemed making or delivery of the notice, demand or other communication.

18.5	Language

Each notice, demand or other communication made or delivered by one (1) party to another pursuant to this Agreement or any other Security Document shall be in the English language or accompanied by a certified English translation. In the event of any conflict between the translation and the original text the translation shall prevail unless the original text is a statutory instrument, legal process or any other document of a similar type or a notice, demand or other communication from Hermes or in relation to the Hermes Cover.
19	Governing Law
19.1	This Agreement shall be governed by English law.
20	Waiver of Immunity
20.1	To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process in relation to this Agreement or the other Security Documents and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed) the Borrower hereby irrevocably and unconditionally agrees throughout the Security Period not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction. In respect of any legal action or proceedings arising out of or in connection with any of the Security Documents the Borrower hereby consents generally as a matter of procedure in relation to the waiver of immunity (but not so as to prejudice any defence which it may have on the merits of the substantive issue) to the giving of any relief or the issue of any process in connection with such legal action or proceedings including without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its uses or intended uses) of any order or judgment which may be made or given in such legal action or proceedings.
21	Rights of the Agent, the Hermes Agent, the Trustee and the Lenders
21.1	No derogation of rights

Any rights conferred on the Agent, the Hermes Agent, the Trustee and the Lenders or any of them by this Agreement or any other Security Document shall be in addition to and not in substitution for or in derogation of any other right which the Agent, the Hermes Agent, the Trustee and the Lenders or any of them might at any time have to seek from the Borrower or any other person for payment of sums due from the Borrower or indemnification against liabilities as a result of the Borrower’s default in payment of sums due from it under this Agreement or any other Security Document.

21.2	Enforcement of remedies

None of the Agent, the Hermes Agent, the Trustee or the Lenders shall be obliged before taking steps to enforce any rights conferred on it by this Clause or exercising any of the rights, powers and remedies conferred on it hereby or by law:
21.2.1	to take action or obtain judgment in any court against the Borrower or any other person from whom it may seek payment of any sum due from the Borrower under this Agreement or any other Security Document;

21.2.2	to make or file any claim in a bankruptcy, winding-up, liquidation or re-organisation of the Borrower or any other such person; or

21.2.3	to enforce or seek to enforce any other rights it may have against the Borrower or any other such person.
22	Jurisdiction
22.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). Each party to this Agreement agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

This Clause 22.1 is for the benefit of the Agent, the Hermes Agent, the Trustee and the Lenders only. As a result, no such party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any such party may take concurrent proceedings in any number of jurisdictions.

22.2	The Borrower may not, without the Agent’s prior written consent, terminate the appointment of the Process Agent; if the Process Agent resigns or its appointment ceases to be effective, the Borrower shall within fourteen (14) days appoint a company which has premises in London and has been approved by the Agent to act as the Borrower’s process agent with unconditional authority to receive and acknowledge service on behalf of the Borrower of all process or other documents connected with proceedings in the English courts which relate to this Agreement.

22.3	For the purpose of securing its obligations under Clause 22.2, the Borrower irrevocably agrees that, if it for any reason fails to appoint a process agent within the period specified in Clause 22.2, the Agent may appoint any person (including a company controlled by or associated with the Agent, the Hermes Agent, the Trustee or any Lender) to act as the Borrower’s process agent in England with the unconditional authority described in Clause 22.2.

22.4	No neglect or default by a process agent appointed or designated under this Clause (including a failure by it to notify the Borrower of the service of any process or to forward any process to the Borrower) shall invalidate any proceedings or judgment.

22.5	The Borrower appoints in the case of the courts of England the Process Agent, to receive, for and on its behalf service of process in England of any legal proceedings with respect to this Agreement and any other Security Document.

22.6	A judgment relating to this Agreement which is given or would be enforced by an English court shall be conclusive and binding on the Borrower and may be enforced without review in any other jurisdiction.

22.7	Nothing in this Clause shall exclude or limit any right which the Agent, the Hermes Agent, the Trustee or a Lender may have (whether under the laws of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

22.8	In this Clause “judgment” includes order, injunction, declaration and any other decision or relief made or granted by a court.
IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed as a deed on the day first written above.

THE BORROWER

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
SHIP HOLDING LLC	)
in the presence of:	)

THE ARRANGERS

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
COMMERZBANK AKTIENGESELLSCHAFT	)
Hamburg Branch	)
in the presence of:	)

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)

THE LENDERS

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
COMMERZBANK AKTIENGESELLSCHAFT	)
Bremen Branch	)
in the presence of:	)

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
KfW	)
in the presence of:	)

THE AGENT

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)

THE HERMES AGENT

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
COMMERZBANK AKTIENGESELLSCHAFT	)
in the presence of:	)

THE TRUSTEE

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)

Schedule 1

Particulars of Arrangers

Schedule 2

Particulars of Agent, Hermes Agent, Trustee and Lenders

Schedule 3

Notice of Drawdown

Schedule 4

Conditions Precedent

Schedule 5

Confidentialty Undertaking

Schedule 6

Transfer Certificate

Schedule

Administrative Details of Transferee

Schedule 7

Form of Notice of Fixed Rate

Schedule 8

Chartering of the Six Vessels (as defined in Clause 10.6.4)

Schedule 9
Apollo-Related Transactions
1	Subscription Agreement
1.1	At the closing of the transactions contemplated by the Subscription Agreement (the “Closing”), the Investors shall pay to the Guarantor USD1,000,000,000 as payment for newly-issued ordinary shares (“Ordinary Shares”) in the capital of the Guarantor, par value USD1.00 per share (the “Subscribed Ordinary Shares”). The Subscribed Ordinary Shares shall represent fifty per cent (50%) of the issued and outstanding Ordinary Shares of the Guarantor as of the Closing.

1.2	On the Jade Transfer Date (i) the Shareholder will transfer the Jade Assets to NCL International (or one of NCL International’s existing or newly-formed subsidiaries), and the Jade Vessel shall be re-flagged in connection with such transfer from the US flag to the Bahamas flag PROVIDED THAT in the event that the transfer of the Jade Assets can be effected in a manner that the parties to the Subscription Agreement agree is more advantageous from a tax perspective than the manner set forth above, such transfer shall be effected in an alternative manner and (ii) NCL International (or one of its existing or newly-formed subsidiaries) will assume the Jade Liabilities (such transactions together the “Jade Transfer”).

1.3	Effective as of the Closing, in consideration of the mutual covenants and agreements contained therein, the Guarantor has released, waived and forever discharged Star, its Subsidiaries and their respective predecessors, successors, assigns, officers, directors, shareholders, employees and agents and their respective counsel (for the benefit of Star and its Subsidiaries) from any and all actions, causes of actions, demands, suits, contracts, agreements, Encumbrances, Liabilities, or Losses of any type, based on any fact or circumstance arising prior to the Closing based on Star’s relationship with the Guarantor and its Subsidiaries prior to the Closing (including any claims relating to actual or alleged breaches of fiduciary or other duties by Star’s directors, officers or shareholders), whether based on contract or any applicable law (including tort, statute, local ordinance, regulation or any comparable law) in any jurisdiction.

1.4	Star, the Guarantor and the Investors have stated their mutual intention that, following the Closing, Star and the Guarantor continue their current policies and practices of close collaboration in support of their mutual efforts to develop their respective cruise line businesses, including providing assistance to each other in mutually-beneficial strategic initiatives, consultation, co-ordination, collaboration in shipbuilding and sharing of ship design and providing or assisting in obtaining any necessary consents and approvals relating to such initiatives, shipbuilding or ship design PROVIDED THAT in no event shall Star or the Guarantor be obligated to engage in any such efforts if such efforts could reasonably be expected to have an adverse effect on the operation or prospects of such party’s respective cruise line business.

1.5	Star has indemnification obligations running in favour of the Investors. In the event that the Investors suffer any indemnifiable Losses in cash, Star may elect in its sole discretion to have all or a portion of the indemnity obligation of Star deemed satisfied by having the Guarantor issue to the Investors additional Ordinary Shares.

1.6	If the transactions contemplated by the Subscription Agreement upon the Closing are consummated, at the Closing (as described in clause 1.1 of this Schedule), the Guarantor shall pay, by wire transfer of immediately available funds, to each Person who is the payee of any outstanding Guarantor Transaction Expenses as of the Closing Date, the amount owed to such Person. For the avoidance of doubt, in the event that the Closing Date transaction fee payable to either (i) an Affiliate of the Investors or (ii) Star or an Affiliate thereof exceeds, in either case, an amount which is equal to half of the amount paid to Citigroup Global Markets, Inc. or an Affiliate thereof for its mergers and acquisitions advisory fee, such excess amount shall be paid, with respect to (i), by Star, or with respect to (ii), by the Investors. If the transactions contemplated by the Subscription Agreement upon the Closing (as described in clause 1.1 of this Schedule) are not consummated, all costs and expenses incurred in connection with the Subscription Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.
2	Shareholders’ Agreement
For so long as the ratio of the number of the Equity Securities owned by the Star Group on a fully diluted basis divided by the number of the Equity Securities owned by the Investor Group on a fully diluted basis is at least 0.6, the Guarantor may not take any of the actions set forth in schedule II of the Shareholders’ Agreement without the prior written approval of Star. For the purpose of this clause “on a fully diluted basis” means taking into account any shares issued or issuable under warrants, options and convertible instruments (or other equity equivalents).
3	Reimbursement Agreement
3.1	Shareholder Undertakings

Star and Investor I have agreed (the “NCLA Undertakings”) to cause the Guarantor to conduct the NCLA Business in the usual and ordinary course of business after the Closing Date. In connection therewith, Star shall periodically reimburse the Guarantor for any NCLA Cash Losses up to the amount of the Cash Losses Cap.

3.2	Star Termination Election

At any time after the Closing Date, Star may give notice (the “Star Termination Election”) to the Guarantor and Investor I that it is terminating the NCLA Undertakings. Following receipt by the Guarantor of the Star Termination Election, the parties to the Reimbursement Agreement shall then within thirty (30) days thereafter either (i) enter into the NCLA Continuation Agreement (as defined in clause 3.4 of this Schedule) or (ii) make the NCLA Wind-up Determination (as defined in clause 3.5 of this Schedule).

3.3	Guarantor Termination Election

In the event the Star Termination Election has not been delivered prior to 1 December 2008, then on the earlier of (i) such date and (ii) the date on which the aggregate amount of NCLA Cash Losses actually accrued equals or exceeds USD37,500,000, the Guarantor may give notice to Star (the “Guarantor Termination Election”) that it is terminating the NCLA Undertakings. Following receipt by Star of the Guarantor Termination Election (a) the parties to the Reimbursement Agreement shall undertake the Shut Down Procedure (b) the America Assets shall be transferred by the Shareholder to NCL International (or one of its existing or newly-formed subsidiaries), which transfer shall be accomplished through liquidations to the extent necessary and NCL International (or one of its existing or newly-formed subsidiaries) shall assume any liabilities associated with the America Assets, and the Vessel shall be re-flagged in connection with such transfer from the US flag to the Bahamas flag (such transactions together the “America Transfer”) (c) the Guarantor shall pay to Star an amount equal to USD460,000,000 less any America Accumulated Book Depreciation and less any Allocable America Indebtedness (d) the Guarantor shall prepay and/or cancel the relevant percentage of the term loan and revolving credit facilities outstanding under the credit facilities related to the Aloha Assets (and the lenders under such facilities shall release all of their liens on the Aloha Assets) and cause the transfer to Star (or one of its subsidiaries) of all of the Shareholder’s right, title and interest in the Aloha Assets free and clear of any Encumbrances through liquidations that qualify as complete liquidations under section 331 of the Code of the Shareholder, Pride of Aloha, Inc., a Delaware corporation, and each of the Shareholder’s other subsidiaries, to the extent necessary and (e) Star shall reimburse the Guarantor for any and all Shut Down Costs up to USD35,000,000 (each such payment, distribution or transaction, the “Wind Up Transactions”). Following any decision to shut down the NCLA Business, any decision to sell or otherwise dispose of any of the assets of the NCLA Business (other than the Vessel, the Pride of Aloha Vessel and their respective related assets) as part of the Shut Down Procedure shall be determined solely by Star. The net proceeds of any such sale or disposition(s) shall be deducted from and shall reduce the Shut Down Costs by such amount of net proceeds.
3.4	NCLA Continuation Agreement

In the event that Star has provided the Guarantor and Investor I with the Star Termination Election, then within thirty (30) days thereafter, the Guarantor and Star will mutually agree in writing that the Guarantor shall continue to operate and manage the NCLA Business (the “NCLA Continuation Agreement”), in which case (i) Star’s obligations to reimburse the Guarantor for the NCLA Cash Losses shall terminate, and Star shall not be obligated to pay for any Shut Down Costs and (ii) the Guarantor shall pay to Star an amount equal to USD800,000,000, less the Aloha Accumulated Book Depreciation, less the America Accumulated Book Depreciation, less the Allocable Aloha Indebtedness and less the Allocable America Indebtedness (such amounts together the “Payment”) PROVIDED THAT the Payment shall be funded in part by an incremental equity contribution to the Guarantor by each of Star and Investor I in the amount of USD170,000,000, less one-half of the Aloha Accumulated Book Depreciation and less one-half of the Allocable Aloha Indebtedness.

Subject to the proviso in the immediately preceding paragraph, the Guarantor shall use reasonable best efforts to fund any payments to Star pursuant to the NCLA Continuation Agreement, NCLA Wind Up Transactions or the Guarantor Termination Election by either the use of funds generated internally by the

Guarantor or generated from the incurrence of additional Indebtedness from existing or new debt facilities. In the event that the Guarantor is unable to fund payments in such a manner, Star and Investor I acknowledge and agree that such funds shall be generated by the net proceeds of a primary offering of additional Ordinary Shares to the existing shareholders of the Guarantor at the Subscription Price.
3.5	NCLA Wind-up Determination

In the event that the Guarantor and Star have not entered into the NCLA Continuation Agreement by the end of such thirty (30) day period or the Guarantor provides to Star notice prior to the expiration of such thirty (30) day period that the Guarantor has elected to shut down the NCLA Business (either such circumstance, the “NCLA Wind-up Determination”) the parties shall consummate the Wind Up Transactions.

If none of the Guarantor Termination Election, the NCLA Continuation Agreement or the NCLA Wind-up Determination has been made by 31 December 2008, the provisions of the Reimbursement Agreement shall apply as if the Guarantor and Star have entered into the NCLA Continuation Agreement.
4	Indenture

As a result of the transactions contemplated by the Subscription Agreement (as described in clause 1.1 of this Schedule), a change of control is triggered under the Indenture, dated 15 July 2004, between the Guarantor and JPMorgan Chase Bank, N.A., as indenture trustee, with respect to USD250,000,000 10 5/8% Senior Notes due 2014. At Closing, pursuant to and as required by the terms of the Indenture, the Guarantor will proceed with a repurchase offer for the outstanding bonds at a purchase price in cash equal to one hundred and one per cent (101%) of the principal amount plus accrued and unpaid interest. Apollo holds USD29,000,000 in principal amount of the said 10 5/8% Senior Notes due 2014.
Defined Terms
Capitalized terms defined in this Agreement and not otherwise defined in this Schedule shall have the meanings specified for such terms in this Agreement. As used in this Schedule, the following terms shall have the meanings specified below:
“additional Ordinary Shares” means Ordinary Shares issued by the Guarantor following the issuance of the Subscribed Ordinary Shares;
“Affiliate” means, with respect to any Person (i) who is an individual, a spouse, parent, sibling or lineal descendant of such Person (ii) that is an entity, an officer, manager, director, shareholder, member, general partner, limited partner or an Affiliate of such Person and (iii) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. For purposes of this definition, the terms “control”, “controlling”, “controlled by” and “under common control with”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;
“Allocable Aloha Indebtedness” means USD0;

“Allocable America Indebtedness” means USD251,000,000;
“Allocable Jade Indebtedness” means EUR383,000,000;
“Allocable NCLA Indebtedness” means USD251,000,000;
“Aloha Accumulated Book Depreciation” means any accumulated book depreciation calculated in accordance with GAAP with respect to the Pride of Aloha Vessel from 1 April 2007 to the NCLA Valuation Date, as set forth in annex 1 to this Schedule;
“Aloha Assets” means the following assets relating wholly and directly to the Pride of Aloha Vessel, in each case to the extent transferable or assignable: (i) the Pride of Aloha Vessel (ii) all permits issued by any governmental authority to the Shareholder and related to the Pride of Aloha Vessel and (iii) all of the Pride of Aloha Vessel’s appliances, equipment, engines, machinery, boats, tackle, outfit, bunkers, oils and fuels, spare parts, consumable provisions and stores, appurtenances and belongings, whether on board or ashore;
“Amended and Restated Incorporation Documents” means the memorandum of increase of authorised share capital and the amended and restated bye-laws of the Guarantor and the Guarantor’s existing memorandum of association;
“America Accumulated Book Depreciation” means any accumulated book depreciation calculated in accordance with GAAP with respect to the Vessel from 1 April 2007 to the NCLA Valuation Date, as set forth in annex 1 to this Schedule;
“America Assets” means: (i) the Vessel (ii) all permits issued by any governmental authority to the Shareholder or any of its subsidiaries and related to the Vessel, in each case to the extent transferable or assignable (iii) all monies received with respect to payments for cruises on the Vessel which will take place after the closing date of the America Transfer (iv) all supplies and inventory on the Vessel for cruises on the Vessel which will take place after the closing date of the America Transfer (v) all accounts and notes receivable of the Shareholder or any of its subsidiaries related to cruises on the Vessel which will take place after the closing date of the America Transfer (vi) all insurance and indemnity claims relating to the Vessel or America Liabilities made by or on behalf of Star, the Guarantor or the Shareholder (or any of their respective subsidiaries) and received after the closing date of the America Transfer and (vii) all other assets, properties, rights and claims used, held for use or intended to be used in connection with the operation or conduct of the Vessel after the closing date of the America Transfer;
“America Liabilities” means the Allocable America Indebtedness and any other liability relating to the America Assets;
“Applicable Law” means with respect to any Person, all provisions of common or statutory laws, statutes, ordinances, rules, regulations or Orders applicable to such Person. For the avoidance of doubt, Applicable Law shall include the Listing Rules;
“Cash Losses Cap” means USD50,000,000;
“Closing Date” shall mean the date on which the closing of the investment in the Guarantor by the Investors occurs and which is expected to be on or about fourteen (14) days after the date of the Seventh Supplemental Deed;
“Code” means the Internal Revenue Code of 1986 of the United States of America, as amended;

“Encumbrances” means any lien, encumbrance, hypothecation, charge, mortgage, equity, trust, equitable interest, claim, preference, right of possession, right of seizure, lease, tenancy, license, covenant, interference, proxy, right of first refusal, option or right of first option, preemptive right, community property interest, legend, defect, impediment, exception, limitation, impairment, imperfection of title or restriction of any nature (including any restrictions on the voting of any Security, any restriction on the Transfer of any Security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset);
“Equity Securities” means (i) the Ordinary Shares and any other equity securities of the Guarantor and (ii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of conversion, exercise or exchange, bonus share issue, share dividend, share sub-division, or share split or in connection with a combination of shares, recapitalization, reclassification, amalgamation, merger, consolidation, reorganization or other similar event;
“Existing Star Controlling Shareholders” means Golden Hope Limited, as trustee of the Golden Hope Unit Trust, Resorts World Bhd, Genting Overseas Holdings Limited, Tan Sri Lim Kok Thay, Puan Sri Lee Kim Hua, Joondalup Limited, Goldsfine Investments Ltd., and each other controlled Affiliate of Tan Sri Lim Kok Thay;
“Governmental Authority” means any national, European Union, federal, provincial, state, county, city, local, foreign or international governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body) and specifically including The Stock Exchange of Hong Kong Limited;
“Guarantor Transaction Expenses” means (i) the third person fees and expenses, reasonably incurred by the Investors, Star, the Guarantor and its Subsidiaries in connection with the drafting, negotiation, execution, and delivery of the Subscription Agreement, the Shareholders’ Agreement and the Reimbursement Agreement, the amended and restated incorporation documents of the Guarantor, the Voting Agreement and all other documents, agreements and instruments executed and delivered in connection therewith, in each case, as amended, modified or supplemented from time to time, and other documents relating to the investment process, including (a) all of the fees and expenses of the Guarantor’s and Star’s accountants, lawyers, and other advisors, including Citigroup Global Markets, Inc., Cleary Gottlieb Steen & Hamilton LLP, Cox Hallett Wilkinson, Clifford Chance and Access Capital Limited (b) all of the fees and expenses (including due diligence fees and expenses) of the Investors’ accountants, lawyers, and other advisors, including Aon Corporation, O’Melveny & Myers LLP, Conyers Dill & Pearman and Burke & Parsons (c) the amount of all filing fees required to be paid pursuant to any competition and antitrust laws and any other regulatory filings required and (d) the mergers and acquisitions advisory fee payable to Citigroup Global Markets, Inc. or an Affiliate thereof and (ii) the Closing Date transaction fees payable to (a) an Affiliate of the Investors and (b) Star or an Affiliate thereof PROVIDED THAT the Closing Date transaction fee payable to each such Person in paragraph (ii) of this definition shall not exceed an amount which is equal to half of the amount paid to Citigroup Global Markets, Inc. or an Affiliate thereof for its mergers and acquisitions advisory fee;
“Indebtedness” means, with respect to any Person, without duplication (i) all obligations for borrowed money, including all obligations evidenced by notices or similar instruments (ii) all obligations issued or assumed as the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course and payable in accordance with customary practice) (iii) all capital lease obligations under GAAP (iv) all obligations secured by an

Encumbrance (v) all obligations to pay a specified purchase price for goods and services, whether or not delivered or accepted (vi) all obligations in respect of swap or hedge agreements or similar agreements (vii) all negative cash balances and refunds payable (viii) the principal component of all obligations, contingent or otherwise, in respect of letters of credit and bankers’ acceptances (ix) all guarantees of Indebtedness described in clauses (i) to (viii) above and (x) all change in control payments payable in connection with the consummation of the transactions contemplated by the Transaction Documents;
“Investor Group” means the Investors together with their Permitted Transferees who hold Equity Securities;
“Jade Assets” means: (i) the Jade Vessel (ii) all permits issued by any governmental authority to the Shareholder or any of its subsidiaries and related to the Jade Vessel, in each case to the extent transferable or assignable (iii) all monies received with respect to payments for cruises on the Jade Vessel which will take place after the closing date of the Jade Transfer (iv) all supplies and inventory on the Jade Vessel for cruises on the Jade Vessel which will take place after the closing date of the Jade Transfer (v) all accounts and notes receivable of the Shareholder or any of its subsidiaries related to cruises on the Jade Vessel which will take place after the closing date of the Jade Transfer (vi) all insurance and indemnity claims relating to the Jade Vessel or Jade Liabilities made by or on behalf of Star, the Guarantor or the Shareholder (or any of their respective subsidiaries) and received after the closing date of the Jade Transfer and (vii) all other assets, properties, rights and claims used, held for use or intended to be used in connection with the operation or conduct of the Jade Vessel after the closing date of the Jade Transfer;
“Jade Liabilities” means the Allocable Jade Indebtedness and any other liability relating to the Jade Assets;
“Jade Transfer Date” means 9 February 2008, or such other date mutually agreed in writing by the parties to the Subscription Agreement;
“Jade Vessel” means the 2006 built United States documented passenger vessel “PRIDE OF HAWAII”, official number 1160677, IMO number 9304057, and all appurtenances thereto whether on board or ashore;
“Liabilities” means any and all direct or indirect Indebtedness, Losses, claims or responsibilities, whether known or unknown, accrued or fixed, absolute or contingent, matured or unmatured, secured or unsecured or determined or determinable, whether or not of a kind required by GAAP to be set forth on a financial statement, including (but not limited to) those arising under any Applicable Law and those arising under any contract or otherwise;
“Listing Rules” means The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;
“Losses” means any and all direct or indirect payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, losses, damages (including damages resulting in diminution in value, lost income and profits and interruptions in the business of the Guarantor or any of its Subsidiaries), liabilities, costs, expenses, to the extent actually incurred, including (i) attorneys’ fees and expenses relating to such Loss and/or necessary to enforce rights to indemnification in connection with the Subscription Agreement and (ii) consultants’ and experts’ fees and other costs of defence or investigation, and interest on any amount payable to a third party as a result of the foregoing (whether accrued, absolute, contingent, known, or otherwise, but excluding punitive, exemplary, special and consequential damages (other than as expressly included in this definition));

“NCLA Business” means the operations and business conducted by the Shareholder and its subsidiaries, which include the operation of the Vessel and the Pride of Aloha Vessel and, until the Jade Transfer has been completed, the Jade Vessel;
“NCLA Capital Expenditures” means, for any period, the aggregate amount of any capital expenditures made by the Shareholder and any of its subsidiaries in such period with respect to the NCLA Business (including any capital expenditures made in relation to the Jade Vessel until the Jade Transfer has been completed);
“NCLA Cash Losses” means the amount, if negative, of the sum of (i) NCLA EBITDA less (ii) NCLA Capital Expenditures less (iii) interest paid or accrued on the Allocable NCLA Indebtedness at a blended rate, in each case in respect of the period beginning on the Closing Date and ending on the NCLA Valuation Date and in each case as reflected on the financial statements of the Shareholder or the accounting books and records of the Shareholder;
“NCLA EBITDA” means, for any period, the sum of (i) net revenues less (ii) ship operating expenses and selling, general and administrative expenses as allocated in a manner consistent with past practice as included in management reports, in each case as determined in accordance with GAAP and as reflected in the financial statements of the Shareholder or the accounting books and records of the Shareholder. For the avoidance of doubt (a) any Shared Overhead Expenses which are incurred by the Guarantor and its subsidiaries in any such period shall be included (without duplication) in the calculation of NCLA EBITDA for such period and (b) any Shut Down Costs, Post-Termination Expenses or expenses in connection with the early redeployment of the Vessel in the Guarantor’s fleet which are incurred in any such period shall not be included in the calculation of NCLA EBITDA for such period;
“NCLA Valuation Date” means the date that is ninety (90) days after the date on which notice of the Star Termination Election or the Guarantor Termination Election is delivered;
“Order” means all judgments, injunctions, orders and decrees of all Governmental Authorities in any legal, administrative or arbitration action, suit, complaint, charge, hearing, mediation, inquiry, investigation or proceeding in which the Person in question is a party or by which any of its properties or assets are bound;
“Permitted Transfer” means:
(i)	with respect to the Investors, any Transfer by an Investor to an Affiliate of the Investor (including (a) the partners, members and stockholders of the Investor, and, if such Affiliate is an entity, the partners, members and stockholders of such Affiliate (b) any limited partner which has directly or indirectly invested, or otherwise has ownership interests, in Apollo Investment Fund VI, LP or one of its Affiliated investment funds or (c) prior to the first anniversary of the Closing Date, of up to forty per cent (40%) of the Equity Securities held by the Investor as at the Closing Date in the aggregate to any funds, financial institutions or individuals acting as a co-investor in the Guarantor with the Investor; and

(ii)	with respect to Star, any Transfer by Star to (a) any wholly-owned Subsidiary of Star or (b) any Existing Star Controlling Shareholder;
“Permitted Transferees” means any Person to whom a Permitted Transfer is made or is to be made;

“Person” means any legal person, including any individual, corporation, investment fund, partnership, limited partnership, limited liability company, joint venture, joint stock company, association, trust, unincorporated entity or Governmental Authority or other entity;
“Post-Termination Expenses” means all of the (i) costs and expenses with respect to the operations of the NCLA Business that are incurred, consistent with past practice by the Guarantor and its subsidiaries, after the NCLA Valuation Date through 31 December 2008 and (ii) costs and expenses that would have been allocated and attributable to the Pride of Aloha Vessel had the vessel remained in service as part of the Shareholder’s fleet until 31 December 2008, in each case based upon an allocation of corporate costs on a capacity day basis in a manner consistent with past practice and the Guarantor’s then-currently published sailing schedule;
“Pride of Aloha Vessel” means United States documented passenger cruise vessel “PRIDE OF ALOHA”, official number 1153219, IMO number 9128532;
“Security” means, with respect to any Person, all equity securities or equity interests of such Person, all securities convertible into or exchangeable for equity securities or equity interests of such Person, and all options, warrants, and other rights to purchase or otherwise acquire from such Person equity interests, including any stock appreciation or similar rights, contractual or otherwise;
“Shared Overhead Expenses” means those overhead expenses incurred by the Guarantor and any of its subsidiaries which are attributable to the operation and management of the NCLA Business based upon an allocation of corporate costs on a capacity day basis in a manner consistent with past practice and the Guarantor’s then-currently published sailing schedule, and shall include any capital expenditures made by the Guarantor and any of its subsidiaries (other than the Shareholder and its subsidiaries) with respect to the NCLA Business;
“Shut Down Costs” shall mean (i) any and all costs and expenses incurred by the Guarantor and any of its subsidiaries in connection with the shut down of the operation and management of the NCLA Business, whether accrued or paid and (ii) all documentary, gross receipts, sales, transfer and use taxes and similar liabilities, if any, resulting directly or indirectly from the transactions contemplated by clause 3.3 and clause 3.4 of this Schedule;
“Shut Down Procedure” means all actions necessary in connection with the shut down of the operation and management of the NCLA Business, including taking all steps reasonably necessary to wind-up and liquidate, in liquidations qualifying as complete liquidations under section 331 of the Code, and each of the Subsidiaries of the Shareholder (except as otherwise agreed by Investor I and the Shareholder);
“Star Group” means Star together with its Permitted Transferees who hold Equity Securities;
“Subscription Price” means USD1,000,000,000;
“Subsidiaries” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which fifty per cent (50%) or more of the total voting power of equity securities or equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of managers, directors, representatives or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. For the purposes of this definition, the term “controlled” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, WorldCard International Limited shall be deemed not to be a “Subsidiary” of Star for the purposes of the Subscription Agreement;
“Transaction Documents” means the Apollo Transaction Documents, the Amended and Restated Incorporation Documents, the Voting Agreement and all other documents, agreements and instruments executed and delivered in connection therewith, in each case, as amended, modified or supplemented from time to time;
“Transfer” means, as to any Security or asset, to sell, transfer, assign, gift, pledge, grant a security interest in, distribute, encumber or otherwise dispose of (including the foreclosure or other acquisition by any lender with respect to such Security or asset pledged to such lender by the holder of such Security or asset), whether directly or indirectly, such Security or asset, either voluntarily or involuntarily and with or without consideration; and
“Voting Agreement” means the voting agreement dated as of 17 August 2007, by and among Investor I and certain of the Existing Star Controlling Shareholders.

Annex 1
Accumulated Book Depreciation
Net book value by ship: Actual net book value at March 31, 2007 rolled-forward to December 31, 2008 based on forecast capital expenditure and depreciation

USD in millions			Mar-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08

Pride of Aloha	Opening NBV	A			301.1	299.9	298.8	297.6	296.5	295.3	294.2	293.2	292.2	291.2	290.2	289.2	288.2	287.2	286.2	285.2	284.2	283.2
	Depreciation	B			(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)
	FY07 capex	C			—	—	—	—	—	—	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2
	Depreciation	D			—	—	—	—	—	—	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)

	Closing NBV		304.6	301.1	299.9	298.8	297.6	296.5	295.3	294.2	293.2	292.2	291.2	290.2	289.2	288.2	287.2	286.2	285.2	284.2	283.2	282.2

Pride of America	Opening NBV	A			349.6	348.8	348.0	347.1	346.3	345.5	344.7	343.9	343.2	342.4	341.6	340.9	340.1	339.3	338.5	337.7	337.0	336.2
	Depreciation	B			(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)
	FY07 capex	C			0.1	0.1	0.1	0.1	0.1	0.1	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2	0.2
	Depreciation	D			—	—	—	—	—	—	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)

	Closing NBV		352.3	349.6	348.8	348.0	347.1	346.3	345.5	344.7	343.9	343.2	342.4	341.6	340.9	340.1	339.3	338.5	337.7	337.0	336.2	335.4

Notes:

A -	Net book value at March 31 and June 30, 2007 as provided by management

B -	Monthly depreciation based on YTD07 P&L; assuming no change in depreciation rates for current net book value going forward

C -	FY07 and FY08 monthly capital expenditure per ship based on total FY07 and FY08 capital expenditure forecast prepared by management; assuming equal monthly spend

D -	Depreciation on FY07 and Fy08 capital expenditure spend per ship based on 5-year life, i.e. 20% depreciation per year, phased equally on monthly basis

Schedule 3
Amended and Restated Guarantee

DATED 23 APRIL 2004

(1)	NCL CORPORATION LTD.
(as guarantor)

(2)	HSBC BANK PLC
(as Hermes loan trustee)

(3)	HSBC BANK PLC
(as commercial loan trustee)

GUARANTEE
AS AMENDED AND RESTATED ON
21 DECEMBER 2007

[**]

CONTENTS

		Page
1	Definitions and Construction	133

2	Guarantee and Indemnity	134

3	Survival of Guarantor’s Liability	135

4	Continuing Guarantee	136

5	Exclusion of the Guarantor’s Rights	137

6	Payments	138

7	Enforcement	139

8	Representations and Warranties	139

9	General Undertakings: Positive Covenants	141

10	General Undertakings: Negative Covenants	143

11	Financial Undertakings and Ownership and Control of the Guarantor	146

12	Discharge	152

13	Assignment and Transfer	152

14	Miscellaneous Provisions	152

15	Waiver of Immunity	153

16	Notices	153

17	Governing Law	154

18	Jurisdiction	154

Schedule 1 Quarterly Statement of Financial Covenants		155

Schedule 2 Letter of Instruction		157

DEED
DATED the 23 day of April 2004 (as amended and restated on 21 December 2007)
BY:
(1)	NCL CORPORATION LTD. being a company validly existing under the laws of Bermuda with its registered office at Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda as guarantor (the “Guarantor”);
IN FAVOUR OF:
(2)	HSBC BANK PLC a company incorporated under the laws of England and Wales whose office is at 8 Canada Square, London E14 5HQ, England (the “Hermes Loan Trustee”) as trustee for the Beneficiaries; and
(3)	HSBC BANK PLC a company incorporated under the laws of England and Wales whose office is at 8 Canada Square, London E14 5HQ, England (the “Commercial Loan Trustee” and together with the Hermes Loan Trustee the “Trustees”) as trustee for the Beneficiaries.
WHEREAS:
(A)	By a loan agreement dated 4 April 2003 (the “Original Hermes Loan Agreement”) made between (among others) (1) Pride of America Ship Holding, Inc. as borrower (the “Borrower”) (2) the banks whose names and Offices appear in schedule 2 to the Hermes Loan Agreement (the “Hermes Loan Lenders”) (3) HSBC Bank plc as agent for the Hermes Loan Lenders (the “Hermes Loan Agent”) (4) Commerzbank Aktiengesellschaft as agent (the “Hermes Agent”) and (5) the Hermes Loan Trustee, as amended and restated by a first supplemental agreement thereto dated 20 April 2004 (the “First Hermes Supplemental Agreement” and together with the Original Hermes Loan Agreement the “Hermes Loan Agreement”) made between (a) the parties to the Original Hermes Loan Agreement (b) Star Cruises Limited (the “Original Guarantor”) and (c) the Guarantor, the Hermes Loan Lenders agreed to make available to the Borrower, upon the terms and subject to the conditions thereof, a secured term loan of the equivalent in Dollars of up to two hundred and fifty eight million Euro (€258,000,000) (the “Hermes Loan”) on the terms and conditions contained therein.
(B)	By a loan agreement dated 4 April 2003 (the “Original Commercial Loan Agreement” and together with the Original Hermes Loan Agreement the “Original Loan Agreements”) made between (among others) (1) the Borrower as borrower (2) the banks whose names and Offices appear in schedule 2 to the Commercial Loan Agreement (the “Commercial Loan Lenders” and together with the Hermes Loan Lenders the “Lenders”) (3) HSBC Bank plc as agent for the Commercial Loan Lenders (the “Commercial Loan Agent” and together with the Hermes Loan Agent the “Agents”) (4) the Hermes Agent and (5) the Commercial Loan Trustee, as amended and restated by a first supplemental agreement thereto dated 20 April 2004 (the “First Commercial Supplemental Agreement”) (the First Hermes Supplemental Agreement and the First Commercial Supplemental Agreement together the “Supplemental Agreements”, the First Commercial Supplemental Agreement and the Original Commercial Loan Agreement together the “Commercial Loan Agreement” and the Hermes Loan Agreement and the Commercial Loan Agreement together the “Loan Agreements”), the Commercial Loan Lenders agreed to make available to the Borrower, upon the terms and subject to the conditions thereof, a secured term loan of the equivalent in Dollars of up to forty million Euro (€40,000,000) (the “Commercial Loan” and together with the Hermes Loan the “Loans”) on the terms and conditions contained therein.
(C)	By a deed of agency and trust dated 4 April 2003 made between (1) the Hermes Loan Agent (2) the Hermes Agent (3) the Hermes Loan Trustee (4) the Hermes Loan Lenders (5) the Commercial Loan Agent (6) the Commercial Loan Trustee and (7) the Commercial Loan Lenders it has been agreed that the benefit of this Deed shall be held by the Trustees on trust for themselves, the Agents, the Hermes Agent, the Hermes Loan Lenders and the Commercial Loan Lenders and its and their respective successors, assignees and transferees (together the “Beneficiaries”).
(D)	By a deed of co-ordination dated 4 April 2003 (the “Co-ordination Deed”) made between (1) the Hermes Loan Agent (2) the Hermes Loan Trustee (3) the Commercial Loan Agent (4) the Commercial Loan Trustee and (5) the Borrower the parties have agreed (inter alia) as to how the rights, powers and remedies of the Trustees arising under this Deed shall be exercised.
(E)	Pursuant to the Supplemental Agreements the Lenders agreed to release the Original Guarantor from its guarantee dated 4 April 2003 of the obligations of the Borrower under the Loan Agreements (the “Original Guarantee”) on the condition that the Guarantor enters into this Deed.
NOW THIS DEED WITNESSES:
1	Definitions and Construction
1.1	In this Deed the following terms and expressions shall have the meanings set out below; in addition, terms and expressions not defined herein but whose meanings are defined in the Loan Agreements shall have the meanings set out therein.

“Accounts” means the audited consolidated profit and loss account and balance sheet (including all additional information and notes thereto) of the Guarantor and its consolidated Subsidiaries together with the relative directors’ and auditors’ reports;

“Bonds” means bonds in an aggregate amount of at least two hundred million Dollars (USD200,000,000) and with a life of ten (10) years but which may be redeemed by the Guarantor at an earlier date, to be issued by the Guarantor in one (1) or more tranches, in the first instance to qualified institutional buyers as unregistered privately placed bonds and thereafter as bonds registered with the Securities Exchange Commission of the United States of America;

“Event of Default” means any of the events specified in clause 11 of a Loan Agreement or specified as such in Clause 11; and

“Outstanding Indebtedness” means all sums of any kind payable actually or contingently to the Beneficiaries under or pursuant to the Loan Agreements or any Transaction Document (whether by way of repayment of principal, payment of interest or default interest, payment of any indemnity or counter-indemnity, reimbursement for fees, costs or expenses or otherwise howsoever).

1.2	In this Deed unless the context otherwise requires:

1.2.1	clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Deed;

1.2.2	references to Clauses and to Schedules are to be construed as references to clauses of and schedules to this Deed unless otherwise stated and references to this Deed are to be construed as references to this Deed including its Schedules;

1.2.3	references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as from time to time amended, restated, supplemented or novated;

1.2.4	references to any Act or any statutory instrument shall be construed as references to that Act or that statutory instrument as from time to time re-enacted, amended or supplemented;

1.2.5	references to any party to this Deed or any other document shall include reference to such party’s successors and permitted assigns;

1.2.6	words importing the plural shall include the singular and vice versa;

1.2.7	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof; and

1.2.8	where any matter requires the approval or consent of the Trustees or the Agents such approval or consent shall not be deemed to have been given unless given in writing; where any matter is required to be acceptable to the Trustees or the Agents, the Trustees or the Agents (as the case may be) shall not be deemed to have accepted such matter unless their acceptance is communicated in writing; each of the Trustees and the Agents may give or withhold their consent, approval or acceptance at their unfettered discretion.
2	Guarantee and Indemnity
2.1	In consideration of the Lenders agreeing at the request of the Original Guarantor to release it from its obligations under the Original Guarantee and to continue to make the Facility available to the Borrower in accordance with the terms of the Loan Agreements, the payment by the Trustees to the Guarantor of ten Dollars (USD10) and other good and valuable consideration (the receipt and adequacy of which the Guarantor hereby acknowledges) the Guarantor:
2.1.1	as primary obligor as and for its own debt and not merely as surety hereby undertakes to the Trustees to be responsible for and hereby guarantees to the Trustees:
(a)	the due and punctual payment by each of the Obligors to the Trustees or an Agent (on behalf of the relevant Lenders) (as the case may be) (as and when due by acceleration, demand or otherwise howsoever) of the Outstanding Indebtedness and every part thereof; and

(b)	the due and punctual performance of all the obligations to be performed by each of the Obligors and the Builder under or pursuant to the Loan Agreements and the other Security Documents; and
2.1.2	unconditionally undertakes immediately on demand by the Trustees from time to time to pay and/or perform its obligations under Clause 2.1.1.
2.2	For the same consideration as referred to in Clause 2.1 the Guarantor (as a separate and independent obligation) unconditionally undertakes immediately on demand by the Trustees from time to time to indemnify the Trustees and the Agents and hold each of them harmless in respect of:
2.2.1	any loss incurred by the Trustees and/or the Agents as a result of a Loan Agreement and each other Security Document to which any of the Obligors or the Builder is a party or any provision thereof becoming invalid, void, voidable or unenforceable for any reason whatsoever after execution hereof; and

2.2.2	all loss or damage of any kind arising directly or indirectly from any failure on the part of any of the Obligors or the Builder to perform any obligation to be performed by any of the Obligors or the Builder under and pursuant to a Loan Agreement and each other Security Document to which any of the Obligors or the Builder is a party.
3	Survival of Guarantor’s Liability
3.1	The Guarantor’s liability to the Trustees under this Deed shall not be discharged, impaired or otherwise affected by reason of any of the following events or circumstances (regardless of whether any such events or circumstances occur with or without the Guarantor’s knowledge or consent):
3.1.1	any time, forbearance or other indulgence given or agreed by the Trustees, the Agents, the Lenders and/or the Hermes Agent to or with any of the Obligors or the Builder or Hermes in respect of any of their obligations under the Loan Agreements and each other Security Document to which any of the Obligors, the Builder or Hermes is a party; or

3.1.2	any legal limitation, disability or incapacity relating to any of the Obligors, the Builder or Hermes; or

3.1.3	any invalidity, irregularity, unenforceability, imperfection or avoidance of or any defect in any security granted by, or the obligations of any of the Obligors, the Builder or Hermes under, the Loan Agreements and each other Security Document to which any of the Obligors, the Builder or Hermes is a party or any amendment to or variation thereof or of any other document or security comprised therein; or

3.1.4	any change in the name, constitution or otherwise of any of the Obligors, the Builder or Hermes or the merger of any of the Obligors, the Builder or Hermes with any other corporate entity; or

3.1.5	the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of any of the Obligors, the Builder or Hermes or the appointment of a receiver or administrative receiver or administrator or trustee or similar officer of any of the assets of any of the Obligors, the Builder or Hermes or the occurrence of any circumstances whatsoever affecting any Obligor’s, the Builder’s or Hermes’ liability to discharge its obligations under the Loan Agreements and each other Security Document to which it is a party; or

3.1.6	any challenge, dispute or avoidance by any liquidator of any of the Obligors, the Builder or Hermes in respect of any claim by the Guarantor by right of subrogation in any such liquidation; or

3.1.7	any release of any other Obligor, the Builder or Hermes or any renewal, exchange or realisation of any security or obligation provided under or by virtue of any of the Security Documents or the provision to the Trustees, the Agents, any of the Lenders or the Hermes Agent at any time of any further security for the obligations of the Borrower under any of the Security Documents; or

3.1.8	the release of any co-guarantor and/or indemnitor who is now or may hereafter become under a joint and several liability with the Guarantor under this Deed or the release of any other guarantor, indemnitor or other third party obligor in respect of the obligations of any Obligor or the Builder under any of the Security Documents; or

3.1.9	any failure on the part of the Trustees, the Agents, any of the Lenders or the Hermes Agent (whether intentional or not) to take or perfect any security agreed to be taken under or in relation to any of the Security Documents or to enforce any of the Security Documents; or

3.1.10	any other act, matter or thing (save for repayment in full of the Outstanding Indebtedness) which might otherwise constitute a legal or equitable discharge of any of the Guarantor’s obligations under this Deed.
4	Continuing Guarantee
4.1	This Deed shall be:
4.1.1	a continuing guarantee remaining in full force and effect until irrevocable payment in full has been received by the Trustees or the Agents on behalf of the Lenders of each and every part and the ultimate balance of the Outstanding Indebtedness in accordance with the Loan Agreements and each other Security Document to which any of the Obligors or the Builder is a party; and

4.1.2	in addition to and not in substitution for or in derogation of any other security held by the Trustees, the Agents, any of the Lenders or the Hermes Agent from time to time in respect of the Outstanding Indebtedness or any part thereof.
4.2	Any satisfaction of obligations by the Guarantor to the Trustees or any discharge given by the Trustees to the Guarantor or any other agreement reached between the Trustees and the Guarantor in relation to this Deed shall be, and be deemed always to have been, void ab initio if any act satisfying any of the said obligations or on the faith of which any such discharge was given or any such agreement was entered into is subsequently avoided in whole or in part by or pursuant to any provision of any applicable law whatsoever.

4.3	This Deed shall remain the property of the Trustees and, notwithstanding that all monies and liabilities due or incurred by any of the Obligors or the Builder to the Trustees which are guaranteed hereunder shall have been paid or discharged, the Trustees shall be entitled not to discharge this Deed or any security held by the Trustees for the obligations of the Guarantor hereunder for such period as may in the reasonable opinion of the Trustees be necessary or appropriate under any applicable insolvency law after the last of such monies and liabilities have been paid or discharged and in the event of bankruptcy, winding-up or any similar proceedings being commenced in respect of any of the Obligors or the Builder, the Trustees shall be at liberty not to discharge this Deed or any security held by the Trustees for the obligations of the Guarantor hereunder for and during such further period as the Trustees may determine at their sole discretion.
5	Exclusion of the Guarantor’s Rights
5.1	Until the obligations of any Obligor or the Builder under the Loan Agreements and each other Security Document to which any Obligor or the Builder is a party have been fully performed, the Guarantor shall not:
5.1.1	be entitled to share in or succeed to or benefit from (by subrogation or otherwise) any rights which the Trustees may have in respect of the Outstanding Indebtedness or any security therefor or all or any of the proceeds of such rights or security; or

5.1.2	without the prior written consent of the Trustees:
(a)	exercise in respect of any amount paid by the Guarantor hereunder any right of indemnity, subrogation, contribution or any other right or remedy which it may have in respect thereof; or

(b)	claim payment of any other monies for the time being due to the Guarantor or to which it may become entitled or exercise or enforce or benefit from any other right, remedy or security in respect thereof; or

(c)	prove in a liquidation of any Obligor or the Builder in competition with the Trustees for any monies owing to the Guarantor by any other Obligor or the Builder on any account whatsoever,
PROVIDED ALWAYS that if the Guarantor, in breach of this Clause, receives or recovers any monies pursuant to any such exercise, claim or proof, such monies shall be held by the Guarantor as trustee upon trust for the Trustees to apply the same as if they were monies received or recovered by the Trustees under this Deed.

6	Payments
6.1	Each payment to be made by the Guarantor hereunder shall be made in immediately available funds in the currency in which such payment is due without set-off, counterclaim, deduction or retention of any kind by payment to such account of the Trustees with such bank or financial institution as the Trustees may from time to time notify to the Guarantor in writing.

If the Guarantor is required by law to make such a payment subject to the deduction or withholding of Taxes, in which case the sum payable by the Guarantor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Trustees receive and retain (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which they would have received and so retained had no such deduction or withholding been made or required to be made.

6.2	Without prejudice to the provisions of Clause 6.1, if any Lender or an Agent or the Trustees on its behalf is required to make any payment on account of Tax (not being a tax imposed on the net income of its Office by the jurisdiction in which it is incorporated or in which its Office is located or any other tax existing and applicable on the date of this Deed under the laws of any jurisdiction) on or in relation to any sum received or receivable hereunder by such Lender or Agent or the Trustees on its behalf (including, without limitation, any sum received or receivable under this Clause 6) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such Lender or Agent or the Trustees on its behalf, the Guarantor shall, upon demand of the relevant Agent, indemnify such Lender or Agent or the Trustees against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith, other than interest, penalties, and expenses:
6.2.1	that accrue during any periods of time beginning on the thirty first (31st) day (or such longer period as any Lender may reasonably require) following the day on which the Lender or an Agent or the Trustees, as applicable, has actual knowledge of the imposition or assertion of such Taxes or other Taxes; or

6.2.2	that are otherwise imposed or asserted on account of the bad faith or wilful neglect of such Lender or Agent or the Trustees.
If any Lender proposes to make a claim under the provisions of this Clause 6.2 it shall certify to the Guarantor in reasonable detail within thirty (30) days (or such longer period as any Lender may reasonably require) after becoming aware of the event by reason of which it is entitled to make its claim or claims the basis of its claim or claims, such certificate to be conclusive, save for manifest error.

Without affecting the Guarantor’s obligations under Clause 6.1 and in consultation with the relevant Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the event (for example (if then possible) by changing its Office or transferring some or all of its rights and obligations under the relevant Loan Agreement to another financial institution reasonably acceptable to the Borrower, the Guarantor, the Hermes Agent and the relevant Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Guarantor save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

6.3	No person to which a Lender assigns part or all of its interest under this Deed pursuant to clause 17 of a Loan Agreement shall be entitled to receive any greater increase in payment under Clause 6.1 than the assigning Lender would have been entitled to receive with respect to the rights assigned unless such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist and were not reasonably anticipated or reasonably foreseeable.

6.4	The certificate of the Trustees from time to time as to sums owed by any Obligor or the Builder under the Security Documents and sums owed by the Guarantor hereunder shall, save for manifest error, be conclusive and binding for all purposes and prima facie evidence of the existence and extent of such debts in any legal action or proceedings arising in connection herewith.

6.5	The provisions of Clause 7.3 of each of the Loan Agreements shall apply hereto (mutatis mutandis) as if set out in full herein.
7	Enforcement
7.1	The Trustees shall not be obliged before taking steps to enforce this Deed to take any action whatsoever against any of the Obligors, the Builder or Hermes under the Loan Agreements or any other Security Documents to which they are a party and the Guarantor hereby waives all such formalities or rights to which it would otherwise be entitled or which the Trustees would otherwise first be required to satisfy or fulfil before proceeding or making demand against the Guarantor hereunder provided that the Trustees shall not be entitled to enforce their rights under this Deed otherwise than in circumstances which would constitute an Event of Default and subject to the provisions of the Co-ordination Deed.
8	Representations and Warranties
8.1	The Guarantor represents and warrants to the Trustees that:
8.1.1	it is a limited liability exempt company, duly incorporated and validly existing under the laws of Bermuda, possessing perpetual corporate existence, the capacity to sue and be sued in its own name and the power to own its assets and carry on its business as it is now being conducted;

8.1.2	it has the power to enter into and perform this Deed and all necessary corporate or other action has been taken to authorise the entry into and performance of this Deed;

8.1.3	this Deed constitutes its legal, valid and binding obligations enforceable in accordance with its terms;

8.1.4	the entry into and performance of this Deed and the transactions contemplated hereby do not and will not be a breach of or conflict with:
(a)	any law or regulation or any official or judicial order; or

(b)	its constitutional documents; or

(c)	any agreement or document to which it is a party or which is binding upon it or any of its assets, nor result in the creation or imposition of any Encumbrance on any of its assets pursuant to the provisions of any such agreement or document;

8.1.5	no event has occurred and is continuing which constitutes a default under or in respect of any agreement or document to which the Guarantor is a party or by which it may be bound (including, inter alia, this Deed);

8.1.6	all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed and the transactions contemplated hereby have been obtained or effected and are in full force and effect;

8.1.7	all information furnished by or on behalf of the Guarantor relating to the business and affairs of any member of the NCLC Group in connection with this Deed was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading;

8.1.8	the Guarantor has fully disclosed in writing to the Lenders through the Agents all facts relating to the NCLC Group which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into the Loan Agreements;

8.1.9	the Accounts for the financial year ended 31 December 2004 (which accounts will be prepared in accordance with GAAP) will fairly represent the consolidated financial condition of the NCLC Group as at 31 December 2004 and from that date there will be no material adverse change in the consolidated financial condition of the NCLC Group as shown in such audited accounts save as disclosed in writing to each of the Agents (in this Clause 8.1.9 “NCLC Group” shall have the meaning ascribed to it in Clause 11.4);

8.1.10	the claims of the Trustees against the Guarantor under this Deed will rank at least pari passu with the claims of all other unsecured creditors of the Guarantor other than claims of such creditors to the extent that the same are statutorily preferred;

8.1.11	subject to Clause 10.6, no member of the NCLC Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Guarantor’s knowledge and belief) threatened against any member of the NCLC Group for its winding-up or dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of it or any or all of its assets or revenues nor has any member of the NCLC Group sought any other relief under any applicable insolvency or bankruptcy law;

8.1.12	no litigation, arbitration or administrative proceedings are current or pending or (to the best of the Guarantor’s knowledge and belief) threatened, which might, if adversely determined, have a material adverse effect on the business, assets or financial condition of the Guarantor or any other member of the NCLC Group;

8.1.13	each member of the NCLC Group has complied with all taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it; no material claims are being asserted against any member of the NCLC Group with respect to Taxes which might, if such claims were successful, have a material adverse effect on its business, assets or financial condition;

8.1.14	neither the Guarantor nor any of its assets enjoys any right of immunity from set-off, suit or execution in respect of its obligations under this Deed;

8.1.15	all amounts payable by the Guarantor hereunder may be made free and clear of and without deduction for or on account of any Taxes;

8.1.16	the Shares and all the shares in the Manager are legally and beneficially owned by the Shareholder, all the shares in the Sub-Agent are legally and beneficially owned by NCL International, all the shares in the Shareholder are legally and beneficially owned by Arrasas, all the shares in Arrasas are legally and beneficially owned by the Guarantor and all the shares in the Supervisor are legally and beneficially owned by the Original Guarantor and such structure shall remain so throughout the currency of this Deed. Further, no Event of Default has occurred under Clause 11.2 in respect of the ownership and/or control of the shares in the Guarantor;

8.1.17	the Guarantor does not have a place of business in any jurisdiction which would require this Deed to be filed or registered (if it had a place of business in that jurisdiction) to ensure the validity of this Deed; and

8.1.18	it has reviewed and agrees to all the terms and conditions of the Loan Agreements and each other Security Document to which any Obligor or the Builder is a party.
8.2	The representations and warranties set out in Clause 8.1 other than those set out in Clauses 8.1.4(a), 8.1.8, 8.1.15 and 8.1.18 shall survive the execution of this Deed and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances then subsisting, on each day until the actual and contingent obligations of each Obligor or the Builder have been performed in full.
9	General Undertakings: Positive Covenants
9.1	The undertakings contained in this Clause 9 shall remain in full force from the date of this Deed until the end of the Security Period.

9.2	The Guarantor will provide to each of the Agents:
9.2.1	as soon as practicable (and in any event within one hundred and twenty (120) days after the close of each of its financial years) a Certified Copy of its Accounts (commencing with the audited accounts made up to 31 December 2004);
9.2.2	as soon as practicable (and in any event within sixty (60) days after the close of each quarter of each financial year) a Certified Copy of the unaudited consolidated accounts of the NCLC Group for that quarter (commencing with the unaudited accounts made up to 31 March 2004);

9.2.3	as soon as practicable (and in any event within one hundred and twenty (120) days after the close of each financial year), beginning with the year ending 31 December 2004, annual cash flow projections on a consolidated basis of the NCLC Group showing on a monthly basis advance ticket sales (for at least twelve (12) months following the date of such statement) for the NCLC Group;

9.2.4	as soon as practicable (and in any event not later than 31 January of each financial year):
(a)	a budget for the NCLC Group for such new financial year including a twelve (12) month liquidity budget for such new financial year; and

(b)	updated financial projections of the NCLC Group for at least the next five (5) years (including an income statement and projected results for the operation of the vessels owned and/or operated by any member of the NCLC Group) and an outline of the assumptions supporting such budget and financial projections including but without limitation any scheduled drydockings;
9.2.5	from time to time (but at intervals no more frequently than annually at the Guarantor’s expense unless an Event of Default has occurred and is continuing) within fifteen (15) days of receiving any request to that effect from an Agent, a valuation of each of the vessels in the NCLC Fleet obtained in accordance with the provisions of clause 10.18 of the relevant Loan Agreement;

9.2.6	as soon as practicable (and in any event within sixty (60) days after the close of each of the first three (3) quarters of its financial year and within one hundred and twenty (120) days after the close of each financial year) a statement signed by the NCLC Group’s chief financial officer in the form of Schedule 1 (commencing with the first quarter of the financial year ending 31 December 2004);

9.2.7	promptly, such further information in its possession or control regarding its financial condition and operations and those of any company in the NCLC Group as an Agent may request;

9.2.8	details of any material litigation, arbitration or administrative proceedings which affect any Obligor as soon as the same are instituted and served, or, to the knowledge of the Guarantor, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding twenty five million Dollars (USD25,000,000) or the equivalent in another currency); and

9.2.9	promptly, such information as an Agent may request regarding the Bonds, either before their issue or during their lifetime.

All accounts required under this Clause 9.2 shall be prepared in accordance with GAAP and shall fairly represent the financial condition of the relevant company. In this Clause 9.2 “NCLC Group” shall have the meaning ascribed to it in Clause 11.4.

9.3	The Guarantor will keep proper books of record and account in which proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Guarantor in accordance with GAAP.

9.4	The Guarantor will notify the Trustees and the Agents of any Event of Default forthwith upon the Guarantor becoming aware of the occurrence thereof.

9.5	The Guarantor will procure that all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation to enable it to perform its obligations under, and ensure the validity or enforceability of, this Deed are obtained and promptly renewed from time to time and will promptly furnish certified copies thereof to each of the Agents and will procure that the terms of the same are complied with at all times.

9.6	The Guarantor will do all such things as are necessary to maintain its corporate existence in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

9.7	Forthwith upon the execution of this Deed, and as a condition precedent to the amendment and restatement of the Original Loan Agreements, the Guarantor shall deliver to each of the Agents a letter addressed to that Agent irrevocably and unconditionally authorising and instructing the Agent forthwith to execute on behalf of the Guarantor each Transfer Certificate delivered to the Agent pursuant to clause 17 of the relevant Loan Agreement, such letter to be in substantially the form of Schedule 2.
10	General Undertakings: Negative Covenants
10.1	The undertakings contained in this Clause 10 shall remain in full force from the date of this Deed until the end of the Security Period under each of the Loan Agreements.

10.2	Except with the prior written consent of the Agents, the Guarantor will not, and will procure that no other member of the NCLC Group will, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, agree to or actually sell, assign, abandon or otherwise transfer or dispose of all or any of its assets or any share or interest therein except that:
10.2.1	the Borrower may agree to sell the Vessel on the condition that contemporaneously with the completion of the sale the Loans are prepaid in accordance with the provisions of clause 4.6 of each of the Loan Agreements;

10.2.2	the Borrower may let the Vessel on charter in accordance with the provisions of clause 10 of each of the Loan Agreements;

10.2.3	disposals may be made in the ordinary course of trading of the disposing entity (excluding disposal of ships) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

10.2.4	disposals of cash raised or borrowed may be made for the purposes for which such cash was raised or borrowed;

10.2.5	disposals of assets in exchange for other assets comparable or superior as to type and value may be made;

10.2.6	a vessel owned by any member of the NCLC Group (other than the Borrower) may be sold provided such sale is on a willing seller willing buyer basis at or about market rate and at arm’s length subject always to the provisions of any loan documentation for the financing of such vessel and NCLL may, following the sale of its shares by Arrasas to IOL, a wholly owned Subsidiary of the Original Guarantor, transfer to other wholly owned Subsidiaries of the Original Guarantor its vessels “NORWEGIAN WIND”, “NORWEGIAN DREAM”, “NORWEGIAN SEA”, “NORWEGIAN MAJESTY”, “NORWEGIAN CROWN” and “MARCO POLO” (the “Six Vessels”) for their transfer values as set out in schedule 8 to the Loan Agreement and sell m.v. “NORWAY” to a third party and, prior to the sale of its shares as aforesaid, transfer its vessel “NORWEGIAN SKY” to Pride of Aloha, Inc., a wholly owned Subsidiary of the Shareholder;

10.2.7	the Shareholder may assign, pledge or charge the Shares as security for the obligations of the Borrower under the Loan Agreements;

10.2.8	Arrasas may transfer its shares in NCLL to IOL and the Original Guarantor may transfer its shares in Arrasas to the Guarantor; and

10.2.9	disposals of assets constituting Apollo-Related Transactions may be made.
10.3	Except with the prior written consent of each of the Agents, the Guarantor will not, and will procure that no other member of the NCLC Group will, make any loan or advance or extend credit to any person, firm or corporation (except any loan, advance or credit made available to passengers on board a vessel for gambling purposes or to ship’s agents and except any loan, advance or credit to the Guarantor or a wholly-owned Subsidiary of the Guarantor, which loan, advance or credit is fully subordinated to the rights of the Beneficiaries under the Security Documents).

10.4	The Guarantor will procure that none of the owners or prospective owners of mortgaged vessels in the NCLC Fleet will issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation, otherwise than in the ordinary course of its business as owner of its vessels. Subject to the above provision of this

Clause 10.4, the Guarantor and any member of the NCLC Group may issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation PROVIDED THAT any such liability does not imperil the security created by any of the Security Documents or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it is or may be a party at any time, in each case in the opinion of each of the Agents.

10.5	Except with the prior written consent of each of the Agents, the Guarantor will not, and will procure that no other member of the NCLC Group will, make or threaten to make any substantial change in its business as presently conducted, or carry on any other business which is substantial in relation to its business as presently conducted so as to affect, in the opinion of the Agents, the ability of the Guarantor or any other Obligor to perform its obligations under the Security Documents to which it is a party PROVIDED THAT any new leisure or hospitality venture embarked upon by any member of the NCLC Group (other than the Borrower) shall not constitute a substantial change in its business and PROVIDED THAT NCLL may transfer the Six Vessels (as defined in Clause 10.2.6) to wholly owned Subsidiaries of the Original Guarantor and m.v. “NORWEGIAN SKY” to Pride of Aloha, Inc., a wholly owned Subsidiary of the Shareholder as aforesaid, sell m.v. “NORWAY” to a third party, cease to be either an owner or manager of ships and conduct such business as is contemplated by the restructure and recapitalisation of the Group as more particularly described in the letter dated 12 December 2003 from NCLL to the Agents and the Hermes Agent and PROVIDED FURTHER THAT any change of or discontinuation in the business activities of any Obligor in accordance with the Apollo-Related Transactions, or any other change or discontinuation that does not imperil the security created by any of the Security Documents or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it is or may be a party from time to time, in each case in the opinion of each of the Agents, shall be permitted.

10.6	Except with the prior consent of each of the Agents and Hermes, the Guarantor will not enter into any amalgamation, restructure, substantial reorganisation, merger, de-merger or consolidation or anything analogous to the foregoing and will procure that no company in the NCLC Group (other than the Shareholder or NCL International) shall do so. However, the prior consent of each of the Agents shall not be required in respect of:
10.6.1	any amalgamation, voluntary cessation of business, consolidation, voluntary dissolution, solvent liquidation, merger, de-merger, voluntary termination of existence, solvent winding up, restructure which, for the avoidance of doubt, may include the creation of new Subsidiaries, pursuant to the Apollo-Related Transactions; or

10.6.2	any amalgamation, voluntary cessation of business, consolidation, voluntary dissolution, solvent liquidation, merger, de-merger, voluntary termination of existence, solvent winding up, restructure or acquisition involving wholly owned (whether directly or indirectly) Subsidiaries of the Guarantor only, including the creation of new Subsidiaries, which does not imperil the security created by any of the Security Documents or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it may be a party at any time,

PROVIDED THAT, except in relation to Apollo-Related Transactions, the Guarantor has first consulted with the Agents with regard to the proposed consolidation, reorganisation, restructure or acquisition and provides evidence satisfactory to each of the Agents that the Guarantor will be in compliance with the financial undertakings contained in Clause 11 after any such reorganisation or restructure.

Further, no member of the NCLC Group will acquire any equity, share capital or any obligations of a corporation or other entity unless the business of that corporation or other entity is in the leisure or hospitality sectors.

For the avoidance of doubt, the acquisition by a member of the NCLC Group of any shares in any company or corporation shall not in itself constitute a merger or consolidation with such company or corporation for the purpose of this Clause 10.6 provided that each of the Agents is satisfied the Guarantor will be in compliance with the financial undertakings contained in Clause 11 after any such merger or consolidation.

In this Clause 10.6, “NCLC Group” shall exclude the Borrower.

10.7	Except with the prior written consent of each of the Agents, the Guarantor will not alter its financial year end.

10.8	The Guarantor has not taken and shall not take from any other Obligor or the Builder any security or counter-security in respect of any of its obligations under this Deed PROVIDED ALWAYS that if the Guarantor, in breach of this Clause, takes any security or counter-security as aforesaid, such security shall be held by the Guarantor as trustee upon trust for the Trustees.
11	Financial Undertakings and Ownership and Control of the Guarantor
11.1	The Guarantor will ensure that:
11.1.1	at all times the minimum Free Liquidity will be not less than fifty million Dollars (USD50,000,000);

11.1.2	either:
(a)	as at 30 September 2005 and as at the end of each subsequent financial quarter the ratio of Consolidated EBITDA to Consolidated Debt Service for the NCLC Group, computed for the period of the four (4) consecutive financial quarters ending at the end of the relevant financial quarter, shall not be less than one point two five (1.25) to one (1.0); or

(b)	at all times during the period of twelve (12) months ending as at the end of the relevant financial quarter the NCLC Group has maintained a minimum Free Liquidity in an amount which is not less than one hundred million Dollars (USD100,000,000); and
11.1.3	as at 30 September 2006 and as at the end of each subsequent financial quarter, the ratio of Total Net Funded Debt to Total Capitalisation of the NCLC Group shall not exceed [**].

Amounts available for drawing under any revolving or other credit facilities of the NCLC Group which remain undrawn at the time of the relevant calculation shall not be counted as cash or indebtedness for the purposes of this ratio.
11.2	It will be an Event of Default if:
11.2.1	at any time when the ordinary share capital of the Guarantor is not publicly listed on an Approved Stock Exchange or at any time when a dividend is to be paid to the existing shareholders of the Guarantor by way of a share issue pursuant to a public offering on an Approved Stock Exchange, the Lim Family (together or individually) and Apollo in the aggregate do not or will not, directly or indirectly, control the Guarantor and beneficially own, directly or indirectly, at least fifty one per cent (51%) of the issued share capital of, and equity interest in, the Guarantor; or

11.2.2	at any time following the listing of the ordinary share capital of the Guarantor on an Approved Stock Exchange:
(a)	any Third Party:
(i)	owns legally and/or beneficially and either directly or indirectly at least thirty three per cent (33%) of the ordinary share capital of the Guarantor; or

(ii)	has the right or the ability to control either directly or indirectly the affairs of or the composition of the majority of the board of directors (or equivalent) of the Guarantor, and, at the same time as any of the events described in paragraphs (i) or (ii) of this Clause have occurred and are continuing, the Lim Family (together or individually) and Apollo in the aggregate do not, directly or indirectly, beneficially own at least fifty one per cent (51%) of the issued share capital of, and equity interest in, the Guarantor; or

(b)	the Guarantor ceases to be a listed company on an Approved Stock Exchange without the prior written consent of each of the Agents,
(and, for the purpose of this Clause 11.2 “control” of any company, limited partnership or other legal entity (a “body corporate”) by a member of the Lim Family and Apollo means that one (1) or more members of the Lim Family or Apollo in the aggregate has, directly or indirectly, the power to direct the management and policies of such a body corporate, whether through the ownership of more than fifty per cent (50%) of the issued voting capital of that body corporate or by contract, trust or other arrangement).

11.3	During any financial year of the Guarantor:
11.3.1	until the date on which the Guarantor becomes a listed company on an Approved Stock Exchange (on which date the restriction contained in this

Clause 11.3.1 shall cease to apply), the Guarantor shall not and shall procure that no other member of the NCLC Group shall, pay any dividends or make any other distributions in respect of its share capital to any person or make any repayments of capital or payments of interest in respect of Financial Indebtedness of an Affiliate of the Guarantor other than payments, distributions or dividends:
(a)	constituting Apollo-Related Transactions;

(b)	by the Guarantor which, in any financial year of the Guarantor ending on or after 31 December 2007, do not exceed fifty per cent (50%) of the aggregate of:
(i)	Consolidated Net Income (if positive) of the NCLC Group for such financial year; and

(ii)	that portion of Consolidated Net Income (if positive) of the NCLC Group in respect of each previous financial year of the Guarantor ending on or after 31 December 2007, retained by the Guarantor and not previously applied pursuant to this Clause 11.3.1(b), provided that the Guarantor shall specify in a written notice to each of the Agents a calculation (in reasonable detail) of the amount of the current and retained Consolidated Net Income immediately prior to such payment, distribution or dividend and the amount thereof elected to be so applied;
(c)	to another member of the NCLC Group;

(d)	in respect of the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated tax returns for the relevant jurisdiction of any member of the NCLC Group or holder of the Guarantor’s share capital attributable to any member of the NCLC Group; or

(e)	by the Guarantor which are used to purchase or redeem the share capital of the Guarantor (including related stock appreciation rights or similar securities) held by then present or future directors, consultants, officers or employees of the Guarantor or any other member of the NCLC Group or by any employee pension benefit plan upon such person’s death, disability, retirement, or termination of employment or under the terms of any such employee pension benefit plan or any other agreement under which such shares of stock or related rights were issued; PROVIDED THAT the aggregate amount of such purchases or redemptions under this paragraph (e) shall not exceed in any fiscal year [*] (plus the amount of net proceeds contributed to the Guarantor that were (x) received by the Guarantor during such calendar year from sales of equity interests of the Guarantor to directors, consultants, officers or employees of the Guarantor or any other member of the NCLC Group in connection with permitted employee compensation and incentive arrangements and (y) from any key-man life insurance policies received during such calendar year), which, if not used in any year, may be carried forward to any subsequent calendar year,
PROVIDED HOWEVER THAT (whether before or after the Guarantor becomes a listed company on an Approved Stock Exchange) the NCLC Group shall not be entitled to pay any dividend or make any distribution in respect of any of its share capital if an Event of Default has occurred and is continuing or would occur as a result of the payment of such dividend or the making of such distribution and the Guarantor shall provide each of the Agents with a certificate signed by the chief financial officer of the NCLC Group confirming that no Event of Default has occurred and is continuing or would occur as a result of the payment of a dividend or the making of a distribution before the dividend is paid or the distribution is made; and

11.3.2	the Guarantor will procure that any dividends or other distributions and interest paid or payable in connection with such dividends or other distributions will be received promptly by the Guarantor directly or indirectly from the Borrower’s shareholder(s) (if such shareholder is not the Guarantor) by way of dividend.
11.4	In Clause 11.1, Clause 11.2, Clause 11.3 and Schedule 1:
11.4.1	“Affiliate” means, with respect to any person, any other person controlling, controlled by or under common control with, such person and for purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to vote ten per cent (10%) or more of the securities having voting power for the election of directors of such person, or otherwise to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise;

11.4.2	“Approved Stock Exchange” means the New York Stock Exchange, NASDAQ or such other stock exchange in the United States of America as is approved in writing by each of the Agents;

11.4.3	“Cash Balance” means, at any date of determination, the unencumbered and otherwise unrestricted cash and cash equivalents of the NCLC Group;

11.4.4	“Consolidated Debt Service” means, for any relevant period, the sum (without double counting), determined in accordance with GAAP, of:
(a)	the aggregate principal payable or paid during such period on any Indebtedness for Borrowed Money of any member of the NCLC Group, other than:
(i)	principal of any such Indebtedness for Borrowed Money prepaid at the option of the relevant member of the NCLC Group;

(ii)	principal of any such Indebtedness for Borrowed Money prepaid upon the sale or Total Loss of any vessel owned or leased under a capital lease by any member of the NCLC Group or under an Apollo-Related Transaction; and

(iii)	balloon payments of any such Indebtedness for Borrowed Money payable during such period (and for the purpose of this paragraph (iii) a “balloon payment” shall not include any scheduled repayment instalment of such Indebtedness for Borrowed Money which forms part of the balloon) or under an Apollo-Related Transaction;
(b)	Consolidated Interest Expense for such period;

(c)	the aggregate amount of any dividend or distribution of present or future assets, undertakings, rights or revenues to any shareholder of any member of the NCLC Group (other than the Guarantor or one of its wholly owned Subsidiaries) or any distribution in respect of share capital during such period (“Distributions”) other than the Distributions described in Clauses 11.3.1(a) and (d); and

(d)	all rent under any capital lease obligations by which the Guarantor or any consolidated Subsidiary is bound which are payable or paid during such period and the portion of any debt discount that must be amortised in such period, as calculated in accordance with GAAP and derived from the then latest unaudited consolidated accounts of the NCLC Group delivered to each of the Agents in the case of any period ending at the end of any of the first three (3) financial quarters of each financial year of the NCLC Group and the then latest Accounts delivered to each of the Agents in the case of the final quarter of each such financial year;

11.4.5	“Consolidated EBITDA” means, for any relevant period, the aggregate of:
(a)	Consolidated Net Income from the Guarantor’s operations for such period;

(b)	the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of gains and losses from the sale of assets or reserves relating thereto, Consolidated Interest Expense, depreciation and amortisation, impairment charges and any other non-cash charges and deferred income tax expense for such period;
11.4.6	“Consolidated Interest Expense” means, for any relevant period, the consolidated interest expense (excluding capitalised interest) of the NCLC Group for such period;

11.4.7	“Consolidated Net Income” means, for any relevant period, the consolidated net income (or loss) of the NCLC Group for such period as determined in accordance with GAAP;

11.4.8	“Free Liquidity” means, at any date of determination, the aggregate of the Cash Balance and any amounts freely available for drawing under any revolving or other credit facilities of the NCLC Group, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be repayable within six (6) months;

11.4.9	“Lim Family” means:
(a)	the late Tan Sri Lim Goh Tong;

(b)	his spouse;

(c)	his direct lineal descendants;

(d)	the personal estate of any of the above persons; and

(e)	any trust created for the benefit of one or more of the above persons and their estates;
11.4.10	“NCLC Group” means, for the purposes of this Clause 11, the Guarantor, its Subsidiaries and any other entity which is required to be consolidated in the Guarantor’s accounts in accordance with GAAP;

11.4.11	“Third Party” means any person or group of persons acting in concert (as the expression “acting in concert” is defined in the City Code on Take-overs and Mergers) who or which is not a member of the Lim Family or Apollo;

11.4.12	“Total Capitalisation” means, at any date of determination, Total Net Funded Debt plus the consolidated stockholders’ equity of the NCLC Group at such date determined in accordance with GAAP and derived from the then latest unaudited and consolidated accounts of the NCLC Group delivered to each of the Agents in the case of the first three (3) quarters of each financial year and the then latest Accounts delivered to each of the Agents in the case of the final quarter of each financial year;

11.4.13	“Total Net Funded Debt” means, as at any relevant date:
(a)	Indebtedness for Borrowed Money of the NCLC Group; and

(b)	the amount of any Indebtedness for Borrowed Money of any person which is not a member of the NCLC Group but which is guaranteed by a member of the NCLC Group as at such date;
less an amount equal to any Cash Balance as at such date;
11.5	Save as specified in Clause 11.1.2, the ratios referred to in Clause 11.1 will be measured on a quarterly basis by reference to the consolidated accounts of the NCLC Group.

12	Discharge
12.1	Subject to Clause 4.3, following the irrevocable repayment or payment to the Trustees or the Agents on behalf of the Lenders of all the Outstanding Indebtedness the Trustees will at the Guarantor’s request return this Deed to the Guarantor and shall, at the request and cost of the Guarantor, transfer to the Guarantor such rights as the Trustees may at such time have in the security for the Outstanding Indebtedness and to the proceeds of any such rights or security.
13	Assignment and Transfer
13.1	This Deed shall be binding upon and enure to the benefit of the Trustees and each of their respective successors and assigns.

13.2	The Guarantor shall not be entitled to assign or transfer all or any part of its rights, benefits or obligations under this Deed.

13.3	A Trustee may transfer its rights hereunder to any person to whom the rights and obligations of that Trustee under the Agency and Trust Deed are transferred in accordance with the Agency and Trust Deed.

13.4	Any Beneficiary may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter or propose to enter into contractual relations with such Beneficiary in relation to the relevant Loan Agreement and this Deed any information about the Obligors and the NCLC Group as such Beneficiary shall reasonably consider necessary for the purposes of inviting expressions of interest from other banks or financial institutions SUBJECT ALWAYS to the relevant Beneficiary procuring the execution by the potential assignee or Transferee or any other person as aforesaid of a Confidentiality Undertaking.

13.5	A person (including any body of persons) who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
14	Miscellaneous Provisions
14.1	No failure to exercise and no delay in exercising on the part of the Trustees or any of the other Beneficiaries any right or remedy under this Deed or under any other of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver by the Trustees or any of the other Beneficiaries shall be effective unless it is in writing.

14.2	The rights and remedies of the Beneficiaries provided herein and in the other Security Documents are cumulative and not exclusive of any rights or remedies provided by law.

14.3	If any provision of this Deed or the Loan Agreements or any other Security Document to which any Obligor or the Builder is a party is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or thereof or affect the validity or enforceability of such provision in any other jurisdiction.

14.4	Time is of the essence in respect of all of the obligations of the Guarantor under this Deed.
15	Waiver of Immunity
15.1	The Guarantor irrevocably and unconditionally:
15.1.1	waives any right of immunity which it or its assets now has or may hereafter acquire in relation to any legal proceedings (including, but without limitation, actions in rem and/or in personam) brought against it or its assets by the Trustees in relation to this Deed; and

15.1.2	consents generally in respect of any such proceedings to the giving of any relief including, without limitation, the issue of any process in connection with such proceedings and the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.
16	Notices
16.1	Each notice, demand or other communication to be made under this Deed shall be made in writing which, unless otherwise stated, includes telefax.

16.2	Any notice, demand or other communication (unless made by telefax) to be made or delivered by the Trustees to the Guarantor pursuant to this Deed shall (unless the Guarantor has by fifteen (15) days’ written notice to the Trustees specified another address) be made or delivered to the Guarantor at 7665 Corporate Center Drive, Miami, Florida 33126, United States of America marked for the attention of the Chief Financial Officer (telefax no. +1 305 436 4140) and the Legal Department (telefax no. +1 305 436 4117) (but one (1) copy shall suffice) with a copy to the Investors c/o Apollo Management, LP, 9 West 57th Street, 43rd Floor, New York, NY 10019, United States of America marked for the attention of Mr Steven Martinez (telefax no. +1 212 515 3288) and shall be deemed to have been made or delivered (in the case of any telefax) when transmission of such telefax communication has been completed or (in the case of any letter) when delivered to the aforesaid address or (as the case may be) five (5) days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address PROVIDED THAT if the copy of any notice, demand or other communication is not received by the Investors it shall not affect the deemed making or delivery of the notice, demand or other communication. Any notice, demand or other communication to be made or delivered by the Guarantor to the Trustees or the Agents pursuant to this Deed shall (unless the Trustees or the Agents (as the case may be) have by fifteen (15) days’ written notice to the Guarantor specified another address) be made or delivered to the Trustees or the Agents at their office for the time being which is at present HSBC Bank plc, Project and Export Finance, 8 Canada Square, London E14 5HQ, England marked for the attention of Mr Alan Marshall (telefax no. +44 (0)20 7992 4428) and shall be deemed to have been made or delivered (in the case of any telefax) when transmission of such telefax communication has been completed or (in the case of any letter) when delivered to the aforesaid address or (as the case may be) five (5)

days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address.

16.3	Each notice, demand or other communication made or delivered by one (1) party to the other pursuant to this Deed shall be in the English language or accompanied by a certified English translation.
17	Governing Law
17.1	This Deed shall be governed by and construed in accordance with English law.
18	Jurisdiction
18.1	For the exclusive benefit of the Trustees, the Guarantor agrees that any legal action or proceeding arising out of this Deed may be brought in the High Court of Justice in England and irrevocably submits to the jurisdiction of that court. The submission by the Guarantor to such jurisdiction shall not limit the right of the Trustees to commence any proceedings arising out of this Deed in whatsoever jurisdiction they may choose, nor shall the commencement of any such legal action or proceeding in one (1) jurisdiction preclude the Trustees from beginning any further or other such legal action or proceeding in the same or any other jurisdiction.

18.2	The Guarantor appoints in the case of the courts of England the Process Agent to receive, for and on its behalf, service of process in England of any legal proceedings with respect to this Deed.
IN WITNESS whereof this Deed of Guarantee and Indemnity has been executed by the parties hereto on the day first written above.

SIGNED SEALED and DELIVERED as a DEED	)
for and on behalf of	)
NCL CORPORATION LTD.	)
by	)
its duly appointed attorney-in-fact	)
in the presence of:	)

SIGNED SEALED and DELIVERED as a DEED	)
for and on behalf of	)
HSBC BANK PLC	)
acting by	)
its duly appointed attorney-in-fact	)
as the Hermes Loan Trustee and the	)
Commercial Loan Trustee	)
in the presence of:	)

Schedule 1

Quarterly Statement of Financial Covenants

Statement of Financial Covenants as of [      ] 20[   ] (in USD’000)

Schedule 2

Letter of Instruction

Schedule 4

Amended and Restated Loss Payable Clause

Exhibit 4.58
DATED 21 DECEMBER 2007
PRIDE OF AMERICA SHIP HOLDING, INC.
(as borrower)
NCL CORPORATION LTD.
(as guarantor)
THE SEVERAL BANKS
(particulars of which are set out in Schedule 1)
(as lenders)
HSBC BANK PLC
(as agent)
COMMERZBANK AKTIENGESELLSCHAFT
(as Hermes agent)
HSBC BANK PLC
(as trustee)

SEVENTH SUPPLEMENTAL DEED TO (AMONG OTHER THINGS)
SECURED LOAN AGREEMENT
dated 4 April 2003 for the equivalent amount in
United States Dollars of up to €40,000,000
pre- and post redelivery finance for one 1,075 cabin luxury cruise vessel identified with no 7671 and working title “Project America”
at the yard of Lloyd Werft Bremerhaven GmbH
(now named “PRIDE OF AMERICA”)

[**]

CONTENTS

		Page
1	Definitions and Construction	162

2	Amendment of Original Loan Agreement, Original Guarantee and Other Security Documents	163

3	Conditions Precedent	164

4	Representations and Warranties	166

5	Fee and Expenses	167

6	Further Assurance	168

7	Counterparts	168

8	Notices	168

9	Governing Law	169

10	Jurisdiction	169

Schedule 1	The Agent, the Hermes Agent, the Trustee and the Lenders	172

Schedule 2	Amended and Restated Loan Agreement	173

Schedule 3	Amended and Restated Guarantee	277

Schedule 4	Amended and Restated Loss Payable Clause	306

SEVENTH SUPPLEMENTAL DEED
DATED 21 December 2007
BETWEEN:
(1)	PRIDE OF AMERICA SHIP HOLDING, INC. of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America as borrower (the “Borrower”);
(2)	NCL CORPORATION LTD. of Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda as guarantor (the “Guarantor”);
(3)	THE SEVERAL BANKS particulars of which are set out in Schedule 1 as lenders (collectively the “Lenders” and each individually a “Lender”);
(4) HSBC BANK PLC of 8 Canada Square, London E14 5HQ as agent (the “Agent”);
(5)	COMMERZBANK AKTIENGESELLSCHAFT of Kaiserplatz, 60311 Frankfurt am Main, Federal Republic of Germany as agent (the “Hermes Agent”); and
(6)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as trustee for itself and the Lenders (as hereinafter defined) (the “Trustee”).
WHEREAS:
(A)	By a loan agreement dated 4 April 2003 as amended and/or restated by a first supplemental agreement thereto dated 20 April 2004, a second supplemental agreement thereto dated 1 July 2004, a third supplemental agreement thereto dated 1 June 2005 (the “Third Supplement”), a fourth supplemental agreement thereto dated as of 30 September 2005, a fifth supplemental agreement thereto dated 10 March 2006 and a sixth supplemental agreement dated 13 November 2006 entered into between the Borrower or its predecessor Ship Holding LLC (“SHLLC”) as borrower, the Lenders as lenders, the Agent as agent for (among others) the Lenders, the Hermes Agent as agent for (among others) the Lenders and the Trustee as trustee for (among others) the Lenders (the “Original Loan Agreement”), the Lenders granted to the Borrower a secured loan in the maximum amount of the equivalent in Dollars of forty million Euro (€40,000,000) (the “Loan”) to part-finance the completion by the Builder of the Vessel for the Contract Price (as such terms are defined in the Original Loan Agreement) on the terms and conditions therein contained. The repayment of the Loan by the Borrower has been secured by (among other things) a guarantee and indemnity dated 23 April 2004 granted by the Guarantor as amended and/or supplemented from time to time (the “Original Guarantee”) and a first preferred mortgagee over the Vessel dated 7 June 2005 as amended and/or supplemented from time to time (the “Mortgage”).
(B)	The Guarantor has requested the consent of the Lenders, the Agent, the Hermes Agent and the Trustee to the amendment of certain provisions of (among other things) the Original Loan Agreement and the Original Guarantee, (among other things) to enable NCL Investment Ltd. (“Investor I”) and NCL Investment II Ltd. (“Investor II” and together with Investor I the “Investors”), each a subsidiary of the private equity group Apollo Management, LP, to make a one billion Dollar (USD1,000,000,000) cash equity investment in the Guarantor.

As at the date of this seventh supplement to the Original Loan Agreement (this “Deed”), the Guarantor is a wholly-owned subsidiary of Star Cruises Limited (“Star”). Upon completion of the transactions contemplated by the Subscription Agreement, the Guarantor will be held directly or indirectly in equal shares by Star and the Investors and the Investors, under the Shareholders’ Agreement, will have majority control of the board of directors of the Guarantor and voting control of shares in the Guarantor, with certain reserved matters subject to the consent of Star. Accordingly, the Guarantor will cease to be a subsidiary of Star and will become a jointly controlled entity of Star and the Investors upon completion. The Investors’ right to control the board of directors of the Guarantor and vote Star’s  shares in the Guarantor on behalf of Star, and Star’s consent rights, in each case can only be maintained if the ratio of the equity owned by one party over that of the other party is not less than 0.6.
(C)	The consent of the Lenders, the Agent, the Hermes Agent and the Trustee is given in respect of the above matters on the terms of this Deed which shall be executed as a deed.
NOW THIS DEED WITNESSES as follows:
1	Definitions and Construction
1.1	In this Deed including the preamble and recitals hereto (unless the context otherwise requires) any term or expression defined in the preamble or the recitals shall have the meaning ascribed to it therein and terms and expressions not defined herein but whose meanings are defined in the Loan Agreement shall have the meanings set out therein. In addition, the following terms and expressions shall have the meanings set out below:

“Apollo Transaction Documents” means the documents referred to in Clause 3.1.1(c) and any documents entered into pursuant to or contemplated by the Apollo Transaction Documents;

“Guarantee” means the Original Guarantee as amended and restated by this Deed and as set out in Schedule 3;

“Loan Agreement” means the Original Loan Agreement as amended and restated by this Deed and as set out in Schedule 2;

“Loss Payable Clause” means the Original Loss Payable Clause as amended and restated by this Deed and as set out in Schedule 4;

“New Shares” means the new ordinary shares in the Guarantor to be issued to the Investors upon completion under the Subscription Agreement which will represent fifty per cent (50%) of the Guarantor’s enlarged share capital;

“Original Loss Payable Clause” means the loss payable clause in the form of appendix B to the form of the letter of undertaking set out in schedule 2 to the Insurance Assignment;

“Restatement Date” means the date on which the conditions precedent set out in Clause 3.1 are fulfilled to the satisfaction of the Agent;

“Shareholders’ Agreement” means the shareholders’ agreement dated 17 August 2007 made or to be made between Star, the Investors (directly in the case of Investor I and by way of joinder in the case of Investor II) and the Guarantor pursuant to which the affairs of the management of the Guarantor and the rights and obligations of Star and the Investors as shareholders will be regulated;

“Subscription Agreement” means the subscription agreement dated 17 August 2007 made or to be made between Star, the Investors (directly in the case of Investor I and by way of assignment in the case of Investor II) and the Guarantor pursuant to which the parties have agreed that the Investors shall subscribe for and the Guarantor shall allot and issue the New Shares to the Investors for the Subscription Price; and

“Subscription Price” means the aggregate subscription price of one billion Dollars (USD1,000,000,000) payable in cash by the Investors for the New Shares pursuant to the Subscription Agreement.

1.2	The provisions of clauses 1.2, 1.3 and 17.11 of the Loan Agreement shall apply hereto (mutatis mutandis).
2	Amendment of Original Loan Agreement, Original Guarantee and Other Security Documents
2.1	Subject to Clause 3.1, the parties hereto agree that immediately upon and with effect from the Restatement Date the Original Loan Agreement, the Original Guarantee and the Original Loss Payable Clause shall each be amended and restated to read in accordance with the amended and restated loan agreement, guarantee and loss payable clause as set out in Schedule 2, Schedule 3 and Schedule 4 respectively and (as so amended and restated) will continue to be binding upon each of the parties thereto in accordance with its terms as so amended and restated.

2.2	Each of the Borrower and the Guarantor hereby confirms to the Lenders, the Agent, the Hermes Agent and the Trustee that with effect from the Restatement Date:
2.2.1	all references to the Original Loan Agreement in the Security Documents to which it is a party shall be construed as references to the Loan Agreement and all terms used in such Security Documents whose meanings are defined by reference to the Original Loan Agreement shall be defined by reference to the Loan Agreement;

2.2.2	the Security Documents to which it is a party (in some cases, in the case of the Borrower, by virtue of the Merger (as defined in the Third Supplement)) shall apply to, and extend to secure, the whole of the Outstanding Indebtedness as defined in clause 1.1 of the Loan Agreement;

2.2.3	its obligations under the Security Documents to which it is a party (in some cases, in the case of the Borrower, by virtue of the Merger) shall not be discharged, impaired or otherwise affected by reason of the execution of this Deed or of any of the documents or transactions contemplated hereby; and

2.2.4	its obligations under the Security Documents to which it is a party (in some cases, in the case of the Borrower, by virtue of the Merger) shall remain in full force and effect as security for the obligations of the Borrower under the Loan Agreement and the other Security Documents as amended by this Deed.
2.3	With effect from the Restatement Date the Lenders, the Agent, the Hermes Agent and the Trustee acknowledge and agree that, to the extent a provision of a Security Document which has not been amended and restated by this Deed conflicts with a provision of the Loan Agreement and/or any other Security Document which has been amended and restated by this Deed, the provision of the Loan Agreement and/or the amended and restated Security Document shall prevail. Further, the Lenders, the Agent, the Hermes Agent and the Trustee will do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent as the Agent may reasonably consider necessary for giving full effect to this Clause 2.3.

2.4	Except as expressly amended hereby or pursuant hereto the Original Loan Agreement, the Original Guarantee and the other Security Documents and the Original Loss Payable Clause shall remain in full force and effect and nothing herein contained shall relieve the Borrower, the Guarantor or any other Obligor from any of its respective obligations under any such documents.
3	Conditions Precedent
3.1	The amendment and restatement of the Original Loan Agreement, the Original Guarantee and the Original Loss Payable Clause provided for in Clause 2 is conditional upon and shall not be effective unless and until the Agent has received the following in form and substance satisfactory to it:
3.1.1	on the date of this Deed:
(a)	one (1) counterpart of this Deed duly executed by the Borrower and the Guarantor;

(b)	a written confirmation from the Process Agent that it will act for each of the Borrower and the Guarantor as agent for service of process in England in respect of this Deed;

(c)	a Certified Copy of each of the following:
(i)	the Subscription Agreement;

(ii)	the Shareholders’ Agreement; and

(iii)	the reimbursement and distribution agreement dated 17 August 2007 under which, among other things, Star has agreed to bear certain costs and expenses of the NCL America business;
(d)	the following corporate documents in respect of each of the Borrower and the Guarantor (together the “Relevant Parties”):

(i)	Certified Copies of any consents required from any ministry, governmental, financial or other authority for the execution of and performance by the respective Relevant Party of its obligations under this Deed or any document to be executed pursuant hereto or if no such consents are required a certificate from a duly appointed officer of the Relevant Party to this effect confirming that no such consents are required;

(ii)	notarially attested secretary’s certificate of each of the Relevant Parties:
(1)	attaching a copy of its Certificate of Incorporation and Memorandum of Association and Bye-Laws (or equivalent constitutional documents) evidencing power to enter into the transactions contemplated in this Deed;

(2)	giving the names of its present officers and directors;

(3)	setting out specimen signatures of such persons as are authorised by the Relevant Party to sign documents or otherwise undertake the performance of that Relevant Party’s obligations under this Deed;

(4)	giving the legal owner of its shares and the number of such shares held;

(5)	attaching copies of resolutions passed at duly convened meetings of the directors and, if required by the Agent, the shareholders or members of each of the Relevant Parties authorising (as applicable) the execution of this Deed and the amendment to the Mortgage and the issue of any power of attorney to execute the same; and

(6)	containing a declaration of solvency as at the date of the certificate of the duly appointed officer of the Relevant Party;
or (if applicable) certifying that there has been no change to the statements made in his or her secretary’s certificate last provided to the Agent with respect to paragraphs (1), (2), (3), (4) and (6) of this Clause 3.1.1(d)(ii) and attaching copies of resolutions passed at duly convened meetings of the directors and, if required by the Agent, the shareholders or members of each of the Relevant Parties authorising (as applicable) the execution of this Deed and the amendment to the Mortgage and the issue of any power of attorney to execute the same; and

3.1.2	the original powers of attorney, if any, issued pursuant to the resolutions referred to above and notarially attested;

3.1.3	a seventh amendment to the Mortgage duly executed and lodged for recordation at the United States Coast Guard National Vessel Documentation Center;

3.1.4	evidence of completion having taken place under the Subscription Agreement and in particular but without limitation of the issue of the New Shares to the Investors and of the payment of the Subscription Price by the Investors to the Guarantor;

3.1.5	evidence that each of the Lenders has received payment of the restructuring fee to which it is entitled as more particularly described in Clause 5.1; and

3.1.6	the issue of such favourable written legal opinions including in respect of the United States of America, Delaware and Bermuda in such form as the Agent may require relating to all aspects of the transactions contemplated hereby and by the Apollo Transaction Documents governed by any applicable law,
PROVIDED THAT no Event of Default has occurred and is continuing on the Restatement Date (subject to Clause 3.2).

3.2	If the Lenders, the Agent, the Hermes Agent and the Trustee, acting unanimously, decide (or the Agent in accordance with the Agency and Trust Deed decides) to permit the amendment and restatement of the Original Loan Agreement, the Original Guarantee and/or the Original Loss Payable Clause hereby without the Agent having received all of the documents or evidence referred to in Clause 3.1, the Borrower will nevertheless deliver the remaining documents or evidence to the Agent within fourteen (14) days of the Restatement Date (or such other period as the Agent may stipulate) and the amendment and restatement of the Original Loan Agreement, the Original Guarantee and/or the Original Loss Payable Clause as aforesaid shall not be construed as a waiver of the Agent’s right to receive the documents or evidence as aforesaid nor shall this provision impose on the Agent, the Hermes Agent, the Trustee or the Lenders any obligation to permit the amendment and restatement in the absence of such documents or evidence.
4	Representations and Warranties
4.1	Each of the Borrower and the Guarantor represents and warrants to the Lenders, the Agent, the Hermes Agent and the Trustee that:
4.1.1	it has the power to enter into and perform this Deed and the transactions and documents contemplated hereby and has taken all necessary action to authorise the entry into and performance of this Deed and such transactions;

4.1.2	this Deed constitutes its legal, valid and binding obligations enforceable in accordance with its terms;

4.1.3	its entry into and performance of this Deed and the transactions and documents contemplated hereby do not and will not conflict with:
(a)	any law or regulation or any official or judicial order; or

(b)	its constitutional documents; or

(c)	any agreement or document to which it is a party or which is binding upon it or any of its assets, nor result in the creation or imposition of any Encumbrance on it or its assets pursuant to the provisions of any such agreement or document and in particular but without prejudice to the foregoing the entry into and performance of this Deed and the transactions and documents contemplated hereby and thereby will not render invalid, void or voidable any security granted by it to the Trustee;

4.1.4	except for the recording of the seventh amendment to the Mortgage with the United States Coast Guard National Vessel Documentation Center, all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed and each of the other documents contemplated hereby and thereby and the transactions contemplated hereby and thereby have been obtained or effected and are in full force and effect;

4.1.5	all information furnished by it to the Agent or its agents relating to the business and affairs of an Obligor in connection with this Deed and the other documents contemplated hereby and thereby was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading; and

4.1.6	it has fully disclosed in writing to the Agent all facts relating to its business which it knows or should reasonably know and which might reasonably be expected to influence the Lenders, the Agent, the Hermes Agent and/or the Trustee in deciding whether or not to enter into this Deed.
5	Fee and Expenses
5.1	The Borrower shall pay to each of the Lenders not later than five (5) Business Days from the date of this Deed a non-refundable restructuring fee of [*] provided that a Lender which is the provider of any other loan or other facility to the Borrower or any other member of the NCLC Group shall only be entitled to receive one (1) such fee of [*]. Notwithstanding any provision of this Deed, the Loan Agreement or the Agency and Trust Deed to the contrary, no Lender shall be required to share with the other Lenders, the Agent, the Hermes Agent and/or the Trustee any such restructuring fee received.

5.2	The Borrower and the Guarantor jointly and severally undertake to reimburse the Lenders, the Agent, the Hermes Agent and the Trustee on demand of the Agent on a full indemnity basis for the reasonable charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal and other advisers) incurred by the Lenders, the Agent, the Hermes Agent and/or the Trustee in respect of the negotiation, preparation, printing, execution, registration and enforcement of this Deed and any other documents required in connection with the implementation of this Deed.
6	Further Assurance
Each of the Borrower and the Guarantor will, from time to time on being required to do so by the Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent and the Hermes Agent as the Agent and the Hermes Agent may reasonably consider necessary for giving full effect to this Deed or any of the documents contemplated hereby or securing to the Lenders, the Agent, the Hermes Agent or the Trustee the full benefit of the rights, powers and remedies conferred upon the Lenders, the Agent, the Hermes Agent and/or the Trustee in any such document.
7	Counterparts
This Deed may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.
8	Notices
8.1	Any notice, demand or other communication (unless made by telefax) to be made or delivered to the Borrower or the Guarantor pursuant to this Deed shall (unless the Borrower or the Guarantor has by fifteen (15) days’ written notice to the Agent specified another address) be made or delivered to the Borrower and/or the Guarantor c/o 7665 Corporate Center Drive, Miami, Florida 33126, United States of America (marked for the attention of the Chief Financial Officer and the Legal Department) (but one (1) copy shall suffice) with a copy to the Investors c/o Apollo Management, LP, 9 West 57th Street, 43rd Floor, New York, NY 10019, United States of America (marked for the attention of Mr Steven Martinez). Any notice, demand or other communication to be made or delivered by the Borrower or the Guarantor pursuant to this Deed shall (unless the Agent, the Hermes Agent or the Trustee has by fifteen (15) days’ written notice to the Borrower and the Guarantor specified another address) be made or delivered to the Agent, the Hermes Agent or the Trustee at its Office, the details of which are set out in Schedule 1.

8.2	Any notice, demand or other communication to be made or delivered pursuant to this Deed may be sent by telefax to the relevant telephone numbers (which at the date hereof in respect of the Borrower and the Guarantor is +1 305 436 4140 (marked for the attention of the Chief Financial Officer) and +1 305 436 4117 (marked for the attention of the Legal Department) with a copy to the Investors c/o Apollo Management, LP, fax number +1 212 515 3288 (marked for the attention of Mr Steven Martinez) and in the case of the Agent, the Hermes Agent or the Trustee is as recorded in Schedule 1) specified by it from time to time for the purpose and shall be deemed to have been received when transmission of such telefax communication has been completed. Each such telefax communication, if made to the Agent, the Hermes Agent or the Trustee by the Borrower or the Guarantor, shall be signed by the person or persons authorised in writing by the

Borrower or the Guarantor (as the case may be) and whose signature appears on the list of specimen signatures contained in the secretary’s certificate required to be delivered by Clause 3 and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Agent, the Hermes Agent or the Trustee to the Borrower and the Guarantor.

8.3	The provisions of clauses 18.1, 18.4 and 18.5 of the Original Loan Agreement shall apply to this Deed.
9	Governing Law

This Deed shall be governed by English law.

10	Jurisdiction
10.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). Each party to this Deed agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

This Clause 10.1 is for the benefit of the Lenders, the Agent, the Hermes Agent and the Trustee only. As a result, no such party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any such party may take concurrent proceedings in any number of jurisdictions.

10.2	Neither the Borrower nor the Guarantor may, without the Agent’s prior written consent, terminate the appointment of the Process Agent; if the Process Agent resigns or its appointment ceases to be effective, the Borrower and/or the Guarantor (as the case may be) shall within fourteen (14) days appoint a company which has premises in London and has been approved by the Agent to act as the Borrower’s and/or the Guarantor’s (as the case may be) process agent with unconditional authority to receive and acknowledge service on behalf of the Borrower and/or the Guarantor of all process or other documents connected with proceedings in the English courts which relate to this Deed.

10.3	For the purpose of securing its obligations under Clause 10.2, each of the Borrower and the Guarantor irrevocably agrees that, if it for any reason fails to appoint a process agent within the period specified in Clause 10.2, the Agent may appoint any person (including a company controlled by or associated with the Agent or any Lender) to act as the Borrower’s or the Guarantor’s (as the case may be) process agent in England with the unconditional authority described in Clause 10.2.

10.4	No neglect or default by a process agent appointed or designated under this Clause (including a failure by it to notify the Borrower or the Guarantor (as the case may be) of the service of any process or to forward any process to the Borrower or the Guarantor (as the case may be)) shall invalidate any proceedings or judgment.

10.5	Each of the Borrower and the Guarantor appoints in the case of the courts of England the Process Agent to receive, for and on its behalf service of process in England of any legal proceedings with respect to this Deed.

10.6	A judgment relating to this Deed which is given or would be enforced by an English court shall be conclusive and binding on the Borrower and/or the Guarantor (as the case may be) and may be enforced without review in any other jurisdiction.

10.7	Nothing in this Clause shall exclude or limit any right which the Agent, the Lenders, the Hermes Agent or the Trustee may have (whether under the laws of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

10.8	In this Clause “judgment” includes order, injunction, declaration and any other decision or relief made or granted by a court.
IN WITNESS whereof the parties hereto have caused this Deed to be duly executed as a deed on the day and year first before written.

SIGNED SEALED and DELIVERED as a DEED	)
by Paul Turner	)
for and on behalf of	) /s/ Paul Turner
PRIDE OF AMERICA SHIP HOLDING, INC.	)
in the presence of: Shareen Akhton Trainee Solicitor One St. Paul’s Churchyard London EC4r7 85M	)

SIGNED SEALED and DELIVERED as a DEED	)
by Paul Turner	)
for and on behalf of	)/s/ Paul Tuner
NCL CORPORATION LTD.	)
in the presence of: As above	)

SIGNED SEALED and DELIVERED as a DEED	)
by Julie Clegg	)
for and on behalf of	) /s/ Julie Clegg
COMMERZBANK AKTIENGESELLSCHAFT	)
Bremen Branch	)
in the presence of: As above	)

SIGNED SEALED and DELIVERED as a DEED	)
by Julie Clegg	)
for and on behalf of	) /s/ Julie Clegg
KfW	)
in the presence of: As above	)

SIGNED SEALED and DELIVERED as a DEED	)
by Julie Clegg	)
for and on behalf of	) /s/ Julie Clegg
DVB BANK N.V.	)
in the presence of: As above	)

SIGNED SEALED and DELIVERED as a DEED	)
by Julie Clegg	)
for and on behalf of	) /s/ Julie Clegg
COMMERZBANK AKTIENGESELLSCHAFT	)
as the Hermes Agent	)
in the presence of: As above	)

SIGNED SEALED and DELIVERED as a DEED	)
by Mike Monk	)
for and on behalf of	) /s/ Mike Monk
HSBC BANK PLC	)
as the Agent and the Trustee	)
in the presence of: Nigel Groom	)

Schedule 1

The Agent, the Hermes Agent, the Trustee and the Lender

Schedule 2
Amended and Restated Loan Agreement

DATED 4 APRIL 2003
PRIDE OF AMERICA SHIP HOLDING, INC.
(as borrower)
COMMERZBANK AKTIENGESELLSCHAFT
Hamburg Branch
HSBC BANK PLC
(as arrangers)
COMMERZBANK AKTIENGESELLSCHAFT
Bremen Branch
HSBC BANK PLC
KfW
(as lenders)
HSBC BANK PLC
(as agent)
COMMERZBANK AKTIENGESELLSCHAFT
(as Hermes agent)
HSBC BANK PLC
(as trustee)

SECURED LOAN AGREEMENT
for the equivalent amount in United States Dollars
of up to €40,000,000
pre- and post redelivery finance
for one 1,075 cabin luxury cruise vessel
identified with no 7671 and working title “Project America”
at the yard of Lloyd Werft Bremerhaven GmbH
(tbn “PRIDE OF AMERICA”)
AS AMENDED AND RESTATED ON
21 DECEMBER 2007

[**]

THIS LOAN AGREEMENT is made the 4 day of April 2003 (as amended and restated on 21 December 2007)
BETWEEN:
(1)	PRIDE OF AMERICA SHIP HOLDING, INC. of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America as borrower (the “Borrower”);
(2)	THE SEVERAL BANKS particulars of which are set out in Schedule 1 as arrangers (collectively the “Arrangers” and each individually an “Arranger”);
(3)	THE SEVERAL BANKS particulars of which are set out in Schedule 2 as lenders (collectively the “Lenders” and each individually a “Lender”);
(4)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as agent (the “Agent”); and
(5)	COMMERZBANK AKTIENGESELLSCHAFT of Kaiserplatz, 60311 Frankfurt am Main, Federal Republic of Germany as agent (the “Hermes Agent”); and
(6)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as trustee (the “Trustee”).
WHEREAS:
The Arrangers have agreed on the terms and subject to the conditions set out in this Agreement to arrange a loan in the Equivalent Amount of up to forty million Euro (€40,000,000) to be made by the Lenders to the Borrower to part-finance the completion by the Builder of the Vessel for the Contract Price and the Hermes Premium.
NOW IT IS HEREBY AGREED as follows:
1	Definitions and Construction
1.1	Definitions

In this Agreement:

“Agency and Trust Deed”	means the deed dated 4 April 2003 entered into by the Lenders, the Agent, the Hermes Agent, the Trustee, the Hermes Loan Lenders, the Hermes Loan Agent and the Hermes Loan Trustee whereby the Agent and the Hermes Agent will be appointed as agents of the Lenders, the Hermes Loan Agent will be appointed as agent of the Hermes Loan Lenders and the Trustee and the Hermes Loan Trustee will be appointed as trustees for the Agent, the Hermes Agent, the Lenders, the Hermes Loan Agent and the Hermes Loan Lenders;

“Agreement”	means this agreement;

“Apollo”	means the Fund and any Fund Affiliate;

“Apollo-Related Transactions”	means the transactions described in Schedule 9;

“Apollo Transaction Documents”	means the Subscription Agreement, the Shareholders’ Agreement and the Reimbursement Agreement;

“Applicable Interest Rate”	means, until (but excluding) the Conversion Date, the Floating Interest Rate and, thereafter, the Fixed Rate subject to Clause 5.11 and Clause 6;

“Arrasas”	means Arrasas Limited of International House, Castle Hill, Victoria Road, Douglas, Isle of Man IM2 4RB, British Isles;

“Associated Company”	in relation to any company, means any company which is a Subsidiary or Holding Company of that company or the majority of whose shares are beneficially owned by the same person or persons as own the majority of the shares of that company;

“Builder”	means Lloyd Werft Bremerhaven GmbH (in receivership) of Brückenstrasse 25, P O Box 120542, 27519 Bremerhaven, Federal Republic of Germany, the shipbuilder completing the Vessel pursuant to the Building Contract;

“Building Contract”	means the amended and restated shipbuilding contract dated as of 5 February 2003 between the Borrower and the Builder (being an amendment and restatement of the shipbuilding contract dated 28 December 2000 between NCLL and the Builder as novated by a contract dated 5 February 2003 between NCLL, the Borrower and the Builder) as amended by a first addendum thereto dated 7 March 2003, a second addendum thereto dated 14 March 2003 and a third addendum thereto dated 1 July 2004 for the completion and redelivery of the Vessel and Specification No 4-00910 dated 5 February 2003;

“Business Day”	means any day on which, in a country where any act or thing is required to be done hereunder or under the Building Contract, in the case of any payment to be made to the Builder thereunder, banks and financial markets are open for the transaction of business of the nature contemplated by this Agreement;

“Certified Copy”	means, in relation to any document delivered or issued by or on behalf of any company, a copy of such document certified as a true, complete and up-to-date copy of the original by any of the directors or the secretary or assistant secretary for the time being of that company;

“Charge”	means the charge over the Shares to be given by the Shareholder as holder (legally and beneficially) of the Shares to the Trustee pursuant to the Charge Option;

“Charge Option”	means the option to take the Charge to be given by the Shareholder to the Trustee on or before the Effective Date (as such term is defined in the third supplemental deed to this Agreement), such option and the Charge being in the form and on the terms and conditions required by the Agent and the Hermes Agent;

“Commitment”	means, as to each Lender, the sum set out opposite its name in Schedule 2 as the amount which, subject to the terms of this Agreement, it is obliged to advance to the Borrower under Clause 2 (or, where the context so admits, such amount which any successor in title, assignee or transferee (including any Transferee) of any Lender shall be obliged to advance to the Borrower under Clause 2, following the assumption of all or any portion of such liability from any Lender hereunder) in each case as such amount may be reduced, cancelled or terminated under this Agreement;

“Commitment Period”	means the period beginning on 4 April 2003 and ending on the date on which the Facility is drawn down in full or cancelled hereunder;

“Completion Period”	means the period beginning on 4 April 2003 and ending on the Redelivery Date;

“Compulsory Acquisition”	means requisition for title or other compulsory acquisition of the Vessel including its capture, seizure, detention or confiscation or expropriation but excluding any requisition for hire by or on behalf of any government or governmental authority or agency or by any persons acting or purporting to act on behalf of any such government or governmental authority or agency;

“Confidentiality Undertaking”	means the undertaking to be entered into relating to the release of financial information pertaining to the Group by the Agent, the Trustee or any Lender to a potential Transferee or assignee such undertaking to be in the form of Schedule 5;

“Contract Price”	means three hundred and six million five hundred and fifty thousand Euro (€306,550,000) being the price agreed between the Builder and the Borrower for the completion of the Vessel under clause 11.1 of the Building Contract;

“Contribution”	means as to each Lender the sum set out opposite its name in Schedule 2 as the amount which it is obliged to advance to the Borrower under Clause 2 or, as the case may be, the portion of such sum so advanced and for the time being outstanding;

“Conversion”	means the conversion of the method of calculating interest from the Floating Interest Rate to the Fixed Rate;

“Conversion Date”	has the meaning ascribed to that term in Clause 5.2.2;

“Co-ordination Deed”	means the deed dated 4 April 2003 between the Trustee, the Agent, the Hermes Loan Trustee, the Hermes Loan Agent and the Borrower in relation to certain of the Security Documents and the Hermes Loan Security Documents;

"Disclosure Letter”	means the letter so designated given by the Borrower and acknowledged by the Agent (acting on the instructions of the Lenders) on the date of the First Supplemental Agreement;

“Document of Compliance”	means a document issued to the Vessel operator as evidence of its compliance with the requirements of the ISM Code;

“Dollars” and “USD”	means the lawful currency of the United States of America;

“Drawdown Date”	means a date being a Business Day on which a Tranche is drawn down and applied in accordance with Clause 2.2;

“Drawdown Notice”	means any of the notices to be given by the Borrower to the Agent pursuant to Clause 2.3.1;

“Earnings”	means, in respect of the Vessel, (whether earned or to be earned) any and all freights, hire and passage monies, proceeds of requisition (other than proceeds of Compulsory Acquisition), rebates and commissions, all earnings deriving from contracts of affreightment, pooling agreements, joint ventures, compensation, remuneration for salvage and towage services, damages howsoever arising and detention monies, damages for breach of any charterparty or other contract for the employment of the Vessel, any amounts payable in consideration of the termination or variation of any charterparty or other such contract and any other earnings whatsoever due or to become due to the Borrower other than any sums payable or repayable by the Builder under the Building Contract and any reduction in the Hermes Premium repaid by Hermes to the Borrower which have been assigned to the Trustees as trustees for the Hermes Loan Creditors (as defined in the Co-ordination Deed);

“Earnings Assignment”	means the valid and effective first legal assignment of the Earnings (together with the notice thereof and the acknowledgement), to be executed by the Borrower in respect of the Vessel in favour of the Trustee and the Hermes Loan Trustee on 22 April 2003, such assignment, notice and acknowledgement being in the form and on the terms and conditions required by the Agent, the Hermes Agent and the Hermes Loan Agent and agreed on the signing of the Original Loan Agreement and as specified in paragraph 25 of Schedule 4;

“Election Date”	has the meaning ascribed to that term in Clause 5.2.2;

“Encumbrance”	means any mortgage, charge, pledge, lien, assignment, hypothecation, title retention, preferential right or trust arrangement or any other security agreement or arrangement;

“Equity”	means the amount of twenty one million one hundred and eighty thousand Euro (€21,180,000) to be paid by the Borrower to the

Builder from its own resources;

“Equivalent Amount”	means the Dollar equivalent of each amount payable in Euro by the Borrower to the Builder under the Building Contract or payable by the Borrower to the Hermes Agent in payment of the Hermes Premium and to be drawn down hereunder determined at HSBC Bank plc’s spot rate for conversion of Dollar to Euro at 10.00 a.m. London time two (2) Business Days prior to the relevant Drawdown Date;

“euro” and “€“	means the lawful currency of the Federal Republic of Germany;

“Event of Default”	means any of the events specified in Clause 11;

“Facility”	means the loan facility granted hereunder being in the Equivalent Amount (in aggregate) of up to forty million Euro (€40,000,000);

“Financial Indebtedness”	means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“First Drawdown Date”	means the date on which the first Tranche is drawn down and applied in accordance with Clause 2.2;

“First Supplemental Agreement”	means the first supplemental agreement dated 20 April 2004 to the Original Loan Agreement;

“Fixed Rate”	means the fixed rate of interest agreed jointly by the Borrower and each of the Lenders at or about 11.00 a.m. London time on the Quotation Date prior to the Conversion Date payable, subject to Clause 5.11, on each Interest Payment Date during the Fixed Rate Period;

“Fixed Rate Period”	means the period starting on (and including) the Conversion Date and ending on the final Repayment Date;

“Floating Interest Rate”	means for each Interest Period selected pursuant to Clause 5.2.1 the aggregate of LIBOR and the Margin;

“Force Majeure”	means, in relation to the Agent, the Hermes Agent, the Trustee or any Lender, any event or circumstance which is beyond the reasonable control of such party, which cannot be foreseen or if foreseeable which is unavoidable, which occurs after the date of this Agreement and which prevents that party from performing any of its obligations under this Agreement;

“Fund”	means Apollo Management VI, LP a Delaware limited partnership with its principal place of business at 9 West 57th Street, 43rd Floor, New York, NY 10019, United States of America and other affiliated co-investment partnerships;

“Fund Affiliate”	means the Investors and (i) each other Affiliate (as defined in Schedule 9) of the Fund that is neither a “portfolio company” (which means a company actively engaged in providing goods to unaffiliated customers), whether or not controlled, nor a company controlled by a portfolio company and (ii) any individual who is a partner or employee of Apollo Management, LP, Apollo Management IV, LP or Apollo Management V, LP;

“GAAP”	means generally accepted accounting principles in the United States of America consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies) including, without limitation, those set forth in the opinion and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board;

“Group”	means Star and its Subsidiaries;

“Guarantee”	means the guarantee executed by the Guarantor in favour of the Trustee and the Hermes Loan Trustee on the Restatement Date, such guarantee to be in the form and on the terms and conditions required by the Agent, the Hermes Agent and the Hermes Loan Agent and agreed on the date of the First Supplemental Agreement;

“Guarantor”	means NCL Corporation Ltd. of Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda and with its principal place of business at 7665 Corporate Center Drive, Miami, Florida 33126, United States of America;

“Hermes”	means Euler Hermes Kreditversicherungs-AG of Friedensallee 254, 22763 Hamburg, Federal Republic of Germany;

“Hermes Cover”	means the guarantee from the Federal Republic of Germany acting through Hermes for the period of and for the transaction contemplated by the Hermes Loan Agreement in the amount and on the terms and conditions required by the Hermes Loan Lenders;

“Hermes Loan”	means the loan in the maximum amount of the equivalent in Dollars and/or Euro of two hundred and fifty eight million Euro (€258,000,000) to be made by the Hermes Loan Lenders to the Borrower pursuant to the Hermes Loan Agreement;

“Hermes Loan Agent”	means HSBC Bank plc of 8 Canada Square, London E14 5HQ as agent for the Hermes Loan Lenders;

“Hermes Loan Agreement”	means the loan agreement dated 4 April 2003 and to be amended and restated by a first supplemental agreement thereto dated 20 April 2004 between, among others, the Borrower, the Hermes Loan Lenders, the Hermes Loan Agent and the Hermes Loan Trustee in respect of the Hermes Loan;

“Hermes Loan Lenders”	means Commerzbank Aktiengesellschaft, Bremen Branch, HSBC Bank plc and KfW (formerly known as Kreditanstalt für Wiederaufbau);

“Hermes Loan Security Documents”	means the Security Documents (as defined in the Hermes Loan Agreement);

“Hermes Loan Trustee”	means HSBC Bank plc of 8 Canada Square, London E14 5HQ as trustee for the Hermes Loan Lenders;

“Hermes Premium”	means the amount payable by the Borrower to Hermes through the Hermes Agent in respect of the Hermes Cover;

“Holding Company”	has the meaning defined in the Companies Act 1985, Section 736 as substituted by the Companies Act 1989, Section 144;

“IOL”	means Inter-Ocean Limited of International House, Castle Hill, Victoria Road, Douglas, Isle of Man IM2 4RB, British Isles;

“ISM Code”	means the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation;

“ISPS Code”	means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation;

“Indebtedness for Borrowed Money”	means Financial Indebtedness (whether present or future, actual or contingent, long-term or short-term, secured or unsecured) in respect of:

(i) moneys borrowed or raised;

(ii) the advance or extension of credit (including interest and other charges on or in respect of any of the foregoing);

(iii) the amount of any liability in respect of leases which, in accordance with GAAP, are capital leases;

(iv) the amount of any liability in respect of the purchase price for assets or services payment of which is deferred for a period in excess of one hundred and eighty (180) days;

(v) all reimbursement obligations whether contingent or not in respect of amounts paid under a letter of credit or similar instrument; and

(vi) (without double counting) any guarantee of Financial Indebtedness falling within paragraphs (i) to (v) above;

PROVIDED THAT the following shall not constitute Indebtedness for Borrowed Money:

(a) loans and advances made by other members of the NCLC Group which are subordinated to the rights of the Lenders; and

(b) loans and advances made by any shareholder of the Guarantor which are subordinated to the rights of the Lenders;

“Instalment”	means the amount of principal of the Loan repayable on a Repayment Date in accordance with Clause 3;

“Insurance Assignment”	means the valid and effective first legal assignment of the Insurances (together with the notice thereof), to be executed by the Borrower in respect of the Vessel in favour of the Trustee and the Hermes Loan Trustee, such assignment and notice to be in the form and on the terms and conditions required by the Agent, the Hermes Agent and the Hermes Loan Agent and agreed on the signing of the Original Loan Agreement and as specified in paragraph 33 of Schedule 4;

“Insurances”	means all policies and contracts of insurance and entries of the Vessel in a protection and indemnity or war risks association which are effected in respect of the Vessel, its freights, disbursements, profits or otherwise and all benefits, including all claims and returns of premiums thereunder and shall also include all compensation payable by virtue of Compulsory Acquisition;

“Interest Exchange Arrangement”	means such interest rate arrangements as a Lender shall deem necessary to make in respect of its Contribution in order to offer the Fixed Rate to the Borrower;

“Interest Payment Date”	means the last day of each Interest Period and each Repayment Date occurring during an Interest Period or the Fixed Rate Period;

“Interest Period”	means each period ascertained in accordance with Clause 5.2 or Clause 5.11;

“Interest Rate”	means the rate of interest applicable to the Loan calculated in accordance with Clause 5.9, Clause 5.11 or Clause 6.3;

“Investor I”	means NCL Investment Ltd. a company organised and existing under the laws of Bermuda with its registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda;

“Investor II”	means NCL Investment II Ltd. a company organised and existing under the laws of the

Cayman Islands with its registered office at c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands, British West Indies;

“Investors”	means Investor I and Investor II;

“LIBOR”	means with respect to any Interest Period the rate of interest (expressed as an annual rate) determined by the Agent to be:

(i) the offered rate for deposits in Dollars for a period equivalent to such Interest Period which appears on the Reuters BBA Page LIBOR 01 at or about 11.00 a.m. London time on the Quotation Date; or

(ii) if no rate is provided for the respective Interest Period on the Reuters BBA Page LIBOR 01, the interpolated rate per annum for deposits in Dollars in an amount approximately equal to the Loan or relevant part thereof as calculated by the Agent, such interpolated rate to be based on the Reuters BBA Page LIBOR 01 PROVIDED THAT LIBOR for periods of less than one (1) week will be ascertained under sub-section (iii) below;

or (if Reuters BBA Page LIBOR 01 is discontinued or if the Agent is unable to make the said determination due to technical breakdown in the relevant system or the Interest Period is less than one (1) week)

(iii) the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent (1/16%)) of the rates per annum notified to the Agent by each of the Reference Banks as the rate at which deposits in Dollars in an amount approximately equal to the Loan or relevant part thereof are offered to such Reference Bank by leading banks in the London Interbank market at such Reference Bank’s request at or about 11.00 a.m. London time on the Quotation Date for a period equal to the Interest Period and for delivery on the first Business Day thereof;

“Loan”	means the aggregate principal amount of the Tranches or (as the context may require) the amount thereof for the time being drawn down and outstanding hereunder;

“Management Agreement”	means the agreement to be entered into between the Borrower and the Manager providing for the ship management and crewing services of the Vessel, such agreement to be in the form and on the terms and conditions required by the Agent;

“Management Agreement Assignment”	means the valid and effective first legal assignment of the Management Agreement (together with the notice thereof and the acknowledgement), to be executed by the Borrower in favour of the Trustee and the Hermes Loan Trustee, such assignment, notice and acknowledgement to be in the form and on the terms and conditions required by the Agent, the Hermes Agent and the Hermes Loan Agent;

“Manager”	means NCL America Inc. of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America, the company providing technical ship management and crewing services for the Vessel pursuant to the Management Agreement;

“Margin”	means up to but not including the Termination Date the rate of one point six per cent (1.6%) per annum and from the Termination Date one point three five per cent (1.35%) per annum;

“Month”	means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day PROVIDED THAT, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month;

“Mortgage”	means the first preferred ship mortgage to be granted by the Borrower over the Vessel and registered at the United States Coast Guard National Vessel Documentation Center in favour of the Trustee and the Hermes Loan Trustee as security pursuant hereto and to the Hermes Loan Agreement, such mortgage to be in the form and on the terms and conditions required by the Agent, the Hermes Agent and the Hermes Loan Agent and agreed on the signing of the First Supplemental Agreement and as specified in paragraph 32 of Schedule 4;

“NCLC Fleet”	means the vessels owned by the companies in the NCLC Group;

“NCLC Group”	means the Guarantor and its Subsidiaries;

“NCL International”	means NCL International, Ltd. of Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda;

“NCLL”	means Norwegian Cruise Line Limited of Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda;

“Notice of Fixed Rate”	means a notice in the form of Schedule 8;

“Obligors”	means the Borrower, the Guarantor, the Manager, the Sub-Agent, the Shareholder and any other party from time to time to any of the Security Documents excluding the Arrangers, the Trustee, the Agent, the Hermes Agent, the Lenders, the Hermes Loan Trustee, the Hermes Loan Agent and the Hermes Loan Lenders;

“Office”	means in respect of the Agent, the Hermes Agent, the Trustee and each Lender its office at the address set out beneath its name in Schedule 2 or such other office as it shall from time to time select and notify through the Agent to the Borrower;

“Original Loan Agreement”	means this Agreement as executed on 4 April 2003 (prior to, inter alia, its amendment and restatement pursuant to the First Supplemental Agreement);

“Outstanding Indebtedness”	means all sums of any kind payable actually or contingently to the Trustee, the Agent, the Hermes Agent or the Lenders under or pursuant to this Agreement or any Transaction Document (whether by way of repayment of principal payment of interest or default interest payment of any indemnity or counter indemnity reimbursement for fees, costs or expenses or otherwise howsoever);

“Permitted Indebtedness”	means monies borrowed or raised other than from any direct or indirect shareholder of the Guarantor for the purpose of acquiring a vessel, or refinancing a vessel, for a member of the NCLC Group:

(i) prior to the date of this Agreement and notified by the Borrower to the Agent prior to the date of this Agreement;

(ii) hereunder;

(iii) after the date of this Agreement, subject to the provisions of this Agreement, at arm’s length on usual terms and subject to the Borrower first notifying the Agent with full details of the amount(s) to be borrowed or raised and the Encumbrances to be created to secure the repayment of such monies; and

(iv) Permitted Refinancing Indebtedness;

“Permitted Liens”	means (i) any Encumbrance created by or pursuant to the Security Documents (ii) liens on the Vessel up to an aggregate amount at any time not exceeding [*] for current crew’s wages and salvage and liens incurred in the ordinary course of trading the Vessel (iii) the Hermes Loan Security Documents (iv) any deposits or pledges to secure the performance of bids, tenders, bonds or contracts (v) any other Encumbrance notified by any of the Obligors to the Agent prior to 4 April 2003 (vi) subject to Clause 10.8, any Encumbrances in respect of existing Financial Indebtedness of a person which becomes a Subsidiary of the Guarantor or is merged with or into the Guarantor or any of its Subsidiaries (vii) liens on assets leased, acquired or upgraded after the Restatement Date or assets newly constructed or converted after the Restatement Date provided that (a) such liens secure Financial Indebtedness otherwise permitted under this Agreement (b) such liens are incurred within one (1) year following such lease, acquisition, upgrade, construction or conversion and (c) the Financial

Indebtedness secured by such liens does not exceed the cost of such upgrade or the cost of such assets acquired or leased (viii) statutory and other similar liens arising in the ordinary course of business unrelated to Financial Indebtedness and securing obligations not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established (ix) subject to Clause 11.1.9, liens arising out of the existence of judgments or awards in respect of the Guarantor or any of its Subsidiaries (x) any other lien that may be created by the Guarantor from time to time in the ordinary course of business and (xi) any deposits, liens or other Encumbrances placed or incurred in connection with any bond or other surety from time to time provided to the US Federal Maritime Commission in order to comply with laws, regulations and rules applicable to the operators of passenger vessels operating to or from ports in the United States of America PROVIDED THAT the aggregate amount of all cash and the fair market value of all other property subject to such liens as are described in paragraphs (viii) to (x) above does not exceed [*] and PROVIDED FURTHER THAT any such lien as is described in paragraphs (vii) to (x) above does not imperil the security created by any of the Security Documents and/or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it is or may be a party at any time, in each case in the opinion of the Agent;

“Permitted Refinancing Indebtedness”	means any monies borrowed or raised at arm’s length on usual terms and other than from any direct or indirect shareholder of the Guarantor which are used to refinance any Permitted Indebtedness including any Permitted Refinancing Indebtedness;

“Possible Event of Default”	means any event which, with the giving of notice, passage of time or occurrence of any other event, would constitute an Event of Default;

“Process Agent”	means Clifford Chance Secretaries Limited whose registered office is presently at 10 Upper Bank Street, London E14 5JJ or any or any other person in England nominated by the Borrower or any other Obligor and approved by the Agent as agent to accept service of legal proceedings on their behalf under any of this Agreement and the other Security Documents;

“Quotation Date”	means, in relation to any Interest Period, the day on which quotations would ordinarily be given in the London Interbank eurocurrency market for Dollar deposits for delivery on the first day of that Interest Period;

“Redelivery Date”	means the date on which the Vessel is redelivered to and accepted by the Borrower pursuant to the Building Contract;

“Reference Banks”	means Commerzbank Aktiengesellschaft and HSBC Bank plc;

“Reimbursement Agreement”	means the reimbursement and distribution agreement dated 17 August 2007, by and among Investor I, Star and the Guarantor;

“Repayment Dates”	means the last day of each of the twenty four (24) consecutive periods of six (6) months the first such period commencing on the Termination Date and the twenty fourth such period terminating twelve (12) years thereafter;

“Restatement Date”	has the same meaning as set out in the First Supplemental Agreement;

“Reuters BBA Page LIBOR 01”	means the display currently designated as Reuters BBA Page LIBOR 01, which includes London Interbank Offered Rates of four (4) major banks, which are members of the International Swaps and Derivatives Association, Inc. or such other service as may be nominated by the British Bankers’ Association as the information vendor for displaying the London Interbank Offered Rates of major banks in the London Interbank market;

“Safety Management Certificate”	means a document issued to the Vessel as evidence that the Vessel’s operator and its shipboard management operate in accordance with an approved Safety Management System;

“Safety Management System”	means a structured and documented system enabling the personnel of the Vessel’s operator to implement effectively the safety and environmental protection policy of that Vessel operator;

“Same Day Funds”	means Dollar funds settled through the New York Clearing House Interbank Payments System or such other funds for payment in Dollars as the Agent shall specify by notice to the Borrower as being customary at the time for the settlement of international transactions in New York of the type contemplated by this Agreement;

“Security Documents”	means this Agreement, the Guarantee, the Management Agreement Assignment, the Mortgage, the Charge Option, the Charge, the Earnings Assignment, the Insurance Assignment and all such other documents as may be executed at any time in favour of (among others) the Trustee, the Hermes Agent and/or any of the Lenders as security for the obligations of the Borrower and the other Obligors whether executed pursuant to the express provisions of this Agreement or otherwise howsoever;

“Security Period”	means the period beginning on the First Drawdown Date and ending on the date on which the amounts outstanding under this Agreement and under each of the other Security Documents are finally paid or repaid in full;

“Seventh Supplemental Deed”	means the seventh supplemental deed dated 21 December 2007 to this Agreement;

“Shareholder”	means NCL America Holdings, Inc. of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America;

“Shareholders’ Agreement”	means the shareholders’ agreement dated 17 August 2007 made or to be made between Star, the Investors (directly in the case of Investor I and by way of joinder in the case of Investor II) and the Guarantor;

“Shares”	means the one thousand (1,000) authorised and issued shares of common stock in the Borrower legally and beneficially owned by the Shareholder;

“Star”	means Star Cruises Limited of Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda;

“Sub-Agency Agreement”	means the agreement to be entered into between the Manager and the Sub-Agent providing for the commercial, marketing, sales and financial services in respect of the Vessel, such agreement to be in the form and on the terms and conditions required by the Agent;

“Sub-Agency Agreement Assignment”	means the valid and effective first legal assignment of the Sub-Agency Agreement (together with the notice thereof and the acknowledgement), to be executed by the Manager in favour of the Trustee and the Hermes Loan Trustee, such assignment, notice and acknowledgement to be in the form and on the terms and conditions required by the Agent, the Hermes Agent and the Hermes Loan Agent;

“Sub-Agent”	means NCL (Bahamas) Ltd. of Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda, the company providing commercial, marketing, sales and financial services in respect of the Vessel pursuant to the Sub-Agency Agreement;

“Subsidiary”	has the meaning defined in the Companies Act 1985, Section 736 as substituted by the Companies Act 1989, Section 144;

“Subscription Agreement”	means the subscription agreement dated 17 August 2007 made or to be made between Star, the Investors (directly in the case of Investor I and by way of assignment in the case of Investor II) and the Guarantor;

“Substitute Basis”	means an alternative basis for maintaining the Loan certified by the Agent pursuant to Clause 6.3.1;

“Suspension Notice”	means a notice given by the Agent to the Borrower pursuant to Clause 6.1;

“Taxes”	means all present and future income and other taxes, levies, imposts, deductions, compulsory liens and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and any payments made on or in respect thereof and “Taxation” shall be construed accordingly;

“Termination Date”	means the earlier of the Redelivery Date and 3 December 2005 (or such later date as is agreed between the Borrower, the Lenders and Hermes);

“Total Loss”	means any actual or constructive or arranged or agreed or compromised total loss or Compulsory Acquisition of the Vessel;

“Tranche”	means any of Tranche 1, Tranche 2, Tranche 3 or Tranche 4;

“Tranche 1”	means the Equivalent Amount of [**] being the difference between the Equity and the amount of the first pre-redelivery instalment due by the Borrower to the Builder under the Building Contract to be advanced on a Drawdown Date by the Lenders by way of their Contributions thereto;

“Tranche 2”	means the Equivalent Amount of the amount of the Hermes Premium payable by the Borrower to Hermes through the Hermes Agent on issue of the Hermes Cover;

“Tranche 3”	means the Equivalent Amount of up to [**] being the amount of [**] of the Contract Price to be applied in payment of the second pre-redelivery instalment due by the Borrower to the Builder under the Building Contract to be advanced on a Drawdown Date by the Lenders by way of their Contributions thereto;

“Tranche 4”	means the Equivalent Amount of the difference between the aggregate of Tranche 1, Tranche 2 and Tranche 3 in Euro and the amount of the Facility to be applied in payment of the balance of the third pre-redelivery instalment due by the Borrower to the Builder under the Building Contract and any excess thereafter in reduction of the Equity;

“Transaction Documents”	means the Security Documents, the Hermes Loan Security Documents, the Hermes Loan Agreement, the Building Contract, the Drawdown Notices, the Supervision Agreement, the Management Agreement, the Sub-Agency Agreement, the Co-ordination Deed, the Agency and Trust Deed and any other material document now or hereafter issued in connection with the documents or the transaction herein referred to and also including any Interest Exchange Arrangement;

“Transfer Certificate”	means the certificate attached hereto as Schedule 6;

“Transfer Date”	means, in relation to any Transfer Certificate, the date specified in such Transfer Certificate as the date for the making of the transfer or, where such transfer is specified as being subject to the fulfilment of certain conditions, the date on which the Agent receives a certificate from the Lender making the transfer confirming that all such conditions have been fulfilled;

“Transferee”	means any reputable bank acceptable to the Agent and the Borrower which becomes a party to this Agreement as a Lender pursuant to Clause 17; and

“Vessel”	means the vessel identified with no 7671 and working title “Project America” at the yard of the Builder registered in the name of the Borrower in the Shipbuilding Register in Bremerhaven, Federal Republic of Germany and upon completion as a one thousand and seventy five (1,075) cabin luxury cruise vessel to be redelivered to the Borrower pursuant to the Building Contract and re-registered in the name of the Borrower under the laws and flag of the United States of America.
1.2	Construction
In this Agreement unless the context otherwise requires:
1.2.1	clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Agreement;

1.2.2	references to Clauses and to Schedules are to be construed as references to clauses of and schedules to this Agreement unless otherwise stated and references to this Agreement are to be construed as references to this Agreement including its Schedules;

1.2.3	subject to Clause 9.2.21 and Clause 9.1, references to (or to any specified provision of) this Agreement or any other document other than the Hermes Loan Agreement or the Hermes Loan Security Documents shall be construed as references to this Agreement, that provision or that document as from time to time amended, supplemented, restated and/or novated;

1.2.4	references to any Act or any statutory instrument shall be construed as references to that Act or that statutory instrument as from time to time re-enacted, amended or supplemented;

1.2.5	references to any party to this Agreement or any other document shall include reference to such party’s successors and permitted assigns;

1.2.6	words importing the plural shall include the singular and vice versa;

1.2.7	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof;

1.2.8	where any matter requires the approval or consent of the Agent or the Trustee such approval or consent shall not be deemed to have been given unless given in writing; where any matter is required to be acceptable to the Agent or the Trustee, the Agent or the Trustee (as the case may be) shall not be deemed to have accepted such matter unless its acceptance is communicated in writing; the Agent or the Trustee may give or withhold its consent, approval or acceptance at its unfettered discretion;

1.2.9	a certificate by the Agent as to any amount due or calculation made hereunder shall be conclusive except for manifest error.
1.3	Agent and Trustee
The Agent will be appointed by the Lenders as agent and the Trustee will be appointed by the Lenders as trustee under the Agency and Trust Deed and references herein to the Agent or the Trustee shall be construed as references to itself, the Agent (if applicable) and the Lenders. The Borrower shall only communicate with the Lenders under this Agreement and the other Security Documents through the Agent or the Trustee (as the case may be) and as hereinafter referred to.
2	The Facility
2.1	Availability
2.1.1	The Lenders grant to the Borrower the Facility by way of the Tranches. So far as any part of the Facility remains undrawn at close of business in London on the Termination Date it shall be capable of cancellation by the Lenders.

2.1.2	Each Lender shall advance its Contribution to the Tranches in the proportion which its Contribution for the time being bears to the other Contributions of the Lenders.

2.1.3	Neither the Agent nor any other Lender shall be liable for any failure or delay on the part of any Lender in making any advance hereunder nor shall the Agent or the Arrangers have any obligation to seek to procure additional Lenders in the event of such a failure PROVIDED THAT if any Lender should fail to advance its Contribution hereunder, that Lender and the Agent will take all reasonable steps to mitigate the effect of that failure. Notwithstanding the aforesaid proviso, neither the Agent nor any Lender shall be obliged to increase its Contribution hereunder in respect of the failure by any other Lender(s) to fund its Contribution.

2.2	Purpose and Application
The purpose of the Facility is to finance the Contract Price in part and the Hermes Premium. The Borrower shall apply the Loan in payment of certain of the pre-redelivery instalments due by the Borrower to the Builder under the Building Contract and in payment of the Hermes Premium.
2.3	Drawdown
The Borrower shall only make drawings under the Facility if:
2.3.1	the Agent receives at least five (5) Business Days’ notice of the Borrower’s request for such drawing in the form of Schedule 3;

2.3.2	no Event of Default or Possible Event of Default has occurred before the date of such drawing;

2.3.3	no written notice has been received indicating that the Hermes Cover does not validly exist without restriction;

2.3.4	the representations and warranties set out in Clause 9 and each of the other Security Documents are correct on the date of such drawing;

2.3.5	it is then lawful for each of the Lenders to make available its Contribution to the Loan; and

2.3.6	the Agent has been notified by the Hermes Loan Agent that all conditions precedent to drawdown of the Hermes Loan have been satisfied save for those which are to be satisfied pursuant to this Clause 2.3 and Clause 2.6,
PROVIDED THAT no Tranche shall be capable of drawing until the Equity has been paid by the Borrower to the Builder.
2.4	Payment of Facility
The Tranches (other than Tranche 2 and any part of Tranche 4 which is to be applied in reduction of the Equity) shall be paid to the Builder, Tranche 2 shall be paid to Hermes through the Hermes Agent and such part of Tranche 4 which is to be applied in reduction of the Equity shall be paid to the Borrower or its order.

2.5	Break costs on failure to draw
If for any reason any Tranche is not drawn down by the Borrower hereunder after notice of drawdown has been given to the Agent pursuant to Clause 2.3, the Borrower will pay to the Agent for the account of the Lenders such amount as the Agent may certify as necessary to compensate the Lenders (other than any Lender whose default has caused the Tranche not to be drawn down) for any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or expense (including warehousing and other related costs) on account of funds borrowed, contracted for (whether in Euro or in Dollars) or utilised in order to fund its Contribution to the Tranche or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction. Each Lender shall supply to the Agent a certificate of break costs which in the absence of manifest error shall be conclusive as to the amounts due.
2.6	Conditions of drawdown
The Agent shall not be under any obligation to advance a Tranche hereunder until all the documents and evidence referred to in the relevant part of Schedule 4 are in the possession of the Agent in form and substance satisfactory to it, the Arrangers, the Lenders and the Hermes Agent.
2.7	Several obligations of the Lenders
The obligations and rights of each Lender hereunder are several and if for any reason the Borrower receives in respect of a Tranche an amount greater than the aggregate of the Contributions to that Tranche, the Borrower forthwith upon the demand of the Agent shall pay to the Agent (for the account of those Lenders whose Contributions were exceeded) the amount certified by the Agent as representing the excess of the amount paid to the Borrower over the due and proper amount of the Contributions of the Lenders actually received by the Agent.
2.8	Lender’s failure to perform
Subject to Clause 2.1.3, the failure by a Lender to perform its obligations hereunder shall not affect the obligations of the Borrower towards any other party hereto nor shall any such other party be liable for the failure by such Lender to perform its obligations hereunder.
2.9	Fulfilment of conditions after drawdown
If the Lenders, acting unanimously, decide (or the Agent in accordance with the Agency and Trust Deed decides) to advance a Tranche to the Borrower hereunder without having received all of the documents or evidence referred to in the relevant part of Schedule 4, the Borrower will nevertheless deliver the remaining documents or evidence to the Agent within fourteen (14) days of such drawing (or such other period as the Agent may stipulate) and the advance of the Tranche shall not be construed as a waiver of the Agent’s right to receive the documents or evidence as aforesaid nor shall this provision impose on the Agent or the Lenders any obligation to permit the drawing in the absence of such documents or evidence.

3	Repayment
Unless otherwise repaid in accordance with the provisions of this Agreement, the Borrower hereby agrees to repay the Loan by twenty four (24) equal half yearly Instalments of principal the first such Instalment to be paid six (6) months from the Termination Date and the remainder at six (6) monthly intervals.
4	Prepayment
4.1	Voluntary prepayment
On giving at least thirty (30) days’ prior notice to the Agent, the Borrower may on the last day of an Interest Period prepay (without premium or penalty, subject to Clause 4.8) the whole or any relevant part of the Loan (but if in part in an amount of five million Dollars (USD5,000,000) or an integral multiple thereof).
4.2	Voluntary prepayment in case of increased cost
At any time after any sum payable by the Borrower has been increased under Clause 8 or a Lender has made any claim for indemnification under Clause 8, the Borrower may, after giving to the Agent five (5) Business Days’ notice of its intention to do so, prepay the whole (but not part only) of the Contribution of that Lender, subject to Clause 4.8.
4.3	Mandatory prepayment in case of illegality
4.3.1	If any change in, or in the interpretation or application of, any law, regulation or treaty shall make it unlawful in any jurisdiction applicable to any of the Lenders for that Lender to make available or maintain its Contribution or to give effect to its obligations as contemplated hereby, the Agent may, by notice thereof to the Borrower, declare that the relevant Lender’s obligations shall be terminated forthwith whereupon (if a Tranche has then been advanced) the Borrower shall prepay forthwith to the relevant Lender its Contribution together with interest thereon to the date of such prepayment and all other amounts due to such Lender under Clause 4.8 and under the Security Documents (or, if permitted by the relevant law, regulation or treaty, at the end of the then current Interest Period).

4.3.2	A Lender affected by any provision of Clause 4.3.1 shall promptly inform the Agent after becoming aware of the relevant change and the Agent shall, as soon as reasonably practicable thereafter, notify the Borrower of the change and its possible results. Without affecting the Borrower’s obligations under Clause 4.3.1 and in consultation with the Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the change (for example (and if then possible) by changing its Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower and the Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

4.4	Voluntary prepayment following imposition of Substitute Basis
The Borrower may notify the Agent within ten (10) days of the receipt of a certificate from the Agent of a Substitute Basis under Clause 6.3 whether or not it wishes to prepay the Loan, in which event the Borrower shall forthwith prepay the Loan together with interest accrued thereon at the rate specified in the relevant certificate of Substitute Basis and any break costs in accordance with Clause 4.8.
4.5	Prepayment in case of Total Loss of the Vessel
If the Vessel is or becomes a Total Loss, then the Borrower will, within thirty (30) days thereof or, if the Agent is satisfied in its sole discretion that the Total Loss is adequately covered by the Insurances and that the relevant insurance proceeds will be payable to the Agent within one hundred and fifty (150) days thereof, by no later than the date which is one hundred and fifty (150) days after the date of the event giving rise to such Total Loss prepay the Loan in accordance with Clause 4.7, Clause 4.8 and Clause 12.1.

For the purposes of this Clause a Total Loss shall be deemed to have occurred:
4.5.1	if it consists of an actual loss, at noon Greenwich Mean Time on the actual date of loss or, if that is not known, on the date on which the Vessel was last heard of;

4.5.2	if it consists of a Compulsory Acquisition, at noon Greenwich Mean Time on the date on which the requisition is expressed to take effect by the person requisitioning the Vessel; and

4.5.3	if it consists of a constructive or compromised or arranged or agreed total loss or damage to the Vessel rendering repair impracticable or uneconomical or rendering the Vessel permanently unfit for normal use, at noon Greenwich Mean Time on the date on which notice claiming the loss of the Vessel is given to its insurers.
4.6	Prepayment in case of sale of the Vessel
If the Vessel is sold by the Borrower with the prior consent of the Agent (which consent is not to be unreasonably withheld or delayed, PROVIDED THAT if an Event of Default has occurred and the Borrower desires to sell the Vessel by private treaty at arm’s length the approval of the Agent may be delayed by up to twenty one (21) days from the date on which the Borrower’s request for approval is received by the Agent), then, subject to the following provision of this Clause 4.6, the Borrower will concurrent with completion of the sale prepay the Loan in accordance with Clause 4.7 and Clause 12.1.

If, however, the sale (or transfer) of the Vessel is in connection with an Apollo-Related Transaction, the Borrower shall give to the Agent not less than fifteen (15) Business Days’ notice of the estimated date of sale (or transfer), the purchaser (or transferee) shall assume all of the obligations and liabilities of the Borrower under the Transaction Documents (save for the Building Contract and the Supervision Agreement), in such manner and on the terms and conditions required by the Agent, the Hermes Agent and their legal advisers (as confirmed by relevant legal opinions), and the Obligors (other than the Borrower and the Supervisor) shall re-execute or re-confirm the Security Documents to which they are a party as security for the obligations of the purchaser (or transferee), in such form and on the terms and conditions required by the Agent, the Hermes Agent and their legal advisers (as confirmed by relevant legal opinions).

Subject to Clause 4.8, prepayment of the Loan consequent upon the permitted sale of the Vessel shall absolve the Borrower from any liability to pay prepayment fees or costs.
4.7	Effect of prepayment
Any notice given by the Borrower under Clause 4.1, Clause 4.2 or Clause 4.4 shall be irrevocable and shall oblige the Borrower to pay to the Agent on account of the Lenders the amount therein stated on the date therein stated. No amount prepaid under this Agreement may be redrawn. Each prepayment under this Agreement shall be applied in satisfaction of the Borrower’s remaining obligations under Clause 3 in inverse chronological order. Prepayments under this Agreement shall be made together with accrued interest thereon and the payment of all other sums then owing under any of the Security Documents.
4.8	Break costs on prepayment
If any repayment or prepayment of the Loan or part thereof is made otherwise than on the last day of an Interest Period or, following Conversion, any repayment or prepayment of the Loan or part thereof is made otherwise than on the last day of the Fixed Rate Period, the Borrower shall pay to the Agent on behalf of the Lenders on demand such additional amount as the Agent may certify (such certificate to contain a calculation thereof in reasonable detail) as necessary to compensate each of the Lenders for any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or expense (including warehousing and other related costs) on account of funds borrowed, contracted for or utilised to fund the amount so repaid or prepaid or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction provided that each Lender shall pay to the Borrower any swap breakage gain actually received by the Lender under any Interest Exchange Arrangement to which it is a party and/or any swap agreements or other interest rate management products entered into by the Lender for the purpose of this transaction.

5	Interest
5.1	Payment of interest
The Borrower shall pay interest on the Loan or any part thereof at the Applicable Interest Rate for each Interest Period in respect thereof which interest shall be payable in arrears on each Interest Payment Date PROVIDED THAT if the current Interest Period does not end on the relevant Interest Payment Date the Borrower shall only pay the interest accrued during that Interest Period up to but not including the Interest Payment Date.
5.2	Selection and duration of Interest Periods
5.2.1	Subject to the other provisions of this Clause 5, the Borrower may give notice to the Agent to be received by the Agent not later than 9.00 a.m. London time five (5) Business Days prior to the commencement of each Interest Period in respect of the Loan or any part thereof, specifying whether that Interest Period is to be of three (3) or six (6) months’ duration. Interest Periods in respect of a Tranche shall commence, in the case of the first, on the Drawdown Date thereof and, in the case of Interest Periods other than the first, on the expiry of the preceding Interest Period.

However, the Agent shall have the right to adjust the length of the first Interest Period in respect of a Tranche (other than the first Tranche to be drawn down hereunder) such that it ends on the same date as any existing Interest Period in respect of the Loan.

5.2.2	Subject to the consent of the Hermes Agent and of each of the Lenders remaining in full force and effect on the date of the Election Notice (as hereinafter defined), the Borrower may, if no Event of Default has occurred and is continuing and no Total Loss has occurred, at any time prior to 29 September 2006, elect to convert the basis upon which interest is calculated hereunder by giving notice (an “Election Notice”) to the Agent not less than fifteen (15) Business Days (or such shorter time as the parties may agree) before the date on which the Interest Exchange Arrangements are to be entered into (the “Election Date”) to request that with effect from a date on or prior to 29 September 2006 (the “Conversion Date”) the rate of interest applicable to the Loan then outstanding shall be the Fixed Rate.

5.2.3	The Borrower shall forthwith provide a copy of the Election Notice to the Guarantor, who shall upon receipt provide a written confirmation to both the Borrower and the Agent that the Guarantee remains in full force and effect, PROVIDED ALWAYS that no Interest Exchange Arrangement will be entered into by a Lender unless a confirmation satisfactory to the Agent, the Lenders and the Hermes Agent is received from the Guarantor.

5.2.4	Any such request under Clause 5.2.2 shall be irrevocable, provided that any informal request made by the Borrower to the Agent for an indication of the rates which might be available should the Borrower deliver an Election Notice shall not be construed as the giving of an Election Notice by the Borrower pursuant to Clause 5.2.2. The parties hereto agree that not more than two (2) informal requests may be made.

5.2.5	On receipt of an Election Notice from the Borrower pursuant to Clause 5.2.2, the Agent shall promptly notify the Lenders of such election and of the applicable Election Date and Conversion Date.
5.3	Conversion
Conversion shall only occur if:
5.3.1	the Agent has received an Election Notice;

5.3.2	the Agent has received the confirmation from the Guarantor referred to in Clause 5.2.3;

5.3.3	the Agent has received evidence of the Interest Exchange Arrangements executed by the parties thereto; and

5.3.4	the Fixed Rate for the Loan has been determined.

In the absence of satisfaction of any of the above or any other relevant provision of Clause 5.2, interest on the Loan shall continue to be calculated at the Floating Interest Rate.
5.4	Fixed Rate
The Lenders, the Agent and the Borrower agree that as soon as the Fixed Rate shall have been determined, the Agent shall inform the Borrower by issuing to the Borrower a Notice of Fixed Rate. Upon such issuance the Borrower’s obligation will be to pay interest on the Loan at the Fixed Rate from the Conversion Date and, until such date, at the Floating Interest Rate.
5.5	Break costs in relation to Conversion
If an Election Notice has been given to the Facility Agent pursuant to Clause 5.2.2 and Conversion does not occur on the Conversion Date as a result of the relevant provisions of Clause 5.2, Clause 5.3 and/or Clause 5.4 not being satisfied or waived, other than as a result of gross negligence or wilful misconduct of the Agent or any of the Lenders, the Borrower shall pay to the Agent for the account of the Lenders interest accrued to but excluding the Conversion Date together with such amount as the Agent may certify (such certificate to contain a calculation thereof in reasonable detail) as necessary to compensate each of the Lenders for any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction as a consequence of Conversion not being made on the Conversion Date.

If it is necessary for the Lenders to break deposits or re-employ funds taken or borrowed to make or maintain such Lender’s Contribution to the Loan in order for Conversion to take place on the Conversion Date, the Borrower shall pay to the Agent for the account of the Lenders interest accrued to but excluding the Conversion Date together with such amount as the Agent may certify to be necessary to compensate a Lender for any losses incurred as a consequence of the

Interest Period in respect of the Loan being prematurely terminated in order to allow Conversion to occur on the Conversion Date including, without limitation, any loss (including the cost of breaking deposits (including warehousing and other related costs)) or expense (including warehousing and other related costs) on account of funds borrowed, contracted for or utilised to fund such Lender’s Contribution to the Loan.
5.6	No notice and unavailability
If the Borrower fails to select an Interest Period in accordance with Clause 5.2 or the Agent certifies that deposits for the period selected by the Borrower are not available to each of the Lenders in the ordinary course of business in the London Interbank eurocurrency market to fund the Loan, the Borrower shall be deemed to have selected an Interest Period of six (6) months (or such other period as the Agent may in its discretion decide).
5.7	Separate Interest Periods for Instalments
If an Interest Period would otherwise extend beyond any Repayment Date, the Loan shall be divided into two (2) or more portions. One (1) or more portions will be of an amount equal to the amount of the Loan required to be repaid on each relevant Repayment Date and will have an Interest Period of such length as will expire on that date and the Interest Period relating to the remainder of the Loan will be determined in accordance with Clauses 5.2 and 5.6.
5.8	Extension and shortening of Interest Periods
If an Interest Period would otherwise end on a day which is not a Business Day, the Interest Period shall be extended until the next following Business Day unless the next following Business Day falls in the next calendar month in which case the Interest Period will be shortened to expire on the preceding Business Day.

If an Interest Period commences on the last Business Day in a month or if there is no day in the month in which the Interest Period will end which corresponds numerically to the day on which it begins, the Interest Period shall end on the last Business Day in that month.
5.9	Applicable Interest Rate
5.9.1	In respect of Interest Periods pursuant to Clause 5.2.1 and subject to Clause 5.11 and Clause 6, the rate of interest applicable to the Loan (or relevant part in the case of the division of the Loan under Clause 5.7) during an Interest Period shall be the Floating Interest Rate.

5.9.2	In respect of Interest Periods pursuant to Clause 5.2.2 and subject to Clause 5.11 and Clause 6, the rate of interest applicable to the Loan (or relevant part in the case of the division of the Loan under Clause 5.7) during an Interest Period shall be the Fixed Rate.
5.10	Interest Rate
In respect of Interest Periods pursuant to Clause 5.3 and subject to Clause 5.8 and Clause 6, the rate of interest applicable to the Loan (or relevant part in the case of the division of the Loan under Clause 5.4) during an Interest Period shall be the aggregate of LIBOR and the relevant Margin.
5.11	Bank basis
Interest, fees payable pursuant to Clause 13 and any other payments hereunder of an annual nature shall accrue from day to day and be computed on the basis of a year of three hundred and sixty (360) days and for the actual number of days elapsed.
5.12	Default interest
If the Borrower fails to pay on the due date any sum due under this Agreement or any of the other Security Documents to which it may at any time be a party, the Borrower shall, without affecting any other remedy of the Agent or the Lenders, pay interest on such sum from the due date to the actual date of payment (as well after as before judgment). Such interest shall accrue on a daily basis at the higher of the Applicable Interest Rate fixed for the latest interest period and the rate computed by the Agent and certified by the Agent to the Borrower as being the aggregate of:
5.12.1	the relevant Margin plus one per cent (1%); and

5.12.2	the greater of (a) in the case of the Lenders, the average (rounded upwards if necessary to the next integral multiple of one-sixteenth of one per cent (1/16%)) of the respective rates per annum at which each of the Lenders is able to acquire in accordance with its normal practice deposits in Dollars in successive periods of one (1) month (or for such shorter period as the Agent may in its absolute discretion select) in the London Interbank eurocurrency market in an amount equivalent to or comparable with its Contribution to such sum, and, in the case of the Agent, the rate per annum at which it is able to acquire in accordance with its normal practice deposits in Dollars in successive periods of one (1) month (or for such shorter period as the Agent may in its absolute discretion select) in the London Interbank eurocurrency market in an amount equivalent to such sum, as at approximately 11.00 a.m. London time on any relevant day and (b) in the case of the Lenders, the average (rounded upwards if necessary to the next integral multiple of one-sixteenth of one per cent (1/16%)) of the cost to each of the Lenders of funding its Contribution to such sum, and, in the case of the Agent, the cost of funding such sum, such interest to be compounded at the end of the period selected by the Agent and to be payable on demand. In the event of LIBOR not being available then the Agent shall in its discretion use the Substitute Basis for its calculation as set out in Clause 6.3.
6	Substitute Basis of Funding
6.1	Market disturbance
Notwithstanding anything to the contrary in this Agreement, if prior to the commencement of any Interest Period the Agent shall determine in good faith (which determination shall be conclusive and binding on the parties hereto) that:

6.1.1	by reason of circumstances affecting the London Interbank eurocurrency market adequate and fair means do not exist for ascertaining the Floating Interest Rate during such Interest Period pursuant to Clause 5; or

6.1.2	deposits in Dollars of equal duration to such Interest Period will not be available to any of the Lenders in the London Interbank eurocurrency market in sufficient amounts in the ordinary course of business to fund its Contribution during such Interest Period; or

6.1.3	by reason of any material change in applicable law or regulation or of any change in national or international financial or economic conditions any of the Lenders is unable to fund or to continue to fund its Contribution during such Interest Period by deposits obtained in the London Interbank eurocurrency market, then the Agent shall promptly give a notice (being a Suspension Notice), containing full particulars thereof in reasonable detail to the Borrower.
6.2	Suspension of drawdown
If a Suspension Notice is given by the Agent before the advance of a Tranche in accordance with Clause 2 then the Agent shall not be obliged to advance the Loan or any part thereof until notice to the contrary is given by the Agent. During the period of thirty (30) days from the giving of such Suspension Notice, the Agent and any Lender affected by the relevant market disturbance shall consult in good faith with the Borrower with a view to agreeing to an alternative basis for advancing of the Loan or any relevant part thereof. If such alternative basis is agreed between the Borrower, the Agent, the relevant Lender or Lenders and Hermes, it shall apply in accordance with its terms and, if not, the Loan or any relevant part thereof shall be made available to the Borrower in Euro.
6.3	Certificates of Substitute Basis
6.3.1	If a Tranche has been advanced before a Suspension Notice is given, the Lender or Lenders affected by the relevant market disturbance shall within thirty (30) days following the date of the Suspension Notice, certify (through the Agent) in good faith to the Borrower an alternative basis approved by the Hermes Agent (being the Substitute Basis) for maintaining its Contribution affected by the relevant market disturbance. Such Substitute Basis may be retroactive to the beginning of the then current Interest Period and may include an alternative currency or an alternative method of fixing the Interest Rate (which shall reflect the cost to the relevant Lender or Lenders of funding its Contribution from other sources plus the Margin) or alternative Interest Periods for the Loan or any relevant part thereof, PROVIDED ALWAYS THAT so far as practicable any such Substitute Basis shall be computed in a manner and for periods as similar as possible to those provided in Clause 5.

6.3.2	Each Substitute Basis so certified shall be binding upon the Borrower, the Agent and the Lenders and shall be treated as part of this Agreement.

6.4	Review
So long as any Substitute Basis is in force, the Agent, in consultation with the Borrower and the Lenders, shall from time to time, but not less often than monthly, review whether or not the circumstances referred to in Clause 6.1 still prevail with a view to returning to the normal provisions of this Agreement.
7	Payments
7.1	Place for payment
All payments by the Borrower under this Agreement or any of the other Security Documents to which it may at any time be a party shall be made to HSBC Bank USA, New York (SWIFT Code MRMDUS33) for the account of HSBC Bank plc, London (SWIFT Code MIDLGB22), account no 000-023868 in favour of Project and Export Finance, account no 36677449, quoting reference 53M/FC 998 in Dollars by 10.00 a.m. New York time.
7.2	Deductions and grossing-up
7.2.1	Each payment to be made by the Borrower to a Lender or the Agent hereunder in Dollars shall be made free and clear of and without deduction for or on account of Taxes unless the Borrower is required by law to make such a payment subject to the deduction or withholding of Taxes, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender or the Agent receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

7.2.2	Without prejudice to the provisions of Clause 7.2.1, if any Lender or the Agent on its behalf is required to make any payment on account of Tax (not being a tax imposed on the net income of its Office by the jurisdiction in which it is incorporated or in which its Office is located or any other tax existing and applicable on the date of this Agreement under the laws of any jurisdiction) on or in relation to any sum received or receivable hereunder by such Lender or the Agent on its behalf (including, without limitation, any sum received or receivable under this Clause 7) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such Lender or the Agent on its behalf, the Borrower shall, upon demand of the Agent, indemnify such Lender or the Agent against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith, other than interest, penalties, and expenses (a) that accrue during any periods of time beginning on the thirty first (31st) day (or such longer period as any Lender may reasonably require) following the day on which the Lender or the Agent, as applicable, has actual knowledge of the imposition or assertion of such Taxes or other Taxes, or (b) that are otherwise imposed or asserted on account of the bad faith or wilful neglect of such Lender or the Agent. If any Lender proposes to make a claim under the provisions of this Clause 7.2.2 it shall certify to the Borrower in reasonable detail within thirty (30) days (or such longer period as any Lender may reasonably require) after becoming aware of the event by reason of which it is entitled to make its claim or claims the basis of its claim or claims, such certificate to be conclusive, save for manifest error.
7.2.3	Without affecting the Borrower’s obligations under Clause 7.2.1 and in consultation with the Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the event (for example (if then possible) by changing its Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower, Hermes and the Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

7.2.4	Each Lender, on or prior to the date on which such Lender becomes a Lender hereunder, through the Agent (and from time to time thereafter as required by applicable law, but only for so long as such Lender is legally entitled to do so or the Agent is instructed to do so), shall deliver to the Borrower two (2) duly completed copies of either (a) Internal Revenue Service Form W-8BEN claiming eligibility of the Lender for benefits of an income tax treaty to which the United States is a party that reduces the rate of withholding on interest to zero or (b) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form.

7.2.5	No person to which a Lender assigns part or all of its interest under this Agreement pursuant to Clause 17 shall be entitled to receive any greater increase in payment under Clause 7.2.1 than the assigning Lender would have been entitled to receive with respect to the rights assigned unless such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist. Each assignee shall, on or prior to the date on which the assignor assigns all or part of its interest to such assignee, comply with the certification requirements of Clause 7.2.3.
7.3	Production of receipts for Taxes
If the Borrower makes any payment hereunder in Dollars in respect of which it is required by law to make any deduction or withholding for Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent within thirty (30) days after they have made such payment to the applicable authority any original receipt issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

If an additional payment is made under Clause 7.2.1 and any Lender or the Agent on its behalf determines that it has received or been granted a credit against or relief of or calculated with reference to the deduction or withholding giving rise to such additional payment, such Lender or the Agent (as the case may be) shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment and provided that it has received the cash benefit of such credit, relief or remission, pay to the Borrower such amount as such Lender or the Agent shall in its reasonable opinion have concluded to be attributable to the relevant deduction or withholding. Any such payment shall be conclusive evidence of the amount due to the Borrower hereunder and shall be accepted by the Borrower in full and final settlement of its rights of reimbursement hereunder in respect of such deduction or withholding. Nothing herein contained shall interfere with the right of any Lender and the Agent to arrange their respective tax affairs in whatever manner they think fit.
7.4	Money of account
If any sum due from the Borrower under this Agreement or any other Security Document to which it may at any time be a party, or any order or judgment given or made in relation thereto, has to be converted from the currency (the “first currency”) in which the same is payable under such Security Document, order or judgment into another currency (the “second currency”) for the purpose of:
7.4.1	making or filing a claim or proof against the Borrower;

7.4.2	obtaining an order or judgment in any court or other tribunal; or

7.4.3	enforcing any order or judgment given or made in relation thereto;
the Borrower shall indemnify and hold harmless the Agent and each of the Lenders from and against any damages or losses suffered as a result of any discrepancy between (a) the rate of exchange used to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which each Lender and the Agent (as the case may be) may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The above indemnity shall constitute an obligation of the Borrower separate and independent from its other obligations and shall apply irrespective of any indulgence granted by the Agent or any of the Lenders.
7.5	Accounts
The Agent shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to each of the Lenders hereunder or under any of the other Security Documents. In any legal action or proceeding arising out of or in connection with this Agreement or any other Security Document, the entries made in the accounts so maintained shall be prima facie evidence, save in the case of manifest error, of the existence and amounts of the obligations of the Borrower recorded therein.

7.6	Earnings
Provided no Event of Default has occurred (following which the Agent shall (inter alia) be entitled to request the Borrower to give notice pursuant to clause 3 of the Earnings Assignment and apply such Earnings in accordance with Clause 12.1) such Earnings shall throughout the Security Period be at the free disposal of the Borrower.
7.7	Continuing security
The security created by this Agreement and each of the other Security Documents shall be held by the Trustee and/or the Agent and/or the Lenders and/or the Hermes Agent as a continuing security for the repayment of the Outstanding Indebtedness and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby or thereby secured or by any amendment of this Agreement or any of the other Security Documents. Such security shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Trustee, the Agent, the Lenders, the Hermes Agent or any of them for all or any part of the amount hereby or thereby secured or any other right or remedy of the Trustee, the Agent, the Lenders or the Hermes Agent or any of them under this Agreement or any of the other Security Documents, by operation of law or otherwise howsoever arising. All the powers arising from such security may be exercised from time to time as the Trustee and/or the Agent and/or the Hermes Agent may deem expedient.
8	Yield Protection and Force Majeure
8.1	Increased costs
If by reason of:
8.1.1	any change in law or in its interpretation or administration; and/or

8.1.2	compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority including but without limitation the Basle Committee on Banking Regulations and Supervisory Practices whether or not having the force of law:
(a)	any of the Lenders incurs a cost as a result of its performing its obligations under this Agreement and/or its advancing its Contribution hereunder; or

(b)	there is any increase in the cost to any of the Lenders of funding or maintaining all or any of the advances comprised in a class of advances formed by or including its Contribution advanced or to be advanced by it hereunder; or

(c)	any of the Lenders incurs a cost as a result of its having entered into and/or its assuming or maintaining its commitment under this Agreement; or

(d)	any of the Lenders becomes liable to make any payment on account of Tax or otherwise (other than Tax on its overall net income) on or calculated by reference to the amount of its Contribution advanced or to be advanced hereunder and/or any sum received or receivable by it hereunder; or

(e)	any of the Lenders suffers any decrease in its rate of return as a result of any changes in the requirements relating to capital ratios, monetary control ratios, the payment of special deposits, liquidity costs or other similar requirements affecting that Lender, then the Borrower shall from time to time on demand pay to the Agent for the account of the relevant Lender or Lenders amounts sufficient to indemnify the relevant Lender or Lenders against, as the case may be, such cost, such increased cost (or such proportion of such increased cost as is in the reasonable opinion of the relevant Lender or Lenders attributable to the funding or maintaining of its or their Contribution(s) hereunder) or such liability.

A Lender affected by any provision of Clause 8.1 shall promptly inform the Agent after becoming aware of the relevant change and its possible results (which notice shall be conclusive evidence of the relevant change and its possible results) and the Agent shall, as soon as reasonably practicable thereafter, notify the Borrower of the change and its possible results. Without affecting the Borrower’s obligations under Clause 8.1 and in consultation with the Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the change (for example (if then possible) by changing its Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower and the Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.
8.2	Force majeure
Where the Agent, the Hermes Agent, the Trustee or any Lender (the “Non-Performing Party”) is prevented from performing any of its obligations under this Agreement by reason of Force Majeure this Agreement shall remain in effect but the Non-Performing Party’s relevant obligations shall be suspended for so long as the Force Majeure continues and to the extent that the Non-Performing Party is so prevented, PROVIDED THAT:
8.2.1	the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;

8.2.2	the obligations of the Non-Performing Party shall not be excused as a result of the Force Majeure; and

8.2.3	in respect of the suspension of the Non-Performing Party’s obligations:
(a)	the Non-Performing Party gives the Agent prompt written notice which the Agent shall forthwith upon receipt send to the Borrower describing the circumstances of Force Majeure (including the nature of the occurrence, its expected duration and the effects of the Force Majeure on the ability of the Non-Performing Party to perform its relevant obligations), and continues to furnish weekly reports with respect thereto during the period of Force Majeure;

(b)	the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the Force Majeure; and

(c)	as soon as reasonably possible after the cessation of the Force Majeure the Non-Performing Party shall notify the Agent (who shall notify the Borrower) in writing of such cessation and shall resume performance of its obligations under this Agreement if such resumption is then possible.
9	Representations and Warranties
9.1	Duration
The representations and warranties in Clause 9.2 and Clause 9.3 shall survive the execution of this Agreement and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Security Documents.
9.2	Representations and warranties
The Borrower represents and warrants to the Agent and each of the Lenders that:
9.2.1	Status
Each Obligor is a corporation duly organised, constituted and validly existing under the laws of the country of its incorporation, possessing perpetual corporate existence, the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted.
9.2.2	Powers and authority
Each of the Obligors has the power to enter into and perform this Agreement and those of the other Security Documents to which it is a party and the transactions contemplated hereby and thereby and has taken all necessary action to authorise the entry into and performance of this Agreement and such other Security Documents and such transactions.
9.2.3	Legal validity
This Agreement, each other Transaction Document (other than the Hermes Cover) and each of the Apollo Transaction Documents constitutes (or will constitute when executed) legal, valid and binding obligations of each Obligor and the Builder expressed to be a party thereto enforceable in accordance with their respective terms and in entering into this Agreement and borrowing the Loan, the Borrower is acting on its own account.

9.2.4	Non-conflict with laws
The entry into and performance of this Agreement, the other Transaction Documents, the Apollo Transaction Documents and the transactions contemplated hereby and thereby do not and will not conflict with:
(a)	any law or regulation or any official or judicial order; or

(b)	the constitutional documents of any Obligor; or

(c)	any agreement or document to which any Obligor is a party or which is binding upon such Obligor or any of its assets, nor result in the creation or imposition of any Encumbrance on an Obligor or its assets pursuant to the provisions of any such agreement or document.
9.2.5	No default
Save as disclosed in the Disclosure Letter no event has occurred which constitutes a default under or in respect of any Transaction Document to which any Obligor is a party or by which any Obligor may be bound (including (inter alia) this Agreement) and no event has occurred which constitutes a default under or in respect of any agreement or document to which any Obligor is a party or by which any Obligor may be bound to an extent or in a manner which might have a material adverse effect on its business, assets or financial condition.
9.2.6	Consents
Except for the filing of those Security Documents to be filed with the Secretary of State of Delaware, the Companies Registries in the Isle of Man or England and Wales, which filings must be completed within twenty one (21) days of the execution of the relevant Security Document(s) in the case of England and Wales and the recording of the Mortgage at the United States Coast Guard National Vessel Documentation Center, all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and each of the other Transaction Documents to which any Obligor is a party and the transactions contemplated thereby have been obtained or effected and are in full force and effect except authorisations, approvals, consents, licences, exemptions, filings and registrations required in the normal day to day course of the operation of the Vessel and not already obtained by the Borrower.
9.2.7	Accuracy of information
All information furnished by any Obligor relating to the business and affairs of any Obligor in connection with this Agreement and the other Transaction Documents was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.
9.2.8	Full disclosure
Each Obligor has fully disclosed in writing to the Agent all facts relating to each Obligor which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Agreement.
9.2.9	No Encumbrances
None of the assets or rights of any Obligor is subject to any Encumbrance except Permitted Liens or Encumbrances created in respect of Permitted Indebtedness.
9.2.10	Pari passu or priority status
The claims of the Agent and the Lenders against the Borrower under this Agreement will rank at least pari passu with the claims of all unsecured creditors of the Borrower (other than claims of such creditors to the extent that they are statutorily preferred) and in priority to the claims of any creditor of the Borrower who is also an Obligor.
9.2.11	Solvency
The Borrower is and shall remain, after the advance to it of the Loan, solvent in accordance with the laws of the State of Delaware and the United Kingdom and in particular with the provisions of the Insolvency Act 1986 (as from time to time amended) and the requirements thereof.
9.2.12	Winding-up, etc.
Subject to Clause 10.8, neither the Borrower nor any other Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any of them for the reorganisation, winding-up, dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of any of them or any or all of their assets or revenues nor has it sought any other relief under any applicable insolvency or bankruptcy law.
9.2.13	Accounts
The consolidated audited accounts of the Group for the periods ending on 31 December 2002 and 31 December 2003 and the consolidated audited accounts of the NCLC Group for the period ending on 31 December 2004 and for all subsequent periods (which accounts will be prepared in accordance with GAAP) fairly represent the financial condition of the Group or the NCLC Group (as the case may be) as shown in such audited accounts (in this Clause 9.2.13 “NCLC Group” shall have the meaning ascribed to it in clause 11.4 of the Guarantee).

9.2.14	Litigation
Save as disclosed in writing to the Agent prior to 4 April 2003 and by way of the Disclosure Letter no litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, which might, if adversely determined, have a material adverse effect on the business, assets or financial condition of any Obligor. For the avoidance of doubt, any such disclosure after 4 April 2003 shall not be deemed to be a reference to the facts and circumstances then subsisting at any time that this representation is deemed to be repeated pursuant to Clause 9.1.
9.2.15	Tax liabilities
The NCLC Group has complied with all taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it including but without limitation any disputed Taxes unless a reserve has been made pending resolution of the dispute; no material claims are being asserted against it with respect to Taxes, which might, if such claims were successful, have a material adverse effect on its business, assets or financial condition.
9.2.16	Ownership of assets
Each member of the Group or the NCLC Group (as the case may be) has good and marketable title to all its assets which are reflected in the audited accounts referred to in Clause 9.2.13.
9.2.17	No immunity
None of the Obligors nor any of their respective assets enjoys any right of immunity (sovereign or otherwise) from set-off, suit or execution in respect of their obligations under this Agreement or any of the other Transaction Documents or by any relevant or applicable law.
9.2.18	Taxes on payments
As at the date of this Agreement all amounts payable by them hereunder in Dollars may be made free and clear of and without deduction for or on account of any Taxation.
9.2.19	Place of business
None of the Obligors has a place of business in any jurisdiction (except as already disclosed) which requires any of the Security Documents to be filed or registered in that jurisdiction to ensure the validity of the Security Documents to which it is a party.
9.2.20	Ownership of shares
All the Shares in the Borrower and all the shares in the Manager shall be legally and beneficially owned by the Shareholder, all the shares in the Sub-Agent shall be legally and beneficially owned by NCL International, all the shares in the Shareholder shall be legally and beneficially owned by Arrasas and all the shares in Arrasas shall be legally and beneficially owned by the Guarantor and such structure shall remain so throughout the remainder of the Security Period. Further, no Event of Default has occurred under clause 11.2 of the Guarantee in respect of the ownership and/or control of the shares in the Guarantor.
9.2.21	Completeness of documents
The copies of the Building Contract, the Management Agreement, the Sub-Agency Agreement, the Interest Exchange Arrangements, the Hermes Loan Agreement, the Apollo Transaction Documents and any other relevant third party agreements delivered to the Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and no amendments thereto or variations thereof have been agreed other than (if applicable), in the case of the Management Agreement or the Sub-Agency Agreement, in accordance with Clause 10.14 nor has any action been taken by the parties thereto which would in any way render such document inoperative or unenforceable.
9.2.22	No undisclosed commissions
There are and will be no commissions, rebates, premiums or other payments by or to or on account of any Obligor or the Builder, their shareholders or members or directors or members of the management committee in connection with the transaction as a whole other than as disclosed to the Agent in writing.
9.2.23	Money laundering
Any borrowing by the Borrower under this Agreement, and the performance of its obligations under this Agreement and the other Transaction Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities.
9.2.24	Environment
Each of the Obligors:
(a)	is in compliance with all applicable federal, state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, water of the contiguous zone, ocean waters and international waters), including without limitation, laws, regulations, conventions and agreements relating to:
(i)	emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazard substances,

petroleum and petroleum products and by-products (“Materials of Environmental Concern”); or
(ii)	the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (such laws, regulations, conventions and agreements the “Environmental Laws”);
(b)	has all permits, licences, approvals, rulings, variances, exemptions, clearances, consents or other authorisations required under applicable Environmental Laws (“Environmental Approvals”) and are in compliance with all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted;

(c)	has not received any notice, claim, action, cause of action, investigation or demand by any other person, alleging potential liability for, or a requirement to incur, investigatory costs, clean-up costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorney’s fees and expenses or fines or penalties, in each case arising out of, based on or resulting from:
(i)	the presence or release or threat of release into the environment of any Material of Environmental Concern at any location, whether or not owned by such person; or

(ii)	circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval (“Environmental Claim”); and
there are no circumstances that may prevent or interfere with such full compliance in the future.

There is no Environmental Claim pending or threatened against any of the Obligors.

There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against any of the Obligors.
9.3	Representations on the Redelivery Date
The Borrower further represents and warrants to the Agent and each of the Lenders that on the Redelivery Date the Vessel will be:
9.3.1	in its absolute and unencumbered ownership save as contemplated by the Security Documents and the Hermes Loan Security Documents;

9.3.2	registered in its name under the laws and flag of the United States of America;

9.3.3	classed with the highest classification available for a vessel of its type free of all recommendations and qualifications with Det Norske Veritas and American Bureau of Shipping;

9.3.4	operationally seaworthy and in compliance with all relevant provisions, regulations and requirements (statutory or otherwise) applicable to ships registered under the laws and flag of the United States of America;

9.3.5	insured in accordance with the provisions of Clause 10.21 and in compliance with the requirements therein in respect of such insurances; and

9.3.6	managed by the Manager and the Sub-Agent on and subject to the terms set out in the Management Agreement and the Sub-Agency Agreement.
10	Undertakings
10.1	Duration

The undertakings in this Clause 10 shall survive the execution of this Agreement and shall be deemed to be repeated with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Security Documents.

10.2	Information

The Borrower will provide to the Agent for the benefit of the Lenders (or will procure the provision of):
10.2.1	as soon as practicable (and in any event within one hundred and twenty (120) days after the close of each of its financial years) a Certified Copy of its unaudited accounts for that year and of the audited consolidated Group accounts for that year (commencing with audited accounts made up to 31 December 2002) such Group accounts being substituted with NCLC Group accounts commencing with the audited accounts made up to 31 December 2004;

10.2.2	as soon as practicable (and in any event within sixty (60) days of the end of each quarter of each financial year) a Certified Copy of the unaudited consolidated accounts of the NCLC Group and the unaudited accounts of the Borrower for that quarter (commencing with unaudited accounts made up to 31 March 2004);

10.2.3	promptly, such further information in its possession or control regarding its financial condition and operations and those of any company in the NCLC Group as the Agent may request;

10.2.4	details of any material litigation, arbitration or administrative proceedings which affect any Obligor as soon as the same are instituted and served, or,

to the knowledge of the Borrower, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding twenty five million Dollars (USD25,000,000) or the equivalent in another currency).
All accounts required under this Clause 10.2 shall be prepared in accordance with GAAP and shall fairly represent the financial condition of the relevant company. In this Clause 10.2 “NCLC Group” shall have the meaning ascribed to it in clause 11.4 of the Guarantee.

10.3	Notification of default

The Borrower will notify the Agent of any Event of Default forthwith upon any Obligor becoming aware of the occurrence thereof. Upon the Agent’s request from time to time the Borrower will issue a certificate stating whether any Obligor is aware of the occurrence of any Event of Default.

10.4	Consents and registrations

The Borrower will procure that (and will promptly furnish Certified Copies to the Agent of) all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation to enable it or any Obligor to perform its obligations under, and ensure the validity or enforceability of, each of the Transaction Documents are obtained and promptly renewed from time to time and will procure that the terms of the same are complied with at all times. Insofar as such filings or registrations have not been completed on or before the relevant Drawdown Date the Borrower will procure the filing or registration within applicable time limits of each Security Document which requires filing or registration together with all ancillary documents required to preserve the priority and enforceability of the Security Documents.

10.5	Negative pledge

The Borrower will not create or permit to subsist any Encumbrance on the whole or any part of its present or future assets, except for the following:
10.5.1	Encumbrances created with the prior consent of the Lenders; or

10.5.2	Permitted Liens,
PROVIDED THAT an Encumbrance constituting a Permitted Lien under any of paragraphs (iv), (vii), (x) or (xi) of the definition of “Permitted Liens” in Clause 1.1 may not be created over any asset which is the subject of a Security Document relating to this Agreement save with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed) and (if appropriate having regard to the nature of the Encumbrance) following the entry by the beneficiary of the Encumbrance into intercreditor arrangements acceptable to the Agent and the Hermes Agent.

10.6	Disposals

Except with the prior consent of all the Lenders and all the Hermes Loan Lenders pursuant to the Co-ordination Deed, the Borrower shall not (and will procure that no other company in the NCLC Group shall), either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or a substantial part of its assets except that the following disposals shall not be taken into account:
10.6.1	disposals made in the ordinary course of trading of the disposing entity (excluding disposal of ships) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

10.6.2	disposals of cash raised or borrowed for the purposes for which such cash was raised or borrowed;

10.6.3	disposals of assets in exchange for other assets comparable or superior as to type and value;

10.6.4	a vessel owned by any member of the NCLC Group (other than the Borrower) may be sold provided such sale is on a willing seller willing buyer basis at or about market rate and at arm’s length subject always to the provisions of any loan documentation for the financing of such vessel and NCLL may, following the sale of its shares by Arrasas to IOL, a wholly owned Subsidiary of Star, transfer to other wholly owned Subsidiaries of Star its vessels “NORWEGIAN WIND”, “NORWEGIAN DREAM”, “NORWEGIAN SEA”, “NORWEGIAN MAJESTY”, “NORWEGIAN CROWN” and “MARCO POLO” (the “Six Vessels”) for their transfer values as set out in Schedule 7 and sell m.v. “NORWAY” to a third party and, prior to the sale of its shares as aforesaid, transfer its vessel “NORWEGIAN SKY” to Pride of Aloha, Inc., a wholly owned Subsidiary of the Shareholder;

10.6.5	the Subsidiaries of Star to whom the Six Vessels (as defined in Clause 10.6.4) have been transferred may let each of the Six Vessels on demise or bareboat charter to the Sub-Agent for the period and at the charterhire rate set out in Schedule 7;

10.6.6	Arrasas may transfer its shares in NCLL to IOL and Star may transfer its shares in Arrasas to the Guarantor; and

10.6.7	disposals of assets, including any vessel, constituting Apollo-Related Transactions.

10.7	Change of business

Except with the prior consent of the Agent, the Borrower shall not make or threaten to make any substantial change in its business as presently conducted, namely that of a single ship owning company for the Vessel, or carry on any other business which is substantial in relation to its business as presently conducted so as to affect, in the opinion of the Agent, the Borrower’s ability to perform its obligations hereunder and shall not form any Subsidiaries PROVIDED THAT any change or discontinuation in the business activities of the Borrower in accordance with the Apollo-Related Transactions shall be permitted.

10.8	Mergers

Except with the prior consent of the Agent and Hermes and other than pursuant to the Apollo-Related Transactions, the Borrower will not enter into any amalgamation, restructure, substantial reorganisation, merger, de-merger or consolidation or anything analogous to the foregoing nor will it acquire any equity, share capital or obligations of any corporation or other entity.

10.9	Maintenance of status and franchises

The Borrower will do all such things as are necessary to maintain its corporate existence in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

10.10	Financial records

The Borrower will keep proper books of record and account, in which proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Borrower in accordance with GAAP.

10.11	Financial indebtedness and subordination of indebtedness
10.11.1	Otherwise than in the ordinary course of business as owner of the Vessel, except as contemplated by this Agreement and the Hermes Loan Agreement and except any loan, advance or credit extended by the Guarantor or any member of the NCLC Group which is a wholly owned Subsidiary of the Guarantor, the Borrower will not create, incur, assume or allow to exist any financial indebtedness, enter into any finance lease or undertake any material capital commitment (including but not limited to the purchase of any capital asset).

10.11.2	The Borrower shall procure that any and all indebtedness (and in particular with any other Obligor and/or any shareholder of the Guarantor) is at all times fully subordinated to the Security Documents and the obligations of the Borrower hereunder subject to the Co-ordination Deed. Upon the occurrence of an Event of Default, the Borrower shall not make any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing such indebtedness except as provided in the Co-ordination Deed. In this Clause “fully subordinated” shall mean that any claim of the lender against the

Borrower in relation to such indebtedness shall rank after and be in all respects subordinate to all of the rights and claims of the Agent, the Hermes Agent and the Lenders under this Agreement and the other Security Documents and that the lender shall not take any steps to enforce its rights to recover any monies owing to it by the Borrower and in particular but without limitation the lender will not institute any legal or quasi-legal proceedings under any jurisdiction at any time against the Vessel, its Earnings or Insurances or the Borrower and it will not compete with the Agent, the Hermes Agent or the Lenders in a liquidation or other winding-up or bankruptcy of the Borrower or in any proceedings in connection with the Vessel, its Earnings or Insurances.
10.12	Pooling of earnings and charters

The Borrower will not enter into in respect of the Vessel (A) any pooling agreement or other arrangement for the sharing of any of the Earnings or the expenses of the Vessel or (B) any demise or bareboat charter or (C) any charter whereunder two (2) months’ charterhire (or the equivalent thereof) is payable in advance in respect of the Vessel or (D) any charter of the Vessel or contract of affreightment which, with the exercise of options for extension, could be for a period longer than thirteen (13) months but if, with the prior written consent of the Agent, the Borrower enters into in respect of the Vessel a charter with a company outside the Group, the Borrower hereby undertakes to execute in favour of the Trustee an assignment of such charter and the Earnings therefrom such assignment to be in substantially the form of the Earnings Assignment and as required by the Agent PROVIDED HOWEVER THAT the Borrower may in respect of the Vessel enter into a bareboat charter in form approved by the Agent with any company which is a member of the Group PROVIDED THAT if so requested by the Agent and without limitation:
10.12.1	any such bareboat charterer shall enter into such deeds (including but not limited to a subordination and assignment deed), agreements and indemnities as the Agent shall in its sole discretion require prior to entering into the bareboat charter with the Borrower; and

10.12.2	the Borrower shall assign the benefit of any such bareboat charter and its interest in the Insurances to the Trustee by way of further security for the Borrower’s obligations under the Security Documents.
10.13	Loans and guarantees by the Borrower

Otherwise than in the ordinary course of business as owner of the Vessel or except as contemplated hereby, the Borrower will not make any loan or advance or extend credit to any person, firm or corporation (except any loans, advances or credits made available to (a) passengers on board the Vessel for gambling purposes (b) ship’s agents and/or (c) the Guarantor and/or members of the NCLC Group which are wholly owned Subsidiaries of the Guarantor and, in the case of such loans, advances or credits as are referred to in this paragraph (c), do not prevent the Borrower from performing its obligations hereunder) or issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation.

10.14	Management

Except with the prior consent of the Agent, the Borrower will not:
(a)	permit any person other than the Manager and the Sub-Agent to be the manager and sub-agent of, including providing crewing services to, the Vessel;

(b)	permit any amendment to be made to the terms of the Management Agreement or the Sub-Agency Agreement unless an amendment is advised by the Borrower’s tax counsel or is deemed necessary by the parties thereto but provided that the amendment does not imperil the security to be provided pursuant to the Security Documents or adversely affect the ability of any Obligor to perform its obligations under the Transaction Documents; or

(c)	permit the Vessel to be employed other than within the NCL or NCL America brand (as applicable).
10.15	Acquisition of shares

The Borrower will not acquire any equity, share capital, assets or obligations of any corporation or other entity or permit its Shares to be held by any party other than the Shareholder.

10.16	Trading with the United States of America

Where the Vessel trades in the territorial waters of the United States of America, the Borrower shall in respect of the Vessel take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) or any similar legislation applicable to the Vessel in any other jurisdiction in which the Vessel shall trade (a “Relevant Jurisdiction”) and, for this purpose the Borrower shall (inter alia) enter into a “Carrier Initiative Agreement” with the United States’ Bureau of Customs and Border Protection (if such is possible) or into voluntary arrangements made under the Customs-Trade Partnership Against Terrorism of the United States of America (if such is possible and appropriate to cruise vessels) and procure that the same (or a similar agreement or arrangement in a Relevant Jurisdiction) is maintained in full force and effect and its obligations thereunder performed by it in respect of the Vessel throughout any period of United States of America (including coastal waters over which it claims jurisdiction) or Relevant Jurisdiction related trading.

10.17	Further assurance

The Borrower will, from time to time on being required to do so by the Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent as the Agent may reasonably consider necessary for giving full effect to any of the Transaction Documents or securing to the Trustee, the Agent, the Hermes Agent and the Lenders the full benefit of the rights, powers and remedies conferred upon the Trustee, the Agent, the Hermes Agent or the Lenders in any such Transaction Document.

10.18	Valuation of the Vessel
10.18.1	The Borrower will from time to time (but at intervals no more frequently than annually at the Borrower’s expense unless an Event of Default has occurred and is continuing) within fifteen (15) days of receiving any request to that effect from the Agent, procure that the Vessel is valued by an independent reputable shipbroker or shipvaluer experienced in valuing cruise ships appointed by the Borrower and approved by the Agent (which approval shall not be unreasonably withheld or delayed and such valuation to be made with or without taking into account the benefit or otherwise of any fixed employment relating to the Vessel as the Agent may require).

10.18.2	If the Borrower does not accept the valuation obtained pursuant to Clause 10.18.1 (the “First Valuation”) it may (at its own expense) within five (5) Business Days of receipt of the First Valuation obtain a second valuation (the “Second Valuation”) from another independent reputable shipbroker or shipvaluer experienced in valuing cruise ships appointed by the Borrower and approved by the Agent which approval shall not be unreasonably withheld or delayed.

10.18.3	If the Second Valuation exceeds the First Valuation by a margin of no less than ten per cent (10%) of the First Valuation the Borrower may at its expense forthwith upon receipt of the Second Valuation request the shipbrokers and/or shipvaluers appointed pursuant to Clauses 10.18.1 and 10.18.2 to obtain a third valuation (the “Third Valuation”) from a further independent reputable shipbroker or shipvaluer experienced in valuing cruise ships approved by the Agent such approval not to be unreasonably withheld or delayed. Subject to the Third Valuation being made available within five (5) Business Days of the date of the Second Valuation the valuation of the Vessel will be determined on the basis of the average of the three valuations so obtained. If the Third Valuation is not made available within the aforementioned time limit the Vessel shall be valued on the basis of the average of the First Valuation and the Second Valuation.

10.18.4	The Borrower shall procure that forthwith upon the issuance of any valuation obtained pursuant to this Clause 10.18 a copy thereof is sent directly to the Agent for review.
10.19	Marginal security

If at any time after the Redelivery Date, the value of the Vessel as assessed in accordance with the provisions of Clause 10.18 and the value of any additional cash collateral deposits or the value of other security (not including any other security provided by the existing Security Documents) acceptable to the Agent provided by the Borrower or any third party to secure the due performance by the Borrower of its obligations hereunder at valuations reasonably estimated by the Agent from time to time is less than one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Hermes Loan, then the Agent may give the Borrower notice requiring the Borrower to provide additional security and in such event within thirty (30) days of such notice, the Borrower will either:

10.19.1	provide the Agent with additional security acceptable to the Agent such that the security value of the Vessel or the aggregate of the security value of the Vessel and any additional security provided to the Agent hereunder (at valuations reasonably estimated by the Agent from time to time) is at least one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Hermes Loan; or

10.19.2	prepay the Loan together with accrued interest on the amount prepaid such that the value of the security is one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Hermes Loan.
10.20	Performance of employment contracts

The Borrower will:
10.20.1	perform its obligations under each charterparty or employment contract made in respect of the Vessel and take all necessary steps to procure the due performance of the obligations of any party under any charterparty or contract. It will not without the prior written consent of the Agent rescind, cancel or otherwise terminate any charterparty or contract in respect of the Vessel PROVIDED ALWAYS THAT any determination by it of any such charterparty or contract after such consent is given shall be without responsibility on the part of the Agent who shall be under no liability whatsoever in the event that such termination thereafter be adjudged to constitute a repudiation of such charterparty or contract by the Borrower;

10.20.2	promptly notify the Agent (a) of any default under any such charterparty or contract of which it has knowledge by it and/or by any other party under any other such charterparty or contract (b) of any such charterparty or contract being frustrated or the performance thereof becoming impossible or substantially different from that contemplated originally by the parties thereto;

10.20.3	institute and maintain all such proceedings as may be necessary or expedient to preserve or protect the interest of the Trustee as assignee and itself under any of its charterparties or contracts made in respect of the Vessel;

10.20.4	not take or omit to take any action the taking or omission of which might result in any material alteration or impairment of any charterparty or contract made in respect of the Vessel;

10.20.5	not substitute any other ship or ships for the Vessel under any charterparty or contract made in respect of the Vessel;

10.20.6	not without the Agent’s prior consent agree to any material variation, modification or amendment in the terms of any charterparty or contract in respect of the Vessel or release any other party from any of their respective obligations thereunder or waive any breach of the obligations of any person or consent to any such act or omission of any person as would otherwise constitute such breach;

10.20.7	not without the Agent’s prior consent let or employ the Vessel below approximately the market rate prevailing when the Vessel is fixed;

10.20.8	procure that the Earnings (if any) are paid in full without set off and free and clear of and without deduction for any taxes levies duties imposts charges fees restrictions or conditions of any nature whatsoever; and

10.20.9	if, immediately following the termination (for whatever reason) of any charterparty or contract in respect of the Vessel, the Vessel is not employed in a manner acceptable to the Agent in its sole discretion the Borrower shall provide additional security for its obligations hereunder in such manner, of such type and within such period as the Agent may determine in its absolute discretion.
10.21	Insurances

The Borrower covenants with the Agent and the Lenders and undertakes:
10.21.1	from the Redelivery Date until the end of the Security Period to insure the Vessel in its name and keep the Vessel insured on an agreed value basis for an amount in Dollars approved by the Agent but not being less than the greater of:
(a)	one hundred and twenty five per cent (125%) of the aggregate of the amounts of the Loan and the Hermes Loan; or

(b)	the full market and commercial value of the Vessel determined in accordance with Clause 10.18 from time to time through internationally recognised independent first class insurance companies, underwriters, war risks and protection and indemnity associations acceptable to the Agent in each instance on terms and conditions approved by the Agent including as to deductibles but at least in respect of:
(i)	marine risks including all risks customarily and usually covered by first-class and prudent shipowners in the London insurance markets under English marine policies or Agent-approved policies containing the ordinary conditions applicable to similar vessels;

(ii)	war risks and war risks (protection and indemnity) up to the insured amount;

(iii)	excess risks that is to say the proportion of claims for general average and salvage charges and under the running down clause not recoverable in consequence of the value at which the Vessel is assessed for the purpose of such claims exceeding the insured value;

(iv)	protection and indemnity risks with full standard coverage and up to the highest limit of liability available (for oil pollution risk the highest limit currently available is one billion Dollars (USD1,000,000,000) and this to be increased if requested by the

Agent and the increase is possible in accordance with the standard protection and indemnity cover for vessels of its type and is compatible with prudent insurance practice for first class cruise shipowners or operators in waters where the Vessel trades from time to time from the Redelivery Date until the end of the Security Period);

(v)	when and while the Vessel is laid-up, in lieu of hull insurance, normal port risks;

(vi)	such other risks as the Agent may from time to time reasonably require;
and in any event in respect of those risks and at those levels covered by first class and prudent owners and/or financiers in the international market in respect of similar tonnage PROVIDED THAT if any of such insurances are also effected in the name of any other person (other than the Borrower, the Agent, the Hermes Agent, the Trustee and/or the Lenders) such person shall if so required by the Agent execute a first priority assignment of its interest in such insurances in favour of the Trustee and the Hermes Loan Trustee in similar terms mutatis mutandis to the Insurance Assignment;

10.21.2	to agree that the Hermes Agent shall take out mortgagee interest insurance on such conditions as the Hermes Agent may reasonably require and mortgagee interest insurance for pollution risks as from time to time agreed each for an amount in Dollars of one hundred and ten per cent (110%) of the aggregate of the amounts of the Loan and the Hermes Loan, the Borrower having no interest or entitlement in respect of such policies; the Borrower shall upon demand of the Hermes Agent reimburse the Hermes Agent for the costs of effecting and/or maintaining any such insurance(s) and the Hermes Agent hereby undertakes to use its reasonable endeavours to match the premium level that the Borrower would have paid if the Borrower itself had arranged such cover on such conditions (as demonstrated to the reasonable satisfaction of the Hermes Agent);

10.21.3	if the Vessel shall trade in the United States of America and/or the Exclusive Economic Zone of the United States of America (the “EEZ”) as such term is defined in the US Oil Pollution Act 1990 (“OPA”), to comply strictly with the requirements of OPA and any similar legislation which may from time to time be enacted in any jurisdiction in which the Vessel presently trades or may or will trade at any time during the existence of this Agreement and in particular before such trade is commenced and during the entire period during which such trade is carried on:
(a)	to pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to it for the Vessel in the market;

(b)	to make all such quarterly or other voyage declarations as may from time to time be required by the Vessel’s protection and indemnity association and to comply with all obligations in order to maintain such cover, and promptly to deliver to the Agent copies of such declarations;

(c)	to submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel’s protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Agent copies of reports made in respect of such surveys;

(d)	to implement any recommendations contained in the reports issued following the surveys referred to in Clause 10.21.3(c) within the time limit specified therein and to provide evidence satisfactory to the Agent that the protection and indemnity insurers are satisfied that this has been done;

(e)	in particular strictly to comply with the requirements of any applicable law, convention, regulation, proclamation or order with regard to financial responsibility for liabilities imposed on the Borrower or the Vessel with respect to pollution by any state or nation or political subdivision thereof, including but not limited to OPA, and to provide the Agent on demand with such information or evidence as it may reasonably require of such compliance;

(f)	to procure that the protection and indemnity insurances do not contain a clause excluding the Vessel from trading in waters of the United States of America and the EEZ or any other provision analogous thereto and to provide the Agent with evidence that this is so; and

(g)	strictly to comply with any operational or structural regulations issued from time to time by any relevant authorities under OPA so that at all times the Vessel falls within the provisions which limit strict liability under OPA for oil pollution;
10.21.4	to give notice forthwith of any assignment of its interest in the Insurances to the relevant brokers, insurance companies, underwriters and/or associations in the form approved by the Agent;

10.21.5	to execute and deliver all such documents and do all such things as may be necessary to confer upon the Trustee legal title to the Insurances in respect of the Vessel and to procure that the interest of the Trustee is at all times filed with all slips, cover notes, policies and certificates of entry and to procure (a) that a loss payable clause in the form approved by the Agent shall be filed with all the hull, machinery and equipment and war risks policies in respect of the Vessel and (b) that a loss payable clause in the form approved by the Agent shall be endorsed upon the protection and indemnity certificates of entry in respect of the Vessel;

10.21.6	to procure that each of the relevant brokers and associations furnishes the Agent with a letter of undertaking in such form as may be required by the Agent and waives any lien for premiums or calls except in relation to premiums or calls attributable to the Vessel;

10.21.7	punctually to pay all premiums, calls, contributions or other sums payable in respect of the Insurances on the Vessel and to produce all relevant receipts when so required by the Agent;

10.21.8	to renew each of the Insurances on the Vessel at least ten (10) days before the expiry thereof and to give immediate notice to the Agent of such renewal and to procure that the relevant brokers or associations shall promptly confirm in writing to the Agent that such renewal is effected it being understood by the Borrower that any failure to renew the Insurances on the Vessel at least ten (10) days before the expiry thereof or to give or procure the relevant notices of such renewal shall constitute an Event of Default;

10.21.9	to arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity and/or war risks association;

10.21.10	to furnish the Agent from time to time on request with full information about all Insurances maintained on the Vessel and the names of the offices, companies, underwriters, associations or clubs with which such Insurances are placed;

10.21.11	not to agree to any variation in the terms of any of the Insurances on the Vessel without the prior approval of the Agent nor to do any act or voluntarily suffer or permit any act to be done whereby any Insurances shall or may be rendered invalid, void, voidable, suspended, defeated or unenforceable and not to suffer or permit the Vessel to engage in any voyage nor to carry any cargo not permitted under any of the Insurances without first obtaining the consent of the insurers or reinsurers concerned and complying with such requirements as to payment of extra premiums or otherwise as the insurers or reinsurers may impose;

10.21.12	not without the prior written consent of the Agent to settle, compromise or abandon any claim in respect of any of the Insurances on the Vessel other than a claim of less than ten million Dollars (USD10,000,000) or the equivalent in any other currency and not being a claim arising out of a Total Loss;

10.21.13	promptly to furnish the Agent with full information regarding any casualties or other accidents or damage to the Vessel involving an amount in excess of twenty five million Dollars (USD25,000,000);

10.21.14	to apply or ensure the appliance of all such sums receivable in respect of the Insurances on the Vessel for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance monies shall have been received;

10.21.15	that in the event of it making default in insuring and keeping insured the Vessel as hereinbefore provided then the Agent may (but shall not be bound to) insure the Vessel or enter the Vessel in such manner and to such extent as the Agent in its discretion thinks fit and in such case all the cost of effecting and maintaining such insurance together with interest thereon at the Interest Rate shall be paid on demand by the Borrower to the Agent; and

10.21.16	to agree that the Agent shall be entitled from time to time (but at intervals no more frequently than annually at the Borrower’s expense except in the case that the Redelivery Date and any renewal of the Insurances to be assigned to the Trustee and the Hermes Loan Trustee pursuant to the Insurance Assignment fall within one (1) year of each other) to instruct independent reputable insurance advisers for the purpose of obtaining any advice or information regarding any matter concerning the Insurances which the Agent shall at its sole discretion deem necessary, it being hereby specifically agreed that it shall reimburse the Agent on demand for all reasonable costs and expenses incurred by the Agent in connection with the instruction of such advisers as aforesaid.
10.22	Operation and maintenance of the Vessel

From the Redelivery Date until the end of the Security Period at its own expense the Borrower will:
10.22.1	keep the Vessel in a good and efficient state of repair so as to maintain it to the highest classification available for the Vessel of its age and type free of all recommendations and qualifications with Det Norske Veritas. On the Redelivery Date and annually thereafter, it will furnish to the Agent a statement by such classification society that such classification is maintained. It will comply with all recommendations, regulations and requirements (statutory or otherwise) from time to time applicable to the Vessel and shall have on board as and when required thereby valid certificates showing compliance therewith and shall procure that all repairs to or replacements of any damaged, worn or lost parts or equipment are carried out (both as regards workmanship and quality of materials) so as not to diminish the value or class of the Vessel. It will not make any substantial modifications or alterations to the Vessel or any part thereof without the prior consent of the Agent;

10.22.2	submit the Vessel to continuous survey in respect of its machinery and hull and such other surveys as may be required for classification purposes and, if so required by the Agent, supply to the Agent copies in English of the survey reports;

10.22.3	permit surveyors or agents appointed by the Agent to board the Vessel at all reasonable times to inspect its condition or satisfy themselves as to repairs proposed or already carried out and afford all proper facilities for such inspections;

10.22.4	comply, or procure that the Manager will comply, with the ISM Code or any replacement of the ISM Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter:

(a)	hold, or procure that the Manager holds, a valid Document of Compliance duly issued to the Borrower or the Manager (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate duly issued to the Vessel pursuant to the ISM Code;

(b)	provide the Agent with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued; and

(c)	keep, or procure that there is kept, on board the Vessel a copy of any such Document of Compliance and the original of any such Safety Management Certificate;
10.22.5	comply, or procure that the Manager will comply, with the ISPS Code or any replacement of the ISPS Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISPS Code and at all times thereafter:
(a)	keep, or procure that there is kept, on board the Vessel the original of the International Ship Security Certificate; and

(b)	keep, or procure that there is kept, on board the Vessel a copy of the ship security plan prepared pursuant to the ISPS Code;
10.22.6	not employ the Vessel or permit its employment in any trade or business which is forbidden by any applicable law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render it liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose the Vessel to penalties. In the event of hostilities in any part of the world (whether war be declared or not) it will not employ the Vessel or permit its employment in carrying any contraband goods;

10.22.7	promptly provide the Agent with (a) all information which the Agent may reasonably require regarding the Vessel, its employment, earnings, position and engagements (b) particulars of all towages and salvages and (c) copies of all charters and other contracts for its employment and otherwise concerning it;

10.22.8	give notice to the Agent promptly and in reasonable detail upon the Borrower or any other Obligor becoming aware of:
(a)	accidents to the Vessel involving repairs the cost of which will or is likely to exceed twenty five million Dollars (USD25,000,000);

(b)	the Vessel becoming or being likely to become a Total Loss or a Compulsory Acquisition;

(c)	any recommendation or requirement made by any insurer or classification society or by any competent authority which is not complied with within any time limit relating thereto;

(d)	any writ or claim served against or any arrest of the Vessel or the exercise of any lien or purported lien on the Vessel, its Earnings or Insurances;

(e)	the occurrence of any Event of Default;

(f)	the Vessel ceasing to be registered under the flag of the United States of America or anything which is done or not done whereby such registration may be imperilled;

(g)	it becoming impossible or unlawful for it to fulfil any of its obligations under the Security Documents; and

(h)	anything done or permitted or not done in respect of the Vessel by any person which is likely to imperil the security created by the Security Documents;
10.22.9	promptly pay and discharge all debts, damages and liabilities, taxes, assessments, charges, fines, penalties, tolls, dues and other outgoings in respect of the Vessel and keep proper books of account in respect thereof PROVIDED ALWAYS THAT the Borrower shall not be obliged to compromise any debts, damages and liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested debt, damage or liability which, either individually or in aggregate exceeds twenty five million Dollars (USD25,000,000) shall forthwith be provided to the Agent. As and when the Agent may so require the Borrower will make such books available for inspection on behalf of the Agent and provide evidence satisfactory to the Agent that the wages and allotments and the insurance and pension contributions of the master and crew are being regularly paid, that all deductions of crew’s wages in respect of any tax liability are being properly accounted for and that the master has no claim for disbursements other than those incurred in the ordinary course of trading on the voyage then in progress or completed prior to such inspection;

10.22.10	maintain the type of the Vessel as at the Redelivery Date and not put the Vessel into the possession of any person without the prior consent of the Agent for the purpose of work being done on it in an amount exceeding or likely to exceed twenty five million Dollars (USD25,000,000) unless such person shall first have given to the Agent a written undertaking addressed to the Agent in terms satisfactory to the Agent agreeing not to exercise a lien on the Vessel or its Earnings for the cost of such work or for any other reason;

10.22.11	promptly pay and discharge all liabilities which have given rise, or may give rise, to liens or claims enforceable against the Vessel under the laws of all countries to whose jurisdiction the Vessel may from time to time be subject and in particular the Borrower hereby agrees to indemnify and hold the Lenders, the Agent, the Hermes Agent and the Trustee, their successors, assigns, directors, officers, shareholders, employees and agents harmless from and against any and all claims, losses, liabilities, damages, expenses (including attorneys, fees and expenses and consultant fees) and injuries of any kind whatsoever asserted against the

Lenders, the Agent, the Hermes Agent or the Trustee, with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from the Vessel or other properties owned or operated by the Borrower of any hazardous substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies, regardless of whether or not caused by or within the control of the Borrower subject to the following:
(a)	it is the parties’ understanding that the Lenders, the Agent, the Hermes Agent and the Trustee do not now, have never and do not intend in the future to exercise any operational control or maintenance over the Vessel or any other properties and operations owned or operated by the Borrower, nor in the past, presently, or intend in the future to, maintain an ownership interest in the Vessel or any other properties owned or operated by the Borrower except as may arise upon enforcement of the Lenders’ rights under the Mortgage;

(b)	the indemnity and hold harmless contained in this Clause 10.22.11 shall not extend to the Lenders, the Agent, the Hermes Agent and the Trustee in their capacity as an equity investor in the Borrower or as an owner of any property or interest as to which the Borrower is also owner but only to their capacity as lenders, holders of security interests or beneficiaries of security interests; and

(c)	unless and until an Event of Default shall have occurred and without prejudice to the right of each Lender to be indemnified pursuant to this Clause 10.22.11:
(i)	each Lender will, if it is reasonably practicable to do so, notify the Borrower upon receiving a claim in respect of which the relevant Lender is or may become entitled to an indemnity under this Clause 10.22.11;

(ii)	subject to the prior written approval of the relevant Lender which the Lender shall have the right to withhold, the Borrower will be entitled to take, in the name of the relevant Lender, such action as the Borrower may see fit to avoid, dispute, resist, appeal, compromise or defend any such claims, losses, liabilities, damages, expenses and injuries as are referred to above in this Clause 10.22.11 or to recover the same from any third party, subject to the Borrower first ensuring that the relevant Lender is secured to its reasonable satisfaction against all expenses thereby incurred or to be incurred; and

(iii)	the relevant Lender will, to the extent that it is reasonably practicable to do so, seek the approval of the Borrower (such approval not to be unreasonably withheld or delayed) before making any admission of liability, agreement or compromise with a third party, or any payment to a third party, in respect of such claims, losses, liabilities, damages, expenses and injuries as are referred to above in this Clause 10.22.11 and, to the extent that the Borrower is entitled to take action in accordance with sub-clause (ii) above and subject to the Borrower first ensuring that the relevant Lender is secured to its reasonable satisfaction against all expenses thereby incurred or to be incurred, the relevant Lender will provide such information, assistance and other co-operation as the Borrower may reasonably request in connection with such action,
PROVIDED ALWAYS THAT the Borrower shall not be obliged to compromise any liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested liabilities which, either individually or in aggregate, exceed twenty five million Dollars (USD25,000,000) shall be forthwith provided to the Agent. If the Vessel is arrested or detained for any reason it will procure its immediate release by providing bail or taking such other steps as the circumstances may require;

10.22.12	comply, or procure that the Manager will comply, with Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997) (as the same may be amended from time to time) (“Annex VI”) or any replacement of Annex VI and in particular, without limitation, to:
(a)	procure that the Vessel’s master and crew are familiar with, and that the Vessel complies with, Annex VI;

(b)	maintain for the Vessel a valid and current international air pollution prevention certificate issued under Annex VI and provide a copy to the Agent; and

(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the IAPCC;
10.22.13	give to the Agent at such times as it may from time to time require a certificate, duly signed on its behalf as to the amount of any debts, damages and liabilities relating to the Vessel and, if so required by the Agent, forthwith discharge such debts, damages and liabilities to the Agent’s satisfaction; and

10.22.14	maintain the registration of the Vessel under and fly the flag of the United States of America and not do or permit anything to be done whereby such registration may be forfeited or imperilled.

10.23	Hermes Cover paramount

The terms and conditions of the Hermes Cover are incorporated herein and in so far as they impose terms, conditions and/or obligations on the Trustee and/or the Agent and/or the Hermes Agent and/or the Lenders in relation to the Borrower or any other Obligor then such terms, conditions and obligations are binding on the parties hereto and any breach of the terms of the Hermes Cover as applied to the Borrower or any other Obligor shall be deemed to be an Event of Default.

10.24	Dividends

The Borrower will procure that any dividends or other distributions and interest paid or payable in connection therewith received by the Shareholder will be paid to the Guarantor directly or indirectly by way of dividend in each case promptly on receipt.
11	Default
11.1	Events of default

Each of the events set out below is an Event of Default:
11.1.1	Non-payment

The Borrower or any other Obligor does not pay on the due date any amount of principal or interest of the Loan (provided however that if any such amount is not paid when due solely by reason of some error or omission on the part of the bank or banks through whom the relevant funds are being transmitted no Event of Default shall occur for the purposes of this Clause 11.1.1 until the expiry of three (3) Business Days following the date on which such payment is due), or within three (3) Business Days of the due date any other amount, payable by it under any Security Document to which it may at any time be a party, at the place and in the currency in which it is expressed to be payable.

11.1.2	Breach of other obligations
(a)	Any Obligor fails to comply with any other material provision of any Security Document or there is any other material breach in the sole opinion of the Agent of any of the Transaction Documents and such failure (if in the opinion of the Agent in its sole discretion it is capable of remedy) continues unremedied for a period of thirty (30) days from the date of its occurrence and in any such case as aforesaid the Agent in its sole discretion considers that such failure is or could reasonably be expected to become materially prejudicial to the interests, rights or position of the Lenders; or

(b)	If there is a repudiation or termination of any Transaction Document or if any of the parties thereto becomes entitled to terminate or repudiate any of them and evidences an intention so to do.

11.1.3	Misrepresentation

Any representation, warranty or statement made or repeated in, or in connection with, any Transaction Document or in any accounts, certificate, statement or opinion delivered by or on behalf of any Obligor thereunder or in connection therewith is materially incorrect when made or would, if repeated at any time hereafter by reference to the facts subsisting at such time, no longer be materially correct.

11.1.4	Cross default
(a)	Any event of default occurs under any financial contract or financial document relating to any Financial Indebtedness of any member of the NCLC Group;

(b)	Any such Financial Indebtedness or any sum payable in respect thereof is not paid when due (after the expiry of any applicable grace period(s)) whether by acceleration or otherwise;

(c)	Any Encumbrance over any assets of any member of the NCLC Group becomes enforceable;

(d)	Any other Financial Indebtedness of any member of the NCLC Group is not paid when due or is or becomes capable of being declared due prematurely by reason of default or any security for the same becomes enforceable by reason of default;
PROVIDED THAT:
(i)	No Event of Default will arise if the relevant Financial Indebtedness is not accelerated or, if it is accelerated but, in aggregate, the Financial Indebtedness is less than fifteen million Dollars (USD15,000,000); and

(ii)	Financial Indebtedness being contested by the Borrower in good faith will be disregarded provided first that full details of the dispute shall be submitted to the Agent forthwith upon its occurrence and second if the dispute remains unresolved for a period of one hundred and fifty (150) days this Clause 11.1.4(ii) shall not apply to that Financial Indebtedness.
11.1.5	Winding-up

Subject to Clause 10.8, any order is made or an effective resolution passed or other action taken for the suspension of payments or reorganisation, dissolution, termination of existence, liquidation, winding-up or bankruptcy of any member of the NCLC Group.

11.1.6	Moratorium or arrangement with creditors

A moratorium in respect of all or any debts of any member of the NCLC Group or a composition or an arrangement with creditors of any member of the NCLC Group or any similar proceeding or arrangement by which the assets of any member of the NCLC Group are submitted to the control of its creditors is applied for, ordered or declared or any member of the NCLC Group commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of all or a significant part of its Financial Indebtedness.

11.1.7	Appointment of liquidators etc.

A liquidator, trustee, administrator, receiver, administrative receiver, manager or similar officer is appointed in respect of any member of the NCLC Group or in respect of all or any substantial part of the assets of any member of the NCLC Group and in any such case such appointment is not withdrawn within thirty (30) days (the “Grace Period”) unless the Agent considers in its sole discretion that the interest of the Lenders might reasonably be expected to be adversely affected in which event the Grace Period shall not apply.

11.1.8	Insolvency

Any member of the NCLC Group becomes or is declared insolvent or is unable, or admits in writing its inability, to pay its debts as they fall due or becomes insolvent within the terms of any applicable law.

11.1.9	Legal process

Any distress, execution, attachment or other process affects the whole or any substantial part of the assets of any member of the NCLC Group and remains undischarged for a period of twenty one (21) days or any uninsured judgment in excess of twenty five million Dollars (USD25,000,000) following final appeal remains unsatisfied for a period of thirty (30) days in the case of a judgment made in the United States of America and otherwise for a period of sixty (60) days PROVIDED THAT no Event of Default shall be deemed to have occurred unless the distress, execution, attachment or other process adversely affects any Obligor’s ability to meet any of its material obligations under any Security Document to which it is or may be a party or cause to occur any of the events specified in Clauses 11.1.5 to 11.1.8 (the determination of which shall be in the Agent’s sole discretion).

11.1.10	Analogous events

Anything analogous to or having a substantially similar effect to any of the events specified in Clauses 11.1.5 to 11.1.9 shall occur under the laws of any applicable jurisdiction.

11.1.11	Cessation of business

Any member of the NCLC Group ceases to carry on all or a substantial part of its business PROVIDED THAT no Event of Default will arise under this clause on a cessation of business in accordance with the Apollo-Related Transactions or any other cessation of business that does not imperil the security created by any of the Security Documents or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it may be a party at any time.

11.1.12	Revocation of consents

Any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable any Obligor to comply with any of its obligations under any of the Transaction Documents is materially adversely modified, revoked or withheld or does not remain in full force and effect and within ninety (90) days of the date of its occurrence such event is not remedied to the satisfaction of the Agent and the Agent considers in its sole discretion that such failure is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders PROVIDED THAT the Borrower shall not be entitled to the aforesaid ninety (90) day period if the modification, revocation or withholding of the authorisation, approval or consent is due to an act or omission of any Obligor and the Agent is satisfied in its sole discretion that the Lenders’ interests might reasonably be expected to be materially adversely affected.

11.1.13	Unlawfulness

At any time it is unlawful or impossible for any Obligor to perform any of its material (to the Lenders or any of them and/or the Agent and/or the Hermes Agent) obligations under any Security Document to which it is a party or it is unlawful or impossible for the Agent, the Trustee or any Lender to exercise any of its rights under any of the Security Documents PROVIDED THAT no Event of Default shall be deemed to have occurred (except where the unlawfulness or impossibility adversely affects any Obligor’s payment obligations under this Agreement and the other Security Documents (the determination of which shall be in the Agent’s sole discretion) in which case the following provisions of this Clause 11.1.13 shall not apply) where the unlawfulness or impossibility preventing any Obligor from performing its obligations (other than its payment obligations under this Agreement and the other Security Documents) is cured within a period of twenty one (21) days of the occurrence of the event giving rise to the unlawfulness or impossibility and the relevant Obligor within the aforesaid period, performs its obligation(s) and PROVIDED FURTHER THAT no Event of Default shall be deemed to have occurred where the Agent, the Trustee and/or any relevant Lender was aware of the default and could, in its sole discretion, mitigate the consequences of the unlawfulness or impossibility in the manner described in Clause 4.3.2. The costs of mitigation shall be determined in accordance with Clause 4.3.2.

11.1.14	Insurances

The Borrower fails to insure the Vessel in the manner specified in Clause 10.21 or fails to renew the Insurances at least ten (10) days prior to the date of expiry thereof and produce prompt confirmation of such renewal to the Agent.

11.1.15	Total Loss

If the Vessel shall become a Total Loss and the proceeds of the Insurances in respect thereof shall not have been received by the Agent within one hundred and fifty (150) days after the date of the event giving rise to such Total Loss.

11.1.16	Disposals

If the Borrower or any other member of the NCLC Group shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor with the intention of preferring such creditor over any other creditor.

11.1.17	Prejudice to security

Anything is done or suffered or omitted to be done by any Obligor which in the reasonable opinion of the Agent would or might be expected to imperil the security created by any of the Security Documents.

11.1.18	Material adverse change

Any material adverse change in the business, assets or financial condition of any Obligor occurs which in the reasonable opinion of the Agent would or might reasonably be expected to affect the ability of that Obligor duly to perform any of its material obligations under any Security Document to which it is or may at any time be a party. For the purposes of this Clause 11.1.18 and without prejudice to the generality of the expression “material obligations” any payment obligations of any Obligor shall be deemed material.

11.1.19	Governmental intervention

The authority of any member of the NCLC Group in the conduct of its business is wholly or substantially curtailed by any seizure or intervention by or on behalf of any authority and within ninety (90) days of the date of its occurrence any such seizure or intervention is not relinquished or withdrawn and the Agent reasonably considers that the relevant occurrence is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders PROVIDED THAT the Borrower shall not be entitled to the aforesaid ninety (90) day period if the seizure or intervention executed by any authority is due to an act or omission of any member of the NCLC Group and the Agent is satisfied, in its sole discretion, that the Lenders’ interest might reasonably be expected to be materially adversely affected.

11.1.20	The Vessel

The Vessel has not been redelivered to the Borrower by the Builder pursuant to the Building Contract by the Termination Date.
11.2	Acceleration
11.2.1	On the occurrence of an Event of Default and at any time thereafter whilst such event shall be continuing the Agent may if a Tranche has not yet been drawn down, by notice to the Borrower cancel the obligations of the Lenders under this Agreement.

11.2.2	Subject to the provisions of the Co-ordination Deed, on the occurrence of an Event of Default and at any time thereafter whilst such event shall be continuing, if any of the Loan has been drawn down:
(a)	the Agent may by notice to the Borrower declare the whole or any part of the Loan due and repayable in accordance with the terms of such notice whereupon the same shall become due and repayable accordingly together with all interest accrued thereon and all other amounts payable hereunder and under any of the other Security Documents and any undrawn Tranche or any part thereof shall be cancelled; and/or

(b)	the Trustee, the Agent, the Hermes Agent and the Lenders may from time to time exercise all or any of its or their rights under any of the Security Documents in such order and in such manner as it or they shall deem appropriate; and/or

(c)	the Trustee may at the discretion of the Agent terminate or continue with the Management Agreement and/or the Sub-Agency Agreement.
11.3	Default indemnity

The Borrower shall on demand indemnify the Agent and the Lenders, without prejudice to any of their other rights under this Agreement and the other Security Documents, against any loss or expense which the Agent shall certify as sustained or incurred by any of them as a consequence of:
11.3.1	any default in payment by the Borrower of any sum under this Agreement or any of the other Security Documents when due, including, without limitation, any liability incurred by the Trustee, the Agent, the Lenders and the Hermes Agent by reason of any delay or failure of the Borrower to pay any such sums;

11.3.2	any break in funding (including without limitation warehousing and other related costs) due to the occurrence of any Event of Default;

11.3.3	any prepayment of the Loan or part thereof being made at any time for any reason; and/or

11.3.4	a Tranche not being drawn for any reason (excluding any default by the Agent or any Lender) after a Drawdown Notice has been given, including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Loan or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan, any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction.
11.4	Set-off

Following the occurrence of any Event of Default and for so long as the same is continuing, the Borrower irrevocably authorises the Agent and the Lenders to apply any credit balance to which the Borrower is entitled upon any account of the Borrower with any branch of any of the Agent and the Lenders in or towards satisfaction of any sum due to the Agent or any Lender hereunder but unpaid, and to combine any accounts of the Borrower for this purpose. If such set-off requires a credit balance in a currency other than Dollars to be transferred to an account maintained in connection herewith the transfer shall be effected by crediting to the account in question the amount of Dollars which the Agent or the Lender (as the case may be) could obtain by exchanging such currency for Dollars at the rate of exchange at which its Office would, at the opening of business on the date on which the combination is effected, have sold the currency of that credit balance for Dollars for immediate redelivery.
12	Application of Funds
12.1	Total Loss proceeds/proceeds of sale/Event of Default monies

In the event of the Vessel becoming a Total Loss or if the Vessel is sold or if an Event of Default has occurred then all Total Loss proceeds or proceeds of sale of the Vessel or any monies received by the Trustee, the Agent, the Hermes Agent, any Lender or any of their respective Affiliates (as defined in clause 11.4.1 of the Guarantee) under or pursuant to the Security Documents shall, subject to the provisions of the Co-ordination Deed, be held by the Agent and applied in the following manner and order:
FIRSTLY	to the payment of all fees, expenses and charges (including brokers’ commissions and any costs incurred in breaking any funding, the expenses of any sale, the expenses of retaining any attorney, solicitors’ fees, court costs and any other expenses or advances made or incurred by the Trustee, the Agent, the Hermes Agent or any Lender in the protection of the Trustee’s, the Agent’s, the Hermes Agent’s and that Lender’s rights or the pursuance of its or their remedies hereunder and under the other Security Documents or to any payments whether voluntary or not which the Agent considers advisable to protect its, the Trustee’s, the Hermes Agent’s or the Lenders’ security and to provide adequate indemnity against liens claiming priority over or equality with the lien of the Security Documents or any other Encumbrances but excluding any costs incurred in breaking any swap agreements or other interest rate management products entered into for the purpose of this transaction including but without limitation, warehousing and other related costs) or an Interest Exchange Arrangement;

SECONDLY	in or towards payment in such order as the Lenders may require of any accrued (but unpaid) fees and interest thereon to which the Lenders and/or the Agent are entitled hereunder and/or under the other Security Documents in connection with the Loan;

THIRDLY	in or towards satisfaction of all interest accrued on the Loan;

FOURTHLY	in retention by the Agent in its discretion in a suspense or impersonal interest bearing security realised account of such sum as it considers appropriate by way of security for the Outstanding Indebtedness or for any actual or contingent liability of the Agent or the Lenders or any of them in connection with the transactions herein contemplated;

FIFTHLY	in or towards payment of the Instalments (whether or not then due and payable) in reverse order of maturity date;

SIXTHLY	in or towards satisfaction of any other amounts due from the Borrower to the Agent or the Lenders under the Security Documents using in the discretion of the Agent the same order of application as Firstly to Fifthly;

SEVENTHLY	in retention of such other sum or sums as the Agent may require as security for any further monies which may reasonably be expected to become due and payable to the Trustee and/or the Agent and/or the Lenders and/or the Hermes Agent under this Agreement or any of the other Security Documents and which the assigned Earnings may be insufficient to satisfy;

EIGHTHLY	any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction; and

NINTHLY	the balance, if any, in payment to the Borrower or whomsoever shall then be entitled thereto.

In the event of the proceeds being insufficient to pay the amounts referred to above the Agent shall be entitled to collect the balance from the Borrower.

12.2	General funds

Subject to the provisions of the Co-ordination Deed, any other monies received by or in the possession of the Trustee, the Agent, any Lender or the Hermes Agent under or pursuant to the Security Documents which are expressed hereunder and/or under the Security Documents to be distributed in accordance with the provisions of this Clause or where no express provisions are made for disposal shall be applied in the discretion of the Agent as follows:

FIRSTLY	in or towards payment of all fees, costs and expenses (excluding any costs (including without limitation any warehousing and other related costs) incurred in breaking any Interest Exchange Arrangement or any interest rate swap agreements or other interest rate management products entered into by the Lenders for the purposes of this transaction) incurred by the Agent or any Lender in connection with the Loan and which are for the time being unpaid;

SECONDLY	in or towards payment in such order as the Lenders may require of any accrued (but unpaid) fees and interest thereon to which the Lenders and/or the Agent and/or the Hermes Agent are entitled hereunder and/or under the other Security Documents in connection with the Loan;

THIRDLY	in or towards satisfaction of all interest accrued on the Loan;

FOURTHLY	in retention by the Agent in its discretion in a suspense or impersonal interest bearing security realised account of such sum as it considers appropriate by way of security for the Outstanding Indebtedness or for any actual or contingent liability of the Agent or the Lenders or any of them in connection with the transactions herein contemplated;

FIFTHLY	in or towards payment of the Instalments in reverse order of maturity date;

SIXTHLY	in retention of such other sum or sums as the Agent may require as security for any further monies which may reasonably be expected to become due and payable to the Agent and/or the Lenders and/or the Hermes Agent under this Agreement or any of the other Security Documents and which the assigned Earnings may be insufficient to satisfy;

SEVENTHLY	any loss (including the cost of breaking deposits or re-employing funds (including warehousing and other related costs)) or any losses under any Interest Exchange Arrangement and/or any swap agreements or other interest rate management products entered into by the Lenders for the purpose of this transaction; and

EIGHTHLY	the balance (if any) shall be released to the Borrower or to its order or whomsoever else may be entitled thereto.

12.3	Application of proceeds of Insurances

Subject to the provisions of the Co-ordination Deed, proceeds of the Insurances for partial losses shall be applied in accordance with the Insurance Assignment and/or the loss payable clause(s) endorsed on the Insurances in the form approved by the Agent and in the case of a Total Loss of the Vessel in accordance with Clause 4.5 and Clause 12.1.

12.4	Suspense account

Any monies received or recovered by the Trustee, the Agent or any Lender under or in connection with the Security Documents and credited to any suspense or impersonal interest bearing security realised account may be held in such account for so long as the Agent thinks fit pending application at the Agent’s discretion in accordance with Thirdly of Clause 12.1 or Clause 12.2 (as the case may be).
13	Fees
13.1	The Borrower shall enter into fees side letters with the Agent on the date of the Original Loan Agreement and pay to the Agent such fees and on such date(s) as shall be referred to therein.
14	Expenses
14.1	Initial expenses

The Borrower shall reimburse the Agent on first demand on a full indemnity basis for the reasonable charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal, insurance and other advisers and travel expenses) incurred by the Agent in respect of the syndication, negotiation, preparation, printing, execution and registration of this Agreement and the other Transaction Documents and any other documents required in connection with the implementation of this Agreement and the Apollo-Related Transactions.

14.2	Enforcement expenses

The Borrower shall reimburse the Agent, the Lenders and the Hermes Agent on demand on a full indemnity basis for all charges and expenses (including value added tax or any similar tax thereon and including the fees and expenses of legal advisers) incurred by the Agent, each of the Lenders and the Hermes Agent in connection with the enforcement of, or the preservation of any rights under, this Agreement and the other Security Documents.

14.3	Stamp duties

The Borrower shall pay or indemnify the Agent or the Hermes Agent (as the case may be) on demand against any and all stamp, registration and similar Taxes which may be payable in any jurisdiction in connection with the entry into, performance and enforcement of this Agreement or any of the other Security Documents.

15	Waivers, Remedies Cumulative
15.1	No waiver

No failure to exercise and no delay in exercising on the part of the Trustee, the Agent, any of the Lenders or the Hermes Agent any right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof, or the exercise of any other right or remedy. No waiver by the Trustee, the Agent, the Hermes Agent or any of the Lenders shall be effective unless it is in writing.

15.2	Remedies cumulative

The rights and remedies of the Agent and the Lenders provided herein are cumulative and not exclusive of any rights or remedies provided by law.

15.3	Severability

If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

15.4	Time of essence

Time is of the essence in respect of all of the obligations of the Borrower under the Security Documents PROVIDED HOWEVER THAT neither the Agent nor any of the Lenders shall be entitled to terminate or treat this Agreement or any of the other Security Documents as having been repudiated otherwise than in circumstances which constitute an Event of Default.

16	Counterparts

16.1	This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

17	Assignment

17.1	Benefit of agreement

This Agreement shall be binding upon the Borrower and its successors and shall inure to the benefit of the Agent and each of the Lenders and their successors and assigns.

17.2	No transfer by the Borrower

The Borrower may not assign or transfer all or any of its rights, benefits or obligations hereunder or under any of the other Security Documents.

17.3	Assignments, participations and transfers by a Lender

Each Lender may, subject to obtaining the prior written approval of the Agent, such approval not to be unreasonably withheld or delayed, at any time transfer or assign all of its rights and benefits hereunder and under the Security Documents to any other lending institution but shall, prior to such transfer or assignment, on request by the Agent, pay a fee to the Agent of one thousand Dollars (USD1,000) PROVIDED THAT (save in the case of a transfer or assignment of rights and benefits to any subsidiary or holding company of such Lender or to another Lender) no such transfer or assignment may be made without the prior written consent of the Borrower (which consent is not to be unreasonably withheld or delayed). If a Lender transfers or assigns its rights and benefits hereunder as provided above, all references in this Agreement and the other Security Documents to that Lender shall be construed as a reference to that Lender and/or its Transferee or assignee to the extent of their respective interests.

17.4	Effectiveness of transfer

If a Lender transfers or assigns all or any of its rights and benefits hereunder in accordance with Clause 17.3, then, unless and until the Transferee or assignee has agreed that it shall be under the same obligations towards the parties to this Agreement as it would have been under if it had been a party hereto as a lender, the parties to this Agreement shall not be obliged to recognise such Transferee or assignee as having the rights against each of them which it would have had if it had been such a party hereto.

17.5	Transfer of rights and obligations

If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder or under the other Security Documents as contemplated in Clause 17.3, then such transfer may be effected by the due completion and execution by the Lender and the relevant Transferee of a Transfer Certificate in the form of Schedule 6. The Agent shall then forthwith execute the Transfer Certificate on behalf of itself and the other parties to this Agreement in accordance with the provisions of Clause 17.8. On the later of the Transfer Date and the fifth (5th) Business Day following the date of redelivery of the Transfer Certificate to the Agent for execution:
17.5.1	to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and/or its obligations hereunder or under the other Security Documents, the Borrower and the relevant Lender shall each be released from further obligations to the other hereunder and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 17.5 as “discharged rights, benefits and obligations”);

17.5.2	the Borrower and the Transferee party thereto shall each assume obligations towards each other and/or acquire rights against each other which differ from such discharged rights, benefits and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and the relevant Lender; and

17.5.3	such Transferee shall acquire the same rights and benefits and assume the same obligations as it would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.
17.6	Consent and increased obligations of the Borrower

In the event that a Lender transfers its Office or transfers or assigns its rights and/or benefits hereunder to its affiliate or another Lender and, at the time of such transfer or assignment, there arises an obligation on the part of the Borrower hereunder to pay to the relevant Lender or any other person any amount in excess of the amount they would have been obliged to pay but for such transfer or assignment and the consent of the Borrower has not been obtained to such transfer or assignment and the increased cost then, without prejudice to any obligation of the Borrower which arises after the time of such transfer or assignment, the Borrower shall not be obliged to pay the amount of such excess.

17.7	Disclosure of information

Any Lender may disclose to a potential Transferee or assignee who may otherwise propose to enter into contractual relations with it in relation to this Agreement such information about each of the Obligors (or otherwise) as that Lender shall consider appropriate SUBJECT ALWAYS to the relevant Lender procuring the execution by the potential Transferee or assignee of a Confidentiality Undertaking PROVIDED ALWAYS THAT a Lender, the Agent, the Hermes Agent and the Trustee may provide any such information and copies of this Agreement, any of the Security Documents and all records in connection therewith to its professional advisers and auditors, to any banking or regulatory authority or to Hermes and/or the Federal Republic of Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves and/or to the Builder or as required by law, regulation or legal process without first procuring the execution of a Confidentiality Undertaking. The Borrower acknowledges and agrees that any such information may be used by Hermes and/or the Federal Republic of Germany and/or the European Union and/or any agency thereof or any person acting or purporting to act on any of their behalves for statistical purposes and/or for reports of a general nature.

17.8	Transfer Certificate to be executed by the Agent

In order to give effect to a Transfer Certificate each of the Arrangers, the Lenders, the Hermes Agent, the Trustee and the Borrower hereby irrevocably and unconditionally appoints the Agent as its true and lawful attorney with full power to execute on its behalf each Transfer Certificate delivered to the Agent pursuant to Clause 17.5 without the Agent being under any obligation to take any further instructions from, or give any prior notice to, the Arrangers, the Lenders, the Hermes Agent, the Trustee, the Borrower or the Guarantor before doing so and the Agent shall so execute each such Transfer Certificate on behalf of the Arrangers, the Lenders, the Hermes Agent, the Trustee, the Borrower and the Guarantor forthwith upon its receipt thereof pursuant to Clause 17.5.

17.9	Notice of Transfer Certificates

The Agent shall promptly notify the Arrangers, the Lenders, the Hermes Agent, the Trustee, the Transferee, the Borrower and the Guarantor upon the execution by it of any Transfer Certificate together with details of the amount transferred, the Transfer Date and the parties to such transfer.

17.10	Documentation of transfer or assignment

The Borrower shall at the request of the Agent promptly execute or promptly procure the execution of such documents and do (or procure the doing of) all such acts and things as may be necessary or desirable to give effect to any transfer or assignment pursuant to this Clause 17.

17.11	Contracts (Rights of Third Parties) Act 1999 (the “Act”)

A person who is not a party to this Agreement has no right under the Act to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Act.
18	Notices
18.1	Mode of communication

Except as otherwise provided herein, each notice, request, demand or other communication or document to be given or made hereunder shall be given in writing but unless otherwise stated, may be made by telefax.

18.2	Address

Any notice, demand or other communication (unless made by telefax) to be made or delivered by the Agent to the Borrower pursuant to this Agreement shall (unless the Borrower has by fifteen (15) days’ written notice to the Agent specified another address) be made or delivered to the Borrower c/o 7665 Corporate Center Drive, Miami, Florida 33126, United States of America (marked for the attention of the Chief Financial Officer and the Legal Department) (but one (1) copy shall suffice) with a copy to the Investors c/o Apollo Management, LP, 9 West 57th Street, 43rd Floor, New York, NY 10019, United States of America (marked for the attention of Mr Steven Martinez). Any notice, demand or other communication to be made or delivered by the Borrower to the Agent pursuant to this Agreement shall (unless the Agent has by fifteen (15) days’ written notice to the Borrower specified another address) be made or delivered to the Agent at its Office, the details of which are set out in Schedule 2. A copy of any notice to the Agent shall be delivered to the Hermes Agent at its Office as aforesaid.

18.3	Telefax communication

Any notice, demand or other communication to be made or delivered pursuant to this Agreement may be sent by telefax to the relevant telephone numbers (which at the date hereof in respect of the Borrower is c/o +1 305 436 4140 (marked for the attention of the Chief Financial Officer) and +1 305 436 4117 (marked for the attention of the Legal Department) with a copy to the Investors c/o Apollo Management, LP at +1 212 515 3288 (marked for the attention of Mr Steven Martinez), and in the case of the Trustee, the Agent, the Hermes Agent or any Lender is as recorded in Schedule 2) specified by it from time to time for the purpose and shall be deemed to have been received when transmission of such telefax communication has been completed provided that if in the place of receipt the transmission is received outside normal business hours on a Business Day or not on a Business Day the transmission shall be deemed to have been received at the commencement of the next Business Day. Each such telefax communication, if made to the Agent or any Lender by the Borrower, shall be signed by the person or persons authorised in writing by the Borrower and whose signature appears on the list of specimen signatures contained in the secretary’s certificate required to be delivered by paragraph 2 of Schedule 4 and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Agent or any Lender to the Borrower.

18.4	Receipt

Each such notice, demand or other communication shall be deemed to have been made or delivered (in the case of any letter) when delivered to its office for the time being or, if sent by post, five (5) days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address PROVIDED THAT if the copy of any notice, demand or other communication is not received by the Investors it shall not affect the deemed making or delivery of the notice, demand or other communication.

18.5	Language

Each notice, demand or other communication made or delivered by one (1) party to another pursuant to this Agreement or any other Security Document shall be in the English language or accompanied by a certified English translation. In the event of any conflict between the translation and the original text the translation shall prevail unless the original text is a statutory instrument, legal process or any other document of a similar type or a notice, demand or other communication from Hermes or in relation to the Hermes Cover.
19	Governing Law
19.1	This Agreement shall be governed by English law.
20	Waiver of Immunity
20.1	To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process in relation to this Agreement or the other Security Documents and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed) the Borrower hereby irrevocably and unconditionally agrees throughout the Security Period not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction. In respect of any legal action or proceedings arising out of or in connection with any of the Security Documents the Borrower hereby consents generally as a matter of procedure in relation to the waiver of immunity (but not so as to prejudice any defence which it may have on the merits of the substantive issue) to the giving of any relief or the issue of any process in connection with such legal action or proceedings including without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its uses or intended uses) of any order or judgment which may be made or given in such legal action or proceedings.
21	Rights of the Agent, the Trustee and the Lenders
21.1	No derogation of rights

Any rights conferred on the Agent, the Trustee and the Lenders or any of them by this Agreement or any other Security Document shall be in addition to and not in substitution for or in derogation of any other right which the Agent, the Trustee and the Lenders or any of them might at any time have to seek from the Borrower or any other person for payment of sums due from the Borrower or indemnification against liabilities as a result of the Borrower’s default in payment of sums due from it under this Agreement or any other Security Document.

21.2	Enforcement of remedies

None of the Agent, the Trustee or the Lenders shall be obliged before taking steps to enforce any rights conferred on it by this Clause or exercising any of the rights, powers and remedies conferred on it hereby or by law:
21.2.1	to take action or obtain judgment in any court against the Borrower or any other person from whom it may seek payment of any sum due from the Borrower under this Agreement or any other Security Document;

21.2.2	to make or file any claim in a bankruptcy, winding-up, liquidation or re-organisation of the Borrower or any other such person; or

21.2.3	to enforce or seek to enforce any other rights it may have against the Borrower or any other such person.
22	Jurisdiction
22.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). Each party to this Agreement agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

This Clause 22.1 is for the benefit of the Agent, the Trustee and the Lenders only. As a result, no such party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any such party may take concurrent proceedings in any number of jurisdictions.

22.2	The Borrower may not, without the Agent’s prior written consent, terminate the appointment of the Process Agent; if the Process Agent resigns or its appointment ceases to be effective, the Borrower shall within fourteen (14) days appoint a company which has premises in London and has been approved by the Agent to act as the Borrower’s process agent with unconditional authority to receive and acknowledge service on behalf of the Borrower of all process or other documents connected with proceedings in the English courts which relate to this Agreement.

22.3	For the purpose of securing its obligations under Clause 22.2, the Borrower irrevocably agrees that, if it for any reason fails to appoint a process agent within the period specified in Clause 22.2, the Agent may appoint any person (including a company controlled by or associated with the Agent, the Trustee or any Lender) to act as the Borrower’s process agent in England with the unconditional authority described in Clause 22.2.

22.4	No neglect or default by a process agent appointed or designated under this Clause (including a failure by it to notify the Borrower of the service of any process or to forward any process to the Borrower) shall invalidate any proceedings or judgment.

22.5	The Borrower appoints in the case of the courts of England the Process Agent to receive, for and on its behalf service of process in England of any legal proceedings with respect to this Agreement and any other Security Document.

22.6	A judgment relating to this Agreement which is given or would be enforced by an English court shall be conclusive and binding on the Borrower and may be enforced without review in any other jurisdiction.

22.7	Nothing in this Clause shall exclude or limit any right which the Agent, the Trustee or a Lender may have (whether under the laws of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

22.8	In this Clause “judgment” includes order, injunction, declaration and any other decision or relief made or granted by a court.
IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed as a deed on the day first written above.
THE BORROWER

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
SHIP HOLDING LLC	)
in the presence of:	)

THE ARRANGERS

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
COMMERZBANK AKTIENGESELLSCHAFT	)
Hamburg Branch	)
in the presence of:	)

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)

THE LENDERS

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
COMMERZBANK AKTIENGESELLSCHAFT	)
Bremen Branch	)
in the presence of:	)

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
KfW	)
in the presence of:	)

THE AGENT

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)

THE HERMES AGENT

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
COMMERZBANK AKTIENGESELLSCHAFT	)
in the presence of:	)

THE TRUSTEE

SIGNED SEALED and DELIVERED as a DEED	)
by	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)

Schedule 1

Particulars of Arrangers

Schedule 2

Particulars of Agent, Hermes Agent, Trustee and Lenders

Schedule 3

Notice of Drawdown

Schedule 4

Conditions Precedent

Schedule 5

Confidentiality Undertaking

Schedule 6

Transfer Certificate

Schedule

Administrative Details of Transferee

Schedule 7

Chartering of the Six Vessels (as defined in Clause 10.6.4)

Schedule 8

Form of Notice of Fixed Rate

Schedule 9
Apollo-Related Transactions
1 Subscription Agreement
1.1	At the closing of the transactions contemplated by the Subscription Agreement (the “Closing”), the Investors shall pay to the Guarantor USD1,000,000,000 as payment for newly-issued ordinary shares (“Ordinary Shares”) in the capital of the Guarantor, par value USD1.00 per share (the “Subscribed Ordinary Shares”). The Subscribed Ordinary Shares shall represent fifty per cent (50%) of the issued and outstanding Ordinary Shares of the Guarantor as of the Closing.

1.2	On the Jade Transfer Date (i) the Shareholder will transfer the Jade Assets to NCL International (or one of NCL International’s existing or newly-formed subsidiaries), and the Jade Vessel shall be re-flagged in connection with such transfer from the US flag to the Bahamas flag PROVIDED THAT in the event that the transfer of the Jade Assets can be effected in a manner that the parties to the Subscription Agreement agree is more advantageous from a tax perspective than the manner set forth above, such transfer shall be effected in an alternative manner and (ii) NCL International (or one of its existing or newly-formed subsidiaries) will assume the Jade Liabilities (such transactions together the “Jade Transfer”).

1.3	Effective as of the Closing, in consideration of the mutual covenants and agreements contained therein, the Guarantor has released, waived and forever discharged Star, its Subsidiaries and their respective predecessors, successors, assigns, officers, directors, shareholders, employees and agents and their respective counsel (for the benefit of Star and its Subsidiaries) from any and all actions, causes of actions, demands, suits, contracts, agreements, Encumbrances, Liabilities, or Losses of any type, based on any fact or circumstance arising prior to the Closing based on Star’s relationship with the Guarantor and its Subsidiaries prior to the Closing (including any claims relating to actual or alleged breaches of fiduciary or other duties by Star’s directors, officers or shareholders), whether based on contract or any applicable law (including tort, statute, local ordinance, regulation or any comparable law) in any jurisdiction.

1.4	Star, the Guarantor and the Investors have stated their mutual intention that, following the Closing, Star and the Guarantor continue their current policies and practices of close collaboration in support of their mutual efforts to develop their respective cruise line businesses, including providing assistance to each other in mutually-beneficial strategic initiatives, consultation, co-ordination, collaboration in shipbuilding and sharing of ship design and providing or assisting in obtaining any necessary consents and approvals relating to such initiatives, shipbuilding or ship design PROVIDED THAT in no event shall Star or the Guarantor be obligated to engage in any such efforts if such efforts could reasonably be expected to have an adverse effect on the operation or prospects of such party’s respective cruise line business.

1.5	Star has indemnification obligations running in favour of the Investors. In the event that the Investors suffer any indemnifiable Losses in cash, Star may elect in its sole discretion to have all or a portion of the indemnity obligation of Star deemed satisfied by having the Guarantor issue to the Investors additional Ordinary Shares.
1.6	If the transactions contemplated by the Subscription Agreement upon the Closing are consummated, at the Closing (as described in clause 1.1 of this Schedule), the Guarantor shall pay, by wire transfer of immediately available funds, to each Person who is the payee of any outstanding Guarantor Transaction Expenses as of the Closing Date, the amount owed to such Person. For the avoidance of doubt, in the event that the Closing Date transaction fee payable to either (i) an Affiliate of the Investors or (ii) Star or an Affiliate thereof exceeds, in either case, an amount which is equal to half of the amount paid to Citigroup Global Markets, Inc. or an Affiliate thereof for its mergers and acquisitions advisory fee, such excess amount shall be paid, with respect to (i), by Star, or with respect to (ii), by the Investors. If the transactions contemplated by the Subscription Agreement upon the Closing (as described in clause 1.1 of this Schedule) are not consummated, all costs and expenses incurred in connection with the Subscription Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.

2	Shareholders’ Agreement
For so long as the ratio of the number of the Equity Securities owned by the Star Group on a fully diluted basis divided by the number of the Equity Securities owned by the Investor Group on a fully diluted basis is at least 0.6, the Guarantor may not take any of the actions set forth in schedule II of the Shareholders’ Agreement without the prior written approval of Star. For the purpose of this clause “on a fully diluted basis” means taking into account any shares issued or issuable under warrants, options and convertible instruments (or other equity equivalents).

3	Reimbursement Agreement
3.1	Shareholder Undertakings
Star and Investor I have agreed (the “NCLA Undertakings”) to cause the Guarantor to conduct the NCLA Business in the usual and ordinary course of business after the Closing Date. In connection therewith, Star shall periodically reimburse the Guarantor for any NCLA Cash Losses up to the amount of the Cash Losses Cap.
3.2	Star Termination Election
At any time after the Closing Date, Star may give notice (the “Star Termination Election”) to the Guarantor and Investor I that it is terminating the NCLA Undertakings. Following receipt by the Guarantor of the Star Termination Election, the parties to the Reimbursement Agreement shall then within thirty (30) days thereafter either (i) enter into the NCLA Continuation Agreement (as defined in clause 3.4 of this Schedule) or (ii) make the NCLA Wind-up Determination (as defined in clause 3.5 of this Schedule).
3.3	Guarantor Termination Election
In the event the Star Termination Election has not been delivered prior to 1 December 2008, then on the earlier of (i) such date and (ii) the date on which the aggregate amount of NCLA Cash Losses actually accrued equals or exceeds USD37,500,000, the Guarantor may give notice to Star (the “Guarantor Termination Election”) that it is terminating the NCLA Undertakings. Following receipt by Star of the Guarantor Termination Election (a) the parties to the Reimbursement Agreement shall undertake the Shut Down Procedure (b) the America Assets shall be transferred by the Shareholder to NCL International (or one of its existing or newly-formed subsidiaries), which transfer shall be accomplished through liquidations to the extent necessary and NCL International (or one of its existing or newly-formed subsidiaries) shall assume any liabilities associated with the America Assets, and the Vessel shall be re-flagged in connection with such transfer from the US flag to the Bahamas flag (such transactions together the “America Transfer”) (c) the Guarantor shall pay to Star an amount equal to USD460,000,000 less any America Accumulated Book Depreciation and less any Allocable America Indebtedness (d) the Guarantor shall prepay and/or cancel the relevant percentage of the term loan and revolving credit facilities outstanding under the credit facilities related to the Aloha Assets (and the lenders under such facilities shall release all of their liens on the Aloha Assets) and cause the transfer to Star (or one of its subsidiaries) of all of the Shareholder’s right, title and interest in the Aloha Assets free and clear of any Encumbrances through liquidations that qualify as complete liquidations under section 331 of the Code of the Shareholder, Pride of Aloha, Inc., a Delaware corporation, and each of the Shareholder’s other subsidiaries, to the extent necessary and (e) Star shall reimburse the Guarantor for any and all Shut Down Costs up to USD35,000,000 (each such payment, distribution or transaction, the “Wind Up Transactions”). Following any decision to shut down the NCLA Business, any decision to sell or otherwise dispose of any of the assets of the NCLA Business (other than the Vessel, the Pride of Aloha Vessel and their respective related assets) as part of the Shut Down Procedure shall be determined solely by Star. The net proceeds of any such sale or disposition(s) shall be deducted from and shall reduce the Shut Down Costs by such amount of net proceeds.
3.4	NCLA Continuation Agreement
In the event that Star has provided the Guarantor and Investor I with the Star Termination Election, then within thirty (30) days thereafter, the Guarantor and Star will mutually agree in writing that the Guarantor shall continue to operate and manage the NCLA Business (the “NCLA Continuation Agreement”), in which case (i) Star’s obligations to reimburse the Guarantor for the NCLA Cash Losses shall terminate, and Star shall not be obligated to pay for any Shut Down Costs and (ii) the Guarantor shall pay to Star an amount equal to USD800,000,000, less the Aloha Accumulated Book Depreciation, less the America Accumulated Book Depreciation, less the Allocable Aloha Indebtedness and less the Allocable America Indebtedness (such amounts together the “Payment”) PROVIDED THAT the Payment shall be funded in part by an incremental equity contribution to the Guarantor by each of Star and Investor I in the amount of USD170,000,000, less one-half of the Aloha Accumulated Book Depreciation and less one-half of the Allocable Aloha Indebtedness.
Subject to the proviso in the immediately preceding paragraph, the Guarantor shall use reasonable best efforts to fund any payments to Star pursuant to the NCLA Continuation Agreement, NCLA Wind Up Transactions or the Guarantor Termination Election by either the use of funds generated internally by the

Guarantor or generated from the incurrence of additional Indebtedness from existing or new debt facilities. In the event that the Guarantor is unable to fund payments in such a manner, Star and Investor I acknowledge and agree that such funds shall be generated by the net proceeds of a primary offering of additional Ordinary Shares to the existing shareholders of the Guarantor at the Subscription Price.
3.5	NCLA Wind-up Determination
In the event that the Guarantor and Star have not entered into the NCLA Continuation Agreement by the end of such thirty (30) day period or the Guarantor provides to Star notice prior to the expiration of such thirty (30) day period that the Guarantor has elected to shut down the NCLA Business (either such circumstance, the “NCLA Wind-up Determination”) the parties shall consummate the Wind Up Transactions.
If none of the Guarantor Termination Election, the NCLA Continuation Agreement or the NCLA Wind-up Determination has been made by 31 December 2008, the provisions of the Reimbursement Agreement shall apply as if the Guarantor and Star have entered into the NCLA Continuation Agreement.

4	Indenture
As a result of the transactions contemplated by the Subscription Agreement (as described in clause 1.1 of this Schedule), a change of control is triggered under the Indenture, dated 15 July 2004, between the Guarantor and JPMorgan Chase Bank, N.A., as indenture trustee, with respect to USD250,000,000 10 5/8% Senior Notes due 2014. At Closing, pursuant to and as required by the terms of the Indenture, the Guarantor will proceed with a repurchase offer for the outstanding bonds at a purchase price in cash equal to one hundred and one per cent (101%) of the principal amount plus accrued and unpaid interest. Apollo holds USD29,000,000 in principal amount of the said 10 5/8% Senior Notes due 2014.
Defined Terms
Capitalized terms defined in this Agreement and not otherwise defined in this Schedule shall have the meanings specified for such terms in this Agreement. As used in this Schedule, the following terms shall have the meanings specified below:
“additional Ordinary Shares” means Ordinary Shares issued by the Guarantor following the issuance of the Subscribed Ordinary Shares;
“Affiliate” means, with respect to any Person (i) who is an individual, a spouse, parent, sibling or lineal descendant of such Person (ii) that is an entity, an officer, manager, director, shareholder, member, general partner, limited partner or an Affiliate of such Person and (iii) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. For purposes of this definition, the terms “control”, “controlling”, “controlled by” and “under common control with”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;
“Allocable Aloha Indebtedness” means USD0;

“Allocable America Indebtedness” means USD251,000,000;
“Allocable Jade Indebtedness” means EUR383,000,000;
“Allocable NCLA Indebtedness” means USD251,000,000;
“Aloha Accumulated Book Depreciation” means any accumulated book depreciation calculated in accordance with GAAP with respect to the Pride of Aloha Vessel from 1 April 2007 to the NCLA Valuation Date, as set forth in annex 1 to this Schedule;
“Aloha Assets” means the following assets relating wholly and directly to the Pride of Aloha Vessel, in each case to the extent transferable or assignable: (i) the Pride of Aloha Vessel (ii) all permits issued by any governmental authority to the Shareholder and related to the Pride of Aloha Vessel and (iii) all of the Pride of Aloha Vessel’s appliances, equipment, engines, machinery, boats, tackle, outfit, bunkers, oils and fuels, spare parts, consumable provisions and stores, appurtenances and belongings, whether on board or ashore;
“Amended and Restated Incorporation Documents” means the memorandum of increase of authorised share capital and the amended and restated bye-laws of the Guarantor and the Guarantor’s existing memorandum of association;
“America Accumulated Book Depreciation” means any accumulated book depreciation calculated in accordance with GAAP with respect to the Vessel from 1 April 2007 to the NCLA Valuation Date, as set forth in annex 1 to this Schedule;
“America Assets” means: (i) the Vessel (ii) all permits issued by any governmental authority to the Shareholder or any of its subsidiaries and related to the Vessel, in each case to the extent transferable or assignable (iii) all monies received with respect to payments for cruises on the Vessel which will take place after the closing date of the America Transfer (iv) all supplies and inventory on the Vessel for cruises on the Vessel which will take place after the closing date of the America Transfer (v) all accounts and notes receivable of the Shareholder or any of its subsidiaries related to cruises on the Vessel which will take place after the closing date of the America Transfer (vi) all insurance and indemnity claims relating to the Vessel or America Liabilities made by or on behalf of Star, the Guarantor or the Shareholder (or any of their respective subsidiaries) and received after the closing date of the America Transfer and (vii) all other assets, properties, rights and claims used, held for use or intended to be used in connection with the operation or conduct of the Vessel after the closing date of the America Transfer;
“America Liabilities” means the Allocable America Indebtedness and any other liability relating to the America Assets;
“Applicable Law” means with respect to any Person, all provisions of common or statutory laws, statutes, ordinances, rules, regulations or Orders applicable to such Person. For the avoidance of doubt, Applicable Law shall include the Listing Rules;
“Cash Losses Cap” means USD50,000,000;
“Closing Date” shall mean the date on which the closing of the investment in the Guarantor by the Investors occurs and which is expected to be on or about fourteen (14) days after the date of the Seventh Supplemental Deed;
“Code” means the Internal Revenue Code of 1986 of the United States of America, as amended;

“Encumbrances” means any lien, encumbrance, hypothecation, charge, mortgage, equity, trust, equitable interest, claim, preference, right of possession, right of seizure, lease, tenancy, license, covenant, interference, proxy, right of first refusal, option or right of first option, preemptive right, community property interest, legend, defect, impediment, exception, limitation, impairment, imperfection of title or restriction of any nature (including any restrictions on the voting of any Security, any restriction on the Transfer of any Security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset);
“Equity Securities” means (i) the Ordinary Shares and any other equity securities of the Guarantor and (ii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of conversion, exercise or exchange, bonus share issue, share dividend, share sub-division, or share split or in connection with a combination of shares, recapitalization, reclassification, amalgamation, merger, consolidation, reorganization or other similar event;
“Existing Star Controlling Shareholders” means Golden Hope Limited, as trustee of the Golden Hope Unit Trust, Resorts World Bhd, Genting Overseas Holdings Limited, Tan Sri Lim Kok Thay, Puan Sri Lee Kim Hua, Joondalup Limited, Goldsfine Investments Ltd., and each other controlled Affiliate of Tan Sri Lim Kok Thay;
“Governmental Authority” means any national, European Union, federal, provincial, state, county, city, local, foreign or international governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body) and specifically including The Stock Exchange of Hong Kong Limited;
“Guarantor Transaction Expenses” means (i) the third person fees and expenses, reasonably incurred by the Investors, Star, the Guarantor and its Subsidiaries in connection with the drafting, negotiation, execution, and delivery of the Subscription Agreement, the Shareholders’ Agreement and the Reimbursement Agreement, the amended and restated incorporation documents of the Guarantor, the Voting Agreement and all other documents, agreements and instruments executed and delivered in connection therewith, in each case, as amended, modified or supplemented from time to time, and other documents relating to the investment process, including (a) all of the fees and expenses of the Guarantor’s and Star’s accountants, lawyers, and other advisors, including Citigroup Global Markets, Inc., Cleary Gottlieb Steen & Hamilton LLP, Cox Hallett Wilkinson, Clifford Chance and Access Capital Limited (b) all of the fees and expenses (including due diligence fees and expenses) of the Investors’ accountants, lawyers, and other advisors, including Aon Corporation, O’Melveny & Myers LLP, Conyers Dill & Pearman and Burke & Parsons (c) the amount of all filing fees required to be paid pursuant to any competition and antitrust laws and any other regulatory filings required and (d) the mergers and acquisitions advisory fee payable to Citigroup Global Markets, Inc. or an Affiliate thereof and (ii) the Closing Date transaction fees payable to (a) an Affiliate of the Investors and (b) Star or an Affiliate thereof PROVIDED THAT the Closing Date transaction fee payable to each such Person in paragraph (ii) of this definition shall not exceed an amount which is equal to half of the amount paid to Citigroup Global Markets, Inc. or an Affiliate thereof for its mergers and acquisitions advisory fee;
“Indebtedness” means, with respect to any Person, without duplication (i) all obligations for borrowed money, including all obligations evidenced by notices or similar instruments (ii) all obligations issued or assumed as the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course and payable in accordance with customary practice) (iii) all capital lease obligations under GAAP (iv) all obligations secured by an

Encumbrance (v) all obligations to pay a specified purchase price for goods and services, whether or not delivered or accepted (vi) all obligations in respect of swap or hedge agreements or similar agreements (vii) all negative cash balances and refunds payable (viii) the principal component of all obligations, contingent or otherwise, in respect of letters of credit and bankers’ acceptances (ix) all guarantees of Indebtedness described in clauses (i) to (viii) above and (x) all change in control payments payable in connection with the consummation of the transactions contemplated by the Transaction Documents;
“Investor Group” means the Investors together with their Permitted Transferees who hold Equity Securities;
“Jade Assets” means: (i) the Jade Vessel (ii) all permits issued by any governmental authority to the Shareholder or any of its subsidiaries and related to the Jade Vessel, in each case to the extent transferable or assignable (iii) all monies received with respect to payments for cruises on the Jade Vessel which will take place after the closing date of the Jade Transfer (iv) all supplies and inventory on the Jade Vessel for cruises on the Jade Vessel which will take place after the closing date of the Jade Transfer (v) all accounts and notes receivable of the Shareholder or any of its subsidiaries related to cruises on the Jade Vessel which will take place after the closing date of the Jade Transfer (vi) all insurance and indemnity claims relating to the Jade Vessel or Jade Liabilities made by or on behalf of Star, the Guarantor or the Shareholder (or any of their respective subsidiaries) and received after the closing date of the Jade Transfer and (vii) all other assets, properties, rights and claims used, held for use or intended to be used in connection with the operation or conduct of the Jade Vessel after the closing date of the Jade Transfer;
“Jade Liabilities” means the Allocable Jade Indebtedness and any other liability relating to the Jade Assets;
“Jade Transfer Date” means 9 February 2008, or such other date mutually agreed in writing by the parties to the Subscription Agreement;
“Jade Vessel” means the 2006 built United States documented passenger vessel “PRIDE OF HAWAII”, official number 1160677, IMO number 9304057, and all appurtenances thereto whether on board or ashore;
“Liabilities” means any and all direct or indirect Indebtedness, Losses, claims or responsibilities, whether known or unknown, accrued or fixed, absolute or contingent, matured or unmatured, secured or unsecured or determined or determinable, whether or not of a kind required by GAAP to be set forth on a financial statement, including (but not limited to) those arising under any Applicable Law and those arising under any contract or otherwise;
“Listing Rules” means The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;
“Losses” means any and all direct or indirect payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, losses, damages (including damages resulting in diminution in value, lost income and profits and interruptions in the business of the Guarantor or any of its Subsidiaries), liabilities, costs, expenses, to the extent actually incurred, including (i) attorneys’ fees and expenses relating to such Loss and/or necessary to enforce rights to indemnification in connection with the Subscription Agreement and (ii) consultants’ and experts’ fees and other costs of defence or investigation, and interest on any amount payable to a third party as a result of the foregoing (whether accrued, absolute, contingent, known, or otherwise, but excluding punitive, exemplary, special and consequential damages (other than as expressly included in this definition));

“NCLA Business” means the operations and business conducted by the Shareholder and its subsidiaries, which include the operation of the Vessel and the Pride of Aloha Vessel and, until the Jade Transfer has been completed, the Jade Vessel;
“NCLA Capital Expenditures” means, for any period, the aggregate amount of any capital expenditures made by the Shareholder and any of its subsidiaries in such period with respect to the NCLA Business (including any capital expenditures made in relation to the Jade Vessel until the Jade Transfer has been completed);
“NCLA Cash Losses” means the amount, if negative, of the sum of (i) NCLA EBITDA less (ii) NCLA Capital Expenditures less (iii) interest paid or accrued on the Allocable NCLA Indebtedness at a blended rate, in each case in respect of the period beginning on the Closing Date and ending on the NCLA Valuation Date and in each case as reflected on the financial statements of the Shareholder or the accounting books and records of the Shareholder;
“NCLA EBITDA” means, for any period, the sum of (i) net revenues less (ii) ship operating expenses and selling, general and administrative expenses as allocated in a manner consistent with past practice as included in management reports, in each case as determined in accordance with GAAP and as reflected in the financial statements of the Shareholder or the accounting books and records of the Shareholder. For the avoidance of doubt (a) any Shared Overhead Expenses which are incurred by the Guarantor and its subsidiaries in any such period shall be included (without duplication) in the calculation of NCLA EBITDA for such period and (b) any Shut Down Costs, Post-Termination Expenses or expenses in connection with the early redeployment of the Vessel in the Guarantor’s fleet which are incurred in any such period shall not be included in the calculation of NCLA EBITDA for such period;
“NCLA Valuation Date” means the date that is ninety (90) days after the date on which notice of the Star Termination Election or the Guarantor Termination Election is delivered;
“Order” means all judgments, injunctions, orders and decrees of all Governmental Authorities in any legal, administrative or arbitration action, suit, complaint, charge, hearing, mediation, inquiry, investigation or proceeding in which the Person in question is a party or by which any of its properties or assets are bound;
“Permitted Transfer” means:
(i)	with respect to the Investors, any Transfer by an Investor to an Affiliate of the Investor (including (a) the partners, members and stockholders of the Investor, and, if such Affiliate is an entity, the partners, members and stockholders of such Affiliate (b) any limited partner which has directly or indirectly invested, or otherwise has ownership interests, in Apollo Investment Fund VI, LP or one of its Affiliated investment funds or (c) prior to the first anniversary of the Closing Date, of up to forty per cent (40%) of the Equity Securities held by the Investor as at the Closing Date in the aggregate to any funds, financial institutions or individuals acting as a co-investor in the Guarantor with the Investor; and
(ii)	with respect to Star, any Transfer by Star to (a) any wholly-owned Subsidiary of Star or (b) any Existing Star Controlling Shareholder;
“Permitted Transferees” means any Person to whom a Permitted Transfer is made or is to be made;

“Person” means any legal person, including any individual, corporation, investment fund, partnership, limited partnership, limited liability company, joint venture, joint stock company, association, trust, unincorporated entity or Governmental Authority or other entity;
“Post-Termination Expenses” means all of the (i) costs and expenses with respect to the operations of the NCLA Business that are incurred, consistent with past practice by the Guarantor and its subsidiaries, after the NCLA Valuation Date through 31 December 2008 and (ii) costs and expenses that would have been allocated and attributable to the Pride of Aloha Vessel had the vessel remained in service as part of the Shareholder’s fleet until 31 December 2008, in each case based upon an allocation of corporate costs on a capacity day basis in a manner consistent with past practice and the Guarantor’s then-currently published sailing schedule;
“Pride of Aloha Vessel” means United States documented passenger cruise vessel “PRIDE OF ALOHA”, official number 1153219, IMO number 9128532;
“Security” means, with respect to any Person, all equity securities or equity interests of such Person, all securities convertible into or exchangeable for equity securities or equity interests of such Person, and all options, warrants, and other rights to purchase or otherwise acquire from such Person equity interests, including any stock appreciation or similar rights, contractual or otherwise;
“Shared Overhead Expenses” means those overhead expenses incurred by the Guarantor and any of its subsidiaries which are attributable to the operation and management of the NCLA Business based upon an allocation of corporate costs on a capacity day basis in a manner consistent with past practice and the Guarantor’s then-currently published sailing schedule, and shall include any capital expenditures made by the Guarantor and any of its subsidiaries (other than the Shareholder and its subsidiaries) with respect to the NCLA Business;
“Shut Down Costs” shall mean (i) any and all costs and expenses incurred by the Guarantor and any of its subsidiaries in connection with the shut down of the operation and management of the NCLA Business, whether accrued or paid and (ii) all documentary, gross receipts, sales, transfer and use taxes and similar liabilities, if any, resulting directly or indirectly from the transactions contemplated by clause 3.3 and clause 3.4 of this Schedule;
“Shut Down Procedure” means all actions necessary in connection with the shut down of the operation and management of the NCLA Business, including taking all steps reasonably necessary to wind-up and liquidate, in liquidations qualifying as complete liquidations under section 331 of the Code, and each of the Subsidiaries of the Shareholder (except as otherwise agreed by Investor I and the Shareholder);
“Star Group” means Star together with its Permitted Transferees who hold Equity Securities;
“Subscription Price” means USD1,000,000,000;
“Subsidiaries” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which fifty per cent (50%) or more of the total voting power of equity securities or equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of managers, directors, representatives or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. For the purposes of this definition, the term “controlled” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, WorldCard International Limited shall be deemed not to be a “Subsidiary” of Star for the purposes of the Subscription Agreement;
“Transaction Documents” means the Apollo Transaction Documents, the Amended and Restated Incorporation Documents, the Voting Agreement and all other documents, agreements and instruments executed and delivered in connection therewith, in each case, as amended, modified or supplemented from time to time;
“Transfer” means, as to any Security or asset, to sell, transfer, assign, gift, pledge, grant a security interest in, distribute, encumber or otherwise dispose of (including the foreclosure or other acquisition by any lender with respect to such Security or asset pledged to such lender by the holder of such Security or asset), whether directly or indirectly, such Security or asset, either voluntarily or involuntarily and with or without consideration; and
“Voting Agreement” means the voting agreement dated as of 17 August 2007, by and among Investor I and certain of the Existing Star Controlling Shareholders.

Annex 1
Accumulated Book Depreciation
Net book value by ship: Actual net book value at March 31, 2007 rolled-forward to December 31, 2008 based on forecast capital expenditure and depreciation

			Mar-	Jun-	Jul-	Aug-	Sep-	Oct-	Nov-	Dec-	Jan-	Feb-	Mar-	Apr-
USD in millions			07	07	07	07	07	07	07	07	08	08	08	08

Pride of Aloha	Opening NBV	A			301.1	299.9	298.8	297.6	296.5	295.3	294.2	293.2	292.2	291.2
	Depreciation	B			(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)	(1.2)
	FY07 capex	C			—	—	—	—	—	—	0.2	0.2	0.2	0.2
	Depreciation	D			—	—	—	—	—	—	(0.0)	(0.0)	(0.0)	(0.0)

	Closing NBV		304.6	301.1	299.9	298.8	297.6	296.5	295.3	294.2	293.2	292.2	291.2	290.2

Pride of America	Opening NBV	A			349.6	348.8	348.0	347.1	346.3	345.5	344.7	343.9	343.2	342.4
	Depreciation	B			(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)
	FY07 capex	C			0.1	0.1	0.1	0.1	0.1	0.1	0.2	0.2	0.2	0.2
	Depreciation	D			—	—	—	—	—	—	(0.0)	(0.0)	(0.0)	(0.0)

	Closing NBV		352.3	349.6	348.8	348.0	347.1	346.3	345.5	344.7	343.9	343.2	342.4	341.6

Notes:
A — Net book value at March 31 and June 30, 2007 as provided by management
B — Monthly depreciation based on YTD07 P&L; assuming no change in depreciation rates for current net book value going forward
C — FY07 and FY08 monthly capital expenditure per ship based on total FY07 and FY08 capital expenditure forecast prepared by management; assuming equal monthly spend
D — Depreciation on FY07 and Fy08 capital expenditure spend per ship based on 5-year life, i.e. 20% depreciation per year, phased equally on monthly basis

Schedule 3
Amended and Restated Guarantee

DATED 23 APRIL 2004

(1)	NCL CORPORATION LTD.
(as guarantor)

(2)	HSBC BANK PLC
(as Hermes loan trustee)

(3)	HSBC BANK PLC
(as commercial loan trustee)

GUARANTEE
AS AMENDED AND RESTATED ON
21 DECEMBER 2007

[**]

CONTENTS

		Page

1	Definitions and Construction	281

2	Guarantee and Indemnity	282

3	Survival of Guarantor’s Liability	283

4	Continuing Guarantee	284

5	Exclusion of the Guarantor’s Rights	285

6	Payments	286

7	Enforcement	287

8	Representations and Warranties	287

9	General Undertakings: Positive Covenants	289

10	General Undertakings: Negative Covenants	291

11	Financial Undertakings and Ownership and Control of the Guarantor	294

12	Discharge	300

13	Assignment and Transfer	300

14	Miscellaneous Provisions	300

15	Waiver of Immunity	301

16	Notices	301

17	Governing Law	302

18	Jurisdiction	302

Schedule 1	Quarterly Statement of Financial Covenants

Schedule 2	Letter of Instruction

DEED
DATED the 23 day of April 2004 (as amended and restated on 21 December 2007)
BY:
(1)	NCL CORPORATION LTD. being a company validly existing under the laws of Bermuda with its registered office at Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda as guarantor (the “Guarantor”);
IN FAVOUR OF:
(2)	HSBC BANK PLC a company incorporated under the laws of England and Wales whose office is at 8 Canada Square, London E14 5HQ, England (the “Hermes Loan Trustee”) as trustee for the Beneficiaries; and

(3)	HSBC BANK PLC a company incorporated under the laws of England and Wales whose office is at 8 Canada Square, London E14 5HQ, England (the “Commercial Loan Trustee” and together with the Hermes Loan Trustee the “Trustees”) as trustee for the Beneficiaries.
WHEREAS:
(A)	By a loan agreement dated 4 April 2003 (the “Original Hermes Loan Agreement”) made between (among others) (1) Pride of America Ship Holding, Inc. as borrower (the “Borrower”) (2) the banks whose names and Offices appear in schedule 2 to the Hermes Loan Agreement (the “Hermes Loan Lenders”) (3) HSBC Bank plc as agent for the Hermes Loan Lenders (the “Hermes Loan Agent”) (4) Commerzbank Aktiengesellschaft as agent (the “Hermes Agent”) and (5) the Hermes Loan Trustee, as amended and restated by a first supplemental agreement thereto dated 20 April 2004 (the “First Hermes Supplemental Agreement” and together with the Original Hermes Loan Agreement the “Hermes Loan Agreement”) made between (a) the parties to the Original Hermes Loan Agreement (b) Star Cruises Limited (the “Original Guarantor”) and (c) the Guarantor, the Hermes Loan Lenders agreed to make available to the Borrower, upon the terms and subject to the conditions thereof, a secured term loan of the equivalent in Dollars of up to two hundred and fifty eight million Euro (€258,000,000) (the “Hermes Loan”) on the terms and conditions contained therein.

(B)	By a loan agreement dated 4 April 2003 (the “Original Commercial Loan Agreement” and together with the Original Hermes Loan Agreement the “Original Loan Agreements”) made between (among others) (1) the Borrower as borrower (2) the banks whose names and Offices appear in schedule 2 to the Commercial Loan Agreement (the “Commercial Loan Lenders” and together with the Hermes Loan Lenders the “Lenders”) (3) HSBC Bank plc as agent for the Commercial Loan Lenders (the “Commercial Loan Agent” and together with the Hermes Loan Agent the “Agents”) (4) the Hermes Agent and (5) the Commercial Loan Trustee, as amended and restated by a first supplemental agreement thereto dated 20 April 2004 (the “First Commercial Supplemental Agreement”) (the First Hermes Supplemental Agreement and the First Commercial Supplemental Agreement together the “Supplemental Agreements”, the First Commercial Supplemental Agreement and the Original Commercial Loan Agreement together the “Commercial Loan Agreement” and the Hermes Loan Agreement and the Commercial Loan Agreement together the “Loan Agreements”), the Commercial Loan Lenders agreed to make available to the Borrower, upon the terms and subject to the conditions thereof, a secured term loan of the equivalent in Dollars of up to forty million Euro (€40,000,000) (the “Commercial Loan” and together with the Hermes Loan the “Loans”) on the terms and conditions contained therein.
(C)	By a deed of agency and trust dated 4 April 2003 made between (1) the Hermes Loan Agent (2) the Hermes Agent (3) the Hermes Loan Trustee (4) the Hermes Loan Lenders (5) the Commercial Loan Agent (6) the Commercial Loan Trustee and (7) the Commercial Loan Lenders it has been agreed that the benefit of this Deed shall be held by the Trustees on trust for themselves, the Agents, the Hermes Agent, the Hermes Loan Lenders and the Commercial Loan Lenders and its and their respective successors, assignees and transferees (together the “Beneficiaries”).

(D)	By a deed of co-ordination dated 4 April 2003 (the “Co-ordination Deed”) made between (1) the Hermes Loan Agent (2) the Hermes Loan Trustee (3) the Commercial Loan Agent (4) the Commercial Loan Trustee and (5) the Borrower the parties have agreed (inter alia) as to how the rights, powers and remedies of the Trustees arising under this Deed shall be exercised.

(E)	Pursuant to the Supplemental Agreements the Lenders agreed to release the Original Guarantor from its guarantee dated 4 April 2003 of the obligations of the Borrower under the Loan Agreements (the “Original Guarantee”) on the condition that the Guarantor enters into this Deed.
NOW THIS DEED WITNESSES:
1	Definitions and Construction
1.1	In this Deed the following terms and expressions shall have the meanings set out below; in addition, terms and expressions not defined herein but whose meanings are defined in the Loan Agreements shall have the meanings set out therein.
“Accounts” means the audited consolidated profit and loss account and balance sheet (including all additional information and notes thereto) of the Guarantor and its consolidated Subsidiaries together with the relative directors’ and auditors’ reports;
“Bonds” means bonds in an aggregate amount of at least two hundred million Dollars (USD200,000,000) and with a life of ten (10) years but which may be redeemed by the Guarantor at an earlier date, to be issued by the Guarantor in one (1) or more tranches, in the first instance to qualified institutional buyers as unregistered privately placed bonds and thereafter as bonds registered with the Securities Exchange Commission of the United States of America;
“Event of Default” means any of the events specified in clause 11 of a Loan Agreement or specified as such in Clause 11; and
“Outstanding Indebtedness” means all sums of any kind payable actually or contingently to the Beneficiaries under or pursuant to the Loan Agreements or any Transaction Document (whether by way of repayment of principal, payment of interest or default interest, payment of any indemnity or counter-indemnity, reimbursement for fees, costs or expenses or otherwise howsoever).
1.2	In this Deed unless the context otherwise requires:

1.2.1	clause headings are inserted for convenience of reference only and shall be ignored in the construction of this Deed;

1.2.2	references to Clauses and to Schedules are to be construed as references to clauses of and schedules to this Deed unless otherwise stated and references to this Deed are to be construed as references to this Deed including its Schedules;

1.2.3	references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as from time to time amended, restated, supplemented or novated;

1.2.4	references to any Act or any statutory instrument shall be construed as references to that Act or that statutory instrument as from time to time re-enacted, amended or supplemented;

1.2.5	references to any party to this Deed or any other document shall include reference to such party’s successors and permitted assigns;

1.2.6	words importing the plural shall include the singular and vice versa;

1.2.7	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof; and

1.2.8	where any matter requires the approval or consent of the Trustees or the Agents such approval or consent shall not be deemed to have been given unless given in writing; where any matter is required to be acceptable to the Trustees or the Agents, the Trustees or the Agents (as the case may be) shall not be deemed to have accepted such matter unless their acceptance is communicated in writing; each of the Trustees and the Agents may give or withhold their consent, approval or acceptance at their unfettered discretion.
2	Guarantee and Indemnity
2.1	In consideration of the Lenders agreeing at the request of the Original Guarantor to release it from its obligations under the Original Guarantee and to continue to make the Facility available to the Borrower in accordance with the terms of the Loan Agreements, the payment by the Trustees to the Guarantor of ten Dollars (USD10) and other good and valuable consideration (the receipt and adequacy of which the Guarantor hereby acknowledges) the Guarantor:
2.1.1	as primary obligor as and for its own debt and not merely as surety hereby undertakes to the Trustees to be responsible for and hereby guarantees to the Trustees:
(a)	the due and punctual payment by each of the Obligors to the Trustees or an Agent (on behalf of the relevant Lenders) (as the case may be) (as and when due by acceleration, demand or otherwise howsoever) of the Outstanding Indebtedness and every part thereof; and

(b)	the due and punctual performance of all the obligations to be performed by each of the Obligors and the Builder under or pursuant to the Loan Agreements and the other Security Documents; and
2.1.2	unconditionally undertakes immediately on demand by the Trustees from time to time to pay and/or perform its obligations under Clause 2.1.1.
2.2	For the same consideration as referred to in Clause 2.1 the Guarantor (as a separate and independent obligation) unconditionally undertakes immediately on demand by the Trustees from time to time to indemnify the Trustees and the Agents and hold each of them harmless in respect of:
2.2.1	any loss incurred by the Trustees and/or the Agents as a result of a Loan Agreement and each other Security Document to which any of the Obligors or the Builder is a party or any provision thereof becoming invalid, void, voidable or unenforceable for any reason whatsoever after execution hereof; and

2.2.2	all loss or damage of any kind arising directly or indirectly from any failure on the part of any of the Obligors or the Builder to perform any obligation to be performed by any of the Obligors or the Builder under and pursuant to a Loan Agreement and each other Security Document to which any of the Obligors or the Builder is a party.
3	Survival of Guarantor’s Liability
3.1	The Guarantor’s liability to the Trustees under this Deed shall not be discharged, impaired or otherwise affected by reason of any of the following events or circumstances (regardless of whether any such events or circumstances occur with or without the Guarantor’s knowledge or consent):
3.1.1	any time, forbearance or other indulgence given or agreed by the Trustees, the Agents, the Lenders and/or the Hermes Agent to or with any of the Obligors or the Builder or Hermes in respect of any of their obligations under the Loan Agreements and each other Security Document to which any of the Obligors, the Builder or Hermes is a party; or

3.1.2	any legal limitation, disability or incapacity relating to any of the Obligors, the Builder or Hermes; or

3.1.3	any invalidity, irregularity, unenforceability, imperfection or avoidance of or any defect in any security granted by, or the obligations of any of the Obligors, the Builder or Hermes under, the Loan Agreements and each other Security Document to which any of the Obligors, the Builder or Hermes is a party or any amendment to or variation thereof or of any other document or security comprised therein; or

3.1.4	any change in the name, constitution or otherwise of any of the Obligors, the Builder or Hermes or the merger of any of the Obligors, the Builder or Hermes with any other corporate entity; or

3.1.5	the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of any of the Obligors, the Builder or Hermes or the appointment of a receiver or administrative receiver or administrator or trustee or similar officer of any of the assets of any of the Obligors, the Builder or Hermes or the occurrence of any circumstances whatsoever affecting any Obligor’s, the Builder’s or Hermes’ liability to discharge its obligations under the Loan Agreements and each other Security Document to which it is a party; or

3.1.6	any challenge, dispute or avoidance by any liquidator of any of the Obligors, the Builder or Hermes in respect of any claim by the Guarantor by right of subrogation in any such liquidation; or

3.1.7	any release of any other Obligor, the Builder or Hermes or any renewal, exchange or realisation of any security or obligation provided under or by virtue of any of the Security Documents or the provision to the Trustees, the Agents, any of the Lenders or the Hermes Agent at any time of any further security for the obligations of the Borrower under any of the Security Documents; or

3.1.8	the release of any co-guarantor and/or indemnitor who is now or may hereafter become under a joint and several liability with the Guarantor under this Deed or the release of any other guarantor, indemnitor or other third party obligor in respect of the obligations of any Obligor or the Builder under any of the Security Documents; or

3.1.9	any failure on the part of the Trustees, the Agents, any of the Lenders or the Hermes Agent (whether intentional or not) to take or perfect any security agreed to be taken under or in relation to any of the Security Documents or to enforce any of the Security Documents; or

3.1.10	any other act, matter or thing (save for repayment in full of the Outstanding Indebtedness) which might otherwise constitute a legal or equitable discharge of any of the Guarantor’s obligations under this Deed.
4	Continuing Guarantee
4.1	This Deed shall be:
4.1.1	a continuing guarantee remaining in full force and effect until irrevocable payment in full has been received by the Trustees or the Agents on behalf of the Lenders of each and every part and the ultimate balance of the Outstanding Indebtedness in accordance with the Loan Agreements and each other Security Document to which any of the Obligors or the Builder is a party; and

4.1.2	in addition to and not in substitution for or in derogation of any other security held by the Trustees, the Agents, any of the Lenders or the Hermes Agent from time to time in respect of the Outstanding Indebtedness or any part thereof.
4.2	Any satisfaction of obligations by the Guarantor to the Trustees or any discharge given by the Trustees to the Guarantor or any other agreement reached between the Trustees and the Guarantor in relation to this Deed shall be, and be deemed always to have been, void ab initio if any act satisfying any of the said obligations or on the faith of which any such discharge was given or any such agreement was entered into is subsequently avoided in whole or in part by or pursuant to any provision of any applicable law whatsoever.
4.3	This Deed shall remain the property of the Trustees and, notwithstanding that all monies and liabilities due or incurred by any of the Obligors or the Builder to the Trustees which are guaranteed hereunder shall have been paid or discharged, the Trustees shall be entitled not to discharge this Deed or any security held by the Trustees for the obligations of the Guarantor hereunder for such period as may in the reasonable opinion of the Trustees be necessary or appropriate under any applicable insolvency law after the last of such monies and liabilities have been paid or discharged and in the event of bankruptcy, winding-up or any similar proceedings being commenced in respect of any of the Obligors or the Builder, the Trustees shall be at liberty not to discharge this Deed or any security held by the Trustees for the obligations of the Guarantor hereunder for and during such further period as the Trustees may determine at their sole discretion.
5	Exclusion of the Guarantor’s Rights
5.1	Until the obligations of any Obligor or the Builder under the Loan Agreements and each other Security Document to which any Obligor or the Builder is a party have been fully performed, the Guarantor shall not:
5.1.1	be entitled to share in or succeed to or benefit from (by subrogation or otherwise) any rights which the Trustees may have in respect of the Outstanding Indebtedness or any security therefor or all or any of the proceeds of such rights or security; or

5.1.2	without the prior written consent of the Trustees:
(a)	exercise in respect of any amount paid by the Guarantor hereunder any right of indemnity, subrogation, contribution or any other right or remedy which it may have in respect thereof; or

(b)	claim payment of any other monies for the time being due to the Guarantor or to which it may become entitled or exercise or enforce or benefit from any other right, remedy or security in respect thereof; or

(c)	prove in a liquidation of any Obligor or the Builder in competition with the Trustees for any monies owing to the Guarantor by any other Obligor or the Builder on any account whatsoever,
PROVIDED ALWAYS that if the Guarantor, in breach of this Clause, receives or recovers any monies pursuant to any such exercise, claim or proof, such monies shall be held by the Guarantor as trustee upon trust for the Trustees to apply the same as if they were monies received or recovered by the Trustees under this Deed.

6	Payments
6.1	Each payment to be made by the Guarantor hereunder shall be made in immediately available funds in the currency in which such payment is due without set-off, counterclaim, deduction or retention of any kind by payment to such account of the Trustees with such bank or financial institution as the Trustees may from time to time notify to the Guarantor in writing.
If the Guarantor is required by law to make such a payment subject to the deduction or withholding of Taxes, in which case the sum payable by the Guarantor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Trustees receive and retain (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which they would have received and so retained had no such deduction or withholding been made or required to be made.
6.2	Without prejudice to the provisions of Clause 6.1, if any Lender or an Agent or the Trustees on its behalf is required to make any payment on account of Tax (not being a tax imposed on the net income of its Office by the jurisdiction in which it is incorporated or in which its Office is located or any other tax existing and applicable on the date of this Deed under the laws of any jurisdiction) on or in relation to any sum received or receivable hereunder by such Lender or Agent or the Trustees on its behalf (including, without limitation, any sum received or receivable under this Clause 6) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such Lender or Agent or the Trustees on its behalf, the Guarantor shall, upon demand of the relevant Agent, indemnify such Lender or Agent or the Trustees against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith, other than interest, penalties, and expenses:
6.2.1	that accrue during any periods of time beginning on the thirty first (31st) day (or such longer period as any Lender may reasonably require) following the day on which the Lender or an Agent or the Trustees, as applicable, has actual knowledge of the imposition or assertion of such Taxes or other Taxes; or

6.2.2	that are otherwise imposed or asserted on account of the bad faith or wilful neglect of such Lender or Agent or the Trustees.
If any Lender proposes to make a claim under the provisions of this Clause 6.2 it shall certify to the Guarantor in reasonable detail within thirty (30) days (or such longer period as any Lender may reasonably require) after becoming aware of the event by reason of which it is entitled to make its claim or claims the basis of its claim or claims, such certificate to be conclusive, save for manifest error.
Without affecting the Guarantor’s obligations under Clause 6.1 and in consultation with the relevant Agent, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the event (for example (if then possible) by changing its Office or transferring some or all of its rights and obligations under the relevant Loan Agreement to another financial institution reasonably acceptable to the Borrower, the Guarantor, the Hermes Agent and the relevant Agent). The reasonable costs of mitigating the effect of any such change shall be borne by the Guarantor save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.
6.3	No person to which a Lender assigns part or all of its interest under this Deed pursuant to clause 17 of a Loan Agreement shall be entitled to receive any greater increase in payment under Clause 6.1 than the assigning Lender would have been entitled to receive with respect to the rights assigned unless such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist and were not reasonably anticipated or reasonably foreseeable.

6.4	The certificate of the Trustees from time to time as to sums owed by any Obligor or the Builder under the Security Documents and sums owed by the Guarantor hereunder shall, save for manifest error, be conclusive and binding for all purposes and prima facie evidence of the existence and extent of such debts in any legal action or proceedings arising in connection herewith.

6.5	The provisions of Clause 7.3 of each of the Loan Agreements shall apply hereto (mutatis mutandis) as if set out in full herein.
7	Enforcement
7.1	The Trustees shall not be obliged before taking steps to enforce this Deed to take any action whatsoever against any of the Obligors, the Builder or Hermes under the Loan Agreements or any other Security Documents to which they are a party and the Guarantor hereby waives all such formalities or rights to which it would otherwise be entitled or which the Trustees would otherwise first be required to satisfy or fulfil before proceeding or making demand against the Guarantor hereunder provided that the Trustees shall not be entitled to enforce their rights under this Deed otherwise than in circumstances which would constitute an Event of Default and subject to the provisions of the Co-ordination Deed.
8	Representations and Warranties
8.1	The Guarantor represents and warrants to the Trustees that:
8.1.1	it is a limited liability exempt company, duly incorporated and validly existing under the laws of Bermuda, possessing perpetual corporate existence, the capacity to sue and be sued in its own name and the power to own its assets and carry on its business as it is now being conducted;

8.1.2	it has the power to enter into and perform this Deed and all necessary corporate or other action has been taken to authorise the entry into and performance of this Deed;

8.1.3	this Deed constitutes its legal, valid and binding obligations enforceable in accordance with its terms;

8.1.4	the entry into and performance of this Deed and the transactions contemplated hereby do not and will not be a breach of or conflict with:
(a)	any law or regulation or any official or judicial order; or

(b)	its constitutional documents; or

(c)	any agreement or document to which it is a party or which is binding upon it or any of its assets, nor result in the creation or imposition of any Encumbrance on any of its assets pursuant to the provisions of any such agreement or document;
8.1.5	no event has occurred and is continuing which constitutes a default under or in respect of any agreement or document to which the Guarantor is a party or by which it may be bound (including, inter alia, this Deed);

8.1.6	all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed and the transactions contemplated hereby have been obtained or effected and are in full force and effect;

8.1.7	all information furnished by or on behalf of the Guarantor relating to the business and affairs of any member of the NCLC Group in connection with this Deed was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading;

8.1.8	the Guarantor has fully disclosed in writing to the Lenders through the Agents all facts relating to the NCLC Group which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into the Loan Agreements;

8.1.9	the Accounts for the financial year ended 31 December 2004 (which accounts will be prepared in accordance with GAAP) will fairly represent the consolidated financial condition of the NCLC Group as at 31 December 2004 and from that date there will be no material adverse change in the consolidated financial condition of the NCLC Group as shown in such audited accounts save as disclosed in writing to each of the Agents (in this Clause 8.1.9 “NCLC Group” shall have the meaning ascribed to it in Clause 11.4);

8.1.10	the claims of the Trustees against the Guarantor under this Deed will rank at least pari passu with the claims of all other unsecured creditors of the Guarantor other than claims of such creditors to the extent that the same are statutorily preferred;

8.1.11	subject to Clause 10.6, no member of the NCLC Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Guarantor’s knowledge and belief) threatened against any member of the NCLC Group for its winding-up or dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of it or any or all of its assets or revenues nor has any member of the NCLC Group sought any other relief under any applicable insolvency or bankruptcy law;

8.1.12	no litigation, arbitration or administrative proceedings are current or pending or (to the best of the Guarantor’s knowledge and belief) threatened, which might, if adversely determined, have a material adverse effect on the business, assets or financial condition of the Guarantor or any other member of the NCLC Group;

8.1.13	each member of the NCLC Group has complied with all taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it; no material claims are being asserted against any member of the NCLC Group with respect to Taxes which might, if such claims were successful, have a material adverse effect on its business, assets or financial condition;

8.1.14	neither the Guarantor nor any of its assets enjoys any right of immunity from set-off, suit or execution in respect of its obligations under this Deed;

8.1.15	all amounts payable by the Guarantor hereunder may be made free and clear of and without deduction for or on account of any Taxes;

8.1.16	the Shares and all the shares in the Manager are legally and beneficially owned by the Shareholder, all the shares in the Sub-Agent are legally and beneficially owned by NCL International, all the shares in the Shareholder are legally and beneficially owned by Arrasas, all the shares in Arrasas are legally and beneficially owned by the Guarantor and all the shares in the Supervisor are legally and beneficially owned by the Original Guarantor and such structure shall remain so throughout the currency of this Deed. Further, no Event of Default has occurred under Clause 11.2 in respect of the ownership and/or control of the shares in the Guarantor;

8.1.17	the Guarantor does not have a place of business in any jurisdiction which would require this Deed to be filed or registered (if it had a place of business in that jurisdiction) to ensure the validity of this Deed; and

8.1.18	it has reviewed and agrees to all the terms and conditions of the Loan Agreements and each other Security Document to which any Obligor or the Builder is a party.
8.2	The representations and warranties set out in Clause 8.1 other than those set out in Clauses 8.1.4(a), 8.1.8, 8.1.15 and 8.1.18 shall survive the execution of this Deed and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances then subsisting, on each day until the actual and contingent obligations of each Obligor or the Builder have been performed in full.
9	General Undertakings: Positive Covenants
9.1	The undertakings contained in this Clause 9 shall remain in full force from the date of this Deed until the end of the Security Period.

9.2	The Guarantor will provide to each of the Agents:
9.2.1	as soon as practicable (and in any event within one hundred and twenty (120) days after the close of each of its financial years) a Certified Copy of its Accounts (commencing with the audited accounts made up to 31 December 2004);
9.2.2	as soon as practicable (and in any event within sixty (60) days after the close of each quarter of each financial year) a Certified Copy of the unaudited consolidated accounts of the NCLC Group for that quarter (commencing with the unaudited accounts made up to 31 March 2004);

9.2.3	as soon as practicable (and in any event within one hundred and twenty (120) days after the close of each financial year), beginning with the year ending 31 December 2004, annual cash flow projections on a consolidated basis of the NCLC Group showing on a monthly basis advance ticket sales (for at least twelve (12) months following the date of such statement) for the NCLC Group;

9.2.4	as soon as practicable (and in any event not later than 31 January of each financial year):
(a)	a budget for the NCLC Group for such new financial year including a twelve (12) month liquidity budget for such new financial year; and

(b)	updated financial projections of the NCLC Group for at least the next five (5) years (including an income statement and projected results for the operation of the vessels owned and/or operated by any member of the NCLC Group) and an outline of the assumptions supporting such budget and financial projections including but without limitation any scheduled drydockings;
9.2.5	from time to time (but at intervals no more frequently than annually at the Guarantor’s expense unless an Event of Default has occurred and is continuing) within fifteen (15) days of receiving any request to that effect from an Agent, a valuation of each of the vessels in the NCLC Fleet obtained in accordance with the provisions of clause 10.18 of the relevant Loan Agreement;

9.2.6	as soon as practicable (and in any event within sixty (60) days after the close of each of the first three (3) quarters of its financial year and within one hundred and twenty (120) days after the close of each financial year) a statement signed by the NCLC Group’s chief financial officer in the form of Schedule 1 (commencing with the first quarter of the financial year ending 31 December 2004);

9.2.7	promptly, such further information in its possession or control regarding its financial condition and operations and those of any company in the NCLC Group as an Agent may request;

9.2.8	details of any material litigation, arbitration or administrative proceedings which affect any Obligor as soon as the same are instituted and served, or, to the knowledge of the Guarantor, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding twenty five million Dollars (USD25,000,000) or the equivalent in another currency); and

9.2.9	promptly, such information as an Agent may request regarding the Bonds, either before their issue or during their lifetime.
All accounts required under this Clause 9.2 shall be prepared in accordance with GAAP and shall fairly represent the financial condition of the relevant company. In this Clause 9.2 “NCLC Group” shall have the meaning ascribed to it in Clause 11.4.
9.3	The Guarantor will keep proper books of record and account in which proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Guarantor in accordance with GAAP.

9.4	The Guarantor will notify the Trustees and the Agents of any Event of Default forthwith upon the Guarantor becoming aware of the occurrence thereof.

9.5	The Guarantor will procure that all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation to enable it to perform its obligations under, and ensure the validity or enforceability of, this Deed are obtained and promptly renewed from time to time and will promptly furnish certified copies thereof to each of the Agents and will procure that the terms of the same are complied with at all times.

9.6	The Guarantor will do all such things as are necessary to maintain its corporate existence in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

9.7	Forthwith upon the execution of this Deed, and as a condition precedent to the amendment and restatement of the Original Loan Agreements, the Guarantor shall deliver to each of the Agents a letter addressed to that Agent irrevocably and unconditionally authorising and instructing the Agent forthwith to execute on behalf of the Guarantor each Transfer Certificate delivered to the Agent pursuant to clause 17 of the relevant Loan Agreement, such letter to be in substantially the form of Schedule 2.
10	General Undertakings: Negative Covenants
10.1	The undertakings contained in this Clause 10 shall remain in full force from the date of this Deed until the end of the Security Period under each of the Loan Agreements.

10.2	Except with the prior written consent of the Agents, the Guarantor will not, and will procure that no other member of the NCLC Group will, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, agree to or actually sell, assign, abandon or otherwise transfer or dispose of all or any of its assets or any share or interest therein except that:
10.2.1	the Borrower may agree to sell the Vessel on the condition that contemporaneously with the completion of the sale the Loans are prepaid in accordance with the provisions of clause 4.6 of each of the Loan Agreements;

10.2.2	the Borrower may let the Vessel on charter in accordance with the provisions of clause 10 of each of the Loan Agreements;

10.2.3	disposals may be made in the ordinary course of trading of the disposing entity (excluding disposal of ships) including without limitation, the payment of cash as consideration for the purchase or acquisition of any asset or service or in the discharge of any obligation incurred for value in the ordinary course of trading;

10.2.4	disposals of cash raised or borrowed may be made for the purposes for which such cash was raised or borrowed;

10.2.5	disposals of assets in exchange for other assets comparable or superior as to type and value may be made;

10.2.6	a vessel owned by any member of the NCLC Group (other than the Borrower) may be sold provided such sale is on a willing seller willing buyer basis at or about market rate and at arm’s length subject always to the provisions of any loan documentation for the financing of such vessel and NCLL may, following the sale of its shares by Arrasas to IOL, a wholly owned Subsidiary of the Original Guarantor, transfer to other wholly owned Subsidiaries of the Original Guarantor its vessels “NORWEGIAN WIND”, “NORWEGIAN DREAM”, “NORWEGIAN SEA”, “NORWEGIAN MAJESTY”, “NORWEGIAN CROWN” and “MARCO POLO” (the “Six Vessels”) for their transfer values as set out in schedule 8 to the Loan Agreement and sell m.v. “NORWAY” to a third party and, prior to the sale of its shares as aforesaid, transfer its vessel “NORWEGIAN SKY” to Pride of Aloha, Inc., a wholly owned Subsidiary of the Shareholder;

10.2.7	the Shareholder may assign, pledge or charge the Shares as security for the obligations of the Borrower under the Loan Agreements;

10.2.8	Arrasas may transfer its shares in NCLL to IOL and the Original Guarantor may transfer its shares in Arrasas to the Guarantor; and

10.2.9	disposals of assets constituting Apollo-Related Transactions may be made.
10.3	Except with the prior written consent of each of the Agents, the Guarantor will not, and will procure that no other member of the NCLC Group will, make any loan or advance or extend credit to any person, firm or corporation (except any loan, advance or credit made available to passengers on board a vessel for gambling purposes or to ship’s agents and except any loan, advance or credit to the Guarantor or a wholly-owned Subsidiary of the Guarantor, which loan, advance or credit is fully subordinated to the rights of the Beneficiaries under the Security Documents).

10.4	The Guarantor will procure that none of the owners or prospective owners of mortgaged vessels in the NCLC Fleet will issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation, otherwise than in the ordinary course of its business as owner of its vessels. Subject to the above provision of this

Clause 10.4, the Guarantor and any member of the NCLC Group may issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation PROVIDED THAT any such liability does not imperil the security created by any of the Security Documents or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it is or may be a party at any time, in each case in the opinion of each of the Agents.
10.5	Except with the prior written consent of each of the Agents, the Guarantor will not, and will procure that no other member of the NCLC Group will, make or threaten to make any substantial change in its business as presently conducted, or carry on any other business which is substantial in relation to its business as presently conducted so as to affect, in the opinion of the Agents, the ability of the Guarantor or any other Obligor to perform its obligations under the Security Documents to which it is a party PROVIDED THAT any new leisure or hospitality venture embarked upon by any member of the NCLC Group (other than the Borrower) shall not constitute a substantial change in its business and PROVIDED THAT NCLL may transfer the Six Vessels (as defined in Clause 10.2.6) to wholly owned Subsidiaries of the Original Guarantor and m.v. “NORWEGIAN SKY” to Pride of Aloha, Inc., a wholly owned Subsidiary of the Shareholder as aforesaid, sell m.v. “NORWAY” to a third party, cease to be either an owner or manager of ships and conduct such business as is contemplated by the restructure and recapitalisation of the Group as more particularly described in the letter dated 12 December 2003 from NCLL to the Agents and the Hermes Agent and PROVIDED FURTHER THAT any change of or discontinuation in the business activities of any Obligor in accordance with the Apollo-Related Transactions, or any other change or discontinuation that does not imperil the security created by any of the Security Documents or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it is or may be a party from time to time, in each case in the opinion of each of the Agents, shall be permitted.

10.6	Except with the prior consent of each of the Agents and Hermes, the Guarantor will not enter into any amalgamation, restructure, substantial reorganisation, merger, de-merger or consolidation or anything analogous to the foregoing and will procure that no company in the NCLC Group (other than the Shareholder or NCL International) shall do so. However, the prior consent of each of the Agents shall not be required in respect of:
10.6.1	any amalgamation, voluntary cessation of business, consolidation, voluntary dissolution, solvent liquidation, merger, de-merger, voluntary termination of existence, solvent winding up, restructure which, for the avoidance of doubt, may include the creation of new Subsidiaries, pursuant to the Apollo-Related Transactions; or

10.6.2	any amalgamation, voluntary cessation of business, consolidation, voluntary dissolution, solvent liquidation, merger, de-merger, voluntary termination of existence, solvent winding up, restructure or acquisition involving wholly owned (whether directly or indirectly) Subsidiaries of the Guarantor only, including the creation of new Subsidiaries, which does not imperil the security created by any of the Security Documents or affect the ability of any Obligor duly to perform any of its obligations under any Security Document to which it may be a party at any time,

PROVIDED THAT, except in relation to Apollo-Related Transactions, the Guarantor has first consulted with the Agents with regard to the proposed consolidation, reorganisation, restructure or acquisition and provides evidence satisfactory to each of the Agents that the Guarantor will be in compliance with the financial undertakings contained in Clause 11 after any such reorganisation or restructure.
Further, no member of the NCLC Group will acquire any equity, share capital or any obligations of a corporation or other entity unless the business of that corporation or other entity is in the leisure or hospitality sectors.
For the avoidance of doubt, the acquisition by a member of the NCLC Group of any shares in any company or corporation shall not in itself constitute a merger or consolidation with such company or corporation for the purpose of this Clause 10.6 provided that each of the Agents is satisfied the Guarantor will be in compliance with the financial undertakings contained in Clause 11 after any such merger or consolidation.
In this Clause 10.6, “NCLC Group” shall exclude the Borrower.
10.7	Except with the prior written consent of each of the Agents, the Guarantor will not alter its financial year end.

10.8	The Guarantor has not taken and shall not take from any other Obligor or the Builder any security or counter-security in respect of any of its obligations under this Deed PROVIDED ALWAYS that if the Guarantor, in breach of this Clause, takes any security or counter-security as aforesaid, such security shall be held by the Guarantor as trustee upon trust for the Trustees.
11	Financial Undertakings and Ownership and Control of the Guarantor
11.1	The Guarantor will ensure that:
11.1.1	at all times the minimum Free Liquidity will be not less than fifty million Dollars (USD50,000,000);

11.1.2	either:
(a)	as at 30 September 2005 and as at the end of each subsequent financial quarter the ratio of Consolidated EBITDA to Consolidated Debt Service for the NCLC Group, computed for the period of the four (4) consecutive financial quarters ending at the end of the relevant financial quarter, shall not be less than one point two five (1.25) to one (1.0); or

(b)	at all times during the period of twelve (12) months ending as at the end of the relevant financial quarter the NCLC Group has maintained a minimum Free Liquidity in an amount which is not less than one hundred million Dollars (USD100,000,000); and
11.1.3	as at 30 September 2006 and as at the end of each subsequent financial quarter, the ratio of Total Net Funded Debt to Total Capitalisation of the NCLC Group shall not exceed [**].

Amounts available for drawing under any revolving or other credit facilities of the NCLC Group which remain undrawn at the time of the relevant calculation shall not be counted as cash or indebtedness for the purposes of this ratio.
11.2	It will be an Event of Default if:
11.2.1	at any time when the ordinary share capital of the Guarantor is not publicly listed on an Approved Stock Exchange or at any time when a dividend is to be paid to the existing shareholders of the Guarantor by way of a share issue pursuant to a public offering on an Approved Stock Exchange, the Lim Family (together or individually) and Apollo in the aggregate do not or will not, directly or indirectly, control the Guarantor and beneficially own, directly or indirectly, at least fifty one per cent (51%) of the issued share capital of, and equity interest in, the Guarantor; or

11.2.2	at any time following the listing of the ordinary share capital of the Guarantor on an Approved Stock Exchange:
(a)	any Third Party:
(i)	owns legally and/or beneficially and either directly or indirectly at least thirty three per cent (33%) of the ordinary share capital of the Guarantor; or

(ii)	has the right or the ability to control either directly or indirectly the affairs of or the composition of the majority of the board of directors (or equivalent) of the Guarantor, and, at the same time as any of the events described in paragraphs (i) or (ii) of this Clause have occurred and are continuing, the Lim Family (together or individually) and Apollo in the aggregate do not, directly or indirectly, beneficially own at least fifty one per cent (51%) of the issued share capital of, and equity interest in, the Guarantor; or
(b)	the Guarantor ceases to be a listed company on an Approved Stock Exchange without the prior written consent of each of the Agents,
(and, for the purpose of this Clause 11.2 “control” of any company, limited partnership or other legal entity (a “body corporate”) by a member of the Lim Family and Apollo means that one (1) or more members of the Lim Family or Apollo in the aggregate has, directly or indirectly, the power to direct the management and policies of such a body corporate, whether through the ownership of more than fifty per cent (50%) of the issued voting capital of that body corporate or by contract, trust or other arrangement).
11.3	During any financial year of the Guarantor:
11.3.1	until the date on which the Guarantor becomes a listed company on an Approved Stock Exchange (on which date the restriction contained in this

Clause 11.3.1 shall cease to apply), the Guarantor shall not and shall procure that no other member of the NCLC Group shall, pay any dividends or make any other distributions in respect of its share capital to any person or make any repayments of capital or payments of interest in respect of Financial Indebtedness of an Affiliate of the Guarantor other than payments, distributions or dividends:
(a)	constituting Apollo-Related Transactions;

(b)	by the Guarantor which, in any financial year of the Guarantor ending on or after 31 December 2007, do not exceed fifty per cent (50%) of the aggregate of:
(i)	Consolidated Net Income (if positive) of the NCLC Group for such financial year; and

(ii)	that portion of Consolidated Net Income (if positive) of the NCLC Group in respect of each previous financial year of the Guarantor ending on or after 31 December 2007, retained by the Guarantor and not previously applied pursuant to this Clause 11.3.1(b), provided that the Guarantor shall specify in a written notice to each of the Agents a calculation (in reasonable detail) of the amount of the current and retained Consolidated Net Income immediately prior to such payment, distribution or dividend and the amount thereof elected to be so applied;
(c)	to another member of the NCLC Group;

(d)	in respect of the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated tax returns for the relevant jurisdiction of any member of the NCLC Group or holder of the Guarantor’s share capital attributable to any member of the NCLC Group; or

(e)	by the Guarantor which are used to purchase or redeem the share capital of the Guarantor (including related stock appreciation rights or similar securities) held by then present or future directors, consultants, officers or employees of the Guarantor or any other member of the NCLC Group or by any employee pension benefit plan upon such person’s death, disability, retirement, or termination of employment or under the terms of any such employee pension benefit plan or any other agreement under which such shares of stock or related rights were issued; PROVIDED THAT the aggregate amount of such purchases or redemptions under this paragraph (e) shall not exceed in any fiscal year [*] (plus the amount of net proceeds contributed to the Guarantor that were (x) received by the Guarantor during such calendar year from sales of equity interests of the Guarantor to directors, consultants, officers or employees of the Guarantor or any other member of the NCLC Group in connection with permitted employee compensation and incentive arrangements and (y) from any key-man life insurance policies received during such calendar year), which, if not used in any year, may be carried forward to any subsequent calendar year,
PROVIDED HOWEVER THAT (whether before or after the Guarantor becomes a listed company on an Approved Stock Exchange) the NCLC Group shall not be entitled to pay any dividend or make any distribution in respect of any of its share capital if an Event of Default has occurred and is continuing or would occur as a result of the payment of such dividend or the making of such distribution and the Guarantor shall provide each of the Agents with a certificate signed by the chief financial officer of the NCLC Group confirming that no Event of Default has occurred and is continuing or would occur as a result of the payment of a dividend or the making of a distribution before the dividend is paid or the distribution is made; and
11.3.2	the Guarantor will procure that any dividends or other distributions and interest paid or payable in connection with such dividends or other distributions will be received promptly by the Guarantor directly or indirectly from the Borrower’s shareholder(s) (if such shareholder is not the Guarantor) by way of dividend.
11.4	In Clause 11.1, Clause 11.2, Clause 11.3 and Schedule 1:
11.4.1	“Affiliate” means, with respect to any person, any other person controlling, controlled by or under common control with, such person and for purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to vote ten per cent (10%) or more of the securities having voting power for the election of directors of such person, or otherwise to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise;

11.4.2	“Approved Stock Exchange” means the New York Stock Exchange, NASDAQ or such other stock exchange in the United States of America as is approved in writing by each of the Agents;

11.4.3	“Cash Balance” means, at any date of determination, the unencumbered and otherwise unrestricted cash and cash equivalents of the NCLC Group;

11.4.4	“Consolidated Debt Service” means, for any relevant period, the sum (without double counting), determined in accordance with GAAP, of:
(a)	the aggregate principal payable or paid during such period on any Indebtedness for Borrowed Money of any member of the NCLC Group, other than:
(i)	principal of any such Indebtedness for Borrowed Money prepaid at the option of the relevant member of the NCLC Group;

(ii)	principal of any such Indebtedness for Borrowed Money prepaid upon the sale or Total Loss of any vessel owned or leased under a capital lease by any member of the NCLC Group or under an Apollo-Related Transaction; and

(iii)	balloon payments of any such Indebtedness for Borrowed Money payable during such period (and for the purpose of this paragraph (iii) a “balloon payment” shall not include any scheduled repayment instalment of such Indebtedness for Borrowed Money which forms part of the balloon) or under an Apollo-Related Transaction;
(b)	Consolidated Interest Expense for such period;

(c)	the aggregate amount of any dividend or distribution of present or future assets, undertakings, rights or revenues to any shareholder of any member of the NCLC Group (other than the Guarantor or one of its wholly owned Subsidiaries) or any distribution in respect of share capital during such period (“Distributions”) other than the Distributions described in Clauses 11.3.1(a) and (d); and

(d)	all rent under any capital lease obligations by which the Guarantor or any consolidated Subsidiary is bound which are payable or paid during such period and the portion of any debt discount that must be amortised in such period, as calculated in accordance with GAAP and derived from the then latest unaudited consolidated accounts of the NCLC Group delivered to each of the Agents in the case of any period ending at the end of any of the first three (3) financial quarters of each financial year of the NCLC Group and the then latest Accounts delivered to each of the Agents in the case of the final quarter of each such financial year;
11.4.5	“Consolidated EBITDA” means, for any relevant period, the aggregate of:
(a)	Consolidated Net Income from the Guarantor’s operations for such period;

(b)	the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of gains and losses from the sale of assets or reserves relating thereto, Consolidated Interest Expense, depreciation and amortisation, impairment charges and any other non-cash charges and deferred income tax expense for such period;
11.4.6	“Consolidated Interest Expense” means, for any relevant period, the consolidated interest expense (excluding capitalised interest) of the NCLC Group for such period;

11.4.7	“Consolidated Net Income” means, for any relevant period, the consolidated net income (or loss) of the NCLC Group for such period as determined in accordance with GAAP;

11.4.8	“Free Liquidity” means, at any date of determination, the aggregate of the Cash Balance and any amounts freely available for drawing under any revolving or other credit facilities of the NCLC Group, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be repayable within six (6) months;

11.4.9	“Lim Family” means:
(a)	the late Tan Sri Lim Goh Tong;

(b)	his spouse;

(c)	his direct lineal descendants;

(d)	the personal estate of any of the above persons; and

(e)	any trust created for the benefit of one or more of the above persons and their estates;
11.4.10	“NCLC Group” means, for the purposes of this Clause 11, the Guarantor, its Subsidiaries and any other entity which is required to be consolidated in the Guarantor’s accounts in accordance with GAAP;

11.4.11	“Third Party” means any person or group of persons acting in concert (as the expression “acting in concert” is defined in the City Code on Take-overs and Mergers) who or which is not a member of the Lim Family or Apollo;

11.4.12	“Total Capitalisation” means, at any date of determination, Total Net Funded Debt plus the consolidated stockholders’ equity of the NCLC Group at such date determined in accordance with GAAP and derived from the then latest unaudited and consolidated accounts of the NCLC Group delivered to each of the Agents in the case of the first three (3) quarters of each financial year and the then latest Accounts delivered to each of the Agents in the case of the final quarter of each financial year;

11.4.13	“Total Net Funded Debt” means, as at any relevant date:
(a)	Indebtedness for Borrowed Money of the NCLC Group; and

(b)	the amount of any Indebtedness for Borrowed Money of any person which is not a member of the NCLC Group but which is guaranteed by a member of the NCLC Group as at such date;
less an amount equal to any Cash Balance as at such date;
11.5	Save as specified in Clause 11.1.2, the ratios referred to in Clause 11.1 will be measured on a quarterly basis by reference to the consolidated accounts of the NCLC Group.

12	Discharge
12.1	Subject to Clause 4.3, following the irrevocable repayment or payment to the Trustees or the Agents on behalf of the Lenders of all the Outstanding Indebtedness the Trustees will at the Guarantor’s request return this Deed to the Guarantor and shall, at the request and cost of the Guarantor, transfer to the Guarantor such rights as the Trustees may at such time have in the security for the Outstanding Indebtedness and to the proceeds of any such rights or security.
13	Assignment and Transfer
13.1	This Deed shall be binding upon and enure to the benefit of the Trustees and each of their respective successors and assigns.

13.2	The Guarantor shall not be entitled to assign or transfer all or any part of its rights, benefits or obligations under this Deed.

13.3	A Trustee may transfer its rights hereunder to any person to whom the rights and obligations of that Trustee under the Agency and Trust Deed are transferred in accordance with the Agency and Trust Deed.

13.4	Any Beneficiary may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter or propose to enter into contractual relations with such Beneficiary in relation to the relevant Loan Agreement and this Deed any information about the Obligors and the NCLC Group as such Beneficiary shall reasonably consider necessary for the purposes of inviting expressions of interest from other banks or financial institutions SUBJECT ALWAYS to the relevant Beneficiary procuring the execution by the potential assignee or Transferee or any other person as aforesaid of a Confidentiality Undertaking.

13.5	A person (including any body of persons) who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
14	Miscellaneous Provisions
14.1	No failure to exercise and no delay in exercising on the part of the Trustees or any of the other Beneficiaries any right or remedy under this Deed or under any other of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver by the Trustees or any of the other Beneficiaries shall be effective unless it is in writing.

14.2	The rights and remedies of the Beneficiaries provided herein and in the other Security Documents are cumulative and not exclusive of any rights or remedies provided by law.

14.3	If any provision of this Deed or the Loan Agreements or any other Security Document to which any Obligor or the Builder is a party is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or thereof or affect the validity or enforceability of such provision in any other jurisdiction.
14.4	Time is of the essence in respect of all of the obligations of the Guarantor under this Deed.
15	Waiver of Immunity
15.1	The Guarantor irrevocably and unconditionally:
15.1.1	waives any right of immunity which it or its assets now has or may hereafter acquire in relation to any legal proceedings (including, but without limitation, actions in rem and/or in personam) brought against it or its assets by the Trustees in relation to this Deed; and

15.1.2	consents generally in respect of any such proceedings to the giving of any relief including, without limitation, the issue of any process in connection with such proceedings and the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.
16	Notices
16.1	Each notice, demand or other communication to be made under this Deed shall be made in writing which, unless otherwise stated, includes telefax.

16.2	Any notice, demand or other communication (unless made by telefax) to be made or delivered by the Trustees to the Guarantor pursuant to this Deed shall (unless the Guarantor has by fifteen (15) days’ written notice to the Trustees specified another address) be made or delivered to the Guarantor at 7665 Corporate Center Drive, Miami, Florida 33126, United States of America marked for the attention of the Chief Financial Officer (telefax no. +1 305 436 4140) and the Legal Department (telefax no. +1 305 436 4117) (but one (1) copy shall suffice) with a copy to the Investors c/o Apollo Management, LP, 9 West 57th Street, 43rd Floor, New York, NY 10019, United States of America marked for the attention of Mr Steven Martinez (telefax no. +1 212 515 3288) and shall be deemed to have been made or delivered (in the case of any telefax) when transmission of such telefax communication has been completed or (in the case of any letter) when delivered to the aforesaid address or (as the case may be) five (5) days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address PROVIDED THAT if the copy of any notice, demand or other communication is not received by the Investors it shall not affect the deemed making or delivery of the notice, demand or other communication. Any notice, demand or other communication to be made or delivered by the Guarantor to the Trustees or the Agents pursuant to this Deed shall (unless the Trustees or the Agents (as the case may be) have by fifteen (15) days’ written notice to the Guarantor specified another address) be made or delivered to the Trustees or the Agents at their office for the time being which is at present HSBC Bank plc, Project and Export Finance, 8 Canada Square, London E14 5HQ, England marked for the attention of Mr Alan Marshall (telefax no. +44 (0)20 7992 4428) and shall be deemed to have been made or delivered (in the case of any telefax) when transmission of such telefax communication has been completed or (in the case of any letter) when delivered to the aforesaid address or (as the case may be) five (5)

days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address.

16.3	Each notice, demand or other communication made or delivered by one (1) party to the other pursuant to this Deed shall be in the English language or accompanied by a certified English translation.
17	Governing Law
17.1	This Deed shall be governed by and construed in accordance with English law.
18	Jurisdiction
18.1	For the exclusive benefit of the Trustees, the Guarantor agrees that any legal action or proceeding arising out of this Deed may be brought in the High Court of Justice in England and irrevocably submits to the jurisdiction of that court. The submission by the Guarantor to such jurisdiction shall not limit the right of the Trustees to commence any proceedings arising out of this Deed in whatsoever jurisdiction they may choose, nor shall the commencement of any such legal action or proceeding in one (1) jurisdiction preclude the Trustees from beginning any further or other such legal action or proceeding in the same or any other jurisdiction.

18.2	The Guarantor appoints in the case of the courts of England the Process Agent to receive, for and on its behalf, service of process in England of any legal proceedings with respect to this Deed.
IN WITNESS whereof this Deed of Guarantee and Indemnity has been executed by the parties hereto on the day first written above.

SIGNED SEALED and DELIVERED as a DEED	)
for and on behalf of	)
NCL CORPORATION LTD.	)
by	)
its duly appointed attorney-in-fact	)
in the presence of:	)

SIGNED SEALED and DELIVERED as a DEED	)
for and on behalf of	)
HSBC BANK PLC	)
acting by	)
its duly appointed attorney-in-fact	)
as the Hermes Loan Trustee and the	)
Commercial Loan Trustee	)
in the presence of:	)

Schedule 1

Quarterly Statement of Financial Covenants

Statement of Financial Covenants as of [     ] 20[   ] (in USD’00)

Schedule 2

Letter of Instruction

Schedule 4

Amended and Restate Loss Payable Clause